Filed Pursuant to Rule 424(b)(3)

Registration No. 333-216613

Prospectus Supplement

Interests in

HERITAGE BANK OF ST. TAMMANY 401(k) PLAN

Offering of Participation Interests in up to 207,720 Shares of

HERITAGE NOLA BANCORP, INC.

Common Stock

In connection with the conversion of Heritage Bank of St. Tammany, a federal mutual savings association headquartered in Covington, Louisiana, from the mutual to the stock form of organization, Heritage NOLA Bancorp, Inc., a newly formed Maryland corporation and holding company of Heritage Bank of St. Tammany (“Heritage NOLA Bancorp”), is offering shares of common stock for sale at $10.00 per share. Accordingly, in connection with the conversion, Heritage NOLA Bancorp is allowing participants in the Heritage Bank of St. Tammany 401(k) Plan (the “401(k) Plan”) a one-time opportunity to invest all or a portion of their 401(k) Plan accounts in the common stock of Heritage NOLA Bancorp (the “Common Stock”). Based upon the value of the 401(k) Plan assets, the trustee of the 401(k) Plan could purchase up to 207,720 shares of Heritage NOLA Bancorp Common Stock, at the purchase price of $10.00 per share. This prospectus supplement relates to the one-time election of 401(k) Plan participants to direct the trustee of the 401(k) Plan to invest all or a portion of their 401(k) Plan accounts in stock units representing an indirect ownership interest in the Heritage NOLA Bancorp Stock Fund at the time of the stock offering. Your ownership interest in the Heritage NOLA Bancorp Stock Fund will be denominated in units.

Before you consider investing, you should read the prospectus of Heritage NOLA Bancorp dated May 15, 2017, which is provided with this prospectus supplement. It contains detailed information regarding the conversion, the stock offering of Heritage NOLA Bancorp and the financial condition, results of operations and business of Heritage Bank of St. Tammany. This prospectus supplement provides information regarding the 401(k) Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

For a discussion of risks that you should consider, see “Risk Factors” beginning on page 15 of the prospectus and “Notice of Your Rights Concerning Employer Securities” in this Prospectus Supplement.

The interests in the 401(k) Plan and the offering of the shares of Common Stock have not been approved or disapproved by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Securities and Exchange Commission or any other federal or state agency. Any representation to the contrary is a criminal offense.

The securities offered in this prospectus supplement are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus supplement may be used only in connection with offers and sales by Heritage NOLA Bancorp in the stock offering, of Heritage NOLA Bancorp common stock that may be acquired within the 401(k) Plan. No one may use this prospectus supplement to reoffer or resell interests in shares of Common Stock acquired through the 401(k) Plan.

You should rely only on the information contained in this prospectus supplement and the prospectus. Heritage NOLA Bancorp, Heritage Bank of St. Tammany and the 401(k) Plan have not authorized anyone to provide you with information that is different.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of Heritage NOLA Bancorp common stock shall under any circumstances imply that there has been no change in the affairs of Heritage NOLA Bancorp, Heritage Bank of St. Tammany or the 401(k) Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is May 15, 2017.

THE OFFERING

Securities Offered

Heritage NOLA Bancorp is offering participants of the 401(k) Plan the one-time opportunity to purchase participation interests in shares of Heritage NOLA Bancorp common stock through the 401(k) Plan. A “participation interest” represents your indirect ownership of stock units that are acquired by the 401(k) Plan pursuant to your election, and is the equivalent to one share of Heritage NOLA Bancorp common stock. In this prospectus supplement, “participation interests” will be referred to as shares of Heritage NOLA Bancorp common stock. At the purchase price of $10.00 per share, the 401(k) Plan may acquire up to 207,720 shares of Heritage NOLA Bancorp common stock in the stock offering, based on the approximate fair market value of the 401(k) Plan’s assets.

Only employees of Heritage Bank of St. Tammany may become participants in the 401(k) Plan and only participants may purchase shares of Heritage NOLA Bancorp common stock. Your investment in shares of Heritage NOLA Bancorp common stock in connection with the stock offering is subject to the purchase priorities listed below.

Information regarding the 401(k) Plan is contained in this prospectus supplement and information with respect to the financial condition, results of operations and business of Heritage NOLA Bancorp and Heritage Bank of St. Tammany is contained in the accompanying prospectus. The address of the administrative executive office of Heritage NOLA Bancorp and Heritage Bank of St. Tammany is 205 N. Columbia Street, Covington, LA 70433. Heritage Bank of St. Tammany’s telephone number at this address is (985) 892-3921.

All questions about this prospectus supplement should be addressed to Dana C. Whitaker, Executive Vice President at Heritage Bank of St. Tammany; telephone: (985) 892-3921; email: dwhitaker@heritagebank.org.

Questions about the stock offering, the prospectus, or obtaining a stock order form to purchase stock in the offering outside the 401(k) Plan may be directed to the Stock Information Center at (866) 806-1790, Monday through Friday, 10:00 a.m. through 4:00 p.m., Central Time.

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Election to Purchase Heritage NOLA Bancorp Common Stock

In connection with the stock offering, you may make a one-time election to designate a percentage of your 401(k) Plan account balance (up to 100 percent) to be used to purchase shares of Heritage NOLA Bancorp common stock in the stock offering. The trustee of the 401(k) Plan will purchase Heritage NOLA Bancorp common stock at $10.00 per share to be held as stock units, in accordance with your directions. However, such directions are subject to purchase priorities and purchase limitations, as described below.

Purchase Priorities

All 401(k) Plan participants are eligible to make an election to purchase Heritage NOLA Bancorp common stock in the stock offering. However, the elections are subject to the purchase priorities in the Plan of Conversion of Heritage Bank of St. Tammany, which provides for a subscription offering and a community offering. In the stock offering, purchase priorities are as follows and apply in case more shares of Heritage NOLA Bancorp common stock are ordered than are available for sale (an “oversubscription”):

Subscription Offering:

(1)    Each depositor of Heritage Bank of St. Tammany with aggregate account balances of at least $50 at the close of business on December 31, 2015, get first priority.

(2)   Heritage Bank of St. Tammany’s tax-qualified plans, specifically the employee stock ownership plan and the 401(k) Plan, get second priority.

(3)   Each depositor of Heritage Bank of St. Tammany with aggregate account balances of at least $50 at the close of business on March 31, 2017, get third priority.

(4)   Each depositor of Heritage Bank of St. Tammany on May 4, 2017, get fourth priority.

Community Offering:

(5)    Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given to natural persons (including trusts of natural persons) residing in St. Tammany Parish, Louisiana.

If you fall into purchase priority (1), (3) or (4), you have subscription rights to purchase Heritage NOLA Bancorp Common

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Stock in the subscription offering. You may use up to 100% of your 401(k) Plan account balance to pay for the shares of Heritage NOLA Bancorp Common Stock. However, if you are unable to purchase shares of Heritage NOLA Bancorp Common Stock through purchase priority (1), your stock order may be filled through purchase priority (2), reserved for Heritage Bank of St. Tammany’s tax-qualified plans. If your stock order cannot be filled through purchase priority (2), your order will be treated as a community offering order. Subscription offering orders will have preference over community offering orders in the event of oversubscription.

If you fall into purchase priority (1), (3) or (4), you will separately receive an offering materials package in the mail, including a stock order form. You may use the stock order form to purchase shares of Heritage NOLA Bancorp Common Stock outside the 401(k) Plan. Please refer to the prospectus for information on how to make such purchases.

Additionally, or instead of placing an order outside of the 401(k) Plan using a stock order form, you may place an order for the purchase of Heritage NOLA Bancorp Common Stock through the 401(k) Plan, using the enclosed Special Investment Election Form, to be completed and submitted in the manner described below under “How to Order Common Stock Through the 401(k) Plan During the Offering.”

Purchases in the Stock Offering and Oversubscriptions	The trustee of the 401(k) Plan will purchase shares of Heritage NOLA Bancorp Common Stock in the stock offering based on the designated percentage set forth on your Special Investment Election Form. Specifically, on the second business day following the conclusion of the 401(k) Plan Offering Period (as defined below), each of your current investments funds within your 401(k) Plan account will be liquidated pro-rata based on your designated percentage, and the proceeds (rounded down to the nearest $10 increment) will be transferred to an interest bearing account held by the 401(k) Plan pending the formal closing of the stock offering several weeks later. We will determine whether all, or any portion of, your order will be filled (if the offering is oversubscribed, you may not receive any, or all, of your order, depending on your purchase priority, as described above). The amount that can be used toward your order will be applied to the purchase of shares of Heritage NOLA Bancorp Common Stock. Following the formal closing of the stock offering, your purchased shares of Heritage NOLA Bancorp Common Stock will be reflected in the Heritage NOLA Bancorp Stock Fund, each unit initially valued at $10.00. Your ownership interest in the Heritage NOLA Bancorp Stock Fund will initially be based on the number of shares of Heritage NOLA

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Bancorp Common Stock that you purchased through the 401(k) Plan in the stock offering. Please see “Composition of the Heritage NOLA Bancorp Stock Fund” for further details. Your ownership interest in the Heritage NOLA Bancorp Stock Fund will be based on the number of shares of Heritage NOLA Bancorp Common Stock that you purchased through the 401(k) Plan.

In the event the offering is oversubscribed, i.e., there are more orders for Heritage NOLA Bancorp Common Stock than shares available for sale in the stock offering, and the trustee is unable to use the full amount allocated by you to purchase Heritage NOLA Bancorp Common Stock in the stock offering, the amount that cannot be invested in Heritage NOLA Bancorp Common Stock, and any interest earned on such amount, will be reinvested in the existing investment funds of the 401(k) Plan, in accordance with your then existing investment election (in proportion to your investment direction for future contributions). The prospectus describes the allocation procedures in the event of an oversubscription.

If you choose not to direct the investment of your 401(k) Plan account balance towards the purchase of Heritage NOLA Bancorp Common Stock in the stock offering, your account balance will remain invested in the investment funds of the 401(k) Plan as previously directed by you.

Composition of the Heritage NOLA Bancorp Stock Fund

Shares purchased by the 401(k) Plan in the stock offering will be transferred to the 401(k) Plan and held by the Heritage NOLA Bancorp Stock Fund. The Heritage NOLA Bancorp Stock Fund is neither a mutual fund nor a diversified or managed investment option. Rather, it is merely a recordkeeping mechanism established by the 401(k) Plan custodian to track the shares purchased by the participants in the stock offering through the 401(k) Plan. The Heritage NOLA Bancorp Stock Fund will initially consist solely of shares of Heritage NOLA Bancorp Common Stock purchased by participants in the 401(k) Plan, which will be initially valued at $10.00 per share (i.e., the purchase price). However, following the stock offering, the Heritage NOLA Bancorp Stock Fund will maintain a cash component for liquidity purposes. Liquidity is required in order to facilitate daily transactions such as investment transfers or distributions from the Heritage NOLA Bancorp Stock Fund. Your ownership interest in the Heritage NOLA Bancorp Stock Fund will be denominated in stock units.

A stock unit will initially be valued at $10.00 per stock unit (which is the purchase price of Heritage NOLA Bancorp Common Stock in the stock offering). After the stock offering, a stock unit will consist

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of a percentage interest in both Heritage NOLA Bancorp Common Stock and cash held in the Heritage NOLA Bancorp Stock Fund. Stock unit values (similar to the stock’s share price) and the number of stock units (similar to number of shares) are used to communicate the dollar value of the participant’s interest in the Heritage NOLA Bancorp Stock Fund. Each day the stock unit value of the Heritage NOLA Bancorp Stock Fund will be determined by dividing the total market value of the fund at the end of the day by the total number of stock units held in the fund by all participants as of the previous day’s end. The change in stock unit value reflects the day’s change in stock price of Heritage NOLA Bancorp Common Stock, any cash dividends accrued and the interest earned on the cash component of the Heritage NOLA Bancorp Stock Fund, less any investment management fees (if applicable). Investment in Heritage NOLA Bancorp Common Stock involves special risks common to investments in shares of Heritage NOLA Bancorp Common Stock. For a discussion of material risks you should consider, see the “Risk Factors” section of the accompanying prospectus and the section of this prospectus supplement called “Notice of Your Rights Concerning Employer Securities” (see below).

The market value and stock unit holdings of your 401(k) Plan account in the Heritage NOLA Bancorp Stock Fund will be reported to you on your quarterly statements, which may be accessed through your participant website.

Minimum and Maximum Investment

In connection with the stock offering, the 401(k) Plan will permit you to use up to 100% of your 401(k) Plan account balance for the one-time purchase of Heritage NOLA Bancorp Common Stock.

The trustee of the 401(k) Plan will then subscribe for shares of the Heritage NOLA Bancorp Common Stock offered for sale in the stock offering, in accordance with each participant’s direction. The trustee will pay $10.00 per share, which will be the same price paid by all other persons who purchase shares in the subscription and community offerings. In order to purchase Heritage NOLA Bancorp Common Stock through the 401(k) Plan, the minimum investment will be the purchase of 25 shares of Heritage NOLA Bancorp Common Stock, which equals $250. The prospectus describes maximum purchase limits for investors in the stock offering.

Value of 401(k) Plan Assets	The market value of the assets of the 401(k) Plan is approximately $2,077,206, all of which is eligible to purchase Heritage NOLA Bancorp Common Stock in the stock offering.
How to Order Common Stock Through the 401(k)	Enclosed is a Special Investment Election Form on which you can make a special one-time election to purchase Heritage NOLA

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Plan During the Offering

Bancorp Common Stock in the stock offering through the Heritage NOLA Bancorp Stock Fund. This is done by following the procedures described below. Please note the following stipulations concerning this election:

•      Using your Special Investment Election Form, you can designate a percentage (up to 100%) of your total 401(k) Plan account balance to be used to purchase Heritage NOLA Bancorp Common Stock.

•     Your election is subject to a minimum purchase of 25 shares of Heritage NOLA Bancorp Common Stock at the purchase price of $10.00 per share.

•     Your election, plus any order you placed outside the 401(k) Plan using a stock order form, are together subject to a maximum purchase limit. Generally, no individual, or individuals through a single account held jointly, may purchase more than the greater of: (i) 5,000 shares ($50,000) of common stock; (ii) 0.10% of the total number of shares of common stock issued in the offering, or (iii) 15 times the number of shares offered multiplied by a fraction of which the numerator is the depositor’s total deposit balance (as of the eligibility record date or supplemental eligibility record date, as applicable) and the denominator is the aggregate of all deposits (as of the eligibility record date or supplemental eligibility record date, as applicable), subject to the overall purchase limitation of 20,000 shares. If any of the following purchase shares of common stock, their purchases, in all categories of the offering combined, when combined with your purchases, cannot exceed 20,000 shares ($200,000) of common stock: (x) your spouse or relatives of you or your spouse who reside with you; (y) most companies, trusts or other entities in which you are a trustee, have a substantial beneficial interest or hold a senior position; or (z) other persons who may be your associates or persons acting in concert with you. Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying accounts registered to the same address will be subject to the overall purchase limitation of 20,000 shares ($200,000).

•      The election period for the 401(k) Plan ends at 5:00 p.m., Central Time on Wednesday, June 7, 2017 (the “401(k) Plan Offering Period”).

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•     During the stock offering period, you will continue to have the ability to transfer amounts that are not directed to be used to purchase Heritage NOLA Bancorp Common Stock among all other investment funds. However, you will not be permitted to change the investment amounts that you designated to be used to purchase Heritage NOLA Bancorp Common Stock on your Special Investment Election Form.

•     As soon as practicable following the 401(k) Plan Offering Period, the 401(k) Plan trustee will sell, on a pro-rata basis, a percentage of each of your investment funds within your 401(k) Plan account based on the percentage designated in your Special Investment Election Form. You cannot choose the particular investment fund that will be liquidated to fund the stock purchase. Thereafter, the proceeds (rounded down to the nearest $10.00 increment) will be transferred to an interest bearing account held by the 401(k) Plan pending the formal closing of the stock offering several weeks after the 401(k) Plan Offering Period.

•     Following the formal closing of the stock offering, your purchased shares of Heritage NOLA Bancorp Common Stock will be reflected in the Heritage NOLA Bancorp Stock Fund, which will be denominated in stock units. Any remaining dollar amounts remaining in the interest bearing account because the amounts could not be used by the trustee to purchase Heritage NOLA Bancorp Common Stock in the stock offering will be reinvested in the existing investment funds of the 401(k) Plan, in accordance with your then existing investment election (in proportion to your investment direction for future contributions).

If you wish to purchase Heritage NOLA Bancorp Common Stock in the stock offering through the 401(k) Plan, you should indicate that on your Special Investment Election Form. If you do not wish to make an election, you should check the box D on the Special Investment Election Form. You may return the form in one of several ways: using the self-addressed pre-paid envelope, or by delivering it in person or by email at dwhitaker@heritagebank.org, to Dana C. Whitaker, Executive Vice President at Heritage Bank of St. Tammany, 205 N. Columbia Street, Covington, LA 70433 to be received no later than 5:00 p.m., Central Time, on Wednesday, June 7, 2017.

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Special Investment Election Form Delivery Deadline

If you wish to purchase Heritage NOLA Bancorp Common Stock through the 401(k) Plan, you must return your Special Investment Election Form to Dana C. Whitaker, Executive Vice President at Heritage Bank of St. Tammany, 205 N. Columbia Street, Covington, LA 70433 to be received no later than 5:00 p.m., Central Time, on Wednesday, June 7, 2017. You may return your Special Investment Election Form by hand delivery, regular mail using the self-addressed pre-paid envelope, or by email (sending it to dwhitaker@heritagebank.org) so long as it is received by the time and date specified.

Irrevocability of Transfer Direction

Once you make an election to purchase shares of Heritage NOLA Bancorp Common Stock in the stock offering through the 401(k) Plan, you may not change your election. Your election is irrevocable. You will, however, continue to have the ability to transfer amounts not directed towards the purchase of shares of Heritage NOLA Bancorp Common Stock among all of the other investment funds in the 401(k) Plan on a daily basis.

Future Direction to Purchase and Sell Common Stock

You will not be able to purchase Heritage NOLA Bancorp Common Stock after the stock offering through the 401(k) Plan. You will, however, be able to sell your interest in the Heritage NOLA Bancorp Stock Fund (subject to the restrictions below).

After the stock offering, you will again have complete access to any amounts you directed towards the purchase of shares in the offering. For example, after the offering closes, you may sell any units you purchased in the offering. Special restrictions may apply to purchasing or selling shares of Heritage NOLA Bancorp Common Stock by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal stockholders of Heritage NOLA Bancorp. Please note that if you are an officer of Heritage Bank of St. Tammany that is restricted by federal or state regulations from selling shares of Heritage NOLA Bancorp Common Stock acquired in the stock offering for one year, the Heritage NOLA Bancorp Common Stock that you purchased in the stock offering through the 401(k) Plan (and held by the Heritage NOLA Bancorp Stock Fund) will not be tradable until the one-year trading restriction has lapsed.

Voting Rights of Common Stock	The 401(k) Plan provides that you may direct the trustee as to how to vote your interest in the shares of Heritage NOLA Bancorp Common Stock held by Heritage NOLA Bancorp Stock Fund. If the trustee does not receive your voting instructions, the administrator of the 401(k) Plan will direct the trustee to vote your shares in the same proportion as the voting instructions received from other

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participants related to their shares of Heritage NOLA Bancorp Common Stock held by the Heritage NOLA Bancorp Stock Fund, provided that such vote is made in accordance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). All voting instructions will be kept confidential.

DESCRIPTION OF THE 401(k) PLAN

Introduction

Heritage Bank of St. Tammany originally adopted the 401(k) Plan effective as of January 1, 1994. In order to facilitate the opportunity for purchase of purchase common stock of Heritage NOLA Bancorp, Inc. in the stock offering, a new single employer plan, which is an amendment and restatement of the original plan, was established effective April 1, 2017.

The 401(k) Plan is a single-employer, tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

Heritage Bank of St. Tammany intends that the 401(k) Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. Heritage Bank of St. Tammany will adopt any amendments to the 401(k) Plan that may be necessary to ensure the continuing qualified status of the 401(k) Plan under the Code and applicable Treasury Regulations.

Employee Retirement Income Security Act of 1974 (“ERISA”). The 401(k) Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of ERISA. As such, the 401(k) Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except to the funding requirements contained in Part 3 of Title I of ERISA, which by their terms do not apply to an individual account plan (other than a money purchase plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the 401(k) Plan.

Reference to Full Text of 401(k) Plan. The following portions of this prospectus supplement summarize certain provisions of the 401(k) Plan. They are not complete and are qualified in their entirety by the full text of the 401(k) Plan. Copies of the 401(k) Plan are available to all employees by filing a request with the 401(k) Plan Administrator is Pentegra Services, Inc., 701 Westchester Avenue, Suite 320E, White Plains, NY 10604; phone: (800) 872-3473. You are urged to read carefully the full text of the 401(k) Plan.

Eligibility and Participation

As an employee of Heritage Bank of St. Tammany, you are eligible to become a participant in the 401(k) Plan on the entry date coinciding with or immediately following completion of one month of service and attainment of age 21. For entitlement to Employer

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matching contributions and employer profit sharing contributions you must complete one year of service and attainment of age 21. The entry dates under the 401(k) Plan are the first day of each calendar month following satisfaction of the eligibility requirements.

As of December 31, 2016, there were approximately 26 active and former employees in the 401(k) Plan.

Contributions under the 401(k) Plan

Elective Deferrals. You are permitted to defer on any whole percentage of your Compensation, from 1% up to 100%, subject to certain restrictions imposed by the Code, and to have that amount contributed to the 401(k) Plan on your behalf. You may make either traditional 401(k deferrals (pre-tax) or Roth 401(k) deferrals (after-tax). If you make pre-tax deferrals, your deferrals are not subject to income tax until distributed from the Plan. If you make Roth 401(k) deferrals, your deferrals are subject to income tax at the time of deferral. The Roth 401(k) deferrals, however, are not taxed when you receive a distribution from the Plan. For purposes of the 401(k) Plan, “Compensation” means the taxable compensation reported on Form W-2, with certain exclusions. In addition, any pre-tax contributions that you make to a 401(k) plan and pre-tax contributions to a Section 125 cafeteria plan and qualified transportation fringe benefits are included in Compensation. In 2017, the Compensation of each participant taken into account under the 401(k) Plan is limited to $270,000. (Limits established by the Internal Revenue Service are subject to increase pursuant to an annual cost-of-living adjustment, as permitted by the Code). Canceling or changing your contribution percentage can be accomplished either over the telephone or over the internet at any time.

Catch-up Contributions. If you have made the maximum amount of regular before-tax contributions allowed by the 401(k) Plan or other legal limits and you have attained at least age 50 (or will reach age 50 prior to the end of the Plan Year, which is December 31), you are also eligible to make an additional catch-up contribution. In 2017, the maximum catch-up contribution is $6,000. You may authorize your employer to withhold a specified dollar amount of your compensation for this purpose.

Qualified Non-elective Contributions. Heritage Bank of St. Tammany may make discretionary qualified non-elective contributions which shall be allocated to each eligible participant’s account in proportion to his or her compensation as a percentage of all eligible participant’s compensation. Such qualified non-elective contributions will only be made to non-highly compensated employees and will be made to satisfy certain non-discrimination tests that ensure that the elective deferrals of highly compensated employees do not exceed the elective deferrals of non-highly compensated employees by more than a certain margin. If made, qualified non-elective contributions are deemed to be elective deferrals for purposes of helping to satisfy such tests. Qualified non-elective contributions are fully vested when made.

Safe Harbor Employer Matching Contributions. Heritage Bank of St. Tammany currently makes Safe Harbor Matching Contribution equal to 100% of the amount an eligible participant contributes to the Plan for Plan Year up to 4% of Plan Compensation.

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Qualified Matching Contributions. Heritage Bank of St. Tammany has the right to make discretionary qualified matching contributions. Heritage Bank of St. Tammany discretionary matching contribution is determined each year. If made, such qualified matching contribution will be made in an amount equal to a percentage of elective deferrals of each contributing participant who is a non-highly compensated employee, which would be sufficient to satisfy certain non-discrimination tests.

Limitations on Contributions

Contribution Limits. For the Plan Year beginning January 1, 2017, the amount of your before-tax contributions may not exceed $18,000 per calendar year, or $24,000, if you are eligible to make catch-up contributions. Contributions in excess of this limit are known as excess deferrals. If you defer amounts in excess of this limitation, your gross income for federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by you in the tax year in which the contribution is made.

The total amount of contributions that you make and any contribution your employer makes on your behalf to your account in one year is limited to the lesser of 100% of your compensation or $54,000, or if applicable, $60,000 including catch-up contributions.

Catch-up Contributions. For 2017, the maximum catch-up contribution is $6,000.

Rollovers. You may make a rollover contribution of an eligible rollover distribution from any other qualified retirement plan or an individual retirement arrangement (IRA). These funds will be maintained in a separate rollover account in which you will have a nonforfeitable vested interest.

Benefits under the 401(k) Plan

Vesting. At all times, you have a fully vested, nonforfeitable interest in your elective deferral contributions, rollover contributions and Safe Harbor matching contributions.

You will vest in employer profit sharing contributions at the rate of 0% prior to completing 2 years of service, 33% after two years of service, 66% after three years of service and 100% after four years of service.

Distribution at Termination of Employment. You (or your beneficiary, in the event of your death) will be entitled to receive a distribution of the vested amounts in your account when your employment terminates for any reason. Your benefit will be equal to the vested balance of your account. You will receive payment of your benefit in a lump sum. You may request a partial distribution of the vested portion of your account; the minimum amount will be $1,000. You may be eligible to elect a direct rollover of your distribution to an IRA or another qualified plan to avoid current taxation of your benefit. The Plan will make involuntary cash-out distributions of vested account balances of $5,000 or less. In determining the value of your

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vested account balance, the Plan will include rollover contributions. If the value of your vested account balance exceeds $5,000, you must consent to any distribution of such account balance. If you are not a 5% or more owner of your employer, your required benefit commencement date is the April 1st following the close of the year in which the later occurs: you attain age 70-½ or you terminate employment.

Distribution after Death of Participant. In the event of your death, the value of your entire account will be payable to your beneficiary. If your spouse is your beneficiary, distribution must begin by December 31 of the calendar year immediately following the calendar year in which you died, or by December 31 of the calendar year in which you would have attained age 70-½, if later.

Investment of Contributions and Account Balances

All amounts credited to your accounts under the 401(k) Plan are held in the Plan trust (the “Trust”), which is administered by the trustee appointed by Heritage Bank of St. Tammany’s Board of Directors. Prior to the effective date of the stock offering, you are currently given the opportunity to direct the investment of your account into one or more of the following investment options:

Reliance MetLife Stable Value Fund

Dodge & Cox Income Fund (DODIX)

American Funds Capital World Bond Fund R6 (RCWGX)

Vanguard 500 Index Fund Admiral (VFIAX)

T. Rowe Price Growth Stock Fund (PRUFX)

Vanguard Value Index Fund Admiral (VVIAX)

Vanguard Mid-Cap Index Fund Admiral (VIMAX)

DFA US Small Cap Portfolio (DFSTX)

DFA US Small Cap Value Portfolio I (DFSVX)

American Funds EuroPacific Growth Fund R6 (RERGX)

Vanguard REIT Index Fund Admiral (VGSLX)

T. Rowe Price 2015 Retirement Fund

T. Rowe Price 2020 Retirement Fund

T. Rowe Price 2025 Retirement Fund

T. Rowe Price 2030 Retirement Fund

T. Rowe Price 2035 Retirement Fund

T. Rowe Price 2040 Retirement Fund

T. Rowe Price 2045 Retirement Fund

T. Rowe Price 2050 Retirement Fund

T. Rowe Price 2055 Retirement Fund

T. Rowe Price 2060 Retirement Fund

Qualified Default Investment Alternative. For participants who are automatically enrolled in the 401(k) Plan, or otherwise fail to direct how their 401(k) Plan contributions are to be invested, contribution amounts will be invested in the 401(k) Plan’s “qualified default investment alternative” until such time as the participant provides investment direction. The 401(k) Plan’s qualified default investment alternative is the T. Rowe Price Retirement Fund

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Series. The specific fund selected for a given participant will be the fund which approximately coincides with or next follows the year in which the participant will attain age 65.

In connection with the stock offering, the 401(k) Plan now provides that, in addition to the investment options specified above, you may direct the trustee, or its representative, to invest all or a portion of your account in the Heritage NOLA Bancorp, Inc. Stock Fund.

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Performance History

The following table provides performance data with respect to the above investment funds as of March 31, 2017:

	YTD Returns as of March	Total Returns as of March 31, 2017
Fund Name	31, 2017	1 Year	3 Year	5 Year	10 Year
Reliance MetLife Stable Value Fund	0.60%	2.36%	2.40%	2.53%	3.55%
Dodge & Cox Income Fund (DODIX)	1.19%	4.39%	3.08%	3.41%	5.02%
American Funds Capital World Bond Fund R6 (RCWGX)	2.54%	-0.18%	0.15%	1.08%	3.52%
Vanguard 500 Index Fund Admiral (VFIAX)	6.05%	17.13%	10.34%	13.26%	7.50%
T. Rowe Price Growth Stock Fund (PRUFX)	11.17%	19.27%	11.34%	13.63%	9.00%
Vanguard Value Index Fund Admiral (VVIAX)	3.25%	18.73%	9.61%	13.41%	6.23%
Vanguard Mid-Cap Index Fund Admiral (VIMAX)	6.19%	16.74%	8.68%	12.88%	7.82%
DFA US Small Cap Portfolio (DFSTX)	0.99%	22.49%	7.71%	13.49%	8.33%
DFA US Small Cap Value Portfolio I (DFSVX)	-1.35%	23.89%	6.05%	13.03%	6.36%
American Funds EuroPacific Growth Fund R6 (RERGX)	9.37%	13.10%	2.17%	6.64%	3.51%
Vanguard REIT Index Fund Admiral (VGSLX)	0.96%	3.08%	9.94%	9.73%	4.98%
T. Rowe Price 2015 Retirement Fund	4.32%	9.86%	n.a.	n.a.	n.a.
T. Rowe Price 2020 Retirement Fund	5.01%	11.24%	n.a.	n.a.	n.a.
T. Rowe Price 2025 Retirement Fund	5.61%	12.41%	n.a.	n.a.	n.a.
T. Rowe Price 2030 Retirement Fund	6.12%	13.49%	n.a.	n.a.	n.a.
T. Rowe Price 2035 Retirement Fund	6.53%	14.28%	n.a.	n.a.	n.a.
T. Rowe Price 2040 Retirement Fund	6.86%	15.04%	n.a.	n.a.	n.a.
T. Rowe Price 2045 Retirement Fund	7.04%	15.29%	n.a.	n.a.	n.a.
T. Rowe Price 2050 Retirement Fund	6.95%	15.13%	n.a.	n.a.	n.a.
T. Rowe Price 2055 Retirement Fund	6.96%	15.15%	n.a.	n.a.	n.a.
T. Rowe Price 2060 Retirement Fund	7.00%	15.22%	n.a.	n.a.	n.a.

Description of the Investment Funds

The following is a description of each of the funds:

Reliance MetLife Stable Value Fund. This is a stable value offering that is designed to provide safety and preservation of principal and accumulated interest for participant-initiated transactions. The interest credited to balances in the fund will reflect both current market conditions and performance of the underlying investments in the fund. MetLife provides the book value wrapper for this fund. The fund typically uses a multi-manager approach for investing its assets in a combination of fixed-income securities and guaranteed interest contracts.

Dodge & Cox Income Fund (DODIX). This fixed-income fund seeks a high and stable rate of current income, consistent with long-term preservation of capital. A secondary objective is to take advantage of opportunities to realize capital appreciation. Debt securities in which the fund may invest include government and government-related obligations, mortgage- and asset-backed securities, corporate and municipal bonds, and other debt securities, and may include fixed and floating rate instruments. A maximum of 20% of the fund’s total assets may be invested in debt obligations rated below investment grade.

American Funds Capital World Bond Fund R6 (RCWGX). The fund seeks to provide a high level of total return. The fund will invest at least 80% of its assets in bonds and

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other debt securities. It invests primarily in debt securities, including asset-backed and mortgage-backed securities and securities of governmental, supranational and corporate issuers denominated in various currencies, including U.S. dollars. The fund may invest substantially in securities of issuers domiciled outside the United States, including issuers domiciled in developing countries. Normally, it will invest substantially in investment-grade bonds. The fund is non-diversified.

Vanguard 500 Index Fund Admiral (VFIAX). This is a passively managed large-cap core fund that seeks to track the performance of a benchmark index, the S&P 500, which measures the investment return of domestic large-capitalization stocks. The fund uses a full replication approach (seeks to hold all of the securities in the index in the same weights as in the index), while keeping transaction costs and other expenses low, and seeks to minimize net tracking error.

T. Rowe Price Growth Stock Fund (PRUFX). The is a large-cap growth fund that seeks long-term growth of capital and, secondarily, increasing dividend income by investing primarily in common stocks of well-established growth companies. The fund focuses on companies having one or more of the following growth characteristics: superior growth in earnings and cash flow, ability to sustain earnings momentum even during economic slowdowns, or occupation of a lucrative niche in the economy and ability to expand even during times of slow economic growth.

Vanguard Value Index Fund Admiral (VVIAX). This is a passively managed (indexed) large-cap value fund. The fund seeks to track the performance of the CRSP U.S. Large Value Index, an index that measures the investment return of large-capitalization value stocks. The fund uses a full replication approach and holds all the stocks in the index at comparable weights.

Vanguard Mid-Cap Index Fund Admiral (VIMAX). This is a mid-cap blend fund. The fund seeks to track the performance of a benchmark index that measures the investment return of stocks of mid-sized companies. The fund employs a ”passive management”—or indexing—investment approach designed to track the performance of the CRSP U.S. Mid Cap Index, a broadly diversified index of stocks of medium-size U.S. companies. The fund attempts to replicate the target index by investing all, or substantially all, of its assets in the stocks that make up the index, holding each stock in approximately the same proportion as its weighting within the index.

DFA US Small Cap Portfolio (DFSTX) This is a small-cap blend fund that seeks long-term capital appreciation. The fund, using a market capitalization weighted approach, purchases a broad and diverse group of readily marketable securities of U.S. small-cap companies. In general, the higher the relative market capitalization of the company, the greater its representation in the portfolio. The manager may adjust the representation in the portfolio of an eligible company, or exclude a company, after considering such factors as free float, momentum, trading strategies, liquidity management, profitability, and other factors that the manager determines to be appropriate, given market conditions. In assessing profitability, the manager may consider different ratios, such as that of earnings or profits from operations relative to book value or assets.

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DFA US Small Cap Value Portfolio I (DFSVX).The investment seeks long-term capital appreciation. The fund, using a market capitalization weighted approach, purchases a broad and diverse group of readily marketable securities of U.S. small cap companies that DFA determines to be value stocks. In general, the higher the relative market capitalization of the U.S. small cap company, the greater its representation in the Portfolio. Securities are considered value stocks primarily because a company’s shares have a high book value in relation to their market value. In assessing profitability, DFA may consider different ratios, such as that of earnings or profits from operations relative to book value or assets.

American Funds EuroPacific Growth Fund R6 (RERGX). This is an international (non-U.S.) large-cap focused equity fund that seeks to provide long-term growth of capital by investing in companies based outside of the United States. The fund invests in strong, growing companies based chiefly in Europe and the Pacific Basin, ranging from small firms to large corporations. The fund invests primarily in common and preferred stocks, convertibles, American Depositary Receipts, European Depositary Receipts, bonds and cash. Normally, at least 80% of assets must be invested in securities of issuers domiciled in Europe or the Pacific Basin. The fund may invest in emerging markets.

Vanguard REIT Index Fund Admiral (VGSLX). The fund seeks to provide a high level of income and moderate long-term capital appreciation by tracking the performance of a benchmark index (MSCI U.S. REIT Index) that measures the performance of publicly traded equity real estate investment trusts (“REITs”.) The fund seeks to track the index using a full replication approach.

T. Rowe Price Retirement Fund Series. These funds seek to provide the highest total return over time consistent with an emphasis on capital appreciation and current income, and consistent with their current asset allocation. Each fund of the series invests in a diversified portfolio of other T. Rowe Price stock and bond funds that represent various asset classes and sectors. The fund’s allocation between T. Rowe Price stock and bond funds will change over time in relation to its target retirement date using an asset allocation strategy designed for investors planning to retire and leave the work force in or within a few years of the target retirement year. The funds are offered in five year increments starting and their asset allocation will become more conservative over time. Within thirty years after the target retirement year, the funds’ asset allocation will reach its most conservative structure, with approximately 20% in equities. The funds’ indirect stock holdings consist substantially of large-capitalization U.S. stocks and, to a lesser extent, mid- and small-cap U.S. stocks and international stocks. Their indirect bond holdings are a diversified mix of investment-grade taxable U.S. government, U.S. agency, and corporate bonds, as well as inflation-protected and mortgage-backed securities.

An investment in any of the funds listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any mutual fund investment, there is always a risk that you may lose money on your investment in any of the funds listed above.

Investors should carefully consider a mutual fund's investment objectives, risks, charges, and expenses prior to investing. A prospectus, or summary prospectus if available,

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containing this and other information can be obtained by contacting the 401(k) Plan administrator. Read the prospectus carefully before investing.

Before directing retirement funds to a separate account, investors should carefully consider the investment objectives, risks, charges, and expenses of the separate account as well as their individual risk tolerance, time horizon and goals. For additional information, contact the 401(k) Plan administrator.

Heritage NOLA Bancorp, Inc. Stock Fund

In connection with the stock offering, you may, in the manner described earlier, make a one-time election to direct the trustee to invest all or a portion of your 401(k) Plan account in Heritage NOLA Bancorp Common Stock. Your purchased shares will be held within the 401(k) Plan by the Heritage NOLA Bancorp Stock Fund. The Heritage NOLA Bancorp Stock Fund is neither a mutual fund nor a diversified or managed investment option. Rather, it is merely a recordkeeping mechanism established by the 401(k) Plan custodian to track the shares purchased by the participants in the stock offering through the 401(k) Plan. The Heritage NOLA Bancorp Stock Fund will initially consist solely of shares of Heritage NOLA Bancorp Common Stock purchased by participants in the 401(k) Plan, which will be initially valued at $10.00 per share (i.e., the purchase price). However, following the stock offering, the Heritage NOLA Bancorp Stock Fund will maintain a cash component for liquidity purposes. Liquidity is required in order to facilitate daily transactions such as investment transfers or distributions from the Heritage NOLA Bancorp Stock Fund. Your ownership interest in the Heritage NOLA Bancorp Stock Fund will be denominated in stock units.

As of the date of this prospectus supplement, there is no established market for Heritage NOLA Bancorp, Inc. Accordingly, there is no record of the historical performance of Heritage NOLA Bancorp, Inc. Stock Fund. Performance of Heritage NOLA Bancorp, Inc. Stock Fund depends on a number of factors, including the financial condition and profitability of Heritage NOLA Bancorp, Inc. and Heritage Bank of St. Tammany and market conditions for shares of Heritage NOLA Bancorp, Inc. common stock generally.

Investments in Heritage NOLA Bancorp, Inc. Stock Fund involve special risks common to investments in the shares of common stock of Heritage NOLA Bancorp, Inc. In making a decision to invest all or a part of your account balance in the Heritage NOLA Bancorp, Inc. Stock Fund, you should carefully consider the information set forth on page 20 of this prospectus supplement under “Notice of Your Rights Concerning Employer Securities – The Importance of Diversifying Your Retirement Savings.”

For a discussion of material risks you should consider, see “Risk Factors” beginning on page 15 of the attached prospectus and the section of this prospectus supplement called “Notice of Your Rights Concerning Employer Securities” below.

An investment in any of the investment options listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any investment option, there is always a risk that you may lose money on your investment in any of the investment options listed above.

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Administration of the 401(k) Plan

The Trustee and Custodian. Pentegra Trust Company serves as trustee of all the investment funds under, the 401(k) Plan, except the Heritage NOLA Bancorp, Inc. Stock Fund. Reliance Trust Company is appointed Custodian for all investment funds under the 401(k) Plan. A committee of the board of directors of Heritage Bank of St. Tammany will serve as trustee of the stock fund.

401(k) Plan Administrator. Pursuant to the terms of the 401(k) Plan, the 401(k) Plan is administered by the 401(k) Plan administrator, which is the Compensation Committee of Heritage Bank of St. Tammany (the “Benefits Committee”). The address of the 401(k) Plan administrator is 205 N. Columbia Street, Covington, LA 70433, telephone number is (985) 892-3921. The 401(k) Plan administrator is responsible for the administration of the 401(k) Plan, interpretation of the provisions of the 401(k) Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the 401(k) Plan, maintenance of 401(k) Plan records, books of account and all other data necessary for the proper administration of the 401(k) Plan, preparation and filing of all returns and reports relating to the 401(k) Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Reports to Plan Participants. The 401(k) Plan administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses (if any).

Amendment and Termination

It is the intention of Heritage Bank of St. Tammany to continue the 401(k) Plan indefinitely. Nevertheless, Heritage Bank of St. Tammany may terminate the 401(k) Plan at any time. If the 401(k) Plan is terminated in whole or in part, then regardless of other provisions in the 401(k) Plan, you will have a fully vested interest in your 401(k) Plan account. Heritage Bank of St. Tammany reserves the right to make any amendment or amendments to the 401(k) Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Heritage Bank of St. Tammany may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

Merger, Consolidation or Transfer

In the event of the merger or consolidation of the 401(k) Plan with another plan, or the transfer of the trust assets to another plan, the 401(k) Plan requires that you would, if either the 401(k) Plan or the other plan terminates, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the 401(k) Plan had then terminated.

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Federal Income Tax Consequences

The following is a brief summary of the material federal income tax aspects of the 401(k) Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the 401(k) Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Please consult your tax advisor with respect to any distribution from the 401(k) Plan and transactions involving the 401(k) Plan.

As a “tax-qualified retirement plan,” the Code affords the 401(k) Plan special tax treatment, including:

(1)	the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the 401(k) Plan each year;

(2)	participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3)	earnings of the 401(k) Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

Heritage Bank of St. Tammany will administer the 401(k) Plan to comply with the requirements of the Code as of the applicable effective date of any change in the law.

Lump-Sum Distribution. A distribution from the 401(k) Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59½, and consists of the balance credited to participants under the 401(k) Plan and all other profit sharing plans, if any, maintained by Heritage Bank of St. Tammany. The portion of any lump-sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, you have made to this 401(k) Plan and any other profit sharing plans maintained by Heritage Bank of St. Tammany, which is included in the distribution.

Heritage NOLA Bancorp Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes Heritage NOLA Bancorp Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to Heritage NOLA Bancorp Common Stock; that is, the excess of the value of Heritage NOLA Bancorp at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of Heritage NOLA Bancorp Common Stock, for purposes of computing gain or loss on its subsequent sale, equals the value of Heritage NOLA Bancorp Common Stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Heritage NOLA Bancorp Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain,

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regardless of the holding period of Heritage NOLA Bancorp Common Stock. Any gain on a subsequent sale or other taxable disposition of Heritage NOLA Bancorp Common Stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the 401(k) Plan to another qualified plan or to an individual retirement account in accordance with the terms of the other plan or account.

Notice of Your Rights Concerning Employer Securities.

Federal law provides specific rights concerning investments in employer securities. Because you may in the future have investments in Heritage NOLA Bancorp Common Stock under the 401(k) Plan, you should take the time to read the following information carefully.

Your Rights Concerning Employer Securities. The 401(k) Plan must allow you to elect to move any portion of your account that is invested in Heritage NOLA Bancorp Common Stock from that investment into other investment alternatives under the 401(k) Plan. You may contact the 401(k) Plan administrator shown above for specific information regarding this right, including how to make this election. In deciding whether to exercise this right, you will want to give careful consideration to the information below that describes the importance of diversification. All of the investment options under the 401(k) Plan are available to you if you decide to diversify out of your investment in Heritage NOLA Bancorp Common Stock.

The Importance of Diversifying Your Retirement Savings. To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio. Spreading your assets among different types of investments can help you achieve a favorable rate of return, while minimizing your overall risk of losing money. This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or another particular security, to perform poorly. If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified. Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside of the 401(k) Plan. No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerance for risk. Therefore, you should carefully consider the rights described here and how these rights affect the amount of money that you invest in Heritage NOLA Bancorp Common Stock through the 401(k) Plan.

It is also important to periodically review your investment portfolio, your investment objectives, and the investment options under the 401(k) Plan to help ensure that your retirement savings will meet your retirement goals.

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Additional Employee Retirement Income Security Act (“ERISA”) Considerations

As noted above, the 401(k) Plan is subject to certain provisions of ERISA, including special provisions relating to control over the 401(k) Plan’s assets by participants and beneficiaries. The 401(k) Plan’s feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of Section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a “fiduciary” because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as Heritage Bank of St. Tammany, the 401(k) Plan administrator, or the 401(k) Plan’s trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your 401(k) Plan account.

Because you will be entitled to invest all or a portion of your account balance in the 401(k) Plan in Heritage NOLA Bancorp Common Stock, the regulations under Section 404(c) of the ERISA require that the 401(k) Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to Heritage NOLA Bancorp Common Stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as Heritage NOLA Bancorp. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Heritage NOLA Bancorp, a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within two business days after the change occurs, or annually on a Form 5 within 45 days after the close of Heritage NOLA Bancorp’s fiscal year. Discretionary transactions in and beneficial ownership of Heritage NOLA Bancorp Common Stock by officers, directors and persons beneficially owning more than 10% of Heritage NOLA Bancorp Common Stock generally must be reported to the Securities and Exchange Commission by such individuals.

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by Heritage NOLA Bancorp of profits realized by an officer, director or any person beneficially owning more than 10% of Heritage NOLA Bancorp Common Stock resulting from non-exempt purchases and sales of Heritage NOLA Bancorp Common Stock within any six (6)-month period.

The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements

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generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.

Except for distributions of Heritage NOLA Bancorp Common Stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by Section 16(b) are required to hold shares of Heritage NOLA Bancorp Common Stock distributed from the 401(k) Plan for six (6) months following such distribution and are prohibited from directing additional purchases of Heritage NOLA Bancorp Common Stock for six (6) months after receiving such a distribution.

Financial Information Regarding Plan Assets

Financial information representing the net assets available for 401(k) Plan benefits and the change in net assets available for 401(k) Plan benefits is available upon written request to the 401(k) Plan administrator at the address shown above.

LEGAL OPINION

The validity of the issuance of Heritage NOLA Bancorp Common Stock has been passed upon by Luse Gorman, PC, Washington, D.C., which the firm acted as special counsel to Heritage NOLA Bancorp in connection with Heritage NOLA Bancorp’s stock offering.

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PROSPECTUS

(Proposed Holding Company for Heritage Bank of St. Tammany)

Up to 1,437,500 of Common Stock

(Subject to Increase to up to 1,653,125 shares)

Heritage NOLA Bancorp, Inc., a Maryland corporation and the proposed holding company for Heritage Bank of St. Tammany, is offering shares of common stock for sale at $10.00 per share in connection with the conversion of Heritage Bank of St. Tammany from the mutual to the stock form of organization. There is currently no established market for our common stock. We expect that our common stock will be quoted on the OTC Pink Marketplace (OTCPK) operated by OTC Markets Group upon conclusion of the stock offering. Following completion of the conversion, if we meet the Nasdaq listing requirements, we will use our best efforts to seek approval to list the common stock on the Nasdaq Capital Market. We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012.

We are offering up to 1,437,500 shares of common stock for sale at a price of $10.00 per share on a best efforts basis. We may sell up to 1,653,125 shares of common stock because of demand for the shares of common stock or changes in market conditions, without resoliciting subscribers. We must sell a minimum of 1,062,500 shares in order to complete the offering.

We are offering the shares of common stock in a “subscription offering” to eligible depositors of Heritage Bank of St. Tammany. Shares of common stock not purchased in the subscription offering may be offered for sale to the public in a “community offering,” with a preference given to natural persons and trusts of natural persons residing in St. Tammany Parish, Louisiana. We also may offer for sale shares of common stock not purchased in the subscription offering or community offering to the general public through a “syndicated community offering” managed by FIG Partners, LLC.

The minimum number of shares of common stock you may order is 25 shares. Generally, the maximum number of shares of common stock that can be ordered by any person in the offering is 5,000 shares ($50,000), and no person, together with an associate or group of persons acting in concert, may purchase more than 20,000 shares ($200,000) in the offering.

The offering is expected to expire at 2:00 p.m., Central Time, on June 14, 2017. We may extend this expiration date without notice to you until July 31, 2017. The Office of the Comptroller of the Currency may approve a later date, which may not be beyond June 20, 2019. Once submitted, orders are irrevocable unless the offering is terminated or is extended beyond July 31, 2017, or the number of shares of common stock to be sold is increased to more than 1,653,125 shares or decreased to fewer than 1,062,500 shares. If the offering is extended past July 31, 2017, we will resolicit subscribers. You will have the opportunity to confirm, change or cancel your order within a specified period of time. If you do not respond during that period, your stock order will be cancelled and your deposit account withdrawal authorizations will be cancelled or your funds submitted will be returned promptly with interest at 0.10% per annum. If the number of shares to be sold is increased to more than 1,653,125 shares or decreased to fewer than 1,062,500 shares, all funds submitted for the purchase of shares of common stock in the offering will be returned promptly with interest at 0.10% per annum. All subscribers will be resolicited and given an opportunity to place a new order within a specified period of time. Funds received in the subscription and the community offerings and, if applicable, the syndicated community offering will be held in a segregated account at Heritage Bank of St. Tammany and will earn interest at 0.10% per annum until completion or termination of the offering.

FIG Partners, LLC will assist us in selling our shares of common stock on a best efforts basis in the offering. FIG Partners, LLC is not required to purchase any of the shares of common stock that are being offered for sale.

OFFERING SUMMARY

Price: $10.00 per Share

	Minimum	Midpoint	Maximum	Adjusted Maximum
Number of shares	1,062,500	1,250,000	1,437,500	1,653,125
Gross offering proceeds	$10,625,000	$12,500,000	$14,375,000	$16,531,250
Estimated offering expenses, excluding selling agent commissions	$890,000	$890,000	$890,000	$890,000
Selling agent commissions (1) (2)	$310,000	$310,000	$310,000	$310,000
Estimated net proceeds	$9,425,000	$11,300,000	$13,175,000	$15,331,250
Estimated net proceeds per share	$8.87	$9.04	$9.17	$9.27

(1)	See “The Conversion and Offering – Marketing and Distribution; Compensation” for information regarding compensation to be received by FIG Partners, LLC in this offering.
(2)	Assumes that all shares are sold in the subscription and community offerings, and excludes reimbursable expenses and records agent fees, which are included in estimated offering expenses. If all shares of common stock were sold in a syndicated community offering, the maximum selling agent commissions would be 6.0% of the aggregate offering dollar amount of all shares sold in the syndicated community offering (net of shares purchased by our directors and executive officers and shares purchased by our employee stock ownership plan), or approximately $529,000, $632,000, $736,000 and $855,000 at the minimum, midpoint, maximum, and adjusted maximum levels of the offering, respectively.

This investment involves a degree of risk, including the possible loss of principal.

Please read “Risk Factors” beginning on page 15.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. None of the Securities and Exchange Commission, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System or any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

________________________________

FIG Partners, LLC

________________________________

For assistance, please contact the Stock Information Center, toll-free, at (866) 806-1790.

The date of this prospectus is May 15, 2017.

Mississippi
Louisiana
Picayune
New Orleans

Heritage Bank of St. Tammany

Mississippi
59
Picayune
12
Covington
10
Baton Rouge
Slidell
Toll
Lake Pontchartrain
55
1
10
10
Lake Borgne
New Orleans
Louisiana

★ **Main Office**
205 N Columbia St,
Covington, Louisiana

● **Branch Office**
200 Gause Blvd
Slidell, Louisiana

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SUMMARY

The following summary explains the significant and important material aspects of Heritage Bank of St. Tammany’s mutual-to-stock conversion and the related offering of Heritage NOLA Bancorp, Inc. common stock. It may not contain all of the information that is important to you. For additional information before making an investment decision, you should read this entire document carefully, including the financial statements and the notes to the financial statements, and the section entitled “Risk Factors.”

In this prospectus, the terms “we,” “our,” and “us” refer to Heritage NOLA Bancorp, Inc. and Heritage Bank of St. Tammany, unless the context indicates another meaning. In addition, we sometimes refer to Heritage NOLA Bancorp, Inc. as “Heritage NOLA Bancorp,” and to Heritage Bank of St. Tammany as “Heritage Bank” or the “Bank.”

Heritage Bank of St. Tammany

Heritage Bank of St. Tammany is a federal mutual savings association that was founded in 1924. We have operated continuously in Covington, Louisiana since our founding, and prior to 2014, operated under the name St. Tammany Homestead Savings and Loan Association. We conduct our business from our main office in Covington, Louisiana, and our branch office in Slidell, Louisiana, both of which are located in St. Tammany Parish, within the greater metropolitan area of New Orleans. Covington is the Parish Seat of St. Tammany Parish, which is located on the north shore of Lake Pontchartrain which separates St. Tammany Parish from New Orleans. Our primary market area is St. Tammany Parish. To a lesser extent, we also originate loans in the greater New Orleans metropolitan area and the parishes and counties contiguous to St. Tammany Parish.

Our business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations, in one- to four-family residential real estate loans, including non-owner-occupied properties and home equity lines of credit, and commercial real estate. We also originate land, construction and multifamily loans, and to a much lesser extent, consumer and commercial business loans. At December 31, 2016, $57.6 million, or 75.1% of our total loan portfolio, was comprised of one- to four-family residential real estate loans, $11.2 million of which were non-owner-occupied loans. While we originate conforming one- to four-family residential real estate loans that we sell to Freddie Mac, historically we have also originated a substantial amount of non-conforming loans that we retain in our portfolio. Following completion of the conversion and stock offering, we intend to consider hiring an experienced commercial lender and increase our emphasis on the origination of commercial real estate loans.

In 2016, we began purchasing loans to healthcare professionals from the Bankers Healthcare Group, a nationally recognized lender to healthcare professionals. Consistent with our business plan to grow our loan portfolio while managing our interest rate risk, subject to market conditions, we may significantly increase our holdings of these types of commercial business loans in the future.

We offer a variety of deposit accounts, including noninterest-bearing demand accounts, savings accounts, NOW accounts and certificates of deposit. We utilize advances from the Federal Home Loan Bank of Dallas (“FHLB-Dallas”) for asset/liability management purposes. At December 31, 2016, we had $13.3 million in advances outstanding with the FHLB-Dallas.

In recent years, we have accepted jumbo certificates of deposit through National CD Rateline, an online service. Pursuant to our business strategy, we are seeking to increase our core deposits by aggressively marketing and pricing these deposit products and by growing our commercial lending relationships, and thereby reduce our reliance on certificates of deposit as a funding source.

For the years ended December 31, 2016 and 2015, we had net income of $158,000 and $277,000, respectively. The decrease in net income resulted primarily from increases in provision for loan losses and income tax expense in 2016 versus 2015, offset in part by higher net interest income in 2016 resulting from an increase in our average loan balances in 2016 versus 2015. See “Management Discussion and Analysis of Financial Condition and Results of Operation – Comparison of Operating Results for the Years Ended December 31, 2016 and 2015.”

Heritage Bank of St. Tammany is subject to comprehensive regulation and examination by its primary federal regulator, the Office of the Comptroller of the Currency (“OCC”).

Our executive and administrative office is located at 205 North Columbia Street, Covington, Louisiana 70433, and our telephone number at this address is (985) 892-4565. Our website address is www.heritagebank.org. Information on our website is not incorporated into this prospectus and should not be considered part of this prospectus.

Heritage NOLA Bancorp, Inc.

The shares being offered will be issued by Heritage NOLA Bancorp, Inc., a newly formed Maryland corporation that will own all of the outstanding shares of common stock of Heritage Bank of St. Tammany upon completion of the Bank’s mutual-to-stock conversion. Heritage NOLA Bancorp was incorporated in February 2017 and has not engaged in any business to date. Upon completion of the conversion, Heritage NOLA Bancorp will register as a savings and loan holding company and will be subject to comprehensive regulation and examination by the Board of Governors of the Federal Reserve System, which we refer to as the Federal Reserve Board.

Heritage NOLA Bancorp’s executive and administrative office is located at 205 North Columbia Street, Covington, Louisiana 70433, and its telephone number at this address is (985) 892-4565.

The Conversion and Our Organizational Structure

Pursuant to the terms of the plan of conversion, Heritage Bank of St. Tammany will convert from a mutual (meaning no stockholders) savings bank to a stock savings bank. As part of the conversion, Heritage NOLA Bancorp, the newly formed proposed holding company for Heritage Bank of St. Tammany, will offer for sale shares of its common stock in a subscription offering, and, if necessary, a community offering and a syndicated community offering. Upon the completion of the conversion and stock offering, Heritage NOLA Bancorp will be 100% owned by stockholders and Heritage Bank of St. Tammany will be a wholly owned subsidiary of Heritage NOLA Bancorp. See “The Conversion and Offering.”

Business Strategy

Our principal objective is to build long-term value for our stockholders by operating a profitable community-oriented financial institution dedicated to meeting the banking needs of our customers by emphasizing personalized and efficient customer service. We are a very small financial institution, and we believe that managing prudent yet consistent asset growth in order to increase revenue is critical to our long-term success. We intend to operate as a well-capitalized and profitable community bank dedicated to providing exceptional personal service to our individual and business customers. We believe that we have a competitive advantage in the markets we serve because of our knowledge of the local marketplace and

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our long-standing history of providing superior, relationship-based customer service. Highlights of our current business strategy include:

•	Continuing to focus on one- to four-family residential real estate lending, including our practice of originating for retention in our portfolio, nonconforming long-term loans.

•	Increasing commercial real estate lending and commercial business lending.

•	Maintaining our strong asset quality through conservative loan underwriting.

•	Attracting and retaining customers in our market area and building our “core” deposits consisting of demand, NOW and savings accounts.

•	Remaining a community-oriented institution and relying on high quality service to maintain and build a loyal local customer base.

•	Expanding our banking franchise as opportunities arise through de novo branching and/or branch acquisitions, however, we currently have no understandings or agreements with respect to establishing a new branch or acquiring a branch.

These strategies are intended to guide our investment of the net proceeds of the offering. We intend to continue to pursue our business strategy after the conversion and the offering, subject to changes necessitated by future market conditions and other factors. Our strategy to increase our commercial lending involves risk as described in “Risk Factors - Our commercial real estate lending activities may expose us to increased lending risks. Also, see “Business of Heritage Bank of St. Tammany” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Business Strategy” for a further discussion of our business strategy.

Reasons for the Conversion and Offering

Consistent with our business strategy, our primary reasons for converting and raising additional capital through the offering are:

•	to increase capital to support future growth and profitability;

•	to retain and attract qualified personnel by establishing stock-based benefit plans for management and employees;

•	to have greater flexibility to structure and finance the opportunistic expansion of our operations; and

•	to offer our customers and employees an opportunity to purchase our stock.

As of December 31, 2016, Heritage Bank of St. Tammany was considered “well capitalized” for regulatory purposes. As a result of the conversion, the proceeds from the stock offering will further improve our capital position during a period of significant economic, regulatory and political uncertainty.

See “The Conversion and Offering” for a more complete discussion of our reasons for conducting the conversion and offering.

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Terms of the Offering

We are offering between 1,062,500 shares and 1,437,500 shares of common stock to eligible depositors of Heritage Bank of St. Tammany and to our tax-qualified employee benefit plans in a subscription offering. To the extent shares remain available, we may offer shares for sale in a community offering, with a preference given to natural persons and trusts of natural persons residing in St. Tammany Parish, Louisiana. We may also offer for sale shares of common stock not purchased in the subscription offering or the community offering to the general public in a syndicated community offering. The number of shares of common stock to be sold may be increased to up to 1,653,125 shares as a result of demand for the shares of common stock in the offering or changes in market conditions. Unless the number of shares of common stock offered is increased to more than 1,653,125 shares or decreased to fewer than 1,062,500 shares, or the offering is extended beyond July 31, 2017, subscribers will not have the opportunity to change or cancel their stock orders once submitted. If the offering is extended past July 31, 2017, we will resolicit subscribers. You will have the opportunity to confirm, change or cancel your order within a specified period of time. If you do not respond during that period of time, your stock order will be cancelled and your deposit account withdrawal authorizations will be cancelled or your funds submitted will be returned promptly with interest at 0.10% per annum. If the number of shares to be sold is increased to more than 1,653,125 shares or decreased to fewer than 1,062,500 shares, all subscribers’ stock orders will be cancelled, their deposit account withdrawal authorizations will be cancelled and funds delivered for the purchase of shares of common stock in the offering will be returned promptly with interest at 0.10% per annum. We will give these subscribers an opportunity to place new orders for a specified period of time.

The purchase price of each share of common stock to be offered for sale in the offering is $10.00. All investors will pay the same purchase price per share. Investors will not be charged a commission to purchase shares of common stock in the offering. FIG Partners, LLC, our marketing agent in the offering, will use its best efforts to assist us in selling shares of our common stock but is not obligated to purchase any shares of common stock in the offering.

Important Risks in Owning Heritage NOLA Bancorp’s Common Stock

Before you purchase shares of our common stock, you should read the “Risk Factors” section beginning on page 15 of this prospectus.

How We Determined the Offering Range and the $10.00 per Share Stock Price

The amount of common stock we are offering for sale is based on an independent appraisal of the estimated market value of Heritage NOLA Bancorp, assuming the conversion and offering are completed. RP Financial, LC. (“RP Financial”), our independent appraiser, has estimated that, as of February 10, 2017, this market value was $12.5 million. Based on regulations of the OCC, this market value forms the midpoint of a valuation range with a minimum of $10.6 million and a maximum of $14.4 million. Based on this valuation and a $10.00 per share price, the number of shares of common stock being offered for sale by us will range from 1,062,500 shares to 1,437,500 shares. We may sell up to 1,653,125 shares of common stock because of demand for the shares or changes in market conditions without resoliciting subscribers. The $10.00 per share price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions.

The appraisal is based in part on Heritage Bank of St. Tammany’s financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of common stock in the offering and an analysis of a peer group of ten publicly traded thrift holding companies with assets between $228 million and $528 million as of September 30, 2016 that RP Financial considers comparable

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to Heritage NOLA Bancorp. See “The Conversion and Offering – Determination of Share Price and Number of Shares to be Issued.”

The following table presents a summary of selected pricing ratios for the peer group companies and for Heritage NOLA Bancorp (on a pro forma basis) utilized by RP Financial in its appraisal. These ratios are based on Heritage NOLA Bancorp’s book value, tangible book value and core earnings as of and for the 12 months ended December 31, 2016. The peer group ratios are based on the latest date for which complete financial data are publicly available and stock prices as of February 10, 2017. Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 40.2% on a price-to-book value basis and a discount of 42.2% on a price-to-tangible book value basis and a premium of 1,268.6% on a price-to-earnings basis.

	Price-to-core earnings multiple (1)		Price-to-book value ratio	Price-to-tangible book value ratio
Heritage NOLA Bancorp (on a pro forma basis, assuming completion of the conversion):
Adjusted Maximum	976.42	x	72.52%	72.52%
Maximum	487.11	x	68.73%	68.73%
Midpoint	306.71	x	64.89%	64.89%
Minimum	204.33	x	60.35%	60.35%

Valuation of peer group companies, all of which are fully converted (on an historical basis):
Average	22.41	x	108.54%	112.27%
Median	20.38	x	109.85%	111.74%

(1)	Price-to-earnings multiples calculated by RP Financial in the independent appraisal are based on an estimate of “core” or recurring earnings. These ratios are different from those presented in “Pro Forma Data.”

The independent appraisal does not indicate trading market value. Do not assume or expect that our valuation as indicated in the appraisal means that after the conversion and offering the shares of our common stock will trade at or above the $10.00 per share purchase price. Furthermore, the pricing ratios presented in the appraisal were utilized by RP Financial to estimate our pro forma appraised value for regulatory purposes and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Conversion and Offering – Determination of Share Price and Number of Shares to be Issued.”

Stock price performance is affected by many factors, including, but not limited to: general market and economic conditions; the interest rate environment; the amount of proceeds a company raises in its offering; and numerous factors relating to the specific company, including the experience and ability of management, historical and anticipated operating results, the nature and quality of the company’s assets, and the company’s market area.

Our stock price may trade below $10.00 per share, as the stock prices of certain mutual-to-stock conversions have decreased below the initial offering price. If you purchase shares of common stock, you may not be able to sell them at or above $10.00 per share. Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, the section entitled “Risk Factors” beginning on page 15.

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How We Intend to Use the Proceeds From the Stock Offering

Heritage Bank of St. Tammany will receive a capital contribution equal to at least 50% of the net proceeds of the offering, plus such additional amounts as may be necessary so that, upon completion of the offering, Heritage Bank of St. Tammany will have a Tier 1 leverage ratio of at least 10.0%. Based on this formula, we anticipate that Heritage NOLA Bancorp will invest, at the minimum, midpoint, maximum and adjusted maximum of the offering range, approximately $4.7 million, $5.7 million, $6.6 million and $7.7 million, respectively, of the net proceeds from the stock offering in Heritage Bank of St. Tammany. Of the remaining funds, we intend that Heritage NOLA Bancorp will loan funds to our employee stock ownership plan to fund the plan’s purchase of shares of common stock in the stock offering, and retain the remainder of the net proceeds from the offering. Assuming we sell 1,250,000 shares of common stock in the stock offering and have net proceeds of $11.3 million, based on the above formula, we anticipate that Heritage NOLA Bancorp will invest $5.7 million in Heritage Bank of St. Tammany, loan $1.0 million to our employee stock ownership plan to fund its purchase of shares of common stock, and retain the remaining $4.7 million of the net proceeds.

Heritage NOLA Bancorp may use the remaining funds that it retains to repurchase shares of common stock (subject to compliance with regulatory requirements), to pay cash dividends, for investments, or for other general corporate purposes. Heritage Bank of St. Tammany intends to invest the net proceeds it receives from us to fund new loans, enhance existing products and services, invest in securities, expand its banking franchise by establishing or acquiring a new branch or acquiring another financial institution as opportunities arise, or for general corporate purposes.

For more information on the proposed use of the proceeds from the offering, see “How We Intend to Use the Proceeds from the Offering.”

Persons Who May Order Shares of Common Stock in the Offering

We are offering the shares of common stock in a subscription offering in the following descending order of priority:

(i)	First, to depositors with accounts at Heritage Bank of St. Tammany with aggregate balances of at least $50 at the close of business on December 31, 2015.

(ii)	Second, to our tax-qualified employee benefit plans (including Heritage Bank of St. Tammany’s employee stock ownership plan), which will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering. We expect our employee stock ownership plan to purchase up to 8% of the shares of common stock sold in the offering.

(iii)	Third, to depositors with accounts at Heritage Bank of St. Tammany with aggregate balances of at least $50 at the close of business on March 31, 2017.

(iv)	Fourth, to depositors of Heritage Bank of St. Tammany at the close of business on May 4, 2017.

Shares of common stock not purchased in the subscription offering may be offered for sale in a community offering, with a preference given to natural persons and trusts of natural persons residing in St. Tammany Parish, Louisiana. The community offering may begin concurrently with, during or after the subscription offering. We also may offer for sale shares of common stock not purchased in the subscription offering or the community offering to the general public through a syndicated community

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offering, which will be managed by FIG Partners, LLC. We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated community offering. Any determination to accept or reject stock orders in the community offering or the syndicated community offering will be based on the facts and circumstances available to management at the time of the determination.

If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order. Shares will be allocated first to categories in the subscription offering. A detailed description of the subscription offering, the community offering and the syndicated community offering, as well as a discussion regarding allocation procedures, can be found in the section of this prospectus entitled “The Conversion and Offering.”

Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased is 25.

Generally, no individual, or individuals through a single account held jointly, may purchase more than the greater of: (i) 5,000 shares ($50,000) of common stock; (ii) 0.10% of the total number of shares of common stock issued in the offering, or (iii) 15 times the number of shares offered multiplied by a fraction of which the numerator is the depositor’s total deposit balance (as of the eligibility record date or supplemental eligibility record date, as applicable) and the denominator is the aggregate of all deposits (as of the eligibility record date or supplemental eligibility record date, as applicable), subject to the overall purchase limitations. If any of the following purchase shares of common stock, their purchases, in all categories of the offering combined, when combined with your purchases, cannot exceed 20,000 shares ($200,000) of common stock:

•	your spouse or relatives of you or your spouse who reside with you;

•	most companies, trusts or other entities in which you are a trustee, have a substantial beneficial interest or hold a senior position; or

•	other persons who may be your associates or persons acting in concert with you.

Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying accounts registered to the same address will be subject to the overall purchase limitation of 20,000 shares ($200,000). See the detailed descriptions of “acting in concert” and “associate” in the section of this prospectus headed “The Conversion and Offering – Limitations on Common Stock Purchases.”

Subject to OCC approval, we may increase or decrease the purchase limitations at any time. See the detailed description of the purchase limitations in the section of this prospectus headed “The Conversion and Offering – Limitations on Common Stock Purchases.”

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How You May Purchase Shares of Common Stock in the Subscription Offering and the Community Offering

In the subscription offering and community offering, you may pay for your shares only by:

•	personal check, bank check or money order made payable directly to Heritage NOLA Bancorp, Inc.; or

•	authorizing us to withdraw available funds (without any early withdrawal penalty) from your account(s) maintained with Heritage Bank of St. Tammany, other than checking accounts or individual retirement accounts (IRAs).

Please do not submit cash or wire transfers. For orders paid for by check or money order, the funds must be available in the account. Heritage Bank of St. Tammany is not permitted to lend funds to anyone for the purpose of purchasing shares of common stock in the offering. Additionally, you may not use a Heritage Bank of St. Tammany line of credit check or any type of third-party check to pay for shares of common stock. The stock order form does not permit a subscriber to designate withdrawal from Heritage Bank of St. Tammany accounts with check-writing privileges; instead, please submit a check.  If, however, you designate on the stock order form that we directly withdraw the funds from an account with check-writing privileges, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account. Funds received in the subscription and community offerings and, if applicable, the syndicated community offering will be held in a segregated account at Heritage Bank of St. Tammany and will earn interest at 0.10% per annum until completion or termination of the offering. You may not authorize direct withdrawal from a Heritage Bank of St. Tammany retirement account. See “– Using Retirement Account Funds to Purchase Shares of Common Stock in the Subscription and Community Offerings.”

Withdrawals from certificates of deposit at Heritage Bank of St. Tammany for the purpose of purchasing common stock in the offering may be made without incurring an early withdrawal penalty. All funds authorized for withdrawal from deposit accounts with Heritage Bank of St. Tammany must be in the deposit accounts at the time the stock order form is received. A hold will be placed on those funds when your stock order form is received, making the designated funds unavailable to you. However, funds will not be withdrawn from the accounts until the offering is completed and will continue to earn interest at the applicable deposit account rate until the completion of the offering. If a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate will be canceled at the time of withdrawal without penalty, and the remaining balance will earn interest at Heritage Bank of St. Tammany’ current statement savings rate thereafter.

You may subscribe for shares of common stock in the offering by delivering a signed and completed original stock order form, together with full payment payable to Heritage NOLA Bancorp, Inc. or authorization to withdraw funds from one or more of your Heritage Bank of St. Tammany deposit accounts, provided that the stock order form is received (not postmarked) before 2:00 p.m., Central Time, on June 14, 2017. You may submit your stock order form and payment by mail using the stock order reply envelope provided, by overnight delivery to our Stock Information Center at the address noted on the stock order form or by hand-delivery to Heritage Bank of St. Tammany’s main office, located at 205 North Columbia Street, Covington, Louisiana. Please do not mail stock order forms to Heritage Bank of St. Tammany. Once submitted, your order will be irrevocable unless the offering is terminated or is extended beyond July 31, 2017, or the number of shares of common stock to be sold is increased to more than 1,653,125 shares or decreased to fewer than 1,062,500 shares. We are not required to accept incomplete stock order forms, unsigned stock order forms, or copies or facsimiles of stock order forms.

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For a complete description of how to purchase shares in the stock offering, see “The Conversion and Offering – Procedure for Purchasing Shares.”

Using Retirement Account Funds to Purchase Shares of Common Stock in the Subscription and Community Offerings

You may be able to subscribe for shares of common stock using funds in your individual retirement account (“IRA”), or other retirement account. If you wish to use some or all of the funds in your IRA or other retirement account held at Heritage Bank of St. Tammany, the applicable funds must be transferred to a self-directed account maintained by an independent custodian or trustee, such as a brokerage firm, before you place your stock order. If you do not have such an account, you will need to establish one. An annual administrative fee may be payable to the independent custodian or trustee. Because individual circumstances differ and the processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the June 14, 2017 offering deadline, for assistance with purchases using funds in your IRA or other retirement account held at Heritage Bank of St. Tammany or elsewhere. Whether you may use such funds for the purchase of shares in the stock offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

For a complete description of how to use IRA funds to purchase shares in the stock offering, see “The Conversion and Offering – Procedure for Purchasing Shares – Using Retirement Account Funds.”

You May Not Sell or Transfer Your Subscription Rights

Federal regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to state that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights. We intend to take legal action against anyone who we believe has sold or transferred his or her subscription rights. In addition, we intend to advise the appropriate federal agencies of any person who we believe has sold or transferred his or her subscription rights. We will not accept your order if we have reason to believe that you have sold or transferred your subscription rights. On the stock order form, you may not add the names of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do. You may add only those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility. In addition, the stock order form requires that you list all qualifying accounts, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation if there is an oversubscription.

Purchases by Executive Officers and Directors

We expect our directors and executive officers, together with their associates, to subscribe for 97,850 shares ($978,500) of common stock in the offering, representing 9.2% of shares to be sold at the minimum of the offering range. However, there can be no assurance that any individual director or executive officer, or the directors and executive officers as a group, will purchase any specific number of shares of our common stock. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering. Our directors and executive officers will be subject to the same minimum purchase requirements and purchase limitations as other participants in the offering set forth under “– Limits on How Much Stock You May Purchase.”

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Purchases by our directors, executive officers and their associates will be included in determining whether the required minimum number of shares has been subscribed for in the offering. Any purchases made by our directors or executive officers, or their associates, for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution.

For more information on the proposed purchases of shares of common stock by our directors and executive officers, see “Subscriptions by Directors and Executive Officers.”

Deadline for Orders of Shares of Common Stock in the Subscription and Community Offerings

The deadline for submitting orders for shares of common stock in the subscription and community offerings is 2:00 p.m., Central Time, on June 14, 2017, unless we extend the subscription offering and/or the community offering. If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment, must be received (not postmarked) by this time. Orders received after 2:00 p.m., Central Time, on June 14, 2017 will be rejected unless the offering is extended.

Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 2:00 p.m., Central Time, on June 14, 2017, whether or not we have been able to locate each person entitled to subscription rights.

For a complete description of the deadline for purchasing shares in the stock offering, see “The Conversion and Offering – Procedure for Purchasing Shares – Expiration Date.”

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 1,062,500 shares of common stock, we may take additional steps in order to issue the minimum number of shares of common stock in the offering range. Specifically, we may:

•	increase the purchase limitations; and/or

•	seek regulatory approval to extend the offering beyond July 31, 2017.

If we extend the offering past July 31, 2017, we will resolicit subscribers and you will have the opportunity to confirm, change or cancel your order within a specified period of time. If you do not respond during that period of time, your stock order will be cancelled and your deposit account withdrawal authorizations will be cancelled or your funds submitted will be returned promptly with interest at 0.10% per annum from the date the stock order was processed.

If one or more purchase limitations are increased we will not resolicit all subscribers, however, subscribers in the subscription offering who ordered the maximum amount and who indicated a desire to be resolicited on the stock order form will be and, in our sole discretion, some other large subscribers may be, given the opportunity to increase their subscriptions up to the newly applicable limit. We may increase the individual or aggregate purchase limitations to an amount not to exceed 5.0% of the common stock sold in the offering, see “The Conversion and Offering – Limitations on Common Stock Purchases.”

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Conditions to Completion of the Conversion

The board of directors of Heritage Bank of St. Tammany has approved the plan of conversion. In addition, the OCC has conditionally approved the plan of conversion (however, OCC approval does not constitute a recommendation or endorsement of the plan of conversion by the OCC) and the Federal Reserve Board has conditionally approved our holding company application. We cannot complete the conversion unless:

•	The plan of conversion is approved by a majority of votes eligible to be cast by members of Heritage Bank of St. Tammany (depositors of Heritage Bank of St. Tammany). A special meeting of members to consider and vote upon the plan of conversion has been scheduled for June 20, 2017;

•	We have received orders for at least the minimum number of shares of common stock offered; and

•	We receive the final approval required from the OCC to complete the conversion and offering and the final approval from the Federal Reserve Board on the holding company application.

Any approval by the OCC or the Federal Reserve Board does not constitute a recommendation or endorsement of the plan of conversion.

Our Dividend Policy

Following completion of the stock offering, our board of directors will have the authority to declare dividends on our common stock, subject to statutory and regulatory requirements. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. The payment and amount of any dividend payments will depend upon a number of factors, including the following: regulatory capital requirements; our financial condition and results of operations; our other uses of funds for the long-term value of stockholders; tax considerations; statutory and regulatory limitations; and general economic conditions. See “Our Dividend Policy” in this prospectus for additional information regarding our dividend policy.

Market for Common Stock

We anticipate that the common stock sold in the offering will be quoted on the OTC Pink Marketplace (OTCPK) operated by OTC Markets Group. FIG Partners, LLC currently intends to make a market in the shares of our common stock, but is under no obligation to do so. See “Market for the Common Stock.” Following completion of the conversion, if we meet the Nasdaq listing requirements, we will use our best efforts to seek approval to list our common stock on the Nasdaq Capital Market.

Delivery of Shares of Stock

All shares of common stock of Heritage NOLA Bancorp sold in the subscription offering and community offering will be issued in book entry form and held electronically on the books of our transfer agent. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock sold in the offering will be mailed by our transfer agent to the persons entitled thereto at the address noted by them on their stock order form as soon as practicable following consummation of the conversion. Shares of common stock sold in the syndicated community offering may be delivered electronically through the services of The Depository Trust Company. We expect trading in the stock to begin on the business day of or on the business day immediately following the completion of the conversion and stock

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offering. It is possible that until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers might not be able to sell the shares of common stock that they ordered, even though the common stock will have begun trading. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Possible Change in the Offering Range

RP Financial will update its appraisal before we complete the offering. If, as a result of demand for the shares or changes in market conditions, RP Financial determines that our pro forma market value has increased, we may sell up to 1,653,125 shares in the offering without further notice to you. If our pro forma market value at that time is either below $10.6 million or above $16.5 million, then, after consulting with the OCC, we may:

•	terminate the stock offering, cancel deposit account withdrawal authorizations and promptly return all funds received in the offering with interest at 0.10% per annum;

•	set a new offering range; or

•	take such other actions as may be permitted by the OCC, the Federal Reserve Board, the Financial Industry Regulatory Authority (“FINRA”) and the Securities and Exchange Commission.

If we set a new offering range, we will promptly return funds, with interest at 0.10% per annum for funds received in the offering, cancel deposit account withdrawal authorizations and commence a resolicitation. In connection with the resolicitation, we will notify subscribers of their right to place a new stock order for a specified period of time.

Possible Termination of the Offering

We may terminate the offering at any time prior to the special meeting of members of Heritage Bank of St. Tammany that is being called to vote on the conversion, and at any time after member approval with the concurrence of the OCC. If we terminate the offering, we will promptly return funds, as described above.

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion

We expect our employee stock ownership plan, which is a tax-qualified retirement plan for the benefit of all of our employees being established in connection with the conversion and stock offering, to purchase up to 8% of the shares of common stock that we sell in the offering. If we receive orders for more shares of common stock than the maximum of the offering range, the employee stock ownership plan will have first priority to purchase shares over this maximum, up to a total of 8% of the shares of common stock that we sell in the offering. This would reduce the number of shares available for allocation to eligible depositors. For further information, see “Management – Benefit Plans and Agreements – Employee Stock Ownership Plan.”

Purchases by the employee stock ownership plan in the offering will be included in determining whether the required minimum number of shares have been sold in the offering. Subject to market conditions and receipt of regulatory approval, the employee stock ownership plan may instead elect to purchase shares of common stock in the open market following the completion of the offering in order to fill all or a portion of the employee stock ownership plan’s intended subscription.

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We also intend to implement a stock-based benefit plan no earlier than six months after completion of the conversion. Stockholder approval of this plan will be required, and the stock-based benefit plan cannot be implemented until at least six months after the completion of the conversion pursuant to applicable OCC regulations. If adopted within 12 months following the completion of the conversion, and provided that upon completion of the offering Heritage Bank of St. Tammany has at least a 10% tangible capital to assets ratio, the OCC conversion regulations would allow for the stock-based benefit plan to reserve a number of shares of common stock equal to not more than 4% of the shares sold in the offering, or up to 57,500 shares of common stock at the maximum of the offering range, for restricted stock awards to key employees and directors, at no cost to the recipients. If adopted within 12 months following the completion of the conversion, the stock-based benefit plan will also reserve a number of shares equal to not more than 10% of the shares of common stock sold in the offering, or up to 143,750 shares of common stock at the maximum of the offering range, for the exercise of stock options granted to key employees and directors. If the stock-based benefit plan is adopted after one year from the date of the completion of the conversion, the 4% and 10% limitations described above will no longer apply, and we may adopt a stock-based benefit plan encompassing more than 201,250 shares of our common stock assuming the maximum of the offering range. We have not yet determined whether we will present this plan for stockholder approval within 12 months following the completion of the conversion or whether we will present this plan for stockholder approval more than 12 months after the completion of the conversion.

The following table summarizes the number of shares of common stock and aggregate dollar value of grants (valuing each share granted at the offering price of $10.00) that would be available under a stock-based benefit plan if such plan is adopted within one year following the completion of the conversion and the offering and Heritage Bank of St. Tammany has at least a 10% tangible capital to assets ratio at that time. The table shows the dilution to stockholders if all these shares are issued from authorized but unissued shares, instead of shares purchased in the open market. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all employees. A portion of the stock grants shown in the table below may be made to non-management employees.

	Number of Shares to be Granted or Purchased (1)			Dilution Resulting	Value of Grants (2)
	At Minimum of Offering Range	At Maximum of Offering Range	As a Percentage of Common Stock to be Issued	From Issuance of Shares for Stock Benefit Plans	At Minimum of Offering Range	At Maximum of Offering Range

Employee stock ownership plan	85,000	115,000	8.00%	n/a (3)	$850,000	$1,150,000
Stock awards	42,500	57,500	4.00	3.85%	425,000	575,000
Stock options	106,250	143,750	10.00	9.09%	291,125	393,875
Total	233,750	316,250	22.00%	12.28%	$1,566,125	$2,118,875

(1)	The stock-based benefit plan may award a greater number of options and shares, respectively, if the plan is adopted more than 12 months after the completion of the conversion.
(2)	The actual value of restricted stock grants will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $2.74 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; dividend yield of 0%; an expected option life of 10 years; a risk-free interest rate of 2.45%; and a volatility rate of 12.57%. The actual expense of stock options granted under a stock-based benefit plan will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted, which may or may not be the Black-Scholes model.
(3)	Represents the dilution of stock ownership interest. No dilution is reflected for the employee stock ownership plan because these shares are assumed to be purchased in the offering.

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Tax Consequences

Heritage Bank of St. Tammany and Heritage NOLA Bancorp have received an opinion of counsel, Luse Gorman, PC, regarding the material federal income tax consequences of the conversion, including an opinion that it is more likely than not that the fair market value of the nontransferable subscription rights to purchase the common stock will be zero and, accordingly, no gain or loss will be recognized by depositors upon the distribution to them of the nontransferable subscription rights to purchase the common stock and no taxable income will be realized by depositors as a result of the exercise of the nontransferable subscription rights. Heritage Bank of St. Tammany and Heritage NOLA Bancorp have also received an opinion of Hannis T. Bourgeois, LLP regarding the material Louisiana state tax consequences of the conversion. As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to Heritage Bank of St. Tammany, Heritage NOLA Bancorp or persons eligible to subscribe in the subscription offering. See the section of this prospectus entitled “Taxation” for additional information regarding taxes.

How You Can Obtain Additional Information – Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have questions regarding the conversion or offering, please call our Stock Information Center. The toll-free telephone number is (866) 806-1790. The Stock Information Center is open for telephone calls Monday through Friday between 10:00 a.m. and 4:00 p.m., Central Time. The Stock Information Center will be closed on bank holidays.

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RISK FACTORS

You should consider carefully the following risk factors in evaluating an investment in the shares of common stock.

Risks Related to Our Business

Our commercial real estate lending activities may expose us to increased lending risks.

We intend to continue to originate and purchase commercial real estate loans for portfolio, as well as participate in larger commercial real estate loans. Such lending activities generally are considered to involve a higher degree of risk than one- to four-family residential real estate lending due to a variety of factors, including generally larger loan balances, shorter terms to maturity and loan terms which often do not require full amortization of the loan over its term and, instead, provide for a balloon payment at stated maturity. As a result, we may need to increase our provision for loan losses in future periods to address possible loan losses in our commercial real estate loan portfolio.

A portion of our one- to four-family residential real estate loans is comprised of non-owner-occupied properties which increases the credit risk on this portion of our loan portfolio.

The housing stock in our primary market area is comprised in part of single-family rental properties as well as two- to four-unit properties.  At December 31, 2016, of the $57.6 million of one- to four-family residential real estate loans in our portfolio, $11.2 million, or 14.7% of this amount, was comprised of non-owner-occupied properties.  Our non-owner-occupied residential loans are secured primarily by single-family properties, and to a much lesser extent, by two- to four-unit properties.  We believe that there is a greater credit risk inherent in non-owner-occupied properties than in owner-occupied properties since, similar to commercial real estate and multifamily loans, the repayment of these loans may depend, in part, on the successful management of the property and/or the borrower’s ability to lease the units of the property.  In addition, the physical condition of non-owner-occupied properties may be below that of owner-occupied properties due to lesser property maintenance standards, which has a negative impact on the value of the collateral properties.  Furthermore, some of our non-owner-occupied borrowers have more than one loan outstanding with us, which may expose us to a greater risk of loss compared to residential borrowers with only one loan.  A downturn in the real estate market or the local economy could adversely affect the value of properties securing these loans or the revenues derived from these properties which could affect the borrower’s ability to repay the loan.

We utilize wholesale certificates of deposit which are interest-rate sensitive and which increase our interest rate risk sensitivity.

In recent years, we have accepted wholesale certificates of deposits through National CD Rateline, an on-line service, and directly from other federally insured institutions. At December 31, 2016, $11.9 million, or 16.0% of our total deposits, consisted of these wholesale certificates of deposit. Our reliance on certificates of deposit to fund our operations may result in a higher cost of funds than would otherwise be the case if we had a higher percentage of noninterest-bearing demand deposits, savings deposits and NOW accounts. Additionally, wholesale certificates of deposit are generally considered rate-sensitive instruments which contribute to our interest rate risk sensitivity.

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Future changes in interest rates could reduce our profits and asset values.

Future changes in interest rates could impact our financial condition and results of operations.

Net income is the amount by which net interest income and noninterest income exceeds noninterest expense and the provision for loan losses. Net interest income makes up a majority of our income and is based on the difference between:

•	interest income earned on interest-earning assets, such as loans and securities; and

•	interest expense paid on interest-bearing liabilities, such as deposits and borrowings.

We are vulnerable to changes in interest rates including the shape of the yield curve because of a mismatch between the terms to repricing of our assets and liabilities. We maintain in our portfolio a substantial amount of long-term, fixed-rate one- to four-family residential real estate loans. The retention of these loans makes us extremely sensitive to a decrease in the value of our equity in a rising interest rate environment.

We utilize a computer simulation model to provide an analysis of estimated changes in net interest income (“NII”) and in the economic value of equity (“EVE”) in various interest rate scenarios. At December 31, 2016, our “rate shock” analysis indicated that our NII would decrease $101,000, or 3.5%, to $2.8 million, and our EVE would decrease $1.6 million, or 17.3%, in the event of an immediate 200 basis point increase in interest rates. Also, our interest rate risk modeling techniques and assumptions likely may not fully predict or capture the impact of actual interest rate changes on our balance sheet.

Additionally, increases in interest rates may decrease loan demand and/or make it more difficult for borrowers to repay adjustable-rate loans. Conversely, a reduction in interest rates can result in increased prepayments of loans and mortgage-backed and related securities, as borrowers refinance their debt in order to reduce their borrowing costs. This creates reinvestment risk, which is the risk that we may not be able to reinvest prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities.

Finally, a significant increase in interest rates could make it more difficult to attract the funding needed to support our operations.

A portion of our loan portfolio consists of loan participations. Loan participations may have a higher risk of loss than loans we originate because we are not the lead lender and we have limited control over credit management.

A portion of our loan portfolio consists of loan participations purchased from other banks. Historically, our loan participations have been secured by commercial properties. Although we underwrite these loan participations consistent with our general underwriting criteria, loan participations may have a higher risk of loss than loans we originate because we rely on the lead lender to manage the performance of the loan. Moreover, our decision regarding the classification of a loan participation and loan loss provisions associated with a loan participation is made in part based upon information provided by the lead lender. A lead lender also may not monitor a participation loan in the same manner as we would for loans that we originate. At December 31, 2016, our loan participations totaled $2.4 million, or 3.0% of our loan portfolio. We intend to continue to purchase loan participations following completion of the stock offering. If the underwriting, administration or performance of these participation loans is not adequate, our non-performing loans may increase and our earnings may decrease.

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Our small size makes it more difficult for us to compete and to achieve significant profitability.

Our small asset size makes it more difficult to compete with other financial institutions which are generally larger and can more easily afford to invest in the marketing and technologies needed to attract and retain customers. Because our principal source of income is the net interest income we earn on our loans after deducting interest paid on deposits and other sources of funds, our ability to generate the revenues needed to cover our expenses and finance such investments is limited by the size of our loan portfolio. Accordingly, we are not always able to offer new products and services as quickly as our competitors. Our lower earnings also make it more difficult to offer competitive salaries and benefits. In addition, our smaller customer base makes it difficult to generate meaningful noninterest income from such activities as securities and insurance brokerage. Finally, as a smaller institution, we are disproportionately affected by the continually increasing costs of compliance with new banking and other regulations.

We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.

Our future success will be largely due to the efforts of our senior management team, including W. David Crumhorn, our President and Chief Executive Officer, Dana Whitaker, our Executive Vice President and Chief Credit Officer and Lisa Hughes, our Senior Vice President and Chief Financial Officer, who have each been employed by Heritage Bank 25, 28 and 10 years, respectively. Because we are a small community savings bank with a small management team, each member of our senior management team has more responsibility than his or her counterpart typically would have at a larger institution with more employees, and we have fewer management-level personnel who are in a position to assume the responsibilities of our senior management team. The loss of services of either of these individuals may have a material adverse effect on our ability to implement our business plan.

If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the amount of the allowance for loan losses, we review our loans and our loss and delinquency experience, and we evaluate economic conditions. If our assumptions are incorrect, our allowance for loan losses may not be sufficient to cover probable incurred losses in our loan portfolio, resulting in additions to our allowance for loan losses. Additions to the allowance for loan losses are established through the provision for losses on loans which is charged against income.

Material additions to our allowance could materially decrease our net income. In addition, bank regulators periodically review our allowance for loan losses and, based on judgments different than management’s, we may determine to increase our provision for loan losses or recognize further loan charge-offs as a result of these regulatory reviews. Any material increase in our allowance for loan losses or loan charge-offs may adversely affect our financial condition and results of operations.

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If our nonperforming assets increase, our earnings will be adversely affected.

At December 31, 2016, our nonperforming assets, which consist of nonaccruing loans and foreclosed assets, were $611,000, or 0.62% of total assets. Our nonperforming assets adversely affect our net income in various ways, including:

•	we forego the interest income that we would otherwise recognize were the assets accruing;

•	we must provide for probable loan losses through a current period charge to the provision for loan losses;

•	noninterest expense increases when we write down the value of properties in our real estate owned portfolio to reflect changing market values or recognize other-than-temporary impairment on nonperforming securities;

•	there are legal fees associated with the resolution of problem assets, as well as carrying costs, such as taxes, insurance, and maintenance fees related to our real estate owned; and

•	the resolution of nonperforming assets requires the active involvement of management, which can distract them from more profitable activity.

If additional borrowers become delinquent and do not pay their loans and we are unable to successfully manage our nonperforming assets, our losses and troubled assets could increase significantly, which could have a material adverse effect on our financial condition and results of operations.

If our real estate owned is not properly valued or if our allowance for loan losses is insufficient, our earnings could be reduced.

We obtain updated valuations in the form of appraisals when a loan has been foreclosed and the property taken in as real estate owned and at certain other times during the holding period of the asset. Our net book value (“NBV”) in the loan at the time of foreclosure and thereafter is compared to the updated fair value of the foreclosed property less estimated selling costs (fair value). A charge-off is recorded for any excess in the asset’s NBV over its fair value less estimated selling costs. If our valuation process is incorrect, or if property values decline, the fair value of our real estate owned may not be sufficient to recover our carrying value in such assets, resulting in the need for additional charge-offs. Significant charge-offs to our real estate owned could have a material adverse effect on our financial condition and results of operations. In addition, bank regulators periodically review our real estate owned and may require us to recognize further charge-offs. Any increase in our charge-offs may have a material adverse effect on our financial condition and results of operations.

Strong competition within our market areas may limit our growth and profitability.

Competition in the banking and financial services industry is intense. In our market area, we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Some of our competitors have greater name recognition and market presence that benefit them in attracting business, and offer certain services that we do not or cannot provide. In addition, larger competitors may be able to price loans and deposits more aggressively than we do, which could affect our ability to grow and remain profitable on a long-term basis. Our ability to achieve significant profitability depends upon our ability to successfully compete in our market area. If we must

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raise interest rates paid on deposits or lower interest rates charged on our loans, our net interest margin and profitability could be adversely affected. For additional information see “Business of Heritage Bank of St. Tammany – Market Area” and “Business of Heritage Bank of St. Tammany – Competition.”

The financial services industry could become even more competitive as a result of new legislative, regulatory and technological changes and continued consolidation. Banks, securities firms and insurance companies can merge under the umbrella of a financial holding company, which can offer virtually any type of financial service, including banking, securities underwriting, insurance (both agency and underwriting) and merchant banking. Also, technology has lowered barriers to entry and made it possible for non-banks to offer products and services traditionally provided by banks, such as automatic transfer and automatic payment systems. Many of our competitors have fewer regulatory constraints and may have lower cost structures. Additionally, due to their size, many competitors may be able to achieve economies of scale and, as a result, may offer a broader range of products and services as well as better pricing for those products and services than we can.

We have become subject to more stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or constrain us from paying dividends or repurchasing shares.

In July 2013, the federal banking agencies approved a new rule that has substantially amended regulatory risk-based capital rules. The final rule implements the regulatory capital reforms from the Basel Committee on Banking Supervision (“Basel III”) and changes required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

The final rule includes new minimum risk-based capital and leverage ratios, which were effective for us on January 1, 2015, and refines the definition of what constitutes “capital” for purposes of calculating these ratios. The new minimum capital requirements are: (i) a new common equity Tier 1 capital ratio of 4.5%; (ii) a Tier 1 to risk-based assets capital ratio of 6% (increased from 4%); (iii) a total capital ratio of 8% (unchanged from prior rules); and (iv) a Tier 1 leverage ratio of 4%. The final rule also requires unrealized gains and losses on certain “available-for-sale” securities holdings to be included for purposes of calculating regulatory capital requirements unless a one-time opt-out is exercised. We have elected to exercise our one-time option to opt-out of the requirement under the final rule to include certain “available-for-sale” securities holdings for purposes of calculating our regulatory capital requirements. The final rule also establishes a “capital conservation buffer” of 2.5%, and, when fully phased in, will result in the following minimum ratios: (i) a common equity Tier 1 capital ratio of 7.0%, (ii) a Tier 1 to risk-based assets capital ratio of 8.5%, and (iii) a total capital ratio of 10.5%. The new capital conservation buffer requirement were phased in beginning in January 2016 at 0.625% of risk-weighted assets and will increase each year until fully implemented in January 2019. An institution will be subject to limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses if its capital level falls below the buffer amount. These limitations will establish a maximum percentage of eligible retained income that can be utilized for such actions.

We have analyzed the effects of these new capital requirements, and we believe that, upon completion of the offering, we would meet all of these new requirements, including the full 2.5% capital conservation buffer.

The application of more stringent capital requirements could, among other things, result in lower returns on equity, require the raising of additional capital, and result in regulatory actions if we were to be unable to comply with such requirements. Furthermore, the imposition of liquidity requirements in connection with the implementation of Basel III could result in our having to lengthen the term of our funding, restructure our business models, and/or increase our holdings of liquid assets. Implementation of

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changes to asset risk weightings for risk-based capital calculations, items included or deducted in calculating regulatory capital and/or additional capital conservation buffers could result in management modifying its business strategy, and could limit our ability to make distributions, including paying out dividends or buying back shares. Specifically, our ability to pay dividends will be limited if we do not have the capital conservation buffer required by the new capital rules, which may further limit our ability to pay dividends to shareholders. See “Supervision and Regulation – Federal Banking Regulation – Capital Requirements.”

Risks associated with system failures, interruptions, or breaches of security could negatively affect our earnings.

Information technology systems are critical to our business. We use various technology systems to manage our customer relationships, general ledger, securities, deposits, and loans. However, while our policies and procedures are designed to prevent or limit the impact of system failures, interruptions, and security breaches, they may not be adequate. In addition any compromise of our systems could deter customers from using our products and services. Although we rely on security systems to provide security and authentication necessary to effect the secure transmission of data, these precautions may not protect our systems from compromises or breaches of security.

In addition, we outsource a majority of our data processing to certain third-party providers. If these third-party providers encounter difficulties, or if we have difficulty communicating with them, our ability to adequately process and account for transactions could be affected, and our business operations could be adversely affected. Threats to information security also exist in the processing of customer information through various other vendors and their personnel.

The occurrence of any system failures, interruption, or breach of security could damage our reputation and result in a loss of customers and business, subject us to additional regulatory scrutiny or expose us to litigation and possible financial liability. Any of these events could have a material adverse effect on our financial condition and results of operations.

We are a community bank and our ability to maintain our reputation is critical to the success of our business and the failure to do so may materially adversely affect our performance.

We are a community bank, and our reputation is one of the most valuable components of our business. A key component of our business strategy is to rely on our reputation for customer service and knowledge of local markets to expand our presence by capturing new business opportunities from existing and prospective customers in our market area and contiguous areas. This is done, in part, by recruiting, hiring and retaining employees who share our core values of being an integral part of the communities we serve, delivering superior service to our customers and caring about our customers and associates. If our reputation is negatively affected, by the actions of our employees, or by our inability to conduct our operations in a manner that is appealing to current or prospective customers, our business and, therefore, our operating results may be materially adversely affected.

Changes to federal programs that subsidize flood insurance could result in increased premiums for owners of flood insurance which could result in increased loan defaults.

The National Flood Insurance Program (NFIP) enables property owners in participating communities to purchase insurance, administered by the government, against losses from flooding, and requires flood insurance for all loans or lines of credit that are secured by existing buildings, manufactured homes, or buildings under construction, that are located in a designated Special Flood Hazard Area, including a large portion of our primary market area. This insurance is designed to provide

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an insurance alternative to disaster assistance to meet the escalating costs of repairing damage to buildings and their contents caused by floods.

In 2012, in response to the insolvency of the NFIP, The Biggert-Waters Flood Insurance Reform Act of 2012 was introduced to allow flood insurance premiums to rise to reflect the true risk of living in high-flood areas, by reducing the government subsidies provided by the NFIP. In recent years, there has been ongoing legislative discussions about reducing governmental subsidies for flood insurance, which could result in much larger flood insurance premiums to be paid by owners of the insurance. Increases in flood insurance premiums could result in certain borrowers no longer being able to meet their monthly loan payments and could therefore result in increased loan defaults.

We could be adversely affected by a failure in our internal controls.

A failure in our internal controls could have a significant negative impact not only on our earnings, but also on the perception that customers, regulators and investors may have of us. We continue to devote a significant amount of effort, time and resources to strengthen our controls and ensuring compliance with complex accounting standards and banking regulations.

The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses.

As a result of the completion of this offering, we will become a public reporting company. We expect that the obligations of being a public company, including the substantial public reporting obligations, will require significant expenditures and place additional demands on our management team. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a stand-alone public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. Section 404 of the Sarbanes-Oxley Act of 2002 requires annual management assessments of the effectiveness of our internal control over financial reporting, starting with the second annual report that we would expect to file with the Securities Exchange Commission. Any failure to achieve and maintain an effective internal control environment could have a material adverse effect on our business and stock price. In addition, we may need to hire additional compliance, accounting and financial staff with appropriate public company experience and technical knowledge, and we may not be able to do so in a timely fashion. As a result, we may need to rely on outside consultants to provide these services for us until qualified personnel are hired. These obligations will increase our operating expenses and could divert our management’s attention from our operations.

We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

We are subject to extensive regulation, supervision, and examination by the Federal Reserve Board, the OCC and, to a lesser extent, the Federal Deposit Insurance Corporation (the “FDIC”). Such regulators govern the activities in which we may engage, primarily for the protection of depositors. These regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of a financial institution, the classification of assets by a financial institution, and the adequacy of a financial institution’s allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, or legislation, could have a material impact on us and our operations. Because our business is highly regulated, the laws, rules and applicable regulations are subject to regular modification and change. Laws, rules and regulations may be adopted in the future that could make compliance more

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difficult or expensive or otherwise adversely affect our business, financial condition or prospects. See “Regulation and Supervision” for a discussion of the regulations to which we are subject.

Changes in accounting standards could affect reported earnings.

The bodies responsible for establishing accounting standards, including the Financial Accounting Standards Board, the Securities and Exchange Commission and other regulatory bodies, periodically change the financial accounting and reporting guidance that governs the preparation of our consolidated financial statements. These changes can be hard to predict and can materially impact how we record and report our financial condition and results of operations. In some cases, we could be required to apply new or revised guidance retroactively.

Future legislative or regulatory actions responding to perceived financial and market problems could impair our rights against borrowers.

There have been proposals made by members of Congress and others that would reduce the amount distressed borrowers are otherwise contractually obligated to pay under their mortgage loans and limit an institution’s ability to foreclose on mortgage collateral. If proposals such as these, or other proposals limiting our rights as a creditor, are implemented, we could experience increased credit losses or increased expense in pursuing our remedies as a creditor.

Risks Related to the Offering

The future price of our common stock may be less than the purchase price in the stock offering.

If you purchase shares of common stock in the stock offering, you may not be able to sell them at or above the purchase price in the stock offering. The purchase price in the offering is based upon an independent third-party appraisal of the pro forma market value of Heritage Bank of St. Tammany, pursuant to federal banking regulations and subject to review and approval by the OCC. The appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of our common stock. Our aggregate pro forma market value as reflected in the final independent appraisal may exceed the market price of our shares of common stock after the completion of the offering, which may result in our stock trading below the initial offering price of $10.00 per share.

After the shares of our common stock begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced by many factors outside of our control, including prevailing interest rates, investor perceptions, securities analyst research reports and general industry, geopolitical and economic conditions. Publicly traded stocks, including stocks of financial institutions, often experience substantial market price volatility. These market fluctuations might not be related to the operating performance of particular companies whose shares are traded.

There will be a limited trading market in our common stock, which could hinder your ability to sell our common stock and may lower the market price of the stock.

We have never issued stock and, therefore, there is no current trading market for the shares of common stock. Moreover, our public “float,” which is the total number of our outstanding shares less the shares held by our employee stock ownership plan and our directors and executive officers and is used as a measurement of shares available for trading, will be limited. The limited trading market could also result in a wider spread between the “bid” and “ask” prices for the stock, which could make it more difficult to sell a large number of shares at one time and could mean a sale of a large number of shares at one time could depress the market price.

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Upon completion of the conversion, we expect the common stock will also be quoted on the OTC Pink Marketplace (OTCPK). Following completion of the conversion, if we meet the Nasdaq listing requirements, we will use our best efforts to seek approval to trade on the Nasdaq Capital Market.

You may not be able to sell your shares of common stock until you have received ownership statements, which may affect your ability to sell your common stock immediately following the offering.

Statements of ownership for the shares of common stock purchased in the offering may not be delivered for several days after the completion of the offering and the commencement of trading in the common stock. Your ability to sell the shares of common stock before receiving your ownership statement will depend on arrangements you may make with a brokerage firm, and you may not be able to sell your shares of common stock until you have received these statements.

Our stock-based benefit plans will increase our costs, which will reduce our income.

We anticipate that our employee stock ownership plan will purchase up to 8.0% of the total shares of common stock sold in the stock offering, with funds borrowed from Heritage NOLA Bancorp. The cost of acquiring the shares of common stock for the employee stock ownership plan will be between $850,000 at the minimum of the offering range and $1.3 million at the adjusted maximum of the offering range. We will record annual employee stock ownership plan expense in an amount equal to the fair value of shares of common stock committed to be released to employees. If shares of common stock appreciate in value over time, compensation expense relating to the employee stock ownership plan will increase.

We also intend to adopt a stock-based benefit plan after the stock offering that would award participants (at no cost to them) shares of our common stock and/or options to purchase shares of our common stock. The number of shares reserved for awards of restricted stock or grants of stock options under any initial stock-based benefit plan may not exceed 4% and 10%, respectively, of the total shares sold in the offering, if these plans are adopted within 12 months after the completion of the conversion. We may reserve shares of common stock for stock awards and stock options in excess of these amounts, provided the stock-based benefit plan is adopted more than one year following the stock offering.

Assuming the market price of the common stock is $10.00 per share; the options are granted with an exercise price of $10.00 per share; the dividend yield on the stock is 0%; the expected option life is ten years; the risk free interest rate is 2.45% (based on the ten-year Treasury rate) and the volatility rate on the shares of common stock is 12.57% (based on an index of publicly traded thrift institutions), the estimated grant-date fair value of the options using a Black-Scholes option pricing analysis is $2.74 per option granted. Assuming this value is amortized over a five-year vesting period, the corresponding annual pre-tax expense associated with the stock options in the first year after the offering would be $91,000 at the adjusted maximum of the offering range. In addition, assuming that all shares of restricted stock are awarded at a price of $10.00 per share, and that the awards vest over a five-year period, the corresponding annual pre-tax expense associated with restricted stock awarded under the stock-based benefit plan would be $132,000 at the adjusted maximum of the offering range in the first year after the offering. Moreover, if we grant shares of common stock or options in excess of these amounts, such grants would increase our costs further.

The fair value of the shares of restricted stock on the date granted under the stock-based benefit plan will be expensed by us over the vesting period of the shares. If the shares of restricted stock to be granted under the plan are repurchased in the open market (rather than issued directly from authorized but unissued shares by Heritage NOLA Bancorp) and cost the same as the purchase price in the stock

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offering, the reduction to stockholders’ equity due to the stock-based benefit plan would be between $425,000 at the minimum of the offering range and $661,000 at the adjusted maximum of the offering range. To the extent we repurchase shares of common stock in the open market to fund the grants of shares under the plan, and the price of such shares exceeds the offering price of $10.00 per share, the reduction to stockholders’ equity would exceed the range described above. Conversely, to the extent the price of such shares is below the offering price of $10.00 per share, the reduction to stockholders’ equity would be less than the range described above.

The implementation of a stock-based benefit plan will dilute your ownership interest.

We intend to adopt a stock-based benefit plan, which will allow participants to be awarded shares of common stock (at no cost to them) and/or options to purchase shares of our common stock, following the stock offering. If this stock-based benefit plan is funded from the issuance of authorized but unissued shares of common stock, stockholders would experience a reduction in ownership interest totaling 12.28%. Although the implementation of the stock-based benefit plan will be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.

We have not determined whether we will adopt a stock-based benefit plan more than one year following the stock offering. Stock-based benefit plans adopted more than one year following the stock offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within one year, which would increase our costs and the dilution to other shareholders.

If we adopt a stock-based benefit plan within one year following the completion of the stock offering, then we may grant shares of common stock or stock options under our stock-based benefit plan for up to 4% and 10%, respectively, of our total outstanding shares. The amount of stock awards and stock options available for grant under the stock-based benefit plan may exceed these amounts, provided the stock-based benefit plans are adopted more than one year following the stock offering. Although the implementation of the stock-based benefit plan will be subject to stockholder approval, the determination as to the timing of the implementation of such a plan will be at the discretion of our board of directors. Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs beyond the amounts estimated in “ – Our stock-based benefit plans will increase our costs, which will reduce our income.” Stock-based benefit plans that provide for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “ – The implementation of stock-based benefit plans will dilute your ownership interest.”

We have entered into employment agreements with our executive officers, which may increase our compensation costs upon the occurrence of certain events or increase the cost of acquiring us.

We have entered into employment agreements with our President and Chief Executive Officer, our Executive Vice President and Chief Credit Officer and our Senior Vice President and Chief Financial Officer. In the event of termination of employment other than for cause, or in the event of certain types of termination following a change in control, as set forth in the employment agreements, assuming each of the agreements has three years remaining, the agreements will provide for cash severance benefits that would cost us up to $1.3 million based on the three executives’ current total compensation. The cost of these severance payments, as well as potential expense associated with our other compensation arrangements, would increase the cost of acquiring us. For additional information see “Management – Executive Compensation.”

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We have broad discretion in using the proceeds of the stock offering. Our failure to effectively deploy the net proceeds of the offering may have an adverse effect on our financial performance and the value of our common stock.

We intend to invest between $4.7 million and $6.6 million of the net proceeds of the offering (or $7.7 million at the adjusted maximum of the offering range) in Heritage Bank of St. Tammany. We also expect to use a portion of the net proceeds we retain to fund a loan for the purchase of shares of common stock in the offering by the employee stock ownership plan. We may use the remaining net proceeds to invest in short-term and other investments, repurchase shares of common stock, pay dividends, or for other general corporate purposes. Heritage Bank of St. Tammany may use the remaining net proceeds it receives to fund new loans, enhance existing products and services, invest in securities, expand its banking franchise by establishing or acquiring a new branch or acquiring another financial institution as opportunities arise, or for other general corporate purposes. However, with the exception of the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and the timing of such applications. Also, certain of these uses, such as opening new branches or acquiring other financial institutions, paying dividends and repurchasing common stock, may require the approval of the OCC or the Federal Reserve Board. We have not established a timetable for investing the net proceeds, and, accordingly, we may not invest the net proceeds at the time that is most beneficial to Heritage NOLA Bancorp, Heritage Bank of St. Tammany or the shareholders. For additional information see “How We Intend To Use The Proceeds From The Offering.”

Certain provisions of our articles of incorporation and bylaws, and state and federal law could prevent or impede the ability of stockholders to obtain representation on our board of directors, and may discourage hostile acquisitions of control of Heritage NOLA Bancorp, which could negatively affect our stock value.

Certain provisions in our articles of incorporation and bylaws may discourage attempts to acquire Heritage NOLA Bancorp, pursue a proxy contest for control of Heritage NOLA Bancorp, assume control of Heritage NOLA Bancorp by a holder of a large block of common stock, and remove Heritage NOLA Bancorp’s management, all of which shareholders might think are in their best interests. These provisions include:

•	restrictive requirements regarding eligibility for service on the board of directors, including a requirement that non-employee directors, other than the Company’s initial directors, maintain their primary residence within 10 miles of one of the Bank’s offices for at least one year prior to their initial appointment or election to the board, a prohibition on service by persons who are or have been the subject of certain legal or regulatory proceedings, a prohibition on service by persons who are party to agreements that may affect their voting discretion, a prohibition on service by persons who have lost more than one campaign for election, and a prohibition on service by nominees or representatives (as defined in applicable Federal Reserve Board regulations) of another person who would not be eligible for service or of an entity the partners or controlling persons of which would not be eligible for service;

•	the election of directors to staggered terms of three years;

•	provisions requiring advance notice of shareholder proposals and director nominations;

•	a limitation on the right to vote more than 10% of the outstanding shares of common stock;

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•	a prohibition on cumulative voting;

•	a requirement that the calling of a special meeting by shareholders requires the request of a majority of all votes entitled to be cast at the special meeting;

•	a requirement that directors may only be removed for cause and by a majority of the votes entitled to be cast;

•	the board of directors’ ability to cause Heritage NOLA Bancorp to issue preferred stock; and

•	the requirement of the vote of 80% of the votes entitled to be cast in order to amend certain provisions of the articles of incorporation, including those set forth above.

For further information, see “Restrictions on Acquisition of Heritage NOLA Bancorp – Heritage NOLA Bancorp’s Articles of Incorporation and Bylaws.”

Federal regulations prohibit, for three years following the completion of a mutual-to-stock conversion, the offer to acquire or the acquisition of more than 10% of any class of equity security of Heritage Bank of St. Tammany or Heritage NOLA Bancorp without the prior approval of the Federal Reserve Board. In addition, the business corporation law of Maryland, the State where Heritage NOLA Bancorp is incorporated, provides for certain restrictions on acquisition of Heritage NOLA Bancorp. See “Restrictions on Acquisitions of Heritage NOLA Bancorp – Maryland Corporate Law;” “ – Heritage Bank of St. Tammany Charter” and “ – Change in Control Regulations.”

A significant percentage of our common stock will be held or controlled by our directors and executive officers and benefit plans.

Our board of directors and executive officers intend to purchase in the aggregate approximately 9.2% and 6.8% of our common stock at the minimum and maximum of the offering range, respectively. These purchases, together with the purchase by the employee stock ownership plan of 8.0% of the aggregate shares sold in the offering, as well as the potential acquisition of common stock through an equity incentive plan will result in ownership by insiders of Heritage NOLA Bancorp and Heritage Bank of St. Tammany of approximately 31.2% of the total shares issued in the offering at the minimum and approximately 28.8% of the total shares issued in the offering at the maximum of the offering range. The ownership by executive officers, directors and our stock plans could result in actions being taken that are not in accordance with other shareholders’ wishes, and could prevent any action requiring a supermajority vote under our articles of incorporation and bylaws (including the amendment of certain protective provisions of our articles and bylaws discussed immediately above).

Our stock value may be negatively affected by federal regulations that restrict takeovers.

For three years following the stock offering, OCC regulations prohibit any person from acquiring or offering to acquire more than 10% of our common stock without the prior written approval of the OCC, or successor regulator. See “Restrictions on Acquisition of Heritage NOLA Bancorp” for a discussion of applicable OCC regulations regarding acquisitions. Certain prospective investors may choose to purchase shares of a company if they believe that the company will be acquired, thereby potentially increasing its stock value. Because federal regulations will restrict any such acquisition of us or Heritage Bank of St. Tammany for at least three years after the completion of the conversion, these regulations may negatively affect our stock value.

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We are an emerging growth company within the meaning of the Securities Act, and if we decide to take advantage of certain exemptions from various reporting requirements applicable to emerging growth companies, our common stock could be less attractive to investors.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933 (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 ( the “JOBS Act”). We are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, reduced disclosure about our executive compensation and omission of compensation discussion and analysis, and an exemption from the requirement of holding a non-binding advisory vote on executive compensation. In addition, we will not be subject to certain requirements of Section 404 of the Sarbanes-Oxley Act of 2002, including the additional level of review of our internal control over financial reporting as may occur when outside auditors attest as to our internal control over financial reporting. As a result, our stockholders may not have access to certain information they may deem important. Taking advantage of any of these exemptions may adversely affect the value and trading price of our common stock.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period.

We have elected to delay the adoption of new and revised accounting pronouncements, which means that our financial statements may not be comparable to those of other public companies.

As an “emerging growth company,” we have elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

We may take other actions to meet the minimum required sales of shares if we cannot find enough purchasers in the community.

If we are not able to reach the minimum of the offering range, we may do any of the following: increase the maximum purchase limitations and allow all maximum purchase subscribers to increase their orders to the new maximum purchase limitations; terminate the offering and promptly return all funds; set a new offering range, notify all subscribers of the opportunity to confirm, cancel or change their orders; or take such other actions as may be permitted, to the extent such permission is required, by the Federal Reserve Board.

The distribution of subscription rights could have adverse income tax consequences and the cost basis of the stock to purchasers with subscription rights could be less than the purchase price.

If the subscription rights granted to certain current or former depositors of Heritage Bank of St. Tammany are deemed to have an ascertainable value, receipt of such rights may be taxable in an amount equal to such value. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. Additionally, if the subscription rights were deemed to have an

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ascertainable value, it is possible that the cost basis of the stock to any purchaser who used subscription rights could be reduced by an amount equal to the value ascribed to the subscription rights. We have received an opinion of counsel, Luse Gorman, PC, that it is more likely than not that such rights have no value and that it is more likely than not that the basis of the common stock to its stockholders will be the purchase price thereof; however, such opinion is not binding on the Internal Revenue Service.

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SELECTED FINANCIAL AND OTHER DATA
OF HERITAGE BANK OF ST. TAMMANY

The following tables set forth selected historical financial and other data of Heritage Bank of St. Tammany for the periods and at the dates indicated. The information at and for the years ended December 31, 2016 and 2015 is derived in part from, and should be read together with, the audited financial statements and notes thereto of Heritage Bank of St. Tammany beginning at page F-1 of this prospectus. The following information is only a summary, and should be read in conjunction with our financial statements and notes beginning on page F-1 of this prospectus.

	At December 31,
	2016	2015
	(In thousands)
Selected Financial Condition Data:

Total assets	$98,015	$96,462
Cash and cash equivalents	8,014	8,572
Securities available for sale	7,175	6,896
Securities held to maturity	832	1,114
Loans, net	74,659	71,966
Premises and equipment, net	3,716	3,892
Cash surrender value of life insurance	2,001	1,949
Other assets	1,618	2,073
Deposits	74,251	73,579
Borrowings	13,274	12,656
Total equity	9,460	9,326

	For the Years Ended December 31,
	2016	2015
	(In thousands)
Selected Operations Data:

Interest income	$4,085	$3,658
Interest expense	993	924
Net interest income	3,092	2,734
Provision for loan losses	180	20
Net interest income after provision for loan losses	2,912	2,714
Noninterest income	351	403
Noninterest expense	2,995	2,841
Income before income tax expense	268	276
Income tax expense (benefit)	110	(1)
Net income	$158	$277

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	At or For the Years Ended December 31,
	2016	2015

Selected Financial Ratios and Other Data:

Performance Ratios:
Return on average assets	0.16%	0.30%
Return on average equity	1.66%	2.99%
Interest rate spread (1)	3.36%	3.20%
Net interest margin (2)	3.45%	3.28%
Efficiency ratio (3)	86.99%	90.57%
Non-interest expense to average total assets	3.08%	3.11%
Average interest-earning assets to average interest-bearing liabilities	107.59%	106.33%
Average equity to average total assets	9.79%	10.14%

Asset Quality Ratios:
Non-performing assets to total assets	0.62%	2.06%
Non-performing loans to total loans	0.68%	1.65%
Allowance for loan losses to non-performing loans	133.59%	48.05%
Allowance for loan losses to total loans	0.90%	0.79%

Capital Ratios:
Total capital (to risk-weighted assets)	18.59%	18.16%
Common equity Tier 1 capital (to risk-weighted assets)	17.35%	17.07%
Tier 1 capital (to risk-weighted assets)	17.35%	17.07%
Tier 1 capital (to avg assets) (Tier 1 Leverage Ratio)	9.79%	9.82%

Other Data:
Number of full service offices	2	2

(1)	The interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the year.
(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the year.
(3)	The efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

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RECENT DEVELOPMENTS

The following tables set forth selected historical financial and other data of Heritage Bank of St. Tammany for the periods and at the dates indicated. The information at December 31, 2016 is derived in part from, and should be read together with, the audited financial statements and notes thereto of Heritage Bank of St. Tammany included in this prospectus beginning at page F-1. The information at March 31, 2017 and for the three months ended March 31, 2017 and 2016 is unaudited, but reflects all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The results of operations for the three months ended March 31, 2017 are not necessarily indicative of the results to be achieved for the remainder of the year ending December 31, 2017 or any other period.

	At March 31, 2017	At December 31, 2016
	(In thousands)
Selected Financial Condition Data:

Total assets	$104,063	$98,015
Cash and cash equivalents	7,998	8,014
Securities available for sale	6,803	7,175
Securities held to maturity	784	832
Loans, net	80,694	74,659
Premises and equipment, net	3,673	3,716
Cash surrender value of life insurance	2,013	2,001
Other assets	2,098	1,618
Deposits	73,663	74,251
Borrowings	19,522	13,274
Total equity	9,565	9,460

	For the Three Months Ended March 31,
	2017	2016
	(In thousands)
Selected Operations Data:

Interest income	$1,055	$998
Interest expense	253	246
Net interest income	802	752
Provision for loan losses	10	15
Net interest income after provision for loan losses	792	737
Noninterest income	83	73
Noninterest expense	719	730
Income before income tax expense	156	80
Income tax expense	49	—
Net income	$107	$80

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	At or For the Three Months Ended March 31,
	2017	2016

Selected Financial Ratios and Other Data (1):

Performance Ratios:
Return on average assets	0.42%	0.33%
Return on average equity	4.48%	3.43%
Interest rate spread (2)	3.31%	3.28%
Net interest margin (3)	3.40%	3.36%
Efficiency ratio (4)	81.27%	88.48%
Non-interest expense to average total assets	2.83%	3.02%
Average interest-earning assets to average interest-bearing liabilities	108.32%	106.88%
Average equity to average total assets	9.40%	9.71%

Asset Quality Ratios:
Non-performing assets to total assets	0.66%	2.06%
Non-performing loans to total loans	0.73%	1.81%
Allowance for loan losses to non-performing loans	116.61%	41.73%
Allowance for loan losses to total loans	0.85%	0.75%

Capital Ratios:
Total capital (to risk-weighted assets)	17.57%	18.10%
Common equity Tier 1 capital (to risk-weighted assets)	16.37%	17.05%
Tier 1 capital (to risk-weighted assets)	16.37%	17.05%
Tier 1 capital (to avg. assets) (Tier 1 Leverage Ratio)	9.37%	9.63%

Other Data:
Number of full service offices	2	2

(1)	Ratios are annualized where appropriate.
(2)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.
(3)	Represents net interest income as a percent of average interest-earning assets.
(4)	Represents noninterest expense divided by the sum of net interest income and noninterest income.

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Comparison of Financial Condition at March 31, 2017 and December 31, 2016

Total Assets. Total assets were $104.1 million at March 31, 2017, an increase of $6.0 million, or 6.1%, compared to $98.0 million at December 31, 2016. The increase was due primarily to an increase of $6.0 million in net loans. Other assets also increased $480,000 in the three months ended March 31, 2017, primarily due to FHLB stock purchases in conjunction with additional borrowings. These increases were offset in part by a decrease in investment securities of $420,000 during the quarter.

Loans, net. Loans, net increased $6.0 million, or 8.1%, to $80.7 million at March 31, 2017 at March 31, 2017 from $74.7 million at December 31, 2016.  Owner-occupied one- to four-family residential real estate loans increased $3.1 million, or 6.7%, to $49.4 million at March 31, 2017 from $46.4 million at December 31, 2016, non owner-occupied one- to four-family residential real estate loans increased $883,000, or 7.9%, and commercial real estate loans increased $3.6 million, or 49.3%, to $10.8 million at March 31, 2017. The increase in our owner-occupied residential real estate portfolio resulted in part from a loan participation purchase of $984,000 on a single-family home in St. Tammany Parish. The increase in commercial real estate loans resulted primarily from purchases of $3.6 million, including the repurchase of a portion of a grocery store loan and a participation purchase of a commercial office building loan, both in St Tammany Parish; as well as a participation purchase of a big box store loan in Hammond, Louisiana. These increases were offset, in part, by a decrease in construction loans which decreased $1.1 million, or 31.8%, to $2.4 million at March 31, 2017, due to these loans moving to permanent status, and a decrease in multi-family loans, which decreased $1.4 million, or 53.3%, to $1.2 million at March 31, 2017 due to a single payoff of a $1.4 million loan.  Commercial business loans increased $284,000, or 96.3%, for the three months ended March 31, 2017, due to purchases of $322,000 in loans from Bankers Healthcare Group, a nationally recognized lender to healthcare professionals.

Changes in loan balances reflect our strategy to maximize our income by growing and diversifying our loan portfolio, with an emphasis on increasing our commercial real estate and commercial business loans, and continually reviewing our existing portfolio for income, liquidity and interest rate risk mitigation opportunities consistent with our strategic objectives. Recent loan originations have been achieved amid strong competition for commercial real estate and residential real estate loans in our market area in the current low interest rate environment. Most recent loan purchases have been related to the opportunity to find quality loans in our local market area. We will continue to look for quality loan purchase opportunities to augment our portfolio of loans.

Other Assets. Other assets increased $480,000, or 29.7%, to $2.1 million at March 31, 2017 from $1.6 million at December 31, 2016. The increase resulted from an increase of $261,000 in FHLB stock owned resulting from increased FHLB advances, and an increase of $218,000 in deferred expenses in connection with the impending mutual to stock conversion.

Deposits. Deposits decreased $588,000, or 0.8%, to $73.7 million at March 31, 2017 from $74.3 million at December 31, 2016. Our noninterest-bearing deposits decreased $851,000, offset in part by an increase in interest-bearing deposits of $263,000 for the three months ended March 31, 2017. Certificates of deposit decreased $404,000, or 0.8%, to $50.6 million at March 31, 2017 from $51.0 million at December 31, 2016.

Borrowings. Borrowings, including Federal Home Loan Bank advances and federal funds purchased, totaled $19.5 million at March 31, 2017 compared to $13.3 million at December 31, 2016. The increase in borrowings of $6.2 million was directly related to the growth of the loan portfolio for the same time period.

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Total Equity. Total equity increased $105,000, or 1.1%, to $9.6 million at March 31, 2017 from $9.5 million at December 31, 2016. The increase resulted from net income of $107,000 during the three months ended March 31, 2017.

Comparison of Operating Results for the Three Months Ended March 31, 2017 and 2016

General. Net income for the three months ended March 31, 2017 was $107,000, compared to $80,000 for the three months ended March 31, 2016, an increase of $27,000. The increase in net income was primarily due to a $50,000 increase in net interest income, an increase in noninterest income of $10,000, a decrease in the provision for loan loss of $5,000, a decrease in noninterest expense of $11,000 and an increase in provision for income taxes of $49,000 for the three months ended March 31, 2017 compared to the quarter ended March 31, 2016.

Interest Income. Interest income increased $57,000, or 5.7%, to $1.1 million for the three months ended March 31, 2017 from $1.0 million for the three months ended March 31, 2016. The increase was primarily attributable to a $53,000 increase in interest on loans receivable, and a $4,000 increase in interest on investment securities and other interest-earning assets. The average balance of loans during the three months ended March 31, 2017 increased $5.8 million, or 7.9%, to $78.9 million from $73.1 million for the three months ended March 31, 2016, while the average yield on loans decreased 11 basis points to 5.03% for the three months ended March 31, 2017 from 5.14% for the three months ended March 31, 2016, reflecting payoffs of higher-yielding mature loans being replaced by lower-yielding loans in the ongoing low interest rate environment. The average balance of investment securities and other interest-earning deposits, including certificates of deposit in other banks, decreased $955,000 to $15.5 million for the three months ended March 31, 2017 from $16.5 million for the three months ended March 31, 2016, while the average yield increased by 20 basis points to 1.63% for the three months ended March 31, 2017 from 1.43% for the three months ended March 31, 2016.

Interest Expense. Total interest expense increased $7,000, or 2.8%, to $253,000 for the three months ended March 31, 2017 from $246,000 for the three months ended March 31, 2016. Interest expense on deposit accounts decreased $2,000, or 1.0%, to $202,000 for the three months ended March 31, 2017 from $204,000 for the three months ended March 31, 2016. The decrease was primarily due to a decrease of $579,000, or 0.8%, in the average balance of deposits to $70.2 million for the three months ended March 31, 2017 from $70.8 million for the three months ended March 31, 2016. Interest expense on borrowings increased $9,000 to $51,000 for the three months ended March 31, 2017 from $42,000 for the three months ended March 31, 2016. The average balance of FHLB advances increased $3.9 million to $17.0 million for the three months ended March 31, 2017 compared to $13.0 million for the three months ended March 31, 2016, while the average cost of these advances decreased nine basis points to 1.21% from 1.30%. As noted above, management elected to increase outstanding advances as a source of funding for the increase in the loan portfolio.

Net Interest Income. Net interest income increased $50,000, or 6.6%, to $802,000 for the three months ended March 31, 2017 compared to $752,000 for the three months ended March 31, 2016. The increase reflected a higher percentage of assets in higher-yielding loans period to period.

Our net interest margin increased slightly to 3.40% for the three months ended March 31, 2017 from 3.36% for the three months ended March 31, 2016 reflecting the shift in our interest-earning assets. Net interest rate spread also increased slightly to 3.31% for the 2017 quarter compared to 3.28% for the 2016 quarter.

Provision for Loan Losses. Based on our analysis of the factors described in “Critical Accounting Policies – Allowance for Loan Losses,” we recorded a provision for loan losses for the three

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months ended March 31, 2017 of $10,000, compared to a $15,000 provision recognized in the three months ended March 31, 2016. The allowance for loan losses was $702,000, or 0.85% of total loans, at March 31, 2017, compared to $692,000, or 0.90% of total loans, at December 31, 2016, and $575,000, or 0.75% of total loans, at March 31, 2016. Total nonperforming loans were $602,000 at March 31, 2017, compared to $518,000 at December 31, 2016 and $1.4 million at March 31, 2016. Classified (substandard, doubtful and loss) loans were $1.0 million at March 31, 2017, $892,000 at December 31, 2016 and $1.5 million at March 31, 2016. There were no charge-offs or recoveries in the three months ending March 31, 2017. As a percentage of nonperforming loans, the allowance for loan losses was 116.61% at March 31, 2017, compared to 133.59% at December 31, 2016 and 41.73% at March 31, 2016.

The allowance for loan losses reflects the estimate we believe to be appropriate to cover incurred probable losses which were inherent in the loan portfolio at the applicable balance sheet date. While we believe the estimates and assumptions used in our determination of the adequacy of the allowance are reasonable, the actual amount of future provisions may exceed the amount of past provisions, and the increase in future provisions that may be required may adversely impact our financial condition and results of operations.

Noninterest Income. Noninterest income increased $10,000, or 13.7%, to $83,000 for the three months ended March 31, 2017 from $73,000 for the three months ended March 31, 2016. The increase was primarily due to an increase of $6,000 of loan servicing income and an increase in gain on sales of loans of $3,000 during the three months ended March 31, 2017.

Noninterest Expense. Noninterest expense decreased $11,000, or 1.5%, to $719,000 for the three months ended March 31, 2017 compared to $730,000 for the three months ended March 31, 2016. The decrease was due primarily to a $32,000 decrease in expense on foreclosed real estate, a decrease in occupancy expenses of $10,000 and a decrease in FDIC insurance and OCC examination fees of $8,000. These decreases were partially offset by an increase of $25,000, or 6.3%, in salaries and employee benefits and a $10,000, or 20.1% increase in data processing expenses. The decrease in expense on foreclosed real estate was due to the sale of most of our OREO properties. The OREO average balance for the three months ending March 31, 2017 was $88,000 compared to an average of $655,000 for the three months ended March 31, 2016.

We expect our noninterest expense to increase in future periods because of the anticipated costs associated with operating as a public company as well as increased compensation expense related to possible implementation following the conversion of one or more stock-based benefit plans, if approved by our stockholders.

Income Tax Expense. We recorded an income tax expense of $49,000 for the three months ended March 31, 2017 compared to no tax income tax expense for the three months ended March 31, 2016.

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FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,” “would,” “believe,” “contemplate,” “continue,” “target” and words of similar meaning. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the asset quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this prospectus.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	our ability to manage our operations under the economic conditions in our market area;

•	adverse changes in the financial industry, securities, credit and national and local real estate markets (including real estate values);

•	significant increases in our loan losses, including as a result of our inability to resolve classified and non-performing assets or reduce risks associated with our loans, and management’s assumptions in determining the adequacy of the allowance for loan losses;

•	credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and in our allowance for loan losses and provision for loan losses;

•	the use of estimates in determining fair value of certain of our assets, which may prove to be incorrect and result in significant declines in valuations;

•	competition among depository and other financial institutions;

•	our success in increasing our one- to four-family residential real estate lending and commercial real estate lending;

•	our ability to attract and maintain deposits and to grow our core deposits, and our success in introducing new financial products;

•	our ability to maintain our asset quality even as we continue to grow our commercial real estate and commercial business loan portfolios;

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•	changes in interest rates generally, including changes in the relative differences between short term and long term interest rates and in deposit interest rates, that may affect our net interest margin and funding sources;

•	fluctuations in the demand for loans;

•	changes in consumer spending, borrowing and savings habits;

•	declines in the yield on our assets resulting from the current low interest rate environment;

•	risks related to a high concentration of loans secured by real estate located in our market area;

•	the results of examinations by our regulators, including the possibility that our regulators may, among other things, require us to increase our allowance for loan losses, write down assets, change our regulatory capital position, limit our ability to borrow funds or maintain or increase deposits, or prohibit us from paying dividends, which could adversely affect our dividends and earnings;

•	changes in the level of government support of housing finance;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	changes in laws or government regulations or policies affecting financial institutions, including the Dodd-Frank Act and the JOBS Act, which could result in, among other things, increased deposit insurance premiums and assessments, capital requirements, regulatory fees and compliance costs, particularly the new capital regulations, and the resources we have available to address such changes;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission and the Public Company Accounting Oversight Board;

•	changes in our compensation and benefit plans, and our ability to retain key members of our senior management team and to address staffing needs in response to product demand or to implement our strategic plans;

•	loan delinquencies and changes in the underlying cash flows of our borrowers;

•	our ability to control costs and expenses, particularly those associated with operating as a publicly traded company;

•	the failure or security breaches of computer systems on which we depend;

•	the ability of key third-party service providers to perform their obligations to us;

•	changes in the financial condition or future prospects of issuers of securities that we own; and

•	other economic, competitive, governmental, regulatory and operational factors affecting our operations, pricing, products and services described elsewhere in this prospectus.

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Because of these and a wide variety of other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Please see “Risk Factors” beginning on page 15.

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HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $9.4 million and $13.2 million, or $15.3 million if the offering range is increased by 15%.

We intend to distribute the net proceeds as follows:

	Based Upon the Sale at $10.00 Per Share of
	1,062,500 shares		1,250,000 shares		1,437,500 shares		1,653,125 shares (1)
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)

Offering proceeds	$10,625		$12,500		$14,375		$16,531
Less offering expenses	(1,200)		(1,200)		(1,200)		(1,200)
Net offering proceeds (2)	$9,425	100.0%	$11,300	100.0%	$13,175	100.0%	$15,331	100.0%

Distribution of net proceeds:
To Heritage Bank of St. Tammany	$4,713	50.0%	$5,650	50.0%	$6,588	50.0%	$7,666	50.0%
To fund loan to employee stock ownership plan	$850	9.0%	$1,000	8.8%	$1,150	8.7%	$1,323	8.6%
Retained by Heritage NOLA Bancorp	$3,862	41.0%	$4,650	41.2%	$5,438	41.2%	$6,342	41.4%

(1)	As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(2)	Assumes that all shares of common stock are sold in the subscription and community offerings.

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of Heritage Bank of St. Tammany’s deposits. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if a syndicated community offering were used to sell shares of common stock not purchased in the subscription and community offerings.

Heritage NOLA Bancorp intends to fund a loan to the employee stock ownership plan to purchase shares of common stock in the stock offering. Heritage NOLA Bancorp may also use the proceeds it retains from the offering:

•	to invest in short-term and other securities consistent with our investment policy;

•	to pay cash dividends to our stockholders;

•	to repurchase shares of our common stock subject to compliance with applicable regulatory requirements; and

•	for other general corporate purposes.

With the exception of the funding of the loan to the employee stock ownership plan, Heritage NOLA Bancorp has not quantified its plans for use of the offering proceeds for each of the foregoing purposes. Initially, we intend to invest a substantial portion of the net proceeds in investment grade securities, including securities issued by U.S. Government agencies and mortgage-backed securities issued by U.S. Government agencies and U.S. Government-sponsored enterprises.

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See “Our Dividend Policy” for a discussion of our expected dividend policy following the completion of the conversion. Under applicable federal regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund management recognition plans (which would require notification to the Federal Reserve Board) or tax-qualified employee stock benefit plans.

Heritage Bank of St. Tammany will receive a capital contribution equal to at least 50% of the net proceeds of the offering, plus such additional amounts as may be necessary so that, upon completion of the offering, Heritage Bank of St. Tammany will have a Tier 1 leverage ratio of at least 10.00%. Based on this formula, we anticipate that Heritage NOLA Bancorp will invest $4.7 million, $5.7 million, $6.6 million and $7.7 million, respectively, of the net proceeds at the minimum, midpoint, maximum and adjusted maximum of the offering in Heritage Bank of St. Tammany.

Heritage Bank of St. Tammany and may use the remaining net proceeds it receives from the stock offering:

•	to fund new loans, including one- to four-family residential real estate loans, including non-owner-occupied loans and home equity lines of credit, commercial real estate loans and commercial business loans;

•	to enhance existing products and services and to support the development of new products and services;

•	to invest in securities issued by U.S. Government agencies and mortgage-backed securities issued by U.S. Government agencies and U.S. Government-sponsored enterprises, municipal securities and other securities in accordance with our investment policy;

•	to expand our retail banking franchise by establishing or acquiring a new branch or acquiring another financial institution as opportunities arise, although we do not currently have any understandings or agreements to establish or acquire any new branch offices or other financial institution; and

•	for other general corporate purposes.

Heritage Bank of St. Tammany has not quantified its plans for use of the offering proceeds for each of the foregoing purposes. Initially, a substantial portion of the net proceeds will be invested in securities issued by U.S. Government agencies and mortgage-backed securities issued by U.S. Government agencies and U.S. Government-sponsored enterprises. The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, our relative position in the financial services industry, the attractiveness of opportunities to expand our operations through establishing or acquiring new branches, our ability to receive regulatory approval for any such expansion activities, and overall market conditions.

We expect our return on equity to decrease, until we are able to reinvest effectively the additional capital raised in the stock offering. See “Risk Factors – Risks Related to the Offering – We have broad discretion in using the proceeds of the stock offering. Our failure to effectively deploy the net proceeds of the offering may have an adverse effect on our financial performance and the value of our common stock.”

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OUR DIVIDEND POLICY

Following completion of the stock offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to statutory and regulatory requirements. However, no decision has been made with respect to the payment of dividends. In determining whether to pay a cash dividend and the amount of such cash dividend, the board of directors is expected to take into account a number of factors, including capital requirements, our financial condition and results of operations, other uses of funds for the long-term value of stockholders, tax considerations, statutory and regulatory limitations and general economic conditions. No assurances can be given that any dividends will be paid or that, if paid, will not be reduced or eliminated in the future. Special cash dividends, stock dividends or returns of capital, to the extent permitted by regulations and policies of the Federal Reserve Board and the Office of the Comptroller of the Currency, may be paid in addition to, or in lieu of, regular cash dividends.

We expect to file a consolidated federal tax return with Heritage Bank of St. Tammany. Accordingly, it is anticipated that any cash distributions that we make to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal and state tax purposes. Additionally, pursuant to regulations of the Federal Reserve Board, during the three-year period following the stock offering, we will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

Pursuant to our articles of incorporation, we are authorized to issue preferred stock. If we issue preferred stock, the holders thereof may have a priority over the holders of our shares of common stock with respect to the payment of dividends. For a further discussion concerning the payment of dividends on our shares of common stock, see “Description of Capital Stock of Heritage NOLA Bancorp – Common Stock.” Dividends we can declare and pay will depend, in part, upon receipt of dividends from Heritage Bank of St. Tammany, because initially we will have no source of income other than dividends from Heritage Bank of St. Tammany and earnings from the investment of the net proceeds from the sale of shares of common stock retained by Heritage NOLA Bancorp and interest payments received in connection with the loan to the employee stock ownership plan. Regulations of the OCC impose limitations on “capital distributions” by savings institutions. See “Regulation and Supervision – Federal Banking Regulation – Capital Distributions.”

Any payment of dividends by Heritage Bank of St. Tammany to us that would be deemed to be drawn out of Heritage Bank of St. Tammany’ bad debt reserves, if any, would require a payment of taxes at the then-current tax rate by Heritage Bank of St. Tammany on the amount of earnings deemed to be removed from the reserves for such distribution. Heritage Bank of St. Tammany does not intend to make any distribution to us that would create such a federal tax liability. See “Taxation.”

MARKET FOR THE COMMON STOCK

Heritage NOLA Bancorp is a newly formed company and has never issued capital stock. Heritage Bank of St. Tammany, as a mutual institution, has never issued capital stock. Heritage NOLA Bancorp expects that that its common stock will be quoted on the OTC Pink Marketplace (OTCPK) operated by OTC Markets Group. Following completion of the offering, if we satisfy the Nasdaq listing requirements, we will use our best efforts to seek approval to list the common stock on the Nasdaq Capital Market. FIG Partners, LLC has advised us that it intends to make a market in our common stock following the conversion and stock offering, but it is under no obligation to do so.

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The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of the shares of common stock at any particular time may be limited. Furthermore, we cannot assure you that, if you purchase shares of common stock, you will be able to sell them at or above $10.00 per share. Purchasers of common stock in this stock offering should have long-term investment intent and should recognize that there will be a limited trading market in the common stock. This may make it difficult to sell the common stock after the stock offering and may have an adverse impact on the price at which the common stock can be sold.

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HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At December 31, 2016, Heritage Bank of St. Tammany exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.” The table below sets forth the historical equity capital and regulatory capital of Heritage Bank of St. Tammany at December 31, 2016 and the pro forma equity capital and regulatory capital of Heritage Bank of St. Tammany after giving effect to the sale of shares of common stock at $10.00 per share. The table assumes the receipt by Heritage Bank of St. Tammany of $4.7 million, $5.7 million, $6.6 million and $7.7 million, respectively at the minimum, midpoint, maximum and adjusted maximum of the offering range. See “How We Intend to Use the Proceeds from the Offering.”

	Heritage Bank of St. Tammany Historical at		Pro Forma at December 31, 2016, Based Upon the Sale in the Offering of (1)
	December 31, 2016		1,062,500 shares		1,250,000 shares		1,437,500 shares		1,653,125 shares (2)
	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)
	(Dollars in thousands)

Equity	$9,460	9.65%	$12,898	12.56%	$13,610	13.13%	$14,323	13.69%	$15,142	14.33%

Tier 1 leverage capital	$9,418	9.79%	$12,856	12.74%	$13,568	13.32%	$14,281	13.89%	$15,100	14.54%
Tier 1 leverage capital requirement	4,811	5.00	5,046	5.00	5,093	5.00	5,140	5.00	5,194	5.00
Excess	$4,607	4.79%	$7,810	7.74%	$8,475	8.32%	$9,141	8.89%	$9,906	9.54%

Tier 1 risk-based capital (4)	$9,418	17.35%	$12,856	23.27%	$13,568	24.48%	$14,281	25.68%	$15,100	27.05%
Risk-based requirement	4,344	8.00	4,419	8.00	4,434	8.00	4,449	8.00	4,466	8.00
Excess	$5,074	9.35%	$8,437	15.27%	$9,134	16.48%	$9,832	17.68%	$10,634	19.05%

Total risk-based capital (4)	$10,096	18.59%	$13,534	24.50%	$14,246	25.70%	$14,959	26.90%	$15,778	28.26%
Risk-based requirement	5,430	10.00	5,524	10.00	5,543	10.00	5,562	10.00	5,583	10.00
Excess	$4,666	8.59%	$8,010	14.50%	$8,703	15.70%	$9,397	16.90%	$10,195	18.26%

Common equity Tier 1 risk-based capital (4)	$9,418	17.35%	$12,856	23.27%	$13,568	24.48%	$14,281	25.68%	$15,100	27.05%
Risk-based requirement	3,529	6.50	3,591	6.50	3,603	6.50	3,615	6.50	3,629	6.50
Excess	$5,889	10.85%	$9,265	16.77%	$9,965	17.98%	$10,666	19.18%	$11,471	20.55%

Reconciliation of capital infused into Heritage Bank of St. Tammany:
Proceeds to Heritage Bank of St. Tammany			$4,713		$5,650		$6,588		$7,666
Less: Common stock acquired by employee stock ownership plan			(850)		(1,000)		(1,150)		(1,323)
Less: Common stock acquired by stock-based incentive plan			(425)		(500)		(575)		(661)
Pro forma increase			$3,438		$4,150		$4,863		$5,682

(1)	Pro forma capital levels assume that the employee stock ownership plan purchases 8% of the shares of common stock sold in the stock offering with funds we lend and that our stock-based equity plan purchases 4% of the shares sold in the offering for restricted stock awards. Pro forma capital calculated under generally accepted accounting principles (“GAAP”) and regulatory capital have been reduced by the amount required to fund these plans. See “Management” for a discussion of the employee stock ownership plan.
(2)	As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(3)	Tier 1 leverage capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(4)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

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CAPITALIZATION

The following table presents the historical consolidated capitalization of Heritage Bank of St. Tammany at December 31, 2016 and the pro forma consolidated capitalization of Heritage NOLA Bancorp after giving effect to the conversion and offering, based upon the assumptions set forth in the “Pro Forma Data” section.

	Heritage Bank of St. Tammany	Pro Forma at December 31, 2016 Based upon the Sale in the Offering at $10.00 per Share of
	at December 31, 2016	1,062,500 Shares	1,250,000 Shares	1,437,500 Shares	1,653,125 Shares (1)
	(Dollars in thousands, except per share amounts)

Deposits (2)	$74,251	$74,251	$74,251	$74,251	$74,251
Borrowings	13,274	13,274	13,274	13,274	13,274
Total deposits and borrowings	$87,525	$87,525	$87,525	$87,525	$87,525

Stockholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized (post-conversion)	$—	$—	$—	$—	$—
Common stock, $0.01 par value, 9,000,000 shares authorized (post-conversion);
shares to be issued as reflected (3)	—	11	13	14	17
Additional paid-in capital (4)	—	9,414	11,287	13,161	15,315
Retained earnings (5)	9,429	9,429	9,429	9,429	9,429
Accumulated other comprehensive income	31	31	31	31	31

Less:
Common stock held by employee stock ownership plan (6)	—	(850)	(1,000)	(1,150)	(1,323)
Common stock to be acquired by stock-based benefit plan (7)	—	(425)	(500)	(575)	(661)
Total stockholders’ equity	$9,460	$17,610	$19,260	$20,910	$22,808

Pro forma shares outstanding		1,062,500	1,250,000	1,437,500	1,653,125

Total stockholders’ equity as a percentage of total assets (2)	9.65%	16.59%	17.86%	19.10%	20.48%
Tangible equity as a percentage of tangible assets (2)	9.65%	16.59%	17.86%	19.10%	20.48%

(1)	As adjusted to give effect to an increase in the number of shares of common stock that could occur due to a 15% increase in the offering range to reflect demand for shares or changes in market conditions following the commencement of the subscription and community offerings.
(2)	Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.
(3)	No effect has been given to the issuance of additional shares of Heritage NOLA Bancorp common stock pursuant to the exercise of options under a stock-based benefit plan. If the plan is implemented within the first year after the closing of the offering, an amount up to 10% of the shares of Heritage NOLA Bancorp common stock sold in the offering will be reserved for issuance upon the exercise of options under the plan.
(4)	On a pro forma basis, common stock and additional paid-in capital have been revised to reflect the number of shares of Heritage NOLA Bancorp common stock to be outstanding.
(5)	The retained earnings of Heritage Bank of St. Tammany will be substantially restricted after the conversion. See “The Conversion and Offering – Liquidation Rights” and “Regulation and Supervision.”
(6)	Assumes that 8% of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from Heritage NOLA Bancorp. The loan will be repaid principally from Heritage Bank of St. Tammany’ contributions to the employee stock ownership plan. Since Heritage NOLA Bancorp will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on Heritage NOLA Bancorp’s consolidated financial statements. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.
(7)	Assumes a number of shares of common stock equal to 4% of the shares of common stock to be sold in the offering will be purchased for grant by a stock-based benefit plan in open market purchases by Heritage NOLA Bancorp. The dollar amount of common stock to be purchased is based on the $10.00 per share subscription price in the offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the offering. As Heritage NOLA Bancorp accrues compensation expense to reflect the vesting of shares pursuant to the stock-based benefit plan, the credit to equity will be offset by a charge to noninterest expense. Implementation of the stock-based benefit plans will require stockholder approval.

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PRO FORMA DATA

The following tables summarize historical data of Heritage Bank of St. Tammany and pro forma data of Heritage NOLA Bancorp at and for the year ended December 31, 2016. This information is based on assumptions set forth below and in the table, and should not be used as a basis for projections of market value of the shares of common stock following the conversion and offering.

The net proceeds in the tables are based upon the following assumptions:

•	all shares of common stock will be sold in the subscription offering;

•	our employee stock ownership plan will purchase 8% of the shares of common stock sold in the stock offering with a loan from Heritage NOLA Bancorp. The loan will be repaid in substantially equal payments of principal and interest (at the prime interest rate, adjusted annually) over a period of 25 years; and

•	expenses of the stock offering, including fees and expenses to be paid to FIG Partners, LLC, will be $1.2 million.

Pro forma earnings on net proceeds have been calculated assuming the stock has been sold at the beginning of the period and the net proceeds have been invested at a yield of 1.93% for the year ended December 31, 2016. This represents the five-year U.S. Treasury Note rate as of December 31, 2016, which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest-earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate generally required by regulations of the OCC. The pro forma after-tax yield on the net proceeds from the offering is assumed to be 1.27% for the year ended December 31, 2016, based on an effective tax rate of 34%.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders’ equity by the indicated number of shares of common stock. We adjusted the earnings figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts for each period as if the shares of common stock were outstanding at the beginning of each period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma tables give effect to the implementation of a stock-based benefit plan. Subject to the receipt of stockholder approval, we have assumed that the stock-based benefit plan will acquire for restricted stock awards a number of shares of common stock equal to 4% of our outstanding shares of common stock at the same price for which they were sold in the stock offering. We assume that shares of common stock are granted under the plan in awards that vest over a five-year period.

We have also assumed that the stock-based benefit plan will grant options to acquire shares of common stock equal to 10% of our outstanding shares of common stock. In preparing the tables below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $2.74 for each option. In addition to the terms of the options described above, the Black-Scholes option pricing model assumed an estimated volatility rate of 12.57% for the shares of common stock, no dividend yield, an expected option life of 10 years and a risk-free interest rate of 2.45%. Finally, we assumed that 25% of the stock options were non-qualified options granted to

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directors, resulting in a tax benefit (at an assumed tax rate of 34%) for a deduction equal to the grant date fair value of the options.

We may reserve shares for the exercise of stock options and the grant of stock awards under a stock-based benefit plan in excess of 10% and 4%, respectively, of our total outstanding shares if the stock-based benefit plan is adopted more than one year following the stock offering. In addition, we may grant options and award shares that vest more rapidly than over a five-year period if the stock-based benefit plan is adopted more than one year following the stock offering.

As discussed under “How We Intend to Use the Proceeds from the Offering,” we intend to contribute at the minimum, midpoint, maximum and adjusted maximum of the offering range approximately $4.7 million, $5.7 million, $6.6 million and $7.7 million, respectively, of the net proceeds from the stock offering to Heritage Bank of St. Tammany, and we will retain the remainder of the net proceeds from the stock offering. We will use portions of the proceeds we retain for the purpose of making a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.

The pro forma table does not give effect to: (i) withdrawals from deposit accounts for the purpose of purchasing shares of common stock in the stock offering; (ii) our results of operations after the stock offering; or (iii) changes in the market price of the shares of common stock after the stock offering.

The following pro forma information may not represent the financial effects of the stock offering at the date on which the stock offering actually occurs and you should not use the table to indicate future results of operations. Pro forma stockholders’ equity represents the difference between the stated amount of our assets and liabilities, computed in accordance with GAAP. We did not increase or decrease stockholders’ equity to reflect the difference between the carrying value of loans and other assets and their market value. Pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Pro forma stockholders’ equity does not give effect to the impact of intangible assets, bad debt reserve or the liquidation account we will establish in the conversion in the unlikely event we are liquidated.

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At or for the year ended December 31, 2016 Based upon the Sale at $10.00 Per Share of
1,062,500 Shares	1,250,000 Shares	1,437,500 Shares	1,653,125 Shares (1)
(Dollars in thousands, except per share amounts)

Gross proceeds of offering	$10,625	$12,500	$14,375	$16,531
Less: Expenses	(1,200)	(1,200)	(1,200)	(1,200)
Estimated net proceeds	9,425	11,300	13,175	15,331
Less: Common stock acquired by ESOP (2)	(850)	(1,000)	(1,150)	(1,323)
Less: Common stock acquired by stock-based benefit plans (3)(4)	(425)	(500)	(575)	(661)
Estimated net proceeds	$8,150	$9,800	$11,450	$13,347

For the year ended December 31, 2016
Consolidated net income:
Historical	$158	$158	$158	$158
Pro forma adjustments:
Income on adjusted net proceeds	104	125	146	170
State share/franchise tax	(111)	(120)	(129)	(139)
Employee stock ownership plan (2)	(22)	(26)	(30)	(35)
Stock awards (3)	(56)	(66)	(76)	(87)
Stock options (4)	(53)	(63)	(72)	(83)
Pro forma net income (loss)	$20	$8	$(3)	$(16)

Income per share:
Historical	$0.15	$0.13	$0.12	$0.10
Pro forma adjustments:
Income on adjusted net proceeds	0.11	0.11	0.11	0.11
State share/franchise tax	(0.11)	(0.10)	(0.10)	(0.09)
Employee stock ownership plan (2)	(0.02)	(0.02)	(0.02)	(0.02)
Stock awards (3)	(0.06)	(0.06)	(0.06)	(0.06)
Stock options (4)	(0.05)	(0.05)	(0.05)	(0.05)
Pro forma earnings (loss) per share	$0.02	$0.01	$0.00	$(0.01)

Offering price to pro forma net earnings per share	500	x	1,000	x	n/m	n/m
Number of shares used in earnings per share calculations	980,900	1,154,000	1,327,100	1,526,165

At December 31, 2016
Stockholders’ equity:
Historical	$9,460	$9,460	$9,460	$9,460
Estimated net proceeds	9,425	11,300	13,175	15,332
Less: Common stock acquired by ESOP (2)	(850)	(1,000)	(1,150)	(1,323)
Less: Common stock acquired by stock-based benefit plans (3)(4)	(425)	(500)	(575)	(661)
Pro forma stockholders’ equity (5)	$17,610	$19,260	$20,910	$22,808

Stockholders’ equity per share:
Historical	$8.90	$7.57	$6.58	$5.72
Estimated net proceeds	8.87	9.04	9.17	9.27
Less: Common stock acquired by ESOP (2)	(0.80)	(0.80)	(0.80)	(0.80)
Less: Common stock acquired by stock-based benefit plans (3)(4)	(0.40)	(0.40)	(0.40)	(0.40)
Pro forma stockholders’ equity per share (5)	$16.57	$15.41	$14.55	$13.79

Pro forma price to book value	60.35%	64.89%	68.73%	72.52%
Number of shares outstanding for pro forma book value per share calculations	1,062,500	1,250,000	1,437,500	1,653,125

(Footnotes begin on following page)

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(1)	As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(2)	Assumes that 8% of shares of common stock sold in the offering will be purchased by the employee stock ownership plan (“ESOP”). For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the ESOP from Heritage NOLA Bancorp. Heritage Bank of St. Tammany intends to make annual contributions to the ESOP in an amount at least equal to the required principal and interest payments on the debt. Heritage Bank of St. Tammany’ total annual payments on the employee stock ownership plan debt are based upon 25 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification 718-40, “Employers’ Accounting for Employee Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the ESOP shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Heritage Bank of St. Tammany, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective tax rate of 34%. The unallocated ESOP shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the ESOP. The pro forma net income further assumes that 3,400, 4,000, 4,600 and 5,290 were committed to be released during the year ended December 31, 2016, respectively, at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and in accordance with ASC 718-40, only the ESOP shares committed to be released during the period were considered outstanding for purposes of income per share calculations.
(3)	If approved by Heritage NOLA Bancorp’s stockholders, a stock-based benefit plan may purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion or a lesser number if Heritage Bank of St. Tammany has a tier 1 leverage ratio of less than 10.00% within one year of the completion of the conversion). Stockholder approval of the stock-based benefit plan, and purchases by the plan may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from Heritage NOLA Bancorp or through open market purchases. The funds to be used by the stock-based benefit plans to purchase the shares will be provided by Heritage NOLA Bancorp. The table assumes that (i) the stock-based benefit plan acquires the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the stock-based benefit plan is amortized as an expense during the year, and (iii) the stock-based benefit plan expense reflects an effective tax rate of 34%. Assuming stockholder approval of the stock-based benefit plan and that shares of common stock equal to 4% of the shares sold in the offering are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 3.85%.
(4)	If approved by Heritage NOLA Bancorp’s stockholders, a stock-based benefit plan may grant options to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion). Stockholder approval of the stock-based benefit plan may not occur earlier than six months after the completion of the conversion. In calculating the pro forma effect of the stock options to be granted under a stock-based benefit plan, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $2.74 for each option, and the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options. The actual expense of the stock options to be granted under the stock-based benefit plan will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plan will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares to satisfy the exercise of options under the stock-based benefit plans is obtained from the issuance of authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. Assuming stockholder approval of the stock-based benefit plan and that shares of common stock used to fund stock options (equal to 10% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 9.09%.
(5)	The retained earnings of Heritage Bank of St. Tammany will be substantially restricted after the conversion. See “Our Dividend Policy,” “The Conversion and Offering – Liquidation Rights” and “Regulation and Supervision.” The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion and analysis reflects our financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. The information in this section has been derived from the audited financial statements, which appear beginning on page F-1 of this prospectus. You should read the information in this section in conjunction with the business and financial information regarding Heritage Bank of St. Tammany provided in this prospectus.

Overview

Our business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations, in one- to four-family residential real estate loans, including non-owner-occupied properties and home equity lines of credit, and commercial real estate. We also originate land, construction and multifamily loans, and to a much lesser extent, we originate consumer loans and purchase commercial business loans. At December 31, 2016, $57.6 million, or 75.1% of our total loan portfolio, was comprised of one- to four-family residential real estate loans, $11.2 million of which were non-owner-occupied loans. While we originate conforming one- to four-family residential real estate loans that we sell to Freddie Mac, historically we have also originated a substantial amount of non-conforming loans that we retain in our portfolio. Following completion of the conversion and stock offering, we intend to consider hiring an experienced commercial lender and increase our emphasis on the origination of commercial real estate loans.

In 2016, we began purchasing loans from the Bankers Healthcare Group, a nationally recognized lender to healthcare professionals. Consistent with our business plan to grow our loan portfolio while managing our interest rate risk, subject to market conditions, we may significantly increase our holdings of these types of commercial business loans in the future.

We offer a variety of deposit accounts, including noninterest-bearing demand accounts, savings accounts, NOW accounts and certificates of deposit. We utilize advances from the FHLB-Dallas for asset/liability management purposes. At December 31, 2016, we had $13.3 million in advances outstanding with the FHLB-Dallas.

In recent years we have accepted jumbo certificates of deposit through National CD Rateline, an on-line service. Pursuant to our business strategy, we are seeking to increase our core deposits by aggressively marketing and pricing these deposit products and by growing our commercial lending relationships, while reducing our reliance on certificates of deposit as a funding source.

Our current business strategy includes continuing our disciplined underwriting practices to maintain our strong asset quality, continuing our emphasis on originating one- to four-family residential real estate loans, increasing our emphasis on the origination of commercial real estate loans and the purchase of commercial business loans to healthcare professionals, and enhancing core earnings by increasing lower-cost transaction and savings accounts.

Heritage Bank of St. Tammany is subject to comprehensive regulation and examination by its primary federal regulator, the OCC.

Our executive and administrative office is located at 205 North Columbia Street, Covington, Louisiana 70433, and our telephone number at this address is (985) 892-4565. Our website address is

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www.heritagebank.org. Information on our website is not incorporated into this prospectus and should not be considered part of this prospectus.

Business Strategy

Our principal objective is to build long-term value for our stockholders by operating a profitable community-oriented financial institution dedicated to meeting the banking needs of our customers by emphasizing personalized and efficient customer service. Highlights of our current business strategy include:

•	Continuing to focus on one- to four-family residential real estate lending, including our practice of originating for retention in our portfolio, nonconforming long-term loans. We have been, and will continue to be, primarily a one- to four-family residential real estate lender for borrowers in our market area. As of December 31, 2016, $57.6 million, or 75.1% of our total loan portfolio, consisted of one- to four-family residential real estate loans, including $11.2 million, or 14.7% of non-owner-occupied loans, and at that date an additional $2.2 million, or 2.9% of our total loan portfolio, consisted of home equity lines of credit. While we intend to increase our focus on the origination and purchase of commercial real estate lending and the purchase of commercial business lending in an effort to increase yield, we expect that one- to four-family residential real estate lending will remain our primary lending activity.

•	Increasing commercial real estate lending and commercial business lending. In order to increase the yield on our loan portfolio and reduce the term to maturity of our loan portfolio, we intend to increase our emphasis on the origination and purchase of commercial real estate loans and the purchase of commercial business loans, while maintaining conservative underwriting standards. As part of this strategy, we intend to consider hiring additional lending personnel, including an experienced commercial real estate lender. The additional capital raised in the offering will increase our commercial lending capacity by increasing our loans to one borrower limit and we believe enable us to originate more loans. Additionally, we intend to increase our holdings of loans to healthcare professionals to increase our commercial business portfolio.

•	Maintaining our strong asset quality through conservative loan underwriting. As we seek to diversify our loan portfolio, we intend to maintain strict, quality-oriented loan underwriting and credit monitoring processes. In recent years, management and the board of directors have focused on improving the Bank’s asset quality by implementing such policies and procedures. At December 31, 2016, nonperforming assets totaled $611,000, or 0.62% of total assets, down from $2.0 million, or 2.06% of total assets at December 31, 2015.

•	Attracting and retaining customers in our market area and increasing our “core” deposits consisting of demand, NOW and savings accounts. We also intend to increase our core deposits, including noninterest-bearing transaction accounts, and decrease our dependence on certificates of deposit.

•	Remaining a community-oriented institution and relying on high quality service to maintain and build a loyal local customer base. We were established in 1924 and have been operating continuously in and around Covington, Louisiana since that time. Through the goodwill we have developed over years of providing timely, efficient

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banking services, we believe that we have been able to attract a solid base of local retail customers on which we hope to continue to build our banking business.

•	Expanding our banking franchise as opportunities arise through de novo branching and/or branch acquisitions. We currently operate from our two full-service banking offices. We believe there are branch expansion opportunities in our primary market area. We intend to evaluate branch expansion opportunities, including through establishing a de novo branch and/or branch acquisitions as such opportunities arise. However, we currently have no understandings or agreements with respect to establishing a new branch or acquiring a branch.

These strategies are intended to guide our investment of the net proceeds of the offering. We intend to continue to pursue our business strategy after the conversion and the offering, subject to changes necessitated by future market conditions, regulatory restrictions and other factors.

Anticipated Increase in Noninterest Expense

Following the completion of the conversion, our noninterest expense is expected to increase because of the increased costs associated with operating as a public company, and the increased compensation expenses associated with the purchase of shares of common stock by our employee stock ownership plan and the possible implementation of a stock-based benefit plan, if approved by our stockholders, no earlier than six months after the completion of the conversion. For further information, see “Summary – Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion;” “Risk Factors – Risks Related to the Offering – Our stock-based benefit plan will increase our costs, which will reduce our income;” and “Management – Benefit Plans and Agreements.”

Critical Accounting Policies

The discussion and analysis of the financial condition and results of operations are based on our financial statements, which are prepared in conformity with generally accepted accounting principles used in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of income and expenses. We consider the accounting policies discussed below to be critical accounting policies. The estimates and assumptions that we use are based on historical experience and various other factors and are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions, resulting in a change that could have a material impact on the carrying value of our assets and liabilities and our results of operations.

The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies. As an “emerging growth company” we may delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. We intend to take advantage of the benefits of this extended transition period. Accordingly, our financial statements may not be comparable to companies that comply with such new or revised accounting standards.

The following represent our critical accounting policies:

Allowance for Loan Losses. The allowance for loan losses is the estimated amount considered necessary to cover inherent, but unconfirmed, credit losses in the loan portfolio at the balance sheet date. The allowance is established through the provision for loan losses which is charged against income. In

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determining the allowance for loan losses, management makes significant estimates and has identified this policy as one of our most critical accounting policies.

Management performs a quarterly evaluation of the allowance for loan losses. Consideration is given to a variety of factors in establishing this estimate including, but not limited to, current economic conditions, delinquency statistics, geographic and industry concentrations, the adequacy of the underlying collateral, the financial strength of the borrower, results of internal loan reviews and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change.

The analysis has two components, specific and general allowances. The specific percentage allowance is for unconfirmed losses related to loans that are determined to be impaired. Impairment is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral, adjusted for market conditions and selling expenses. If the fair value of the loan is less than the loan’s carrying value, a charge is recorded for the difference. The general allowance, which is for loans reviewed collectively, is determined by segregating the remaining loans by type of loan, risk weighting (if applicable) and payment history. We also analyze historical loss experience, delinquency trends, general economic conditions and geographic and industry concentrations. This analysis establishes historical loss percentages and qualitative factors that are applied to the loan groups to determine the amount of the allowance for loan losses necessary for loans that are reviewed collectively. The qualitative component is critical in determining the allowance for loan losses as certain trends may indicate the need for changes to the allowance for loan losses based on factors beyond the historical loss history. Not incorporating a qualitative component could misstate the allowance for loan losses. Actual loan losses may be significantly more than the allowances we have established which could result in a material negative effect on our financial results.

Fair Value Measurements. The fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The Bank estimates the fair value of a financial instrument and any related asset impairment using a variety of valuation methods. Where financial instruments are actively traded and have quoted market prices, quoted market prices are used for fair value. When the financial instruments are not actively traded, other observable market inputs, such as quoted prices of securities with similar characteristics, may be used, if available, to determine fair value. When observable market prices do not exist, the Bank estimates fair value. These estimates are subjective in nature and imprecision in estimating these factors can impact the amount of gain or loss recorded. A more detailed description of the fair values measured at each level of the fair value hierarchy and the methodology utilized by the Bank can be found in Note Q of the Financial Statements “–Fair Value of Financial Investments.”

Mortgage Servicing Rights. We sell all of our conforming conventional one- to four-family residential real estate loans on a servicing-retained basis to Freddie Mac. When we acquire mortgage servicing rights through the origination of mortgage loans and sale of those loans with servicing rights retained, we allocate a portion of the total cost of the mortgage loans to the mortgage servicing rights based on their relative fair value. At December 31, 2016, we were servicing loans sold to Freddie Mac totaling $29.0 million, and we were servicing an additional $11.0 million of loans held by Habitat for Humanity. We amortize capitalized mortgage servicing rights as a reduction of servicing fee income in proportion to, and over the period of, estimated net servicing income by use of a method that approximates the level-yield method. We periodically evaluate capitalized mortgage servicing rights for impairment using a model that takes into account several variables including expected prepayment speeds and prevailing interest rates. If we identify impairment, we charge the amount of the impairment to earnings by establishing a valuation allowance against the capitalized mortgage servicing rights asset. The primary risk of material changes to the value of the servicing rights resides in the potential volatility in the

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economic assumptions used, particularly the prepayment speed. We monitor this risk and adjust the valuation allowance as necessary to adequately record any probable impairment in the portfolio. Management believes the estimation of these variables makes this a critical accounting policy. For purposes of measuring impairment, the mortgage servicing rights are stratified based on financial asset type and interest rates. In general, the value of mortgage servicing rights increases as interest rates rise and decreases as interest rates fall. This is because the estimated life and estimated income from a loan increase as interest rates rise and decrease as interest rates fall.

Comparison of Financial Condition at December 31, 2016 and December 31, 2015

Total Assets. Total assets increased $1.5 million, or 1.6%, to $98.0 million at December 31, 2016 from $96.5 million at December 31, 2015. The increase resulted primarily from an increase in net loans of $2.7 million, offset in part by a decrease of $663,000 in foreclosed real estate and a decrease of $558,000 in cash and cash equivalents.

Cash and Cash Equivalents. Cash and cash equivalents decreased $558,000, or 6.5%, to $8.0 million at December 31, 2016 from $8.6 million at December 31, 2015. The decrease was due to the deployment of these funds into loan originations.

Net Loans.  Net loans increased $2.7 million, or 3.8%, to $74.7 million at December 31, 2016 from $72.0 million at December 31, 2015. During the year ended December 31, 2016, we originated $20.8 million of loans, $15.4 million of which were one- to four-family residential real estate loans, $3.1 million of which were construction loans and the remaining $2.3 million were land, consumer and commercial real estate loans. During 2016, one- to four-family residential real estate loans increased $2.8 million, or 5.0%, to $59.8 million at December 31, 2016, from $57.0 million at December 31, 2015, commercial real estate loans decreased $790,000, or 9.9%, to $7.2 million at December 31, 2016 from $8.0 million at December 31, 2015 and construction loans decreased $775,000, or 18.2%, to $3.5 million at December 31, 2016 from $4.3 million at December 31, 2015. Increases in loan balances reflect our strategy to prudently grow our loan portfolio.

In 2016, we sold $6.6 million of loans, all of which were one- to four-family residential real estate loans, on both a servicing-retained and servicing-released basis. Management intends to continue this sales activity in future periods to generate gain on sale revenue and servicing fee income.

Securities.  The balance of our securities available-for-sale and held-to-maturity, which consist entirely of government-sponsored mortgage-backed securities, remained unchanged at $8.0 million at December 31, 2016 and December 31, 2015.

Premises and Equipment. Premises and equipment decreased $176,000, or 4.5%, to $3.7 million at December 31, 2016 from $3.9 million at December 31, 2015. The decrease resulted primarily from the recognition of depreciation of $184,000.

Bank-Owned Life Insurance. At December 31, 2016, our investment in bank owned life insurance was $2.0 million, an increase of $52,000, from $1.9 million at December 31, 2015. We invest in bank-owned life insurance to provide us with a funding offset for our benefit plan obligations. Bank-owned life insurance also generally provides us noninterest income that is non-taxable. Federal bank regulatory guidance cautions against an investment in bank-owned life insurance that exceeds 25% of an institution’s Tier 1 capital. The guidance states that an institution which has an investment in bank-owned life insurance exceeding this amount make a determination that the amount of investment does not constitute an imprudent capital concentration. We have not made additional contributions to bank-owned life insurance since 2013.

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Deposits.  Deposits increased $672,000, or 1.0%, to $74.3 million at December 31, 2016 from $73.6 million at December 31, 2015. Checking accounts increased $1.3 million, or 28.9%, to $5.8 million at December 31, 2016 from $4.5 million at December 31, 2015 and time deposits decreased $1.3 million, or 2.4%, to $51.0 million at December 31, 2016 from $52.3 million at December 31, 2015. The decrease in time deposits was due in part to maturities of certificates of deposit owned by other financial institutions that were not renewed. The growth in the balance of checking accounts and the decrease in the balance of certificates of deposit reflect management’s effort to change the deposit mix and increase core deposits.

Borrowings. Borrowings, consisting entirely of Federal Home Loan Bank advances, totaled $13.3 million at December 31, 2016 compared to $12.7 million at December 31, 2015. The increase in borrowings was attributable to management utilizing advances as a funding source for loan originations and purchases, as opposed to utilizing certificates of deposits. At December 31, 2016, the aggregate cost of outstanding advances from the Federal Home Loan Bank was 1.29%, compared to 1.55% for our certificates of deposit and 1.19% for the Bank’s cost of deposits at that date.

Total Equity.  Total equity increased $134,000, or 1.4%, to $9.5 million at December 31, 2016 from $9.3 million at December 31, 2015. The increase resulted from net income of $158,000 during the year ended December 31, 2016.

Comparison of Operating Results for the Years Ended December 31, 2016 and December 31, 2015

General.  We had net income of $158,000 for the year ended December 31, 2016, compared to net income of $277,000 for the year ended December 31, 2015, a decrease of $119,000, or 43.0%. The decrease in net income resulted from an increase in the provision for loan losses of $160,000, a decrease of $52,000 in noninterest income, a $154,000 increase in noninterest expense and a $111,000 increase in income tax expense, offset, in part, by a $198,000 increase in net interest income. Income tax expense increased as a result of an adjustment of prior year’s deferred tax balances and a charge-off of a small tax receivable balance. The increase in interest income resulted primarily from the increase in the balance of our loan portfolio in 2016, including the purchase of $5.0 million of one-to four-family residential real estate loans in November of 2015 that significantly affected our interest income in 2016.

Interest Income.  Interest income increased $426,000, or 11.6%, to $4.1 million for the year ended December 31, 2016 from $3.7 million for the year ended December 31, 2015. This increase was primarily attributable to a $462,000 increase in interest on loans receivable, offset in part by a $51,000 decrease in interest on investment securities due to a decrease in the average balance of investment securities year to year. The average balance of loans increased $9.0 million, or 14.1%, to $72.7 million for the year ended December 31, 2016 from $63.7 million for the year ended December 31, 2015 while the average yield on loans decreased two basis points to 5.30% during 2016 from 5.32% during 2015. The average balance of investment securities decreased $2.2 million, or 22.7%, to $7.5 million for the year ended December 31, 2016 from $9.7 million for the year ended December 21, 2015 and the average yield on investment securities decreased nine basis points to 1.90% for 2016 from 1.99% for 2015.

Interest Expense. Total interest expense increased $69,000, or 7.5%, to $993,000 for the year ended December 31, 2016 from $924,000 for the year ended December 31, 2015. The increase was primarily due to an increase of $71,000, or 79.8%, in the interest expense on FHLB advances. The average balance of interest-bearing deposits remained stable, increasing $100,000, or 0.1%, to $70.9 million for the year ended December 31, 2016 from $70.8 million for the year ended December 31, 2015. The average cost of interest-bearing deposits was unchanged at 1.18% for both 2016 and 2015. The

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average balance of FHLBs advances increased $4.6 million, or 60.0%, to $12.3 million for the year ended December 31, 2016 compared to $7.7 million for the year ended December 31, 2015, while the average cost of these advances increased 12 basis points to 1.30% from 1.18%. The increase in the average balance of FHLB advances is due to management utilizing advances as a funding source for loan originations and purchases.

Net Interest Income.  Net interest income increased $358,000, or 13.1%, to $3.1 million for the year ended December 31, 2016 from $2.7 million for the year ended December 31, 2015. Average net interest-earning assets increased $1.4 million year to year. This increase was due primarily to an increase in the average balance of loans year to year. Our interest rate spread increased to 3.36% for the year ended December 31, 2016 from 3.20% for the year ended December 31, 2015, and our net interest margin increased to 3.45% for the year ended December 31, 2016 from 3.28% for the year ended December 31, 2015. The increase in interest rate spread and net interest margin was primarily a result of the yield on other interest-earning assets, primarily interest-earning deposits in banks, increasing 23 basis points to 1.00% for 2016 from 0.77% for 2015 reflecting higher market interest rates in 2016, and the increase in interest income caused by the increase in our loan balances.

Provision for Loan Losses.  We recorded a provision for loan losses of $180,000 for the year ended December 31, 2016, compared to a $20,000 provision for the year ended December 31, 2015. The increase in the provision for loan losses in 2016 compared to 2015 resulted from our analysis of the factors described in “Critical Accounting Policies – Allowance for Loan Losses.” The allowance for loan losses was $692,000, or 0.90% of total loans, at December 31, 2016, compared to $592,000, or 0.79% of total loans, at December 31, 2015. Classified (substandard, doubtful and loss) loans decreased to $892,000 at December 31, 2016 from $1.4 million at December 31, 2015. Total non-performing loans decreased to $518,000 at December 31, 2016 from $1.2 million at December 31, 2015. Net charge-offs for 2016 were $80,000, an increase of $2,000 over 2015. At December 31, 2016, $305,000, or 59.0%, of the non-performing loans were contractually current.

Noninterest Income. Noninterest income decreased $52,000, or 12.9%, to $351,000 for the year ended December 31, 2016 from $403,000 for the year ended December 31, 2015. The decrease was primarily due to a decrease in gains (losses) on the sale of foreclosed assets of $119,000 as there was a net loss of ($51,000) in 2016 on these types of transactions compared to a net gain of $68,000 during 2015, partially offset by an increase in loan-servicing income of $37,000 to $200,000 during 2016 from $163,000 in 2015.

Noninterest Expense.  Noninterest expense increased $153,000, or 5.4%, to $3.0 million for 2016 from $2.8 million for 2015. The increase was due primarily to an increase of $103,000, or 6.9%, in salaries and employee benefits, to $1.6 million in 2016 from $1.5 million in 2015. The increase resulted from an increase in full-time equivalent employees during 2016, normal salary increases and an increase in the 401(k) contributions.

Data processing expense increased $11,000, or 5.9%, in 2016 to $197,000 from $186,000 in 2015 resulting from added products and services. Write-downs on foreclosed real estate increased $35,000, or 63.6%, to $90,000 from $55,000 in 2015. Other noninterest expense increased $42,000, or 11.2%, to $416,000 in 2016 from $374,000 in 2015 primarily due to increased costs related to consulting and advisory fees.

Upon consummation of the conversion and stock offering, we expect noninterest expense to increase because of costs associated with operating as a public company and increased compensation costs related to possible implementation of a stock-based benefit plan, if approved by our stockholders.

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Income Tax Expense (Benefit).  Income tax expense increased $111,000 to an expense of $110,000 for 2016 from a benefit of ($1,000) in 2015, resulting from an adjustment of prior year’s deferred tax balances and a charge-off of a small tax receivable balance.

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Average balances and yields. The following table sets forth average balance sheets, average yields and costs, and certain other information at and for the years indicated. No tax-equivalent yield adjustments were made, as the effect thereof was not material. All average balances are daily average balances. Nonaccrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or interest expense.

	At December 31,	For the Year Ended December 31,
	2016	2016			2015
	Yield/ Cost	Average Outstanding Balance	Interest	Yield/ Rate (1)	Average Outstanding Balance	Interest	Yield/ Rate (1)

Interest-earning assets:
Loans, net	4.84%	$72,667	$3,849	5.30%	$63,704	$3,387	5.32%
Investment securities	1.97	7,523	143	1.90	9,740	194	1.99
Other interest-earning assets	1.23	9,315	93	1.00	9,979	77	0.77
Total interest-earning assets	4.28	89,505	4,085	4.56	83,423	3,658	4.38
Noninterest-earning assets		7,650			7,844
Total assets		$97,155			$91,267

Interest-bearing liabilities:
Interest-bearing demand	0.17%	$3,102	7	0.23	$2,492	6	0.24
Savings accounts	0.22	16,244	40	0.25	15,967	57	0.36
Certificates of deposit	1.55	51,538	786	1.53	52,326	772	1.48
Total interest-bearing deposits	1.19	70,884	833	1.18	70,785	835	1.18
Borrowings	1.29	12,305	160	1.30	7,672	89	1.18
Total interest-bearing liabilities	1.20	83,189	993	1.20	78,457	924	1.18
Other non-interest bearing liabilities		4,452			3,558
Total liabilities		87,641			82,015
Equity		9,514			9,252
Total liabilities and equity		$97,155			$91,267

Net interest income			$3,092			$2,734
Net interest rate spread (1)	3.08%			3.36%			3.20%
Net interest-earning assets (2)		$6,316			$4,966
Net interest margin (3)				3.45%			3.28%
Average of interest-earning assets to interest-bearing liabilities		107.59%			106.33%

(1)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by total interest-earning assets.

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Rate/Volume Analysis

The following table presents the effects of changing rates and volumes on our net interest income for the years indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately, based on the changes due to rate and the changes due to volume.

	Years Ended December 31, 2016 vs. 2015
	Increase (Decrease) Due to		Total
	Volume	Rate	Increase (Decrease)
	(In thousands)

Interest-earning assets:
Loans	$477	$(15)	$462
Investment securities	(44)	(7)	(51)
Other interest-earning assets	(5)	21	16

Total interest-earning assets	428	(1)	427

Interest-bearing liabilities:
Interest-bearing demand	1	―	1
Savings accounts	1	(18)	(17)
Certificates of deposit	(12)	26	14
Total deposits	(10)	8	(2)

Borrowings	54	17	71

Total interest-bearing liabilities	44	25	69

Change in net interest income	$384	$(26)	$358

Management of Market Risk

General. Our most significant form of market risk is interest rate risk because, as a financial institution, the majority of our assets and liabilities are sensitive to changes in interest rates. Therefore, a principal part of our operations is to manage interest rate risk and limit the exposure of our financial condition and results of operations to changes in market interest rates. Our Asset/Liability Committee is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the policy and guidelines approved by our board of directors.

Our asset/liability management strategy attempts to manage the impact of changes in interest rates on net interest income, our primary source of earnings. Among the techniques we use to manage interest rate risk are:

•	originating and purchasing commercial real estate loans, and, to a lesser extent, originating construction, multifamily and land loans and purchasing commercial business loans, all of which tend to have shorter terms and higher interest rates than one- to four-family residential real estate loans, and which generate customer relationships that can generate noninterest-bearing checking accounts which are less interest rate sensitive;

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•	selling substantially all of our conforming, conventional longer-term, fixed-rate one- to four-family residential real estate loans and retaining the non-conforming and shorter-term, fixed-rate and adjustable-rate one- to four-family residential real estate loans that we originate, subject to market conditions and periodic review of our asset/liability management needs;

•	reducing our dependence on certificates of deposit to support lending and investment activities and increasing our reliance on core deposits, including checking accounts and savings accounts, which are less interest rate sensitive than certificates of deposit; and

•	lengthening the weighted average maturity of our liabilities through longer-term funding sources such as fixed-rate advances from the FHLB-Dallas with terms to maturity of seven to 10 years.

Our board of directors is responsible for the review and oversight of our executive management team and other essential operational staff which are responsible for our asset/liability analysis. These officers act as an asset/liability committee and are charged with developing and implementing an asset/liability management plan, and generally meet monthly to review pricing and liquidity needs and assess our interest rate risk. We currently utilize a third-party modeling program, prepared on a quarterly basis, to evaluate our sensitivity to changing interest rates, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by the board of directors.

We do not engage in hedging activities, such as engaging in futures, options or swap transactions, or investing in high-risk mortgage derivatives, such as collateralized mortgage obligation residual interests, real estate mortgage investment conduit residual interests or stripped mortgage backed securities.

Economic Value of Equity and Changes in Net Interest Income. We monitor interest rate risk through the use of a simulation model that estimates the amounts by which the fair value of our assets and liabilities (our economic value of equity or “EVE”) would change in the event of a range of assumed changes in market interest rates. The quarterly reports developed in the simulation model assist us in identifying, measuring, monitoring and controlling interest rate risk to ensure compliance within our policy guidelines.

The tables below set forth, as of December 31, 2016, the estimated changes in our EVE that would result from the designated instantaneous changes in market interest rates. Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results.

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December 31, 2016
Change in Interest Rates	Estimated	Estimated Increase (Decrease) in EVE
(basis points) (1)	EVE (2)	Amount	Percent
(Dollars in thousands)

+300	$7,067	$(2,393)	(25.3)%
+200	7,826	(1,634)	(17.3)
+100	8,621	(839)	(8.9)
―	9,460	―	―
(100)	10,184	724	7.7

(1)	Assumes an instantaneous uniform change in interest rates at all maturities.
(2)	EVE is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts

The tables above indicate that at December 31, 2016, in the event of a 100 basis point decrease in interest rates, we would have experienced a 7.7% increase in EVE. In the event of a 200 basis point increase in interest rates at December 31, 2016, we would have experienced a 17.3% decrease in EVE.

In addition to modeling changes to our EVE, we also analyze estimated changes to net interest income (“NII”) for a prospective twelve-month period under the interest rate scenarios set forth above. The following tables set forth our NII model as of December 31, 2016.

Change in Interest Rates (Basis Points)	Estimated Net Interest Income (1)	Increase (Decrease) in Estimated Net Interest Income

+300	$2,771	(5.2)%
+200	2,823	(3.5)%
+100	2,874	(1.7)%
—	2,924	—
–100	3,004	2.7%

(1)	The calculated changes assume an immediate shock of the static yield curve.

Certain shortcomings are inherent in the methodology used in the above interest rate risk measurement. Modeling changes in EVE and NII require making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the EVE and NII tables presented assume that the composition of our interest-sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities. Accordingly, although the EVE and NII tables provide an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on EVE and NII and will differ from actual results.

EVE and NII calculations also may not reflect the fair values of financial instruments. For example, decreases in market interest rates can increase the fair values of our loans, deposits and borrowings.

Liquidity and Capital Resources

Liquidity describes our ability to meet the financial obligations that arise in the ordinary course of business. Liquidity is primarily needed to meet the borrowing and deposit withdrawal requirements of our customers and to fund current and planned expenditures. Our primary sources of funds are deposits, principal and interest payments on loans and securities, proceeds from the sale of loans, and proceeds

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from maturities of securities. We also have the ability to borrow from the FHLB-Dallas. At December 31, 2016, we had $13.3 million outstanding in advances from the FHLB-Dallas, and had the capacity to borrow approximately an additional $26.8 million from the FHLB-Dallas and an additional $3.0 million on a line of credit with First National Bankers’ Bank, Baton Rouge, Louisiana at this date.

While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions, and competition. Our most liquid assets are cash and short-term investments including interest-bearing demand deposits. The levels of these assets are dependent on our operating, financing, lending, and investing activities during any given period.

Our cash flows are comprised of three primary classifications: cash flows from operating activities, investing activities, and financing activities. Net cash provided by operating activities was $704,000 and $496,000 for the years ended December 31, 2016 and 2015, respectively. Net cash used in investing activities, which consists primarily of net change in loans receivable, net change in investment securities and proceeds from the sale of loans, was ($2.6 million) and ($8.6 million) for the years ended December 31, 2016 and 2015, respectively. Net cash provided by financing activities, consisting primarily of the activity in deposit accounts and Federal Home Loan Bank advances, was $1.3 million and $7.3 million for the years ended December 31, 2016 and 2015, respectively, resulting from our strategy of borrowing at lower interest rates to fund loan originations.

We are committed to maintaining a strong liquidity position. We monitor our liquidity position on a daily basis. We anticipate that we will have sufficient funds to meet our current funding commitments. Based on our deposit retention experience and current pricing strategy, we anticipate that a significant portion of maturing time deposits will be retained. We also anticipate continued participation in the National CD Rateline, an on-line source of certificates of deposit, and continued use of FHLB-Dallas advances.

At December 31, 2016, we exceeded all of our regulatory capital requirements with a Tier 1 leverage capital level of $9.4 million, or 9.79% of adjusted total assets, which is above the well-capitalized required level of $4.8 million, or 5.0%; and total risk-based capital of $10.1 million, or 18.59% of risk-weighted assets, which is above the well-capitalized required level of $5.4 million, or 10.0%. At December 31, 2015, we exceeded all of our regulatory capital requirements with a Tier 1 leverage capital level of $9.2 million, or 9.82% of adjusted total assets, which is above the well-capitalized required level of $4.7 million, or 5.0%; and total risk-based capital of $9.8 million, or 18.16% of risk-weighted assets, which is above the well-capitalized required level of $5.4 million, or 10.0%. Accordingly, Heritage Bank of St Tammany was categorized as well-capitalized at December 31, 2016 and 2015. Management is not aware of any conditions or events since the most recent notification that would change our category.

Off-Balance Sheet Arrangements. At December 31, 2016, we had outstanding commitments to originate loans of $995,000 and lines of credit of $1.8 million. We anticipate we will have sufficient funds available to meet our current loan originations commitments. Certificates of deposit that are scheduled to mature in less than one year from December 31, 2016 total $23.7 million. Management expects that a substantial portion of the maturing certificates of deposit will be renewed. However, if a substantial portion of these deposits is not retained, we may utilize FHLB-Dallas advances or raise interest rates on deposits to attract new accounts, which may result in higher levels of interest expense.

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Recent Accounting Pronouncements

For a discussion of the impact of recent accounting pronouncements, see Note A of the notes to our financial statements beginning on page F-1 of this prospectus.

Impact of Inflation and Changing Prices

The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles in the United States of America which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates, generally, have a more significant impact on a financial institution’s performance than does inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

BUSINESS OF HERITAGE NOLA BANCORP

Heritage NOLA Bancorp was incorporated in the State of Maryland on February 13, 2017, and has not engaged in any business to date. Upon completion of the conversion, Heritage NOLA Bancorp will own all of the issued and outstanding stock of Heritage Bank of St. Tammany. We intend to contribute at least 50% of the net proceeds from the stock offering to Heritage Bank of St. Tammany, plus such additional amounts as may be necessary so that, upon completion of the offering, Heritage Bank of St. Tammany will have a Tier 1 leverage ratio of at least 10.0%. Heritage NOLA Bancorp will retain the remainder of the net proceeds from the stock offering and use a portion of the retained net proceeds to make a loan to the employee stock ownership plan. At a later date, we may use the net proceeds to repurchase shares of common stock, subject to our planned growth, capital needs and regulatory limitations. We will invest our initial capital as discussed in “How We Intend to Use the Proceeds from the Offering.”

After the conversion and the offering are complete, Heritage NOLA Bancorp, as the holding company of Heritage Bank of St. Tammany, will be authorized to pursue other business activities permitted by applicable laws and regulations. See “Regulation and Supervision – Holding Company Regulation” for a discussion of the activities that are permitted for savings and loan holding companies. We may also borrow funds for reinvestment in Heritage Bank of St. Tammany.

Following the offering, our cash flow will depend on earnings from the investment of the net proceeds from the offering that we retain, and any dividends we receive from Heritage Bank of St. Tammany. Heritage Bank of St. Tammany is subject to regulatory limitations on the amount of dividends that it may pay. See “Regulation and Supervision – Federal Banking Regulation – Capital Distributions.” Initially, Heritage NOLA Bancorp will neither own nor lease any property, but will instead pay a fee to Heritage Bank of St. Tammany for the use of its premises, equipment and furniture. At the present time, we intend to employ only persons who are officers of Heritage Bank of St. Tammany to serve as officers of Heritage NOLA Bancorp. We will, however, use the support staff of Heritage Bank of St. Tammany from time to time. We will pay a fee to Heritage Bank of St. Tammany for the time devoted to Heritage NOLA Bancorp by employees of Heritage Bank of St. Tammany; however, these persons will not be separately compensated by Heritage NOLA Bancorp. Heritage NOLA Bancorp may hire additional employees, as appropriate, to the extent it expands its business in the future.

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BUSINESS OF HERITAGE BANK OF ST. TAMMANY

General

We conduct our business from our main office in Covington, Louisiana, and our branch office in Slidell, Louisiana, both of which are located in St. Tammany Parish, within the metropolitan area of New Orleans. Covington is the Parish Seat of St. Tammany Parish, which is located on the north shore of Lake Pontchartrain which separates St. Tammany Parish from New Orleans. Our primary market area is St. Tammany Parish. To a lesser extent, we also originate loans in the greater New Orleans metropolitan area and the parishes and counties contiguous to St. Tammany Parish.

Our business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations, in one- to four-family residential real estate loans, including non-owner-occupied properties and home equity lines of credit, and commercial real estate. We also originate land, construction and multifamily loans, and to a much lesser extent, originate consumer loans and purchase commercial business loans. At December 31, 2016, $57.6 million, or 75.1% of our total loan portfolio, was comprised of one- to four-family residential real estate loans, $11.2 million of which were non-owner-occupied loans. While we originate conforming one- to four-family residential real estate loans that we sell to Freddie Mac, historically we have also originated a substantial amount of non-conforming loans that we retain in our portfolio. Following completion of the conversion and stock offering, we intend to consider hiring an experienced commercial lender and intend to increase our emphasis on the origination of commercial real estate loans.

In 2016, we began purchasing loans from the Bankers Healthcare Group, a nationally recognized lender to healthcare professionals. Consistent with our business plan to grow our loan portfolio while managing our interest rate risk, subject to market conditions, we may significantly increase our holdings of these types of commercial business loans in the future.

We offer a variety of deposit accounts, including noninterest-bearing demand deposit accounts, savings accounts, NOW accounts and certificates of deposit. We utilize advances from the FHLB-Dallas for asset/liability management purposes. At December 31, 2016, we had $13.3 million in advances outstanding with the FHLB-Dallas.

In recent years we have accepted wholesale certificates of deposit through National CD Rateline, an on-line service, and directly from other federally insured institutions. Pursuant to our business strategy, we are seeking to increase our core deposits, which we define as demand deposit, NOW and statement savings accounts, by aggressively marketing and pricing these deposit products and by growing our commercial lending relationships, and reduce our reliance on wholesale certificates of deposit as a funding source.

Heritage Bank of St. Tammany is subject to comprehensive regulation and examination by its primary federal regulator, the Office of the Comptroller of the Currency (“OCC”).

Our executive and administrative office is located at 205 North Columbia Street, Covington, Louisiana 70433, and our telephone number at this address is (985) 892-4565. Our website address is www.heritagebank.org. Information on our website is not incorporated into this prospectus and should not be considered part of this prospectus.

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Market Area

We conduct our business from our main office in Covington, Louisiana, and our branch office in Slidell, Louisiana, both of which are located in St. Tammany Parish, within the greater metropolitan area of New Orleans. Covington is the Parish Seat of St. Tammany Parish, which is located on the north shore of Lake Pontchartrain which separates St. Tammany Parish from New Orleans. Our primary market area is St. Tammany Parish, and to a lesser extent, the parishes contiguous to St. Tammany Parish. Our business is dependent on the local economy in southeastern Louisiana which includes the petrochemical industry, port activity along the Mississippi River, healthcare and tourism. Service jobs, primarily in healthcare, education and construction and development, represent the largest employment sector in St. Tammany Parish.

According to the United States census, the estimated July 2015 population of St. Tammany Parish was 250,000, representing an increase of 7.0% from the 2010 census population of 234,000. During this same time period, the New Orleans City population is estimated to have grown by 13.3%, the Louisiana population grew by an estimated 3.0% and the United States population grew by an estimated 4.1%. From 2011 through 2015, the median household income for St. Tammany Parish was $62,000, compared to median household incomes of $54,000 and $45,000 for the State of Louisiana and for the United States, respectively.

Competition

We face competition within our market area both in making loans and attracting deposits. Our market area has a concentration of financial institutions that include large money center and regional banks, community banks and credit unions. We also face competition from commercial banks, savings institutions, mortgage banking firms, consumer finance companies and credit unions and, with respect to deposits, from money market funds, brokerage firms, mutual funds and insurance companies. As of June 30, 2016, based on the most recent available FDIC data, there were 26 FDIC-insured financial institutions with offices in St. Tammany Parish, of which we ranked 12th, with a market share of deposits of 1.4%. We do not have a significant market share of either deposits or residential lending in any other parish in Louisiana.

Lending Activities

General. Our principal lending activity is originating one- to four-family residential real estate loans, including non-owner-occupied loans and home equity lines of credit, and commercial real estate. We also originate land, construction and multifamily loans, and to a much lesser extent, we originate consumer loans and, beginning in 2016, have purchased commercial business loans.

Historically a significant amount of the loans that we have originated are non-conforming loans, and we have retained these loans in our portfolio. Generally, we sell most of the conforming conventional, fixed-rate one- to four-family residential real estate loans that we originate to Freddie Mac on a servicing-retained basis. In 2016 and 2015, approximately 50% and 68% of the owner-occupied, one-to four-family residential real estate loans that we originated, respectively, did not conform to Freddie Mac guidelines and we retained these loans in our portfolio.

While commercial real estate loans have not historically comprised a significant portion of our total loan portfolio, we intend to increase our emphasis on the origination of these types of loans. Upon completion of the conversion and stock offering, the proceeds from the stock offering will increase our capital levels and will correspondingly increase our loans to one borrower limit. We believe that increasing our loans to one borrower limit will allow us to compete more effectively for commercial real

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estate loans subject to our conservative underwriting standards. After completion of the conversion, we will consider hiring an experienced commercial loan officer. We have also purchased participations in commercial real estate loans from other institutions that are secured by properties within our market area of St. Tammany Parish and in the parishes contiguous to St. Tammany Parish, and we intend to continue to purchase these types of participations.

In 2016, we began purchasing loans from the Bankers Healthcare Group, a nationally recognized lender to healthcare professionals. Consistent with our business plan to grow our loan portfolio while managing our interest rate risk, subject to market conditions, we may significantly increase our holdings of these types of commercial business loans in the future.

However, we expect that one- to four-family residential real estate lending will continue to be the primary emphasis of our lending operations in the future.

Loan Portfolio Composition. The following table sets forth the composition of our loan portfolio, by type of loan, at the dates indicated.

	At December 31,
	2016		2015
	Amount	Percent	Amount	Percent
	(Dollars in thousands)

Real estate:
One- to four-family residential:
Owner-occupied	$46,353	60.5%	$43,034	57.7%
Non-owner-occupied	11,237	14.7	11,873	15.9
Home equity lines of credit	2,246	2.9	2,091	2.8
Commercial real estate	7,234	9.4	8,024	10.8
Land	2,907	3.8	2,667	3.6
Construction	3,475	4.5	4,250	5.7
Multifamily	2,629	3.4	2,352	3.1
Consumer	285	0.4	297	0.4
Commercial business	295	0.4	―	―

Total loans receivable	76,661	100.0%	74,588	100.0%

Deferred loan costs (fees)	(459)		(496)
Loans in process	(851)		(1,534)
Allowance for loan losses	(692)		(592)

Total loans receivable, net	$74,659		$71,966

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Loan Portfolio Maturities. The following table summarizes the scheduled repayments of our loan portfolio at December 31, 2016. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in the year ending December 31, 2017. Maturities are based on the final contractual payment date and do not reflect the impact of prepayments and scheduled principal amortization.

	One- to four- family residential real estate	Commercial real estate	Land		Construction		Multifamily		Consumer	Commercial business		Total

Due During the Years Ending December 31,
2017	$325	$817	$	―	$	―	$	―	$27	$	―	$1,169
2018	78	32		17		―		―	55		―	182
2019	76	182		136		―		―	16		―	410
2020 to 2021	849	81		629		―		1,013	145		―	2,717
2022 to 2026	4,149	4,167		1,271		―		218	42		295	10,142
2027 to 2031	28,967	1,425		854		1,569		―	―		―	32,815
2032 and beyond	25,392	530		―		1,906		1,398	―		―	29,226

Total	$59,836	$7,234		$2,907		$3,475		$2,629	$285		$295	$76,661

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The following table sets forth the scheduled repayments of fixed- and adjustable-rate loans at December 31, 2016 that are contractually due after December 31, 2017.

	Due After December 31, 2017
	Fixed	Adjustable	Total
	(In thousands)
Real estate:
One- to four-family residential:
Owner-occupied	$42,625	$3,405	$46,030
Non-owner-occupied	10,647	588	11,235
Home equity lines of credit	―	2,246	2,246
Commercial real estate	5,850	567	6,417
Land	1,804	1,103	2,907
Construction	3,475	―	3,475
Multifamily	2,629	―	2,629
Consumer	39	219	258
Commercial business	295	―	295
Total	$67,364	$8,128	$75,492

Loan Approval Procedures and Authority. Our lending is subject to written, non-discriminatory underwriting standards and origination procedures. Decisions on loan applications are made on the basis of detailed applications submitted by the prospective borrower and property valuations. Our policies require that for all real estate loans that we originate with a principal balance of greater than $100,000, property valuations must be performed by outside independent state-licensed appraisers approved by our board of directors. The loan applications are designed primarily to determine the borrower’s ability to repay the requested loan, and the more significant items on the application are verified through use of credit reports, financial statements and tax returns. We will also evaluate a guarantor when a guarantee is provided as part of the loan.

Pursuant to applicable law, the aggregate amount of loans that we are permitted to make to any one borrower or a group of related borrowers is generally limited to 15% of Heritage Bank of St. Tammany’s unimpaired capital and surplus (25% if the amount in excess of 15% is secured by “readily marketable collateral” or 30% for certain residential development loans). At December 31, 2016, our largest credit relationship consisted of one loan which totaled $1.4 million and was secured by a 58-unit multifamily property. Our second largest relationship at this date was to a director of Heritage Bank and consisted of two loans totaling $1.3 million and was secured by commercial real estate consisting of a warehouse and office space and a one- to four-family residential real estate. At December 31, 2016, these loans were performing in accordance with their repayment terms.

We have a loan committee comprised of the Chairman of the Board, the Chief Credit Officer and three outside directors. A majority of our loan committee must approve any loan which we will retain in our portfolio. Any loan originated for sale must be approved by at least two members of the loan committee. Loans which are secured by certificates of deposits or savings accounts may be approved by any officer of the Bank up to 90% of the amount of the collateralized account.

Generally, we require fire and extended coverage casualty insurance in amounts at least equal to the principal amount of the loan or the value of improvements on the property, depending on the type of loan. In addition, we require flood insurance (where appropriate) and may require escrow for property taxes and insurance on our one- to four-family residential loans.

One- to Four-Family Residential Real Estate Lending. At December 31, 2016, $46.4 million, or 60.5% of our total loans, was secured by owner-occupied, one- to four-family residential real estate. At this date, we had an additional $11.2 million, or 14.7% of our total loan portfolio, secured by non-owner-occupied, one- to four-family residential real estate loans. We originate both fixed- and adjustable-

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rate one- to four-family residential real estate loans, and at December 31, 2016, these types of loans were comprised of 93.1% fixed-rate loans, and 6.9% adjustable-rate loans.

We generally limit the loan-to-value ratios of our owner-occupied, one- to four-family residential real estate loans to 89% of the purchase price or appraised value, whichever is lower, and to 80% of the lower of the purchase price or appraised value, for non-owner-occupied, one- to four-family residential real estate loans. In addition, we may make one- to four-family residential real estate loans with loan-to-value ratios above 89% of the purchase price or appraised value, whichever is less, where the borrower obtains private mortgage insurance.

We originate one- to four-family residential real estate loans for retention in our portfolio as well as for sale in the secondary market. Loans originated for sale are underwritten according to Freddie Mac guidelines, typically with terms of up to 30 years. We generally retain the servicing on loans we sell to Freddie Mac. Additionally, we originate a substantial amount of non-conforming, one- to four-family residential real estate loans that we retain in our portfolio. These loans might be nonconforming as a result of the loan to value of the appraised property securing the loan, or the debt to income ratio or the credit score of the borrower, or other nonconforming aspects of the credit. Fixed rate loans that we retain in our portfolio have a maximum fixed-rate term of 30 years.

At December 31, 2016, the majority of our one- to four-family residential real estate loans, including $11.2 million of non-owner occupied loans, were secured by properties located in our market area. On a limited basis we have purchased one- to four-family residential real estate loans from outside of our market area.

Our adjustable-rate, one- to four-family residential real estate loans generally have fixed rates of interest for initial terms of three and five years, and adjust thereafter every three and five years, respectively, at a margin, which in recent years has been between 3.00% and 4.00%, depending on the amortization schedule, over the Federal Cost of Funds Index. Our adjustable-rate loans with a three-year fixed rate have had a maximum lifetime adjustment of 5% above the initial rate of the loan, and the maximum amount by which the interest rate may be increased is generally 2% per adjustment period. Our adjustable-rate loans with a five-year fixed rate have had a maximum lifetime adjustment of 6% above the initial rate of the loan, and the maximum amount by which the interest rate may be increased is generally 3% per adjustment period  Our adjustable-rate loans carry terms to maturity of up to 30 years.

We originate fixed-rate and adjustable-rate non-owner-occupied, one- to four-family residential real estate loans. Our fixed-rate loans have terms of up to 15 years. Our adjustable-rate loans have terms and amortization schedules of up to 20 years, and have balloon payments after five, seven or 10 years.

Although adjustable-rate one- to four-family residential real estate loans may reduce our vulnerability to changes in market interest rates because they periodically reprice, as interest rates increase, the required payments due from the borrower also increase (subject to rate caps), increasing the potential for default by the borrower. At the same time, the ability of the borrower to repay the loan and the marketability of the underlying collateral may be adversely affected by higher interest rates. Upward adjustments of the contractual interest rate are also limited by the maximum periodic and lifetime rate adjustments permitted by our loan documents. As a result, the effectiveness of adjustable-rate one- to four-family residential real estate loans in compensating for changes in market interest rates may be limited during periods of rapidly rising interest rates.

We do not offer “interest only” mortgage loans on permanent one- to four-family residential real estate loans (where the borrower pays interest for an initial period, after which the loan converts to a fully amortizing loan). We also do not offer one- to four-family residential real estate loans that provide for

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negative amortization of principal, such as “Option ARM” loans, where the borrower can pay less than the interest owed on the loan, resulting in an increased principal balance during the life of the loan. We generally do not offer “subprime loans” on one- to four- family residential real estate loans (i.e., loans to borrowers with weakened credit histories typically characterized by payment delinquencies, previous charge-offs, judgments, bankruptcies, or borrowers with questionable repayment capacity as evidenced by low credit scores or high debt-burden ratios), or “Alt-A” (i.e., loans to borrowers with better credit scores who borrow with alternative documentation such as little or no verification of income).

Home Equity Lines of Credit. We offer home equity lines of credit on owner-occupied homes, which are secured by first or second mortgages on residences. We generally offer these loans with a maximum total loan-to-value ratio (including senior liens on the collateral property) of up to 89%. Our home equity lines of credit are interest-only revolving lines of credit with a draw period of up to 10 years. Generally the rates on our home equity lines of credit are tied to the prevailing Prime Rate as published in The Wall Street Journal. Our home equity lines of credit require additional underwriting criteria, including that the loan must be in the borrower’s personal name and generally that the borrower must have a deposit relationship with the Bank. At December 31, 2016, we had $2.2 million of home equity lines of credit, representing 2.9% of our total loan portfolio. At December 31, 2016, we had one home equity line of credit that was 60 days or more delinquent.

The majority of our home equity lines of credit are secured by properties in which we hold or service the first mortgage. However, home equity lines of credit may have greater risk than one- to four family residential real estate loans secured by first mortgages. Our interest is generally subordinated to the interest of the institution holding the first mortgage. Even where we hold the first mortgage, we face the risk that the value of the collateral may not be sufficient to compensate us for the amount of the unpaid loan and costs of foreclosure and we may be unsuccessful in recovering the remaining balance from those customers.

Commercial Real Estate Lending. In addition to one- to four-family residential real estate lending, we also originate and purchase, and intend to increase our emphasis on the origination and purchase of, commercial real estate loans. At December 31, 2016, $7.2 million, or 9.4% of our total loan portfolio, was comprised of commercial real estate loans.

Our commercial real estate loans are fixed-rate loans with three to 10 year balloon payments, with amortization schedules of not more than 20 years. The maximum loan-to-value ratio of our commercial real estate loans made on improved property is generally 80% of the lower of the purchase price or appraised value of the property securing the loan, and is 75% on land development and vacant lots. Our commercial real estate loans are typically secured by retail, service or other commercial properties.

Pursuant to our growth plan, after completion of the conversion, we intend to consider hiring an experienced commercial lender and we intend to increase our originations and purchases of commercial real estate loans. Set forth below is information regarding our commercial real estate loans at December 31, 2016.

Type of Loan	Number of Loans	Balance
		(Dollars in thousands)

General commercial	7	$1,895
Oil & Gas	3	689
Service/Professional	8	1,710
Office/Retail- Non-Owner Occupied	13	2,123
Miscellaneous	3	817
Total	34	$7,234

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At December 31, 2016, our largest outstanding commercial real estate loans had a balance of $831,000 and was secured by a commercial office building. This loan was performing in accordance with its original repayment terms at December 31, 2016.

We consider a number of factors in originating commercial real estate loans. We evaluate the qualifications and financial condition of the borrower, including project-level and global cash flows, credit history, and management expertise, as well as the value and condition of the property securing the loan. When evaluating the qualifications of the borrower, we first consider the financial resources of the borrower, then value of the property, the borrower’s experience in owning or managing similar property and the borrower’s payment history with us and other financial institutions. In evaluating the property securing the loan, the factors we consider include the net operating income of the mortgaged property before debt service and depreciation, the ratio of the loan amount to the appraised value of the mortgaged property and the debt service coverage ratio (the ratio of net operating income to debt service). We generally require a debt service ratio of at least 1.20 times.

Commercial real estate loans entail greater credit risks compared to one- to four-family residential real estate loans because they typically involve larger loan balances concentrated with single borrowers or groups of related borrowers. In addition, the payment of loans secured by income-producing properties typically depends on the successful operation of the property, as repayment of the loan generally is dependent, in large part, on sufficient income from the property to cover operating expenses and debt service. Changes in economic conditions that are not in the control of the borrower or lender could affect the value of the collateral for the loan or the future cash flow of the property. Additionally, any decline in real estate values may be more pronounced for commercial real estate than residential properties. There may be additional risk on commercial rentals, where the borrower is not the occupant of the collateral property. If we foreclose on a commercial real estate loan, our holding period for the collateral is typically longer than for one- to four-family residential real estate loans because there are fewer potential purchasers of the collateral. Further, our commercial real estate loans generally have relatively large balances to single borrowers or related groups of borrowers. Accordingly, if any of our judgments regarding the collectability of our commercial real estate loans prove incorrect, the resulting charge-offs may be larger on a per loan basis than those incurred with respect to one- to four-family residential loans.

Multifamily Real Estate Loans. At December 31, 2016, multifamily real estate loans were comprised of three lending relationships and totaled $2.6 million, or 3.4% of our total loan portfolio.

We originate a variety of fixed- and adjustable-rate multifamily real estate loans with balloon and amortization terms up to 20 years. Multifamily real estate loan amounts generally do not exceed 80% of the property’s appraised value at the time the loan is originated. Aggregate debt service ratios, including the guarantor’s cash flow and the borrower’s other projects, have a guideline minimum income to debt service ratio of 1.20x. We require multifamily real estate loan borrowers with loan relationships in excess of $150,000 to submit annual financial statements and/or rent rolls on the subject property. We may request such information for smaller loans on a case-by-case basis. These properties may also be subject to annual inspections with pictures as evidence appropriate maintenance is being performed.

At December 31, 2016, our largest multifamily real estate loan totaled $1.4 million and was a participation that we purchased that is secured by a 58-unit property located in our market area. At December 31, 2016, this loan was performing in accordance with its terms.

Construction and Land Lending. At December 31, 2016, we had $3.5 million, or 4.5% of our total loan portfolio, in construction loans, all of which were secured by owner-occupied, single-family residences, except for one loan with a principal balance of $100,000 which was secured by a single-

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family residence being built on speculation. At this date we had an additional $2.9 million, or 3.8% of our total loan portfolio, in land loans. We offer loans for the construction of owner-occupied residential properties as well as non-owner occupied residential and commercial properties. At December 31, 2016, our largest construction loan was a $575,000 loan secured by an owner-occupied, one- to four-family residential real estate loan. This loan was performing in accordance with its original repayment terms at December 31, 2016.

Our residential construction loans generally have initial terms of 12 months (subject to extension), during which the borrower pays interest only. Upon completion of construction, these loans convert to conventional amortizing mortgage loans. We do not extend credit if construction has already commenced, except in unique circumstances and upon the approval of the President and Chief Executive Officer or the loan committee and if title insurance is obtained. Our residential construction loans have rates and terms comparable to residential real estate loans that we originate. The maximum loan-to-value ratio of our residential construction loans is generally 85% of the lesser of the appraised value of the completed property or the total cost of the construction project. Residential construction loans are generally underwritten pursuant to the same guidelines used for originating permanent residential mortgage loans.

Raw land loans have terms of not more than 15 years. The maximum loan-to-value of these loans is 65% of the lesser of the appraised value or the purchase price of the property.

Construction and land lending generally involves greater credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction or loan depends largely upon the accuracy of the initial estimate of the value of the property at completion of construction compared to the estimated cost (including interest) of construction and other assumptions. If the estimate of construction cost is inaccurate, we may be required to advance additional funds beyond the amount originally committed in order to protect the value of the property. Moreover, if the estimated value of the completed project is inaccurate, the borrower may hold a property with a value that is insufficient to assure full repayment of the construction loan upon the sale of the property. Construction and land loans also expose us to the risk that improvements will not be completed on time in accordance with specifications and projected costs. In addition, the ultimate sale or rental of the property may not occur as anticipated. Land loans pose additional risk because the property generally does not produce income and may be relatively illiquid.

Commercial Business Lending. In 2016, we began purchasing loans from the Bankers Healthcare Group, a nationally recognized lender to healthcare professionals. At December 31, 2016, we had $295,000 of commercial business loans, all of which were loans to healthcare professionals secured by personal guarantees from the borrower, purchased from Bankers Healthcare Group, representing 0.4% of our total loan portfolio. Consistent with our business plan to grow our loan portfolio while managing our interest rate risk, subject to market conditions, we may increase our holdings of these types of commercial business loans such that the aggregate outstanding balance of these loans would equal our regulatory loans to one borrower limitation.

Consumer Lending. At December 31, 2016, we had $285,000, or 0.4% of our loan portfolio, in consumer loans. Our consumer loans are interest-only loans and have either a variable or fixed-rate of interest for a term of up to five years, depending on the type of collateral and the creditworthiness of the borrower. Our consumer loans are primarily secured by savings accounts or certificates of deposit.

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Loan Originations, Participations, Purchases and Sales

We originate real estate and other loans through employee marketing and advertising efforts, our existing customer base, walk-in customers and referrals from customers. Since 2015 we have hired two residential real estate lenders. Consistent with our growth strategy, after consummation of the conversion, we intend to consider hiring an experienced commercial lender and increase our emphasis on the origination and purchase of commercial real estate loans. Additionally, we intend to increase our holdings of loans to healthcare professionals through the Bankers Healthcare Group.

We originate one-to four-family residential real estate loans that conform to Freddie Mac guidelines for sale into the secondary market. In 2016 and 2015, we originated for sale and sold $6.6 million and $5.0 million, respectively, of one- to four-family residential real estate loans.

On occasion, we have purchased one- to four-family residential real estate loans in order to supplement our loan originations of this type of lending. In 2016, we repurchased $3.1 million of one- to four-family residential real estate loans that we were servicing from the Federal Home Loan Bank’s Mortgage Partnership Finance Program, and in 2015 we purchased $5.7 million of one- to four-family residential real estate loans. In each case, these loans were seasoned loans.

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The following table sets forth our loan origination, purchase, sale and principal repayment activity during the periods indicated.

	Years Ended December 31,
	2016	2015

Total loans, at beginning of period	$74,588	$61,632

Loans originated:
Real estate:
One- to four-family residential:
Owner-occupied	13,162	15,613
Non-owner-occupied	939	843
Home equity lines of credit	1,263	958
Commercial real estate	1,220	2,003
Land	942	322
Construction	3,111	3,815
Multifamily	―	232
Consumer	239	177
Commercial business	―	―
Total loans originated	$20,876	$23,963

Loans purchased:
Real estate:
One- to four-family residential:
Owner-occupied	1,742	5,689
Non-owner-occupied	―	―
Home equity lines of credit	―	―
Commercial real estate	―	―
Land	―	―
Construction	―	―
Multifamily	1,400	―
Consumer	―	―
Commercial business	295	―
Total loans purchased	3,437	5,689

Loans sold:
Real estate:
One- to four-family residential:
Owner-occupied	6,641	4,952
Non-owner-occupied	―	―
Home equity lines of credit	―	―
Commercial real estate	―	―
Land	―	―
Construction	―	―
Multifamily	―	―
Consumer	―	―
Commercial business	―	―
Total loans sold	6,641	4,952

Other:
Principal repayments, etc	15,599	11,744

Net loan activity	2,073	12,956
Total loans, including loans held for sale, at end of period	$76,661	$74,588

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Delinquencies, Classified Assets and Nonperforming Assets

Delinquency Procedures. When a borrower fails to make a required monthly payment on a residential real estate loan, after 60 days the delinquent loan is reported to the board of directors and is placed on a watch list. After 90 days delinquent the loan is transferred to the appropriate collections or risk management personnel. Our policies provide that a late notice be sent when a loan is 15 days past due, and continuing with late notices sent after 30, 60 and 90 days. In addition, we may call the borrower when the loan is 30 days past due, and we attempt to cooperate with the borrower to determine the reason for nonpayment and to work with the borrower to establish a repayment schedule that will cure the delinquency. Once the loan is considered in default, generally at 90 days past due, a letter is generally sent to the borrower explaining that the entire balance of the loan is due and payable, the loan is placed on non-accrual status, and additional efforts are made to contact the borrower. If the borrower does not respond, we generally initiate foreclosure proceedings when the loan is 120 days past due. If the loan is reinstated, foreclosure proceedings will be discontinued and the borrower will be permitted to continue to make payments. In certain instances, we may modify the loan or grant a limited exemption from loan payments to allow the borrower to reorganize his or her financial affairs.

When we acquire real estate as a result of foreclosure or by deed in lieu of foreclosure, the real estate is classified as other real estate owned until it is sold. The real estate is recorded at estimated fair value at the date of acquisition less estimated costs to sell, and any write-down resulting from the acquisition is charged to the allowance for loan losses. Subsequent decreases in the value of the property are charged to operations. After acquisition, all costs in maintaining the property are expensed as incurred. Costs relating to the development and improvement of the property, however, are capitalized to the extent of estimated fair value less estimated costs to sell.

Delinquent commercial real estate, multifamily, construction and land loans are handled in a similar fashion. Our procedures for repossession and sale of consumer collateral are subject to various requirements under applicable laws, including consumer protection laws. In addition, we may determine that foreclosure and sale of such collateral would not be cost-effective for us.

Troubled Debt Restructurings. We occasionally modify loans to extend the term or make other concessions to help a borrower stay current on his or her loan and to avoid foreclosure.  We consider modifications only after analyzing the borrower’s current repayment capacity, evaluating the strength of any guarantors based on documented current financial information, and assessing the current value of any collateral pledged. We generally do not forgive principal or interest on loans, but may do so if it is in our best interest and increases the likelihood that we can collect the remaining principal balance. We may modify the terms of loans to lower interest rates (which may be at below market rates), to provide for fixed interest rates on loans where fixed rates are otherwise not available, to provide for longer amortization schedules, or to provide for interest-only terms. These modifications are made only when there is a reasonable and attainable workout plan that has been agreed to by the borrower and that is in our best interests. At December 31, 2016, we had four loans, all of which were one- to four-family residential real estate loans, which were classified as troubled debt restructuring.

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Delinquent Loans. The following table sets forth our loan delinquencies by type and amount at the dates indicated.

	Loans Delinquent For
	30-89 Days		90 Days and Over			Total
	Number	Amount	Number	Amount		Number	Amount
	(Dollars in thousands)

At December 31, 2016
Real estate:
One- to four-family residential:
Owner-occupied	11	$1,438	―	$	―	11	$1,438
Non-owner-occupied	―	―	1		100	1	100
Home equity lines of credit	6	150	―		―	6	150
Commercial real estate	1	141	―		―	1	141
Land	1	20	1		17	2	37
Construction	―	―	―		―	―	―
Multifamily	―	―	―		―	―	―
Consumer	3	5	―		―	3	5
Commercial business	―	―	―		―	―	―
Total	22	$1,754	2		$117	24	$1,871

At December 31, 2015
Real estate:
One- to four-family residential:
Owner-occupied	12	$1,223	2		$143	14	$1,366
Non-owner-occupied	1	108	3		233	4	341
Home equity lines of credit	―	―	―		―	―	―
Commercial real estate	1	201	―		―	1	201
Land	2	58	―		―	2	58
Construction	―	―	―		―	―	―
Multifamily	―	―	―		―	―	―
Consumer	5	23	―		―	5	23
Commercial business	―	―	―		―	―	―
Total	21	$1,613	5		$376	26	$1,989

Classified Assets. Federal regulations provide that loans and other assets of lesser quality should be classified as “substandard,” “doubtful” or “loss.” An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the insured institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific allowance for loan losses is not warranted. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated as “special mention.” At December 31, 2016, we had no loans designated as “special mention.”

When an insured institution classifies problem assets as either substandard or doubtful, it may establish general allowances in an amount deemed prudent by management to cover losses that were both probable and reasonable to estimate. General allowances represent allowances which have been established to cover accrued losses associated with lending activities that were both probable and reasonable to estimate, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as “loss,” it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge-off such amount. An institution’s determination as to the classification of its assets and the

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amount of its valuation allowances is subject to review by the regulatory authorities, which may require the establishment of additional general or specific allowances.

In connection with the filing of our periodic regulatory reports and in accordance with our classification of assets policy, we regularly review the problem loans in our portfolio to determine whether any loans require classification in accordance with applicable regulations. If a problem loan deteriorates in asset quality, the classification is changed to “special mention,” “substandard,” “doubtful” or “loss” depending on the circumstances and the evaluation. Generally, loans 90 days or more past due are placed on nonaccrual status and classified “substandard.”

The following table sets forth our amounts of classified assets as of the dates indicated. Amounts shown at December 31, 2016 and 2015 include approximately $518,000 and $1.2 million of nonperforming loans, respectively. The related specific valuation allowance in the allowance for loan losses for such nonperforming loans was $38,000 and $194,000 at December 31, 2016 and 2015, respectively.

	At December 31,
	2016	2015
(Dollars in thousands)
Substandard assets	$892	$1,403
Doubtful assets	―	―
Loss assets	―	―
Total classified assets	$892	$1,403

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Nonperforming Assets. The table below sets forth the amounts and categories of our non-performing assets at the dates indicated.

	At December 31,
	2016		2015
	(Dollars in thousands)

Non-accrual loans:
Real estate:
One- to four-family residential:
Owner-occupied		$96		$238
Non-owner-occupied		405		718
Home equity lines of credit		―		23
Commercial real estate		―		―
Land		17		253
Construction		―		―
Multifamily		―		―
Consumer		―		―
Commercial business		―		―
Total		518		1,232

Accruing loans 90 days or more past due:
Real estate:
One- to four-family residential:
Owner-occupied		―		―
Non-owner-occupied		―		―
Home equity lines of credit		―		―
Commercial real estate		―		―
Land		―		―
Construction		―		―
Multifamily		―		―
Consumer		―		―
Commercial business		―		―
Total accruing loans 90 days or more past due		―		―

Total non-performing loans		518		1,232

Real estate owned		93		756

Total non-performing assets		$611		$1,988

Accruing troubled debt restructurings:
Real estate:
One- to four-family residential:
Owner-occupied	$	―	$	―
Non-owner-occupied		20		―
Home equity lines of credit		―		―
Commercial real estate		―		―
Land		―		―
Construction		―		―
Multifamily		―		―
Consumer		―		―
Commercial business		―		―
Total		$20	$	―

Ratios:
Total non-performing loans to total loans		0.68%		1.65%
Total non-performing assets to total assets		0.62%		2.06%
Total non-performing loans and TDRs to total loans		0.70%		1.65%
Total non-performing assets and TDRs to total assets		0.64%		2.06%

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For the year ended December 31, 2016, gross interest income that would have been recorded had our non-accruing loans been current in accordance with their original terms was $56,000. No interest income was recognized on such loans for the year ended December 31, 2016.

Other Loans of Concern. At December 31, 2016 and 2015, there were $374,000 and $197,000, respectively, of other loans, all of which were classified as substandard, that are not already disclosed in the nonperforming assets and troubled debt restructurings table above where there is information about possible credit problems of borrowers that caused management to have serious doubts about the ability of the borrowers to comply with present loan repayment terms and that may result in disclosure of such loans in the future.

Allowance for Loan Losses

Analysis and Determination of the Allowance for Loan Losses. Our allowance for loan losses is the amount considered necessary to reflect probable incurred losses in our loan portfolio. We evaluate the need to establish allowances against losses on loans on a quarterly basis. When additional allowances are necessary, a provision for loan losses is charged to earnings.

Our methodology for assessing the appropriateness of the allowance for loan losses consists of two key elements: (1) specific allowances for identified impaired loans; and (2) a general valuation allowance on the remainder of the loan portfolio. Although we determine the amount of each element of the allowance separately, the entire allowance for loan losses is available for the entire portfolio.

We identify loans that may need to be charged off as a loss by reviewing all delinquent loans, classified loans, and other loans about which management may have concerns about collectability. For individually reviewed loans, the borrower’s inability to make payments under the terms of the loan as well as the shortfall in collateral value could result in our charging off the loan or the portion of the loan that was impaired.

Among other factors, we consider current general economic conditions, including current housing price depreciation, in determining the appropriateness of the allowance for loan losses for our residential real estate portfolio. We use evidence obtained from our own loan portfolio as well as published housing data on our local markets from third party sources we believe to be reliable as a basis for assumptions about the impact of housing depreciation.

Substantially all of our loans are secured by collateral. Loans 90 days past due and other classified loans are evaluated for impairment and general or specific allowances are established. Typically for a nonperforming real estate loan in the process of collection, the value of the underlying collateral is estimated using either the original independent appraisal if it is less than 12 months old, adjusted for current economic conditions and other factors, or a new independent appraisal, and related general or specific allowances for loan losses are adjusted on a quarterly basis. If a nonperforming real estate loan is in the process of foreclosure and/or there are serious doubts about further collectability of principal or interest, and there is uncertainty about the value of the underlying collateral, we will order a new independent appraisal if it has not already been obtained. Any shortfall would result in immediately charging off the portion of the loan that was impaired.

Specific Allowances for Identified Problem Loans. We establish a specific allowance when loans are determined to be impaired. Loss is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral less estimated selling expenses. Factors in identifying a specific problem loan include: (1) the strength of the customer’s personal or business cash flows; (2) the availability of other sources of repayment; (3) the amount due or

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past due; (4) the type and value of collateral; (5) the strength of our collateral position; (6) the estimated cost to sell the collateral; and (7) the borrower’s effort to cure the delinquency. In addition, for loans secured by real estate, we consider the extent of any past due and unpaid property taxes applicable to the property serving as collateral on the mortgage.

General Valuation Allowance on the Remainder of the Loan Portfolio. We establish a general allowance for loans that are not classified as impaired to recognize the inherent losses associated with lending activities, but which, unlike specific allowances, has not been allocated to particular problem assets. This general valuation allowance is determined by segregating the loans by loan category and assigning allowance percentages based on our historical loss experience, delinquency trends and management’s evaluation of the collectability of the loan portfolio. The allowance may be adjusted for significant factors that, in management’s judgment, affect the collectability of the portfolio as of the evaluation date. These significant factors may include changes in lending policies and procedures, changes in existing general economic and business conditions affecting our primary market area, credit quality trends, collateral value, loan volumes and concentrations, seasoning of the loan portfolio, recent loss experience in particular segments of the portfolio, duration of the current business cycle and bank regulatory examination results. The applied loss factors are re-evaluated quarterly to ensure their relevance in the current real estate environment.

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The following table sets forth activity in our allowance for loan losses for the years indicated.

	At or For the Years Ended December 31,
	2016	2015
	(Dollars in thousands)

Balance at beginning of year	$592	$650

Charge-offs:
Real estate:
One- to four-family residential:
Owner-occupied	108	54
Non-owner-occupied	―	4
Home equity lines of credit	―	―
Commercial real estate	―	―
Land	10	21
Construction	―	―
Multifamily	―	―
Consumer	―	―
Commercial business	―	―
Total charge-offs	118	79

Recoveries:
Real estate:
One- to four-family residential:
Owner-occupied	13	1
Non-owner-occupied	25	―
Home equity lines of credit	―	―
Commercial real estate	―	―
Land	―	―
Construction	―	―
Multifamily	―	―
Consumer	―	―
Commercial business	―	―
Total recoveries	38	1

Net charge-offs	80	78
Provision for loan losses	180	20

Balance at end of year	$692	$592

Ratios:
Net charge-offs to average loans outstanding	0.11%	0.12%
Allowance for loan losses to non-performing loans at end of year	133.59%	48.05%
Allowance for loan losses to total loans at end of year	0.90%	0.79%

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Allocation of Allowance for Loan Losses. The following table sets forth the allowance for loan losses allocated by loan category, the total loan balances by category, and the percent of loans in each category to total loans at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories. At the dates indicated, we had no unallocated allowance for loan losses.

	At December 31,
	2016			2015
	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans
	(Dollars in thousands)

Real estate:
One- to four-family residential	$528	76.3%	78.0%	$447	75.5%	76.4%
Commercial real estate	43	6.2	9.5	48	8.1	10.8
Land	101	14.6	3.8	85	14.4	3.6
Construction	8	1.2	4.5	9	1.5	5.7
Multifamily	3	0.4	3.4	3	0.5	3.2
Consumer	―	―	0.4	―	―	0.4
Commercial business	9	1.3	0.4	―	―	―
Total allowance for loan losses	$692	100.0%	100.0%	$591	100.0%	100.0%

At December 31, 2016, our allowance for loan losses represented 0.90% of total loans and 133.6% of nonperforming loans, and at December 31, 2015, our allowance for loan losses represented 0.82% of total loans and 48.1% of nonperforming loans. There were $80,000 and $78,000 in net loan charge-offs during the years ended December 31, 2016 and 2015, respectively.

Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Because future events affecting borrowers and collateral cannot be predicted with certainty, the existing allowance for loan losses may not be adequate and management may determine that increases in the allowance are necessary if the quality of any portion of our loan portfolio deteriorates as a result. Furthermore, as an integral part of its examination process, the OCC will periodically review our allowance for loan losses. The OCC may have judgments different than management’s, and we may determine to increase our allowance as a result of these regulatory reviews. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations.

Investment Activities

General. Our investment policy is established by the board of directors. The objectives of the policy are to: (i) ensure adequate liquidity for loan demand and deposit fluctuations, and to allow us to alter our liquidity position to meet both day-to-day and long-term changes in assets and liabilities; (ii) manage interest rate risk in accordance with our interest rate risk policy; (iii) provide collateral for pledging requirements; (iv) maximize return on our investments; and (v) maintain a balance of high quality diversified investments to minimize risk.

Our executive officers meet monthly to assess our asset/liability risk profile and this group is responsible for implementing our investment policy, subject to the board of director’s approval of the investment strategies and monitoring of the investment performance. The Chief Financial Officer has the

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overall responsibility for managing the investment portfolio and executing transactions. The board of directors regularly reviews our investment strategies and the market value of our investment portfolio.

We account for investment and mortgage-backed securities in accordance with Accounting Standards Codification Topic 320, “Investments - Debt and Equity Securities.” Accounting Standards Codification 320 requires that investments be categorized as held-to-maturity, trading, or available-for-sale. Our decision to classify certain of our securities as available-for-sale is based on our need to meet daily liquidity needs and to take advantage of profits that may occur from time to time.

Federally chartered savings institutions have authority to invest in various types of assets, including government-sponsored enterprise obligations, securities of various federal agencies, residential mortgage-backed securities, certain certificates of deposit of insured financial institutions, overnight and short-term loans to other banks, corporate debt instruments, debt instruments of municipalities and Fannie Mae and Freddie Mac equity securities. At December 31, 2016 and 2015, our investment portfolio consisted of mortgage-backed securities.

Mortgage-Backed Securities. At December 31, 2016, we had mortgage-backed securities with a carrying value of $8.0 million, which constituted 100.0% of our securities portfolio. Mortgage-backed securities are securities issued in the secondary market that are collateralized by pools of mortgages. Certain types of mortgage-backed securities are commonly referred to as “pass-through” certificates because the principal and interest of the underlying loans is “passed through” to investors, net of certain costs, including servicing and guarantee fees. Mortgage-backed securities typically are collateralized by pools of one- to four-family or multifamily mortgages, although we invest primarily in mortgage-backed securities backed by one- to four-family mortgages. The issuers of such securities pool and resell the participation interests in the form of securities to investors such as Heritage Bank of St. Tammany. The interest rate of the security is lower than the interest rates of the underlying loans to allow for payment of servicing and guaranty fees. All of our mortgage-backed securities are either backed by Ginnie Mae, a United States Government agency, or government-sponsored enterprises, such as Fannie Mae and Freddie Mac.

Residential mortgage-backed securities issued by United States Government agencies and government-sponsored enterprises are more liquid than individual mortgage loans because there is an active trading market for such securities. In addition, residential mortgage-backed securities may be used to collateralize our borrowings. Investments in residential mortgage-backed securities involve a risk that actual payments will be greater or less than the prepayment rate estimated at the time of purchase, which may require adjustments to the amortization of any premium or accretion of any discount relating to such interests, thereby affecting the net yield on our securities. Current prepayment speeds determine whether prepayment estimates require modification that could cause amortization or accretion adjustments.

Other Securities. We hold common stock of the FHLB-Dallas in connection with our borrowing activities. The FHLB-Dallas common stock is carried at cost and classified as restricted equity securities. It is not practicable to determine the fair value of FHLB-Dallas stock due to restrictions placed on its transferability. We may be required to purchase additional FHLB-Dallas stock if we increase borrowings in the future. We also hold stock in First National Bankers Bank, (FNBB), a correspondent bank, as well as in our data service provider, Financial Institutions Service Corporation.

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The following table sets forth the amortized cost and fair value of our investment securities portfolio, at the dates indicated.

	At December 31,
	2016		2015
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In thousands)

Available for sale:
Mortgage-backed securities	$7,126	$7,175	$6,812	$6,896

Held to maturity:
Mortgage-backed securities	832	824	1,114	1,102

Total investment securities	$7,958	$7,999	$7,926	$7,998

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Portfolio Maturities and Yields. The composition and maturities of the investment securities portfolio at December 31, 2016 are summarized in the following table. Maturities are based on the final contractual payment dates, and do not reflect the impact of prepayments or early redemptions that may occur.

	One Year or Less		More than One Year through Five Years		More than Five Years through Ten Years		More than Ten Years		Total Securities
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(Dollars in thousands)
Securities available for sale:
Mortgage-backed securities	$5	1.93%	10	2.06%	1,647	2.32%	5,464	1.89%	7,126	7,175	1.99%

Securities held to-to-maturity:
Mortgage-backed securities	―	― %	―	― %	―	― %	832	1.81%	832	824	1.81%

Total securities	$5	1.93%	$10	2.06%	$1,647	2.32%	$6,296	1.88%	$7,958	$7,999	1.97%

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Sources of Funds

General. Deposits, scheduled amortization and prepayments of loan principal, amortization payments from mortgage-backed securities, proceeds from loan sales, maturities and calls of securities and funds provided by operations are our primary sources of funds for use in lending, investing and for other general purposes. We also use borrowings, primarily FHLB-Dallas advances, to supplement cash flow needs, lengthen the maturities of liabilities for interest rate risk purposes and to manage the cost of funds.

Deposits. We offer deposit products having a range of interest rates and terms. We currently offer noninterest-bearing demand accounts, savings accounts, NOW accounts and certificates of deposit. In recent years we have accepted jumbo certificates of deposit through National CD Rateline, an on-line service. Pursuant to our business strategy, we are seeking to increase our core deposits by aggressively marketing and pricing these deposit products and by growing our commercial lending relationships, and reduce our reliance on certificates of deposit as a funding source.

The flow of deposits is influenced significantly by general economic conditions, changes in market and other prevailing interest rates and competition. Our deposits are primarily obtained from areas surrounding our offices.

The following table sets forth the distribution of our average total deposit accounts, by account type, for the years indicated.

	For the Years Ended December 31,
	2016			2015
	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate
	(Dollars in thousands)
Deposit type:
Statement savings	$16,244	21.9%	0.25%	$15,967	21.9%	0.36%
Non-interest bearing demand	3,162	4.3	―	2,215	3.0	―
NOW	3,102	4.2	0.23	2,492	3.4	0.24
Certificates of deposit	51,538	69.6	1.53	52,326	71.7	1.48

Total deposits	$74,046	100.0%	1.13%	$73,000	100.0%	1.15%

As of December 31, 2016, the aggregate amount of our outstanding certificates of deposit in amounts greater than or equal to $100,000 was approximately $29.0 million. The following table sets forth the maturity of those certificates as of December 31, 2016.

At December 31, 2016
(In thousands)

Three months or less	$3,817
Over three months through six months	2,613
Over six months through one year	5,141
Over one year to three years	9,569
Over three years	8,271

Total	$29,411

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The following table sets forth all our certificates of deposit classified by interest rate as of the dates indicated.

	At December 31,
	2016	2015
	(In thousands)

Interest Rate:
Less than 1.00%	$3,633	$17,822
1.00% - 1.99%	35,441	22,064
2.00% - 2.99%	8,142	7,807
3.00% - 3.99%	3,694	4,497
4.00% - 4.99%	―	―
5.00% - 5.99%	99	99

Total	$51,009	$52,289

The following table sets forth the amount and maturities of all our certificates of deposit by interest rate at December 31, 2016.

	At December 31, 2016
	Period to Maturity (1)
	Less Than or Equal to One Year	Over One Year to Two Years		Over Two Years to Three Years		Over Three Years	Total	Percentage of Total Certificate Accounts
	(Dollars in thousands)

Interest Rate:
Less than or equal to 1.00%	$3,621	$	―	$	―	$12	$3,633	7.1%
1.00% - 1.99%	18,201		10,124		5,073	2,043	35,441	69.5
2.00% - 2.99%	2		256		56	7,828	8,142	16.0
3.00% - 3.99%	1,750		―		―	1,944	3,694	7.2
4.00% - 4.99%	―		―		―	―	―	―
5.00% - 5.99%	99		―		―	―	99	0.2

Total	$23,673		$10,380		$5,129	$11,827	$51,009	100.00%

(1)	Includes $13,000 of certificates of deposit held within individual retirement accounts which have no stated maturity.

Borrowings. We may obtain advances from the FHLB-Dallas upon the security of our capital stock in the FHLB-Dallas and our one- to four-family residential real estate portfolio. We utilize these advances for asset/liability management purposes and for additional funding for our operations. Such advances may be made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. To the extent such borrowings have different terms to reprice than our deposits, they can change our interest rate risk profile. At December 31, 2016, we had $13.3 million in outstanding advances from the FHLB-Dallas. At December 31, 2016, based on available collateral and our ownership of FHLB-Dallas stock, and based upon our internal policy, we had access to additional FHLB-Dallas advances of up to $26.8 million.

In addition, Heritage Bank of St. Tammany has the ability to borrow up to $3.0 million on a line of credit with First National Bankers’ Bank. At December 31, 2016, there was no balance on this line of credit.

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The following table sets forth information concerning balances and interest rates on our borrowings at and for the periods shown:

	At or For the Years Ended December 31,
	2016	2015
	(Dollars in thousands)

FHLB:
Balance at end of period	$13,273	$12,657
Average balance during period	12,305	7,672
Maximum outstanding at any month end	13,365	12,657
Weighted average interest rate at end of period	1.29%	1.33%
Average interest rate during period	1.30%	1.18%

Properties

At December 31, 2016, the net book value of our properties was $3.6 million. We own our two full-service offices located at 205 North Columbia Street, Covington, Louisiana and 200 Gause Boulevard, Slidell, Louisiana, and believe that our current facilities are adequate to meet our present and foreseeable needs, other than modest and customary repair and replacement needs.

Subsidiary Activities

Upon completion of the conversion, Heritage Bank of St. Tammany will become the wholly owned subsidiary of Heritage NOLA Bancorp. Heritage Bank of St. Tammany has no subsidiaries.

Legal Proceedings

We are not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business. At December 31, 2016, we were not involved in any legal proceedings the outcome of which would be material to our financial condition or results of operations.

Expense and Tax Allocation Agreements

Heritage Bank of St. Tammany will enter into an agreement with Heritage NOLA Bancorp to provide it with certain administrative support services, whereby Heritage Bank of St. Tammany will be compensated at not less than the fair market value of the services provided. In addition, Heritage Bank of St. Tammany and Heritage NOLA Bancorp will enter into an agreement to establish a method for allocating and for reimbursing the payment of their consolidated tax liability.

Employees

As of December 31, 2016 we had 21 full-time equivalent employees. Our employees are not represented by any collective bargaining group. Management believes that we have a good working relationship with our employees.

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REGULATION AND SUPERVISION

General

As a federal savings association, Heritage Bank of St. Tammany is subject to examination and regulation by the OCC, and is also subject to examination by the FDIC. This regulation and supervision establishes a comprehensive framework of activities in which an institution may engage and is intended primarily for the protection of the FDIC’s deposit insurance fund and depositors, and not for the protection of security holders. Heritage Bank of St. Tammany also is a member of and owns stock in the FHLB-Dallas, which is one of the 11 regional banks in the Federal Home Loan Bank System.

Under this system of regulation, the regulatory authorities have extensive discretion in connection with their supervisory, enforcement, rulemaking and examination activities and policies, including rules or policies that: establish minimum capital levels; restrict the timing and amount of dividend payments; govern the classification of assets; determine the adequacy of loan loss reserves for regulatory purposes; and establish the timing and amounts of assessments and fees. Moreover, as part of their examination authority, the banking regulators assign numerical ratings to banks and savings institutions relating to capital, asset quality, management, liquidity, earnings and other factors. The receipt of a less than satisfactory rating in one or more categories may result in enforcement action by the banking regulators against a financial institution. A less than satisfactory rating may also prevent a financial institution, such as Heritage Bank of St. Tammany or its holding company, from obtaining necessary regulatory approvals to access the capital markets, pay dividends, acquire other financial institutions or establish new branches.

In addition, we must comply with significant anti-money laundering and anti-terrorism laws and regulations, Community Reinvestment Act laws and regulations, and fair lending laws and regulations. Government agencies have the authority to impose monetary penalties and other sanctions on institutions that fail to comply with these laws and regulations, which could significantly affect our business activities, including our ability to acquire other financial institutions or expand our branch network.

As a savings and loan holding company following the conversion, Heritage NOLA Bancorp will be required to comply with the rules and regulations of the Federal Reserve Board. It will be required to file certain reports with the Federal Reserve Board and will be subject to examination by the enforcement authority of the Federal Reserve Board. Heritage NOLA Bancorp will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Any change in applicable laws or regulations, whether by the OCC, the FDIC, the Federal Reserve Board or Congress, could have a material adverse impact on the operations and financial performance of Heritage NOLA Bancorp and Heritage Bank of St. Tammany.

Set forth below is a brief description of material regulatory requirements that are or will be applicable to Heritage Bank of St. Tammany and Heritage NOLA Bancorp. The description is limited to certain material aspects of the statutes and regulations addressed, and is not intended to be a complete description of such statutes and regulations and their effects on Heritage Bank of St. Tammany and Heritage NOLA Bancorp.

Federal Banking Regulation

Business Activities. A federal savings association derives its lending and investment powers from the Home Owners’ Loan Act, as amended, and applicable federal regulations. Under these laws and regulations, Heritage Bank of St. Tammany may invest in mortgage loans secured by residential and commercial real estate, commercial business and consumer loans, certain types of debt securities and

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certain other assets, subject to applicable limits. Heritage Bank of St. Tammany may also establish subsidiaries that may engage in certain activities not otherwise permissible for Heritage Bank of St. Tammany, including real estate investment and securities and insurance brokerage.

Capital Requirements. Federal regulations require federally insured depository institutions to meet several minimum capital standards: a common equity Tier 1 capital to risk-weighted assets ratio of 4.5%, a Tier 1 capital to risk-weighted assets ratio of 6.0%, a total capital to risk-weighted assets of 8.0%, and a 4.0% Tier 1 capital to adjusted average total assets leverage ratio. These capital requirements were effective January 1, 2015 and are the result of a final rule implementing recommendations of the Basel Committee on Banking Supervision and certain requirements of the Dodd-Frank Act.

In determining the amount of risk-weighted assets for purposes of calculating risk-based capital ratios, all assets, including certain off-balance sheet assets (e.g., recourse obligations, direct credit substitutes, residual interests) are multiplied by a risk-weight factor assigned by the regulations based on the risks believed inherent in the type of asset. Higher levels of capital are required for asset categories believed to present greater risk. Common equity Tier 1 capital is generally defined as common stockholders’ equity and retained earnings. Tier 1 capital is generally defined as common equity Tier 1 and additional Tier 1 capital. Additional Tier 1 capital includes certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries. Total capital includes Tier 1 capital (common equity Tier 1 capital plus additional Tier 1 capital) and Tier 2 capital. Tier 2 capital is comprised of capital instruments and related surplus, meeting specified requirements, and may include cumulative preferred stock and long-term perpetual preferred stock, mandatory convertible securities, intermediate preferred stock and subordinated debt. Also included in Tier 2 capital is the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and, for institutions that have exercised an opt-out election regarding the treatment of Accumulated Other Comprehensive Income, up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair market values. Calculation of all types of regulatory capital is subject to deductions and adjustments specified in the regulations. In assessing an institution’s capital adequacy, the OCC takes into consideration not only these numeric factors, but qualitative factors as well, and has the authority to establish higher capital requirements for individual institutions when deemed necessary.

In addition to establishing the minimum regulatory capital requirements, the regulations limit capital distributions and certain discretionary bonus payments to management if the institution does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets above the amount necessary to meet its minimum risk-based capital requirements. The capital conservation buffer requirement was phased in beginning January 1, 2016 at 0.625% of risk-weighted assets and increasing each year until fully implemented at 2.5% of risk-weighted assets on January 1, 2019.

At December 31, 2016, Heritage Bank of St. Tammany’ capital exceeded all applicable requirements.

Loans-to-One Borrower. Generally, a federal savings association may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus. An additional amount may be loaned, equal to 10% of unimpaired capital and surplus, if the loan is secured by readily marketable collateral, which generally does not include real estate. As of December 31, 2016, Heritage Bank of St. Tammany was in compliance with the loans-to-one borrower limitations.

Qualified Thrift Lender Test. As a federal savings association, Heritage Bank of St. Tammany must satisfy the qualified thrift lender, or “QTL,” test. Under the QTL test, Heritage Bank of St. Tammany must maintain at least 65% of its “portfolio assets” in “qualified thrift investments” (primarily

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residential mortgages and related investments, including mortgage-backed securities) in at least nine months of the most recent 12-month period. “Portfolio assets” generally means total assets of a savings association, less the sum of specified liquid assets up to 20% of total assets, goodwill and other intangible assets, and the value of property used in the conduct of the savings association’s business.

Heritage Bank of St. Tammany also may satisfy the QTL test by qualifying as a “domestic building and loan association” as defined in the Internal Revenue Code of 1986, as amended. This test generally requires a savings association to have at least 75% of its deposits held by the public and earn at least 25% of its income from loans and U.S. government obligations. Alternatively, a savings association can satisfy this test by maintaining at least 60% of its assets in cash, real estate loans and U.S. Government or state obligations.

A savings association that fails the qualified thrift lender test must operate under specified restrictions set forth in the Home Owners’ Loan Act. The Dodd-Frank Act made noncompliance with the QTL test subject to agency enforcement action for a violation of law. At December 31, 2016, Heritage Bank of St. Tammany satisfied the QTL test.

Capital Distributions. Federal regulations govern capital distributions by a federal savings association, which include cash dividends, stock repurchases and other transactions charged to the savings association’s capital account. A federal savings association must file an application with the OCC for approval of a capital distribution if:

•	the total capital distributions for the applicable calendar year exceed the sum of the savings association’s net income for that year to date plus the savings association’s retained net income for the preceding two years;

•	the savings association would not be at least adequately capitalized following the distribution;

•	the distribution would violate any applicable statute, regulation, agreement or regulatory condition; or

•	the savings association is not eligible for expedited treatment of its filings, generally due to an unsatisfactory CAMELS rating or being subject to a cease and desist order or formal written agreement that requires action to improve the institution’s financial condition.

Even if an application is not otherwise required, every savings association that is a subsidiary of a savings and loan holding company, such as Heritage Bank of St. Tammany, must still file a notice with the Federal Reserve Board at least 30 days before the board of directors declares a dividend or approves a capital distribution.

A notice or application related to a capital distribution may be disapproved if:

•	the federal savings association would be undercapitalized following the distribution;

•	the proposed capital distribution raises safety and soundness concerns; or

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•	the capital distribution would violate a prohibition contained in any statute, regulation or agreement.

In addition, the Federal Deposit Insurance Act provides that an insured depository institution may not make any capital distribution if, after making such distribution, the institution would fail to meet any applicable regulatory capital requirement. A federal savings association also may not make a capital distribution that would reduce its regulatory capital below the amount required for the liquidation account established in connection with its conversion to stock form.

Community Reinvestment Act and Fair Lending Laws. All federal savings associations have a responsibility under the Community Reinvestment Act and related regulations to help meet the credit needs of their communities, including low- and moderate-income borrowers. In connection with its examination of a federal savings association, the OCC is required to assess the federal savings association’s record of compliance with the Community Reinvestment Act. A savings association’s failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in denial of certain corporate applications such as branches or mergers, or in restrictions on its activities. In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes. The failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the OCC, as well as other federal regulatory agencies and the Department of Justice.

The Community Reinvestment Act requires all institutions insured by the Federal Deposit Insurance Corporation to publicly disclose their rating. Heritage Bank of St. Tammany received a “satisfactory” Community Reinvestment Act rating in its most recent federal examination.

Transactions with Related Parties. A federal savings association’s authority to engage in transactions with its affiliates is limited by Sections 23A and 23B of the Federal Reserve Act and federal regulation. An affiliate is generally a company that controls, or is under common control with, an insured depository institution such as Heritage Bank of St. Tammany. Heritage NOLA Bancorp will be an affiliate of Heritage Bank of St. Tammany because of its control of Heritage Bank of St. Tammany. In general, transactions between an insured depository institution and its affiliates are subject to certain quantitative limits and collateral requirements. In addition, federal regulations prohibit a savings association from lending to any of its affiliates that are engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary. Finally, transactions with affiliates must be consistent with safe and sound banking practices, not involve the purchase of low-quality assets and be on terms that are as favorable to the institution as comparable transactions with non-affiliates.

Heritage Bank of St. Tammany’ authority to extend credit to its directors, executive officers and 10% shareholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve Board. Among other things, these provisions generally require that extensions of credit to insiders:

•	be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features; and

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•	not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of Heritage Bank of St. Tammany’s capital.

In addition, extensions of credit in excess of certain limits must be approved by Heritage Bank of St. Tammany’s board of directors. Extensions of credit to executive officers are subject to additional limits based on the type of extension involved.

Enforcement. The OCC has primary enforcement responsibility over federal savings associations and has authority to bring enforcement action against all “institution-affiliated parties,” including directors, officers, shareholders, attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on a federal savings association. Formal enforcement action by the OCC may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors of the institution and the appointment of a receiver or conservator. Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1 million per day. The FDIC also has the authority to terminate deposit insurance or recommend to the OCC that enforcement action be taken with respect to a particular savings association. If such action is not taken, the FDIC has authority to take the action under specified circumstances.

Standards for Safety and Soundness. Federal law requires each federal banking agency to prescribe certain standards for all insured depository institutions. These standards relate to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation and other operational and managerial standards as the agency deems appropriate. Interagency guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to implement an acceptable compliance plan. Failure to implement such a plan can result in further enforcement action, including the issuance of a cease and desist order or the imposition of civil money penalties.

Interstate Banking and Branching. Federal law permits well capitalized and well managed holding companies to acquire banks in any state, subject to Federal Reserve Board approval, certain concentration limits and other specified conditions. Interstate mergers of banks are also authorized, subject to regulatory approval and other specified conditions. In addition, among other things, recent amendments made by the Dodd-Frank Act permit banks to establish de novo branches on an interstate basis provided that branching is authorized by the law of the host state for the banks chartered by that state.

Prompt Corrective Action. Federal law requires, among other things, that federal bank regulators take “prompt corrective action” with respect to institutions that do not meet minimum capital requirements. For this purpose, the law establishes five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. The applicable OCC regulations were amended to incorporate the previously mentioned increased regulatory capital standards that were effective January 1, 2015. Under the amended regulations, an institution is deemed to be “well capitalized” if it has a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 8.0% or greater, a leverage ratio of 5.0% or greater and a common equity Tier 1 ratio of 6.5% or greater. An institution is “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater, a leverage ratio of 4.0% or greater

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and a common equity Tier 1 ratio of 4.5% or greater. An institution is “undercapitalized” if it has a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 6.0%, a leverage ratio of less than 4.0% or a common equity Tier 1 ratio of less than 4.5%. An institution is deemed to be “significantly undercapitalized” if it has a total risk-based capital ratio of less than 6.0%, a Tier 1 risk-based capital ratio of less than 4.0%, a leverage ratio of less than 3.0% or a common equity Tier 1 ratio of less than 3.0%. An institution is considered to be “critically undercapitalized” if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2.0%.

At each successive lower capital category, an insured depository institution is subject to more restrictions and prohibitions, including restrictions on growth, restrictions on interest rates paid on deposits, restrictions or prohibitions on payment of dividends, and restrictions on the acceptance of brokered deposits. Furthermore, if an insured depository institution is classified in one of the undercapitalized categories, it is required to submit a capital restoration plan to the appropriate federal banking agency, and the holding company must guarantee the performance of that plan. Based upon its capital levels, a bank that is classified as well capitalized, adequately capitalized, or undercapitalized may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition, or an unsafe or unsound practice, warrants such treatment. An “undercapitalized” bank’s compliance with a capital restoration plan is required to be guaranteed by any company that controls the “undercapitalized” institution in an amount equal to the lesser of 5.0% of the institution’s total assets when deemed “undercapitalized” or the amount necessary to achieve the status of “adequately capitalized.” If an “undercapitalized” bank fails to submit an acceptable plan, it is treated as if it is “significantly undercapitalized.” “Significantly undercapitalized” banks must comply with one or more of a number of additional restrictions, including but not limited to an order by the Federal Reserve Board to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, cease receipt of deposits from correspondent banks or dismiss directors or officers, and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. “Critically undercapitalized” institutions are subject to additional measures including, subject to a narrow exception, the appointment of a receiver or conservator within 270 days after it obtains such status.

At December 31, 2016, Heritage Bank of St. Tammany met the criteria for being considered “well capitalized.”

Insurance of Deposit Accounts. The Deposit Insurance Fund of the FDIC insures deposits at FDIC-insured financial institutions such as Heritage Bank of St. Tammany. Deposit accounts in Heritage Bank of St. Tammany are insured by the FDIC generally up to a maximum of $250,000 per separately insured depositor. The FDIC charges insured depository institutions premiums to maintain the Deposit Insurance Fund.

Under the FDIC’s risk-based assessment system, insured institutions are assigned to one of four risk categories based on supervisory evaluations, regulatory capital levels and certain other risk factors. Rates are based on each institution’s risk category and certain specified risk adjustments. Institutions deemed to be less risky pay lower rates while institutions deemed riskier pay higher rates. Assessment rates (inclusive of possible adjustments) currently range from 2.5 to 45 basis points of each institution’s total assets less tangible capital. The FDIC may increase or decrease the scale uniformly, except that no adjustment can deviate more than two basis points from the base scale without notice and comment rulemaking. The FDIC’s current system represents a change, required by the Dodd-Frank Act, from its prior practice of basing the assessment on an institution’s deposits.

The Dodd-Frank Act increased the minimum target Deposit Insurance Fund ratio from 1.15% of estimated insured deposits to 1.35% of estimated insured deposits. The FDIC must seek to achieve the

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1.35% ratio by September 30, 2020. Insured institutions with assets of $10 billion or more are supposed to fund the increase. The Dodd-Frank Act eliminated the 1.5% maximum fund ratio, instead leaving it to the discretion of the FDIC, which has exercised that discretion by establishing a long range fund ratio of 2%.

The FDIC has authority to increase insurance assessments. Any significant increases would have an adverse effect on the operating expenses and results of operations of Heritage Bank of St. Tammany. We cannot predict what assessment rates will be in the future.

Insurance of deposits may be terminated by the FDIC upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC. We do not know of any practice, condition or violation that may lead to termination of our deposit insurance.

In addition to the FDIC assessments, the Financing Corporation (“FICO”) is authorized to impose and collect, with the approval of the FDIC, assessments for anticipated payments, issuance costs and custodial fees on bonds issued by the FICO in the 1980s to recapitalize the former Federal Savings and Loan Insurance Corporation. The bonds issued by the FICO are due to mature in 2017 through 2019. For the quarter ended December 31, 2016, the annualized FICO assessment was equal to 0.60 basis points of total assets less tangible capital.

Privacy Regulations. Federal regulations generally require that Heritage Bank of St. Tammany disclose its privacy policy, including identifying with whom it shares a customer’s “non-public personal information,” to customers at the time of establishing the customer relationship and annually thereafter. In addition, Heritage Bank of St. Tammany is required to provide its customers with the ability to “opt-out” of having their personal information shared with unaffiliated third parties and not to disclose account numbers or access codes to non-affiliated third parties for marketing purposes. Heritage Bank of St. Tammany currently has a privacy protection policy in place and believes that such policy is in compliance with the regulations.

USA Patriot Act. Heritage Bank of St. Tammany is subject to the USA PATRIOT Act, which gives federal agencies additional powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing, and broadened anti-money laundering requirements. The USA PATRIOT Act contains provisions intended to encourage information sharing among bank regulatory agencies and law enforcement bodies and imposes affirmative obligations on financial institutions, such as enhanced recordkeeping and customer identification requirements.

Prohibitions Against Tying Arrangements. Federal savings associations are prohibited, subject to some exceptions, from extending credit to or offering any other service, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the institution or its affiliates or not obtain services of a competitor of the institution.

Other Regulations

Interest and other charges collected or contracted for by Heritage Bank of St. Tammany are subject to state usury laws and federal laws concerning interest rates. Loan operations are also subject to state and federal laws applicable to credit transactions, such as the:

•	Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial

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institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies; and

•	Rules and regulations of the various federal and state agencies charged with the responsibility of implementing such federal and state laws.

The deposit operations of Heritage Bank of St. Tammany also are subject to, among others, the:

•	Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•	Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check; and

•	Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services.

Federal Reserve System

The Federal Reserve Board regulations require depository institutions to maintain noninterest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The Federal Reserve Board regulations generally require that reserves be maintained against aggregate transaction accounts as follows: for that portion of transaction accounts aggregating $103.6 million or less (which may be adjusted by the Federal Reserve Board) the reserve requirement is 3.0% and the amounts greater than $103.6 million require a 10.0% reserve (which may be adjusted annually by the Federal Reserve Board between 8.0% and 14.0%). The first $14.5 million of otherwise reservable balances (which may be adjusted by the Federal Reserve Board) are exempted from the reserve requirements. Heritage Bank of St. Tammany is in compliance with these requirements.

Federal Home Loan Bank System

Heritage Bank of St. Tammany is a member of the Federal Home Loan Bank System, which consists of 11 regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. Members of the Federal Home Loan Bank are required to acquire and hold shares of capital stock in the Federal Home Loan Bank. Heritage Bank of St. Tammany was in compliance with this requirement at December 31, 2016. Based on redemption provisions of the FHLB-Dallas, the stock has no quoted market value and is carried at cost. Heritage Bank of St. Tammany reviews for impairment, based on the ultimate recoverability, the cost basis of the FHLB-Dallas. As of December 31, 2016, no impairment has been recognized.

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Holding Company Regulation

Heritage NOLA Bancorp will be a unitary savings and loan holding company subject to regulation and supervision by the Federal Reserve Board. The Federal Reserve Board will have enforcement authority over Heritage NOLA Bancorp and its non-savings institution subsidiaries. Among other things, this authority permits the Federal Reserve Board to restrict or prohibit activities that are determined to be a risk to Heritage Bank of St. Tammany.

As a savings and loan holding company, Heritage NOLA Bancorp’s activities will be limited to those activities permissible by law for financial holding companies (if Heritage NOLA Bancorp makes an election to be treated as a financial holding company and meets the other requirements to be a financial holding company) or multiple savings and loan holding companies. A financial holding company may engage in activities that are financial in nature, incidental to financial activities or complementary to a financial activity. Such activities include lending and other activities permitted for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, insurance and underwriting equity securities. Multiple savings and loan holding companies are authorized to engage in activities specified by federal regulation, including activities permitted for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act.

Federal law prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of another savings institution or savings and loan holding company without prior written approval of the Federal Reserve Board, and from acquiring or retaining control of any depository institution not insured by the FDIC. In evaluating applications by holding companies to acquire savings institutions, the Federal Reserve Board must consider such things as the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on and the risk to the federal deposit insurance fund, the convenience and needs of the community and competitive factors. A savings and loan holding company may not acquire a savings institution in another state and hold the target institution as a separate subsidiary unless it is a supervisory acquisition under Section 13(k) of the Federal Deposit Insurance Act or the law of the state in which the target is located authorizes such acquisitions by out-of-state companies.

Savings and loan holding companies historically have not been subject to consolidated regulatory capital requirements. The Dodd-Frank Act requires the Federal Reserve Board to establish minimum consolidated capital requirements for all depository institution holding companies that are as stringent as those required for the insured depository subsidiaries. However, legislation was enacted in December 2014 that required the Federal Reserve Board to amend its “Small Bank Holding Company” exemption from consolidated holding company capital requirements to generally extend its applicability to bank and savings and loan holding companies of up to $1.0 billion in assets. Regulations implementing this amendment were effective May 15, 2015. Consequently, savings and loan holding companies of under $1.0 billion in consolidated assets remain exempt from consolidated regulatory capital requirements, unless the Federal Reserve determines otherwise in particular cases.

The Dodd-Frank Act extended the “source of strength” doctrine to savings and loan holding companies. The Federal Reserve Board has promulgated regulations implementing the “source of strength” policy that require holding companies to act as a source of strength to their subsidiary depository institutions by providing capital, liquidity and other support in times of financial stress.

The Federal Reserve Board has issued a policy statement regarding the payment of dividends and the repurchase of shares of common stock by bank holding companies and savings and loan holding companies. In general, the policy provides that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the holding company appears consistent with the

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organization’s capital needs, asset quality and overall financial condition. Regulatory guidance provides for prior regulatory consultation with respect to capital distributions in certain circumstances such as where the company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend or the company’s overall rate of earnings retention is inconsistent with the company’s capital needs and overall financial condition. The ability of a holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. The policy statement also states that a holding company should inform the Federal Reserve Board supervisory staff prior to redeeming or repurchasing common stock or perpetual preferred stock if the holding company is experiencing financial weaknesses or if the repurchase or redemption would result in a net reduction, as of the end of a quarter, in the amount of such equity instruments outstanding compared with the beginning of the quarter in which the redemption or repurchase occurred. These regulatory policies may affect the ability of Heritage NOLA Bancorp to pay dividends, repurchase shares of common stock or otherwise engage in capital distributions.

In order for Heritage NOLA Bancorp to be regulated as savings and loan holding company by the Federal Reserve Board, rather than as a bank holding company, Heritage Bank of St. Tammany must qualify as a “qualified thrift lender” under federal regulations or satisfy the “domestic building and loan association” test under the Internal Revenue Code. Under the qualified thrift lender test, a savings institution is required to maintain at least 65% of its “portfolio assets” (total assets less: (i) specified liquid assets up to 20% of total assets; (ii) intangible assets, including goodwill; and (iii) the value of property used to conduct business) in certain “qualified thrift investments” (primarily residential mortgages and related investments, including certain mortgage-backed and related securities) in at least nine out of each 12 month period. At December 31, 2016, Heritage Bank of St. Tammany maintained 81.6% of its portfolio assets in qualified thrift investments and was in compliance with the qualified thrift lender requirement.

Federal Securities Laws

Heritage NOLA Bancorp common stock will be registered with the Securities and Exchange Commission after the conversion and stock offering. Heritage NOLA Bancorp will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The registration under the Securities Act of 1933 of shares of common stock issued in Heritage NOLA Bancorp’s public offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of Heritage NOLA Bancorp may be resold without registration. Shares purchased by an affiliate of Heritage NOLA Bancorp will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If Heritage NOLA Bancorp meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of Heritage NOLA Bancorp that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Heritage NOLA Bancorp, or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, Heritage NOLA Bancorp may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 is intended to improve corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities

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laws. We have policies, procedures and systems designed to comply with these regulations, and we review and document such policies, procedures and systems to ensure continued compliance with these regulations.

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire control of a savings and loan holding company such as Heritage NOLA Bancorp unless the Federal Reserve Board has been given 60 days prior written notice and has not issued a notice disapproving the proposed acquisition, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition. Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors, or a determination by the regulator that the acquiror has the power, directly or indirectly, to exercise a controlling influence over the management or policies of the institution. Acquisition of more than 10% of any class of a savings and loan holding company’s voting stock constitutes a rebuttable determination of control under the regulations under certain circumstances including where, as will be the case with Heritage NOLA Bancorp, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934.

In addition, federal regulations provide that no company may acquire control of a savings and loan holding company without the prior approval of the Federal Reserve Board. Any company that acquires such control becomes a “savings and loan holding company” subject to registration, examination and regulation by the Federal Reserve Board.

TAXATION

Federal Taxation

General. Heritage NOLA Bancorp and Heritage Bank of St. Tammany are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize material federal income tax matters and is not a comprehensive description of the tax rules applicable to Heritage NOLA Bancorp and Heritage Bank of St. Tammany.

Method of Accounting. For federal income tax purposes, Heritage Bank of St. Tammany currently reports its income and expenses on the cash method of accounting and uses a tax year ending December 31 for filing its federal income tax returns. The Small Business Protection Act of 1996 eliminated the use of the reserve method of accounting for bad debt reserves by savings institutions, effective for taxable years beginning after 1995.

Minimum Tax. The Internal Revenue Code of 1986, as amended, imposes an alternative minimum tax at a rate of 20% on a base of regular taxable income plus certain tax preferences, less an exemption amount, referred to as “alternative minimum taxable income.” The alternative minimum tax is payable to the extent tax computed this way exceeds tax computed by applying the regular tax rates to regular taxable income. Net operating losses can, in general, offset no more than 90% of alternative minimum taxable income. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. At December 31, 2016, Heritage Bank of St. Tammany had no minimum tax credit carryforward.

Net Operating Loss Carryovers. Generally, a financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. At December

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31, 2016, Heritage Bank of St. Tammany had $0 of federal net operating loss carryforwards and no Louisiana state net operating loss carryforwards available for future use.

Capital Loss Carryovers. Generally, a financial institution may carry back capital losses to the preceding three taxable years and forward to the succeeding five taxable years. Any capital loss carryback or carryover is treated as a short-term capital loss for the year to which it is carried. As such, it is grouped with any other capital losses for the year to which carried and is used to offset any capital gains. Any undeducted loss remaining after the five-year carryover period is not deductible. At December 31, 2016, Heritage Bank of St. Tammany had no capital loss carryover.

Corporate Dividends. We may generally exclude from our income 100% of dividends received from Heritage Bank of St. Tammany as a member of the same affiliated group of corporations.

Audit of Tax Returns. Heritage Bank of St. Tammany’ federal income tax returns have not been audited in the most recent five-year period.

State Taxation

Heritage NOLA Bancorp will be subject to the Louisiana Corporation Income Tax based on our Louisiana taxable income. The Corporation Income Tax applies at graduated rates from 4% upon the first $25,000 of Louisiana taxable income to 8% on all Louisiana taxable income in excess of $200,000. For these purposes, “Louisiana taxable income” means net income which is earned by us within or derived from sources within the State of Louisiana, after adjustments permitted under Louisiana law, including a federal income tax deduction. In addition, Heritage Bank will be subject to the Louisiana Shares Tax which is imposed on the assessed value of Heritage Bank of St. Tammany’s capital. The formula for deriving the assessed value is to apply the applicable rate to the sum of:

(1)	20% of our capitalized earnings, plus
(2)	80% of our taxable stockholders’ equity, minus
(3)	50% of our real and personal property assessment.

Various items may also be subtracted in calculating a company’s capitalized earnings. We believe that the Louisiana Shares Tax will result in a significant additional tax liability following the conversion on an annual basis. See “Unaudited Pro Forma Data.”

As a Maryland business corporation, Heritage NOLA Bancorp will be required to file an annual report with and pay personal property taxes to the State of Maryland.

MANAGEMENT

Shared Management Structure

The directors of Heritage NOLA Bancorp are the same persons who are the directors of Heritage Bank of St. Tammany. In addition, each executive officer of Heritage NOLA Bancorp is also an executive officer of Heritage Bank of St. Tammany. We expect that Heritage NOLA Bancorp and Heritage Bank of St. Tammany will continue to have common executive officers and directors until there is a business reason to establish separate management structures.

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Executive Officers of Heritage NOLA Bancorp and Heritage Bank of St. Tammany

The following table sets forth information regarding the executive officers of Heritage NOLA Bancorp and Heritage Bank of St. Tammany. Age information is as of December 31, 2016. The executive officers of Heritage NOLA Bancorp and Heritage Bank of St. Tammany are elected annually.

Name	Age	Position

W. David Crumhorn	63	President and Chief Executive Officer
Dana Whitaker	47	Executive Vice President and Chief Credit Officer
Lisa Hughes	55	Senior Vice President and Chief Financial Officer

Directors of Heritage NOLA Bancorp and Heritage Bank of St. Tammany

Heritage NOLA Bancorp has six directors. Directors serve three-year staggered terms so that approximately one-third of the directors are elected at each annual meeting. Directors of Heritage Bank of St. Tammany will be elected by Heritage NOLA Bancorp as its sole stockholder. The following table states our directors’ names, their ages as of December 31, 2016, the years when they began serving as directors of Heritage Bank of St. Tammany and when their current terms expire.

Name(1)	Position(s) Held With Heritage Bank of St. Tammany	Age	Director Since	Current Term Expires

W. David Crumhorn	Chairman of the Board, President and Chief Executive Offer	63	1993	2020
W. Thomas Ballantine, Jr.	Director	72	2012	2018
Salvatore A. Caruso, Jr.	Director	49	2012	2018
Elizabeth M. Eustis	Director	58	2010	2019
Jason S. Hunt	Director	41	2013	2019
Julian J. Rodrigue, Jr.	Director	62	1997	2020

(1)	The mailing address for each person listed is 205 North Columbia Street, Covington, Louisiana 70433.

Board Independence

Heritage NOLA Bancorp has determined to adopt the standards for “independence” for purposes of board and committee service set forth in the listing standards of the Nasdaq Stock Market. The board of directors has determined that each of our directors, with the exception director W. David Crumhorn, is “independent” as defined in the listing standards of the Nasdaq Stock Market. Mr. Crumhorn is not independent because he is an executive officer of Heritage Bank of St. Tammany.

To our knowledge, there were no other transactions between Heritage Bank of St. Tammany and any director or entity controlled by any director, which would interfere with the directors’ exercise of independent judgment in carrying out his responsibilities as a director.

The Business Background of Our Directors and Executive Officers

The business experience for the past five years of each of our directors and executive officers is set forth below. With respect to directors, the biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the Nominating Committee and the board of directors to determine that the person should serve as a director. Each director is also a director of

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Heritage Bank of St. Tammany. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

Directors

W. David Crumhorn is our President and Chief Executive Officer, positions he has held since 1994. Mr. Crumhorn has been employed with the Bank since 1992 and has over 40 years of experience in the banking profession. Mr. Crumhorn’s experience provides the board with a perspective on the day-to-day operations of Heritage Bank, and assists the board in assessing the trends and developments in the financial institutions industry on a local and national basis. Additionally, Mr. Crumhorn has extensive ties to the communities that support our business generation.

W. Thomas Ballantine, Jr. is retired. Prior to his retirement in 2007, Mr. Ballantine was President and Chief Operating Officer of Newpark Resources, a publicly traded oil services company headquartered in New Orleans, Louisiana. Mr. Ballantine has over 40 years of managerial and business experience. This experience provides the board with broad knowledge of corporate responsibilities and oversight of management.

Salvatore A. Caruso, Jr. is Director of Business Development, Marketing and Strategic Planning for Slidell Memorial Hospital, located in Slidell, Louisiana. Mr. Caruso’s experience leading fundraising and business development and municipal government relations provides the board of directors with insight into the growth efforts being made in Heritage Bank’s market area.

Elizabeth M. Eustis is a commercial real estate agent and, since 2010, has held the position of Director of Commercial Real Estate for Keller Williams Realty, located in Mandeville, Louisiana. Ms. Eustis previously was a residential real estate agent. Ms. Eustis extensive knowledge of both the residential and commercial real estate markets in our market area provide the board with insight and expertise with respect to the Bank’s lending operations.

Jason S. Hunt is the Chief Executive Officer and co-founder of Hunt Telecommunications, LLC, Louisiana’s largest privately owned telecom and data provider that specializes in fiber optics, cloud-based computing, internet and next generation telecommunication services. Mr. Hunt’s business experience as a business owner provides the board with valuable business and leadership skills and financial acumen.

Julian J. Rodrigue, Jr. is an attorney at the law firm Rodrigue & Rodrigue. Mr. Rodrigue has practiced law in Covington, Louisiana for over 30 years with a specialty in real estate law. Mr. Rodrigue’s knowledge of real estate law provides the board with valuable business acumen and knowledge of the real estate market in Heritage Bank’s market area.

Executive Officers who are not Directors

Dana Whitaker is our Executive Vice President and Chief Credit Officer, positions she has held since 2009. Ms. Whitaker has been employed by Heritage Bank since 1989 and has held positions of increased responsibility during her tenure at the Bank.

Lisa Hughes is our Senior Vice President and Chief Financial Officer, positions she has held since 2010. She began her employment with Heritage Bank in 2007 and has over 30 years of experience in community banking.

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Transactions With Certain Related Persons

Federal law generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Heritage Bank of St. Tammany, to their executive officers and directors in compliance with federal banking regulations. At December 31, 2016, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Heritage Bank of St. Tammany, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original terms at December 31, 2016, and were made in compliance with federal banking regulations.

Executive Compensation

Summary Compensation Table. The table below summarizes the total compensation paid to or earned by our President and Chief Executive Officer, and our two other most highly compensated executive officers for the year ended December 31, 2016. Each individual listed in the table below is referred to as a “named executive officer.”

Summary Compensation Table
Name and principal position	Year	Salary ($)(1)	Bonus ($)(2)	All other Compensation ($)(3)	Total ($)

W. David Crumhorn, President and Chief Executive Officer	2016	160,000	25,000	26,459	211,459
Dana Whitaker, Chief Credit Officer	2016	100,000	14,000	7,360	121,360
Lisa Hughes, Chief Financial Officer	2016	87,000	9,000	5,580	101,580

(1)	The 2017 annual base salaries for Mr. Crumhorn and Mss. Whitaker and Hughes are $173,200, $100,000 and $87,000, respectively.
(2)	Represents discretionary cash bonuses, which were paid during the year ending December 31, 2016.
(3)	A break-down of the various elements of compensation in this column is set forth in the following table:

All Other Compensation
Name	401(k) Match ($)	Director Fees ($)	Life Insurance ($) (i)	Sick Pay ($) (ii)	Total All Other Compensation ($)
W. David Crumhorn	8,100	13,200	851	4,308	26,459
Dana Whitaker	4,668	—	—	2,692	7,360
Lisa Hughes	3,907	—	—	1,673	5,580

(i)	Represents the value of term life insurance protection received under Mr. Crumhorn’s split dollar life insurance agreement.
(ii)	Represents the value of unused sick days paid to the named executive officer.

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Benefit Plans and Agreements

Employment Agreements.

Heritage Bank has entered into employment agreements with each of Mr. Crumhorn and Mss. Whitaker and Hughes. Our continued success depends to a significant degree on the skills and competence of our executive officers and the employment agreements are intended to ensure that we maintain a stable management base following the conversion and offering.

Each of the employment agreements has a fixed term of three years, expiring February 16, 2020. Ninety days prior to the expiration of the term of each agreement, the board of directors will make a determination whether or not to renew the agreement for an additional three years or some other period of time as mutually agreed by the parties. In addition to base salary, the agreements provide for, among other things, participation in bonus programs and other benefit plans and arrangements applicable to executive employees. The current base salaries for Mr. Crumhorn and Mss. Whitaker and Hughes are $173,200, $100,000 and $87,000, respectively. We may terminate the employment of the executives for cause at any time, in which event they would have no right to receive compensation or other benefits for any period after their termination of employment.

Certain events resulting in an executive’s termination or resignation will entitle the executive to payments of severance benefits following the termination of employment. In the event of an executive’s involuntary termination for reasons other than for cause or in the event the executive resigns during the term of the agreement following (a) the failure to appoint the executive to the executive’s position set forth in the agreement or to re-nominate the executive to the board of directors (in the case of Mr. Crumhorn), (b) a material change in function, duties or responsibilities resulting in a reduction of the responsibility, scope, or importance of the executive’s position, (c) a relocation by more than 50 miles, (d) a material reduction in the benefits or perquisites paid to the executive unless the reduction is part of a reduction that is generally applicable to employees of Heritage Bank, (e) a liquidation or dissolution of the holding company of Heritage Bank (other than one that does not affect the status of the executive) or (f) a material breach of the employment agreement by Heritage Bank, then the executive would become entitled to a severance payment in the form of a cash lump sum equal to the base salary and bonus or incentive award the executive would have earned for the remaining unexpired term of the employment agreement. In addition, the executive would become entitled, at no expense to him or her, to the continuation of life insurance and non-taxable medical and dental coverage for the remaining unexpired term of the employment agreement, or if the coverage is not permitted by applicable law or if providing the benefits would subject Heritage Bank to penalties, the executive will receive a cash lump sum payment equal to the value of the benefits.

In the event of a change in control of Heritage Bank or Heritage NOLA Bancorp followed by the executive’s involuntary termination other than for cause or upon the executive’s resignation for one of the reasons set forth above thereafter, the executive would become entitled to a severance payment in the form of a cash lump sum equal to three times the executive’s “base amount,” as that term is defined for purposes of Internal Revenue Code Section 280G (i.e., the average annual taxable income paid to him or her for the five taxable years preceding the taxable year in which the change in control occurs). In addition, the executive would become entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for thirty-six (36) months following his or her termination of employment, or if the coverage is not permitted by applicable law or if providing the benefits would subject Heritage Bank to penalties, the executive will receive a cash lump sum payment equal to the value of the benefits.

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In the event of the executive’s death, the executive’s estate or beneficiaries will be paid the executive’s base salary through the end of the month in which the death occurs and the executive’s dependents will be entitled to continued non-taxable medical, dental and other insurance for one year following the executive’s death.

Upon termination of the executive’s employment (other than following a change in control), the executive will be subject to certain restrictions on the executive’s ability to compete or to solicit business or employees of Heritage Bank for a period of one year following his termination of employment.

Salary Continuation Agreement. Heritage Bank has entered into a salary continuation agreement with Mr. Crumhorn, effective as of January 1, 2017. The salary continuation agreement is a non-qualified retirement plan intended to provide supplemental retirement benefits to Mr. Crumhorn.

Under the salary continuation agreement, Heritage Bank will pay Mr. Crumhorn a normal retirement benefit of $21,560 per year for 10 years commencing the first day of the second month following the date Mr. Crumhorn attains his normal retirement age of 72 under the agreement. If Mr. Crumhorn separates from service prior to attaining age 72, Heritage Bank will provide him with a benefit equal to the accrued benefit (i.e., the amount accrued to date toward the normal retirement benefit), paid in annual installments over 10 years, commencing the first day of the second month following the date he attains age 72. If Mr. Crumhorn dies prior to a separation from service and prior to attaining his normal retirement age, his beneficiary will be paid the accrued benefit as of the time of his death, in a lump sum on the first day of the second month following the date of his death. If he dies after attaining his normal retirement age but prior to the commencement of benefit payments or prior to the completion of the 10 annual payments, his beneficiary will receive the benefits Mr. Crumhorn would have received had he survived and will receive those benefits at the same time Mr. Crumhorn would have received them. Mr. Crumhorn will not receive any benefit under the plan if his separation from service is for cause (as defined in the agreement). Following a change in control of Heritage Bank or Heritage NOLA Bancorp, and his separation of service within two years of the change in control, Mr. Crumhorn is entitled to the present value of the normal retirement benefit (regardless of his age at the time of the change in control), payable in a lump sum on the first day of the second month following his separation from service.

Executive Supplemental Retirement Plan. Heritage Bank has entered into an Executive Supplemental Retirement Plan with Mr. Crumhorn. Under the agreement, if Mr. Crumhorn remains in service as an employee of Heritage Bank until the normal retirement age specified in the agreement (age 65), he will be entitled to receive the balance of a pre-retirement account in 10 equal annual installments commencing 30 days following his separation from service. In addition, the “indexed retirement benefit” will be paid annually to Mr. Crumhorn until his death. The “pre-retirement account” is a liability reserve account for Mr. Crumhorn, which is increased or decreased each year prior to his termination of service by the “indexed retirement benefit.” The “indexed retirement benefit” equals the excess of the “index” (the aggregate annual after-tax income from certain specified insurance policies), if any, over the “cost of funds expense.” The “cost of funds expense” is a floating rate that equals Heritage Bank’s cost of funds as reported each year in Heritage Bank’s FDIC Call Report for the September 30 quarter. If Mr. Crumhorn voluntarily resigns prior to the specified normal retirement age (age 65), he will be entitled to receive the vested balance in the pre-retirement account in 10 equal annual installments, commencing 30 days following his attainment of the normal retirement age. In addition, the indexed retirement benefit will be paid to Mr. Crumhorn each year following his attainment of the normal retirement age until his death. If Mr. Crumhorn dies prior to receiving the balance of the pre-retirement account, the entire unpaid balance of the pre-retirement account will be paid to him in a lump sum.

Split Dollar Life Insurance Agreement. Heritage Bank has entered into a split dollar life insurance agreement with Mr. Crumhorn to retain and reward Mr. Crumhorn, by dividing the death

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proceeds of certain life insurance policies owned by Heritage Bank on his life with his designated beneficiary. Heritage Bank paid the life insurance premiums from its general assets. Under the agreement, Mr. Crumhorn or his assignee has the right to designate the beneficiary of an amount of death proceeds. Upon Mr. Crumhorn’s death, his beneficiary will be entitled to a benefit equal to 80% of net at-risk portion of the death proceeds. The net at-risk insurance portion is the total proceeds less the cash value of the policies. In the event Heritage Bank discontinues a policy, Heritage Bank will give Mr. Crumhorn at least 15 days to purchase the policy at a purchase price equal to the greater of (i) Heritage Bank’s share of the cash value of the policy or (ii) the amount of premiums paid by Heritage Bank on the policy.

401(k) Plan. Heritage Bank maintains the Heritage Bank of St. Tammany 401(k) Plan, a tax-qualified defined contribution plan for eligible employees (the “401(k) Plan”). The named executive officers are eligible to participate in the 401(k) Plan just like other eligible employees. An eligible employee must complete one year of service and attain the age of 21 to participate in the 401(k) Plan.

Under the 401(k) Plan a participant may elect to defer, on a pre-tax basis, the maximum amount as permitted by the Internal Revenue Code. For 2017, the salary deferral contribution limit is $18,000, provided, however, that a participant over age 50 may contribute an additional $6,000 to the 401(k) Plan for a total of $24,000. In addition to salary deferral contributions, Heritage Bank may make discretionary matching contributions and discretionary profit sharing contributions to the 401(k) Plan. Currently, Heritage Bank makes a safe-harbor matching contribution to the 401(k) Plan equal to 100% of a participant’s salary deferrals, up to 4% of the participant’s compensation. A participant is always 100% vested in his or her salary deferral contributions and safe-harbor matching contributions. Regular discretionary matching contributions and other discretionary employer contributions vest based on a participant’s years of service with Heritage Bank, at the rate of 0% after one year of service, 33% after two years of service, 66% after three years of service and 100% after four years of service. Generally, unless the participant elects otherwise, the participant’s account balance will be distributed as a result of the participant’s termination of employment. Heritage Bank intends to allow participants in the 401(k) Plan to use a portion of their account balances under the 401(k) Plan to subscribe for stock in the offering. Expense recognized in connection with the 401(k) Plan totaled approximately $1,335 for the year ended December 31, 2016.

Employee Stock Ownership Plan. In connection with the conversion, Heritage Bank intends to adopt an employee stock ownership plan for eligible employees. The named executive officers are eligible to participate in the employee stock ownership plan just like other eligible employees. Eligible employees will begin participation in the employee stock ownership plan on the later of the effective date of the conversion or upon the first entry date commencing on or after the eligible employee’s completion of one year of service and attainment of age 21.

The employee stock ownership plan trustee is expected to purchase, on behalf of the employee stock ownership plan, 8.0% of the total number of shares of Heritage NOLA Bancorp common stock issued in the conversion. We anticipate that the employee stock ownership plan will fund its stock purchase with a loan from Heritage NOLA Bancorp equal to the aggregate purchase price of the common stock. The loan will be repaid principally through Heritage Bank’s contributions to the employee stock ownership plan and any dividends payable on common stock held by the employee stock ownership plan over the anticipated 25-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to equal the Prime Rate, as published in The Wall Street Journal, on the closing date of the offering. See “Pro Forma Data.”

The trustee will hold the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as

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the trustee repays the loan. The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. A participant will vest in his or her account balance based on his or her years of service with Heritage Bank, at the rate of 0% after one year of service, 33% after two years of service, 66% after three years of service and 100% after four years of service. Participants who were employed by Heritage Bank immediately prior to the offering will receive credit for vesting purposes for years of service prior to adoption of the employee stock ownership plan. Participants also will become fully vested automatically upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan. Generally, participants will receive distributions from the employee stock ownership plan upon separation from service in accordance with the terms of the plan document. The employee stock ownership plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

The employee stock ownership plan will permit participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The trustee will vote unallocated shares and allocated shares for which participants do not timely provide instructions on any matter in the same ratio as those shares for which participants provide timely instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, Heritage Bank will record a compensation expense for the employee stock ownership plan at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts, which may be more or less than the original issue price. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in the earnings of Heritage NOLA Bancorp.

Director Compensation

The following table sets forth for the year ended December 31, 2016 certain information as to the total remuneration we paid to our directors. Mr. Crumhorn received director fees of $13,200 for the year ended December 31, 2016, which is included in All Other Compensation in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)(1)	Total ($)
W. Thomas Ballantine, Jr.	13,200	213	13,413
Salvatore A. Caruso, Jr.	13,200	149	13,349
Elizabeth M. Eustis	13,200	193	13,393
Jason S. Hunt	13,200	119	13,319
Julian J. Rodrique, Jr.	13,200	179	13,379

(1)	Represents the value of term life insurance protection received under split dollar life insurance agreements

Director Fees

Beginning in 2017, directors who are officers of Heritage Bank do not receive board or committee fees. Beginning in 2017, outside directors receive a monthly retainer of $650 for membership on the board of directors and $500 for each regularly scheduled monthly board meeting attended in person, and $200 for each regularly scheduled monthly board meeting attended by telephone. Additionally, outside directors receive $200 per month for any one or more special board meetings or committee meetings attended. Regardless of the number of meetings attended in a month, no director,

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other than the Chairman of the Audit Committee, may receive more than $1,350 per month for service on the board of directors. The Chairman of the Audit Committee receives an additional $250 per month.

Each person who will serve as a director of Heritage NOLA Bancorp will also serve as a director of Heritage Bank and will initially earn a fee only in his or her capacity as a board member of Heritage Bank. Upon completion of the conversion, additional director fees may be paid for Heritage NOLA Bancorp director meetings, although no such determination has been made at this time.

Director Supplemental Retirement Plan

Heritage Bank has entered into a Director Supplemental Retirement Plan Director Agreement with each of its directors, including Mr. Crumhorn. Under the agreements, a director who remains in service on the board of directors until the normal retirement age specified in the agreement (age 70) will be entitled to receive the balance of a pre-retirement account in 10 equal annual installments commencing 30 days following his or her separation from service. In addition, the “indexed retirement benefit” will be paid annually to the director until his or her death. The “pre-retirement account” is a liability reserve account for the director, which is increased or decreased each year prior to the director’s termination of service by the “indexed retirement benefit.” The “indexed retirement benefit” for each director for each year equals the excess of the “index” (the aggregate annual after-tax income from certain specified insurance policies), if any, over the “cost of funds expense.” The “cost of funds expense” is a floating rate that equals Heritage Bank’s cost of funds as reported each year in Heritage Bank’s FDIC Call Report for the September 30 quarter. If a director voluntarily resigns from the board of directors or is not re-elected to the board of directors prior to the specified normal retirement age (70), the director will be entitled to receive the vested balance in the pre-retirement account in 10 equal annual installments, commencing 30 days following the director attaining the normal retirement age. In addition, the indexed retirement benefit will be paid to the director each year following his attainment of the normal retirement age until his death. If the director dies prior to receiving the balance of the pre-retirement account, the entire unpaid balance of the pre-retirement account will be paid to his benefit in a lump sum. The director will forfeit all benefits under the agreement if he or she is discharged from the board of directors for “cause” (as defined in the agreement).

Split Dollar Life Insurance Agreements. Heritage Bank has entered into a split dollar life insurance agreement with each member of the board of directors to retain and reward the directors, by dividing the death proceeds of certain life insurance policies owned by Heritage Bank on their lives with their designated beneficiaries. Heritage Bank paid the life insurance premiums from its general assets. Under the agreements, each director or his or her assignee has the right to designate the beneficiary of an amount of death proceeds. Upon the director’s death, his or her beneficiary will be entitled to a benefit equal to 80% of net at-risk portion of the death proceeds. The net at-risk insurance portion is the total proceeds less the cash value of the policies. In the event Heritage Bank discontinues a policy, Heritage Bank will give the director at least 15 days to purchase the policy at a purchase price equal to the greater of (i) Heritage Bank’s share of the cash value of the policy or (ii) the amount of premiums paid by Heritage Bank on the policy.

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Benefits to be Considered Following Completion of the Stock Offering

Following the stock offering, we intend to adopt a stock-based benefit plan that will provide for grants of stock options and awards of shares of restricted common stock. In accordance with applicable regulations, we anticipate that the plan will authorize a number of stock options and a number of shares of restricted common stock, not to exceed 10.0% and 4.0%, respectively, of the shares issued in the offering. These limitations may not apply if the plan is implemented more than one year after the conversion and offering, subject to any applicable regulatory approvals.

The stock-based benefit plan will not be established sooner than six months after the stock offering and, if adopted within one year after the stock offering, the plan must be approved by a majority of the votes eligible to be cast by our stockholders. If a stock-based benefit plan is established more than one year after the stock offering, it must be approved by a majority of votes cast by our stockholders.

Certain additional restrictions would apply to our stock-based benefit plan if adopted within one year after the stock offering, including:

•	non-employee directors in the aggregate may not receive more than 30% of the options and shares of restricted common stock authorized under the plan;

•	any non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plan;

•	any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plan;

•	the options and shares of restricted common stock may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plan; and

•	accelerated vesting is not permitted except for death, disability or upon a change in control of Heritage NOLA Bancorp or Heritage Bank.

We have not yet determined whether we will present a stock-based benefit plan for stockholder approval within one year following the completion of the conversion or whether we will present a plan for stockholder approval more than one year after the completion of the conversion. In the event of changes in applicable regulations or policies regarding stock-based benefit plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

We may obtain the shares needed for our stock-based benefit plan by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

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SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding intended common stock subscriptions by each of the directors and executive officers and their associates, and by all directors, officers and their associates as a group. However, there can be no assurance that any such person or group will purchase any specific number of shares of our common stock. In the event the individual maximum purchase limitation is increased, persons subscribing for the maximum amount may increase their purchase order. Directors and officers will purchase shares of common stock at the same $10.00 purchase price per share and on the same terms as other purchasers in the offering. This table excludes shares of common stock to be purchased by the employee stock ownership plan, as well as any stock awards or stock option grants that may be made no earlier than six months after the completion of the offering. The directors and officers have indicated their intention to subscribe in the offering for an aggregate of 97,850 shares of common stock, equal to 9.2% of the number of shares of common stock to be sold in the offering at the minimum of the offering range, assuming shares are available. Purchases by directors, officers and their associates will be included in determining whether the required minimum number of shares has been subscribed for in the offering. The shares being acquired by the directors, executive officers and their associates are being acquired for investment purposes, and not with a view towards resale. Our directors and executive officers will be subject to the same minimum purchase requirements and purchase limitations as other participants in the offering set forth under “The Conversion and Offering – Limitations on Stock Purchases.” Subscriptions by management through our 401(k) Plan will be counted as part of the maximum number of shares such individuals may subscribe for in the offering.

Name and Title	Number of Shares(1)	Aggregate Purchase Price(1)	Percent at Minimum of Offering Range

W. David Crumhorn, President, Chief Executive Officer and Director	15,350	$153,500	1.4%
W. Thomas Ballantine, Jr., Director	12,500	125,000	1.2
Salvatore A. Caruso, Jr.	5,000	50,000	*
Elizabeth M. Eustis	10,000	100,000	*
Jason S. Hunt	5,000	50,000	*
Julian J. Rodrigue, Jr	20,000	200,000	1.9
Dana Whitaker, Executive Vice President and Chief Credit Officer	20,000	200,000	1.9
Lisa Hughes, Senior Vice President and Chief Financial Officer	10,000	80,000	*

All directors and officers as a group (8 persons)	97,850	$978,500	9.2%

*	Less than 1.0%
(1)	Includes purchases by the named individual’s spouse and other relatives of the named individual living in the same household. Other than as set forth above, the named individuals are not aware of any other purchases by a person who or entity that would be considered an associate of the named individuals under the plan of conversion.

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THE CONVERSION AND OFFERING

The board of directors of Heritage Bank of St. Tammany has approved the plan of conversion. The plan of conversion must also be approved by Heritage Bank of St. Tammany’s members (depositors). A special meeting of members has been called for this purpose. We have filed an application with respect to the conversion and stock offering with the Office of the Comptroller of the Currency, and have filed a holding company application with the Federal Reserve Board. The final approvals of the Federal Reserve Board and the Office of the Comptroller of the Currency are required before we can consummate the conversion and stock offering. Any approval by the Federal Reserve Board or the Office of the Comptroller of the Currency does not constitute a recommendation or endorsement of the plan of conversion.

General

The board of directors of Heritage Bank of St. Tammany approved the plan of conversion on March 7, 2017. Pursuant to the plan of conversion, Heritage Bank of St. Tammany will convert from the mutual form of organization to the fully stock form of organization. In connection with the conversion, Heritage Bank of St. Tammany has organized a new Maryland stock holding company named Heritage NOLA Bancorp, Inc. which will sell shares of common stock to the public in an initial public stock offering. When the conversion and related stock offering are completed, all of the capital stock of Heritage Bank of St. Tammany will be owned by Heritage NOLA Bancorp, and all of the common stock of Heritage NOLA Bancorp will be owned by stockholders.

Heritage NOLA Bancorp expects to retain between $3.9 million and $5.4 million of the net proceeds of the offering, or $6.3 million if the offering range is increased by 15% because of demand for the shares or changes in market conditions. Heritage Bank of St. Tammany will receive a capital contribution equal to at least 50% of the net proceeds of the offering, plus such additional amounts as may be necessary so that, upon completion of the offering, Heritage Bank of St. Tammany will have a Tier 1 leverage ratio of at least 10.00%. Based on this formula, we anticipate that Heritage NOLA Bancorp will invest $4.7 million, $5.7 million, $6.6 million and $7.7 million, respectively, of the net proceeds at the minimum, midpoint, maximum and adjusted maximum of the offering in Heritage Bank of St. Tammany. The conversion will be consummated only upon the sale of at least 1,062,500 shares of our common stock offered pursuant to the plan of conversion.

The plan of conversion provides that we will offer shares of common stock for sale in the subscription offering to Eligible Account Holders, our tax-qualified employee benefit plans, specifically our employee stock ownership plan, Supplemental Eligible Account Holders and Other Members. If all shares are not subscribed for in the subscription offering, we may, in our discretion, offer common stock for sale in a community offering to members of the public, with a preference given to natural persons and trusts of natural persons residing in St. Tammany Parish, Louisiana. In addition, shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by FIG Partners, LLC, acting as our agent.

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering or syndicated community offering. The community offering and/or syndicated community offering, if any, may begin at the same time as, during, or after the subscription offering, and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by us with the approval of the OCC. See “ – Community Offering” and “ – Syndicated Community Offering.”

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We determined the number of shares of common stock to be offered in the offering based upon an independent valuation of the estimated consolidated pro forma market value of Heritage NOLA Bancorp, assuming the conversion and stock offering are completed. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock. The independent valuation will be updated and the final number of the shares of common stock to be issued in the offering will be determined at the completion of the offering. See “ – Determination of Share Price and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the conversion. We recommend reading the plan of conversion in its entirety for more information. A copy of the plan of conversion is available for inspection at the banking offices of Heritage Bank of St. Tammany and as described in the section of this prospectus titled “Where You Can Find Additional Information.” The plan of conversion is also filed as an exhibit to Heritage Bank of St. Tammany’s application to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the OCC. The plan of conversion is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website, www.sec.gov. See “Where You Can Find Additional Information.”

Reasons for the Conversion

•	to increase capital to support future growth and profitability;

•	to retain and attract qualified personnel by establishing stock-based benefit plans for management and employees;

•	to have greater flexibility to structure and finance the opportunistic expansion of our operations; and

•	to offer our customers and employees an opportunity to purchase our stock.

In the stock holding company structure, we will have greater flexibility in structuring mergers and acquisitions. Our current mutual structure prevents us from offering shares of our common stock as consideration for a merger or acquisition. Potential sellers often want stock for at least part of the acquisition consideration. Our new stock holding company structure will enable us to offer stock or cash consideration, or a combination thereof, and will therefore enhance our ability to compete with other bidders when acquisition opportunities arise. We have no current arrangements or agreements to acquire other banks, thrifts, credit unions, financial services companies or branch offices, and there can be no assurance that we will be able to consummate any acquisitions or establish any new branches. Lastly, mutual institutions cannot offer stock incentives to attract and retain highly qualified management personnel. While Heritage Bank of St. Tammany has not required these capital tools and stock incentives in the past, they will be essential to implementing our business strategy, and management believes that the additional capital raised in the offering will enable us to take advantage of business opportunities that may not otherwise be available to us.

As of December 31, 2016, Heritage Bank of St. Tammany was considered “well capitalized” for regulatory purposes. The proceeds from the stock offering will further improve our capital position during a period of economic, regulatory and political uncertainty.

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Approvals Required

The affirmative vote of a majority of the total eligible votes of members of Heritage Bank of St. Tammany at a special meeting of members is required to approve the plan of conversion. A special meeting of members to consider and vote upon the plan of conversion has been set for June 20, 2017. The plan of conversion also must be approved by the OCC. Additionally, the Federal Reserve Board must approve our holding company application. We cannot consummate the conversion and the stock offering without satisfying the conditions contained in these approvals.

Effects of Conversion on Depositors, Borrowers and Members

Continuity. While the conversion is being accomplished, our normal business of accepting deposits and making loans will continue without interruption. Heritage Bank of St. Tammany will continue to be a federally chartered savings bank and will continue to be regulated by the OCC, while Heritage NOLA Bancorp will be regulated by the Federal Reserve Board. After the conversion, we will continue to offer existing services to depositors, borrowers and other customers. The directors serving Heritage Bank of St. Tammany at the time of the conversion will be the directors of Heritage Bank of St. Tammany and of Heritage NOLA Bancorp after the conversion.

Effect on Deposit Accounts. Pursuant to the plan of conversion, each depositor of Heritage Bank of St. Tammany at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the FDIC to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

Effect on Loans. No loan outstanding from Heritage Bank of St. Tammany will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

Effect on Voting Rights of Members. All of our depositors are members of and have voting rights in Heritage Bank of St. Tammany as to all matters requiring membership action. Upon completion of the conversion, Heritage Bank of St. Tammany will cease to have members and former members will no longer have voting rights. Upon completion of the conversion, all voting rights in Heritage Bank of St. Tammany will be vested in Heritage NOLA Bancorp as the sole stockholder of Heritage Bank of St. Tammany. The stockholders of Heritage NOLA Bancorp will possess exclusive voting rights with respect to Heritage NOLA Bancorp common stock.

Tax Effects. We have received opinions of counsel and our tax advisors with regard to the federal and state income tax consequences of the conversion to the effect that the conversion will not be taxable for federal or Louisiana income tax purposes to Heritage Bank of St. Tammany or its members. See “ – Material Income Tax Consequences.”

Effect on Liquidation Rights. Each depositor of Heritage Bank of St. Tammany has both a deposit account in Heritage Bank of St. Tammany and a pro rata ownership interest in the net worth of Heritage Bank of St. Tammany based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This interest may only be realized in the event of a complete liquidation of Heritage Bank of St. Tammany. Any depositor who opens a deposit account obtains a pro rata ownership interest in Heritage Bank of St. Tammany without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all, respectively, of the balance in the

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deposit account but nothing for his or her ownership interest in the net worth of Heritage Bank of St. Tammany, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a mutual savings bank normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that the savings association is completely liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Heritage Bank of St. Tammany after other claims, including claims of depositors to the amounts of their deposits, are paid.

In the unlikely event that Heritage Bank of St. Tammany were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution of a “liquidation account” to depositors as of December 31, 2015 and March 31, 2017 who continue to maintain their deposit accounts as of the date of liquidation, with any assets remaining thereafter distributed to Heritage NOLA Bancorp as the holder of Heritage Bank of St. Tammany’ capital stock. Pursuant to the rules and regulations of the OCC, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution. See “ – Liquidation Rights.”

Determination of Share Price and Number of Shares to be Issued

The plan of conversion and federal regulations require that the aggregate purchase price of the common stock sold in the offering be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. We have retained RP Financial, LC. to prepare an independent valuation appraisal. For its services in preparing the initial valuation and one update, RP Financial, LC. will receive a fee of $35,000, and will be reimbursed for its expenses up to $7,500. In the event that RP Financial, LC. is required to update the appraisal more than one time, it will receive an additional fee of $5,000 for each such update to the valuation appraisal.

We are not affiliated with RP Financial, LC., and neither we nor RP Financial, LC. has an economic interest in, or is held in common with, the other. RP Financial, LC. represents and warrants that it is not aware of any fact or circumstance that would cause it not to be “independent” within the meaning of the conversion regulations or the applicable regulatory valuation guidelines or otherwise prohibit or restrict in anyway RP Financial, LC. from serving in the role of our independent appraiser.

We have agreed to indemnify RP Financial, LC. and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from its negligence or bad faith.

The independent valuation appraisal considered the pro forma impact of the offering. Consistent with applicable federal appraisal guidelines, the appraisal applied three primary methodologies: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and core earnings; and the pro forma price-to-assets approach. The market value ratios applied in the remaining two methodologies were based upon the current market valuations of the peer group companies identified by RP Financial, LC., subject to valuation adjustments applied by RP Financial, LC. to account for differences between us and our peer group. Because RP Financial, LC. concluded that asset size is not a strong determinant of market value, RP Financial, LC. did not place significant weight on the pro forma price-to-assets approach in reaching its conclusions. RP Financial, LC. placed the greatest emphasis on the price-to-book value and price-to-earnings approaches in estimating pro forma market value.

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The independent valuation was prepared by RP Financial, LC. in reliance upon the information contained in this prospectus, including our financial statements. RP Financial, LC. also considered the following factors, among others:

•	our present and projected operating results and financial condition;

•	the economic and demographic conditions in our existing market area;

•	certain historical, financial and other information relating to us;

•	a comparative evaluation of our operating and financial characteristics with those of other similarly situated publicly traded savings institutions;

•	the impact of the conversion and the offering on our equity and earnings potential; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

The independent valuation is also based on an analysis of a peer group of publicly traded savings and loan holding companies that RP Financial, LC. considered comparable to us under regulatory guidelines applicable to the independent valuation. Under these guidelines, a minimum of ten peer group companies are selected from the universe of all publicly traded savings institutions with relatively comparable resources, strategies and financial and other operating characteristics. Such companies must also be traded on an exchange (such as Nasdaq or the New York Stock Exchange) and, therefore, each of the peer group companies have comparatively larger asset sizes than Heritage Bank of St. Tammany. The peer group companies selected also consisted of fully converted stock institutions that were not subject to an actual or rumored acquisition and that had been in fully converted form for at least one year. In addition, RP Financial, LC. limited the peer group companies to the following three selection criteria: (i) Southwest and Southeast institutions with assets less than $550 million, tangible equity-to-assets ratios of greater than 8.0% and positive core earnings; (ii) Midwest institutions with assets less than $550 million, tangible equity-to-assets ratios of greater than 8.0% and positive core earnings; and (iii) Mid-Atlantic institutions with assets less than $550 million, tangible equity-to-assets ratios of greater than 8.0% and positive core earnings.

Included in the independent valuation were certain assumptions as to our pro forma earnings after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return on the net offering proceeds and purchases in the open market of 4% of the common stock sold in the offering by the stock-based benefit plan at the $10.00 purchase price. See “Pro Forma Data” for additional information concerning these assumptions. The use of different assumptions may yield different results.

The independent valuation states that as of February 10, 2017, the estimated pro forma market value of Heritage NOLA Bancorp ranged from $10.6 million to $14.4 million, with a midpoint of $12.5 million. Our board of directors decided to offer the shares of common stock for a price of $10.00 per share primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range and the $10.00 price per share, the minimum of the offering range will be 1,062,500 shares, the midpoint of the offering range will be 1,250,000 shares and the maximum of the offering range will be 1,437,500 shares, or 1,653,125 shares if the maximum amount is increased by 15% because of demand for shares or changes in market conditions.

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In applying each of the valuation methods, RP Financial, LC. considered adjustments to our pro forma market value based on a comparison of Heritage NOLA Bancorp with the peer group. RP Financial, LC. made upward adjustments for: (i) financial condition; and (ii) primary market area. RP Financial, LC. made downward adjustments for: (i) profitability, growth and viability of earnings; and (ii) liquidity of the shares. No adjustments were made for: (i) asset growth; (ii) dividends; (iii) marketing of the offering; (iv) management; or (v) the effect of government regulations and regulatory reform. The upward adjustment applied for financial condition was due to Heritage NOLA Bancorp’s more favorable credit quality and the stronger pro forma capital position. The upward adjustment applied for primary market area took into consideration St. Tammany Parish’s relatively favorable demographic measures and income levels compared to the counties within the peer group’s primary market areas. The downward adjustment applied for profitability, growth and viability of earnings took into consideration Heritage NOLA Bancorp’s less favorable core earnings measures, and lower pro forma returns as a percent of assets and equity relative to the peer group’s measures. The downward adjustment applied for liquidity of the shares took into consideration Heritage NOLA Bancorp’s pro forma market capitalization and shares outstanding which are expected to be lower than the peer group’s market capitalization and shares outstanding.

The following table presents a summary of selected pricing ratios for the peer group companies and for Heritage NOLA Bancorp (on a pro forma basis) utilized by RP Financial in its appraisal. These ratios are based on Heritage NOLA Bancorp’s book value, tangible book value and core earnings as of and for the 12 months ended December 31, 2016. The peer group ratios are based on the latest date for which complete financial data are publicly available and stock prices as of February 10, 2017. Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 40.2% on a price-to-book value basis and a discount of 42.2% on a price-to-tangible book value basis and a premium of 1,268.6% on a price-to-earnings basis.

	Price-to-core earnings multiple (1)		Price-to-book value ratio	Price-to-tangible book value ratio
Heritage NOLA Bancorp (on a pro forma basis, assuming completion of the conversion):
Adjusted Maximum	976.42	x	72.52%	72.52%
Maximum	487.11	x	68.73%	68.73%
Midpoint	306.71	x	64.89%	64.89%
Minimum	204.33	x	60.35%	60.35%

Valuation of peer group companies, all of which are fully converted (on an historical basis):
Average	22.41	x	108.54%	112.27%
Median	20.38	x	109.85%	111.74%

(1)	Price-to-earnings multiples calculated by RP Financial, LC. in the independent appraisal are based on an estimate of “core” or recurring earnings. These ratios are different from those presented in “Pro Forma Data.”

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Peer Group Companies

Company Name	Ticker Symbol	Exchange	Headquarters	Total Assets at September 30, 2016
				(in millions)
Equitable Financial Corp.	EQFN	Nasdaq	Grand Island, NE	228
Hamilton Bancorp, Inc.	HBK	Nasdaq	Towson, MD	517
Home Federal Bancorp, Inc.	HFBL	Nasdaq	Shreveport, LA	390
Jacksonville Bancorp, Inc.	JXSB	Nasdaq	Jacksonville, IL	331
MSB Financial Corp.	MSBF	Nasdaq	Millington, NJ	434
Poage Bankshares, Inc.	PBSK	Nasdaq	Ashland, KY	449
United Community Bancorp	UCBA	Nasdaq	Lawrenceburg, IN	528
Wayne Savings Bancshares, Inc.	WAYN	Nasdaq	Wooster, OH	446
Wolverine Bancorp, Inc.	WBKC	Nasdaq	Midland, MI	369
WVS Financial Corp.	WVFC	Nasdaq	Pittsburgh, PA	335

Our board of directors reviewed the independent valuation and, in particular, considered the following:

•	our financial condition and results of operations;

•	comparison of our financial performance ratios to those of other financial institutions of similar size; and

•	market conditions generally and, in particular, for financial institutions.

All of these factors are set forth in the independent valuation. Our board of directors also reviewed the methodology and the assumptions used by RP Financial, LC. in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended with the approval of the OCC, if required, as a result of subsequent developments in our financial condition or market conditions generally. In the event the independent valuation is updated to amend our pro forma market value to less than $10.6 million or more than $16.5 million, the appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to our registration statement.

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of our common stock. RP Financial, LC. did not independently verify our financial statements and other information that we provided to them, nor did RP Financial, LC. independently value our assets or liabilities. The independent valuation considers Heritage Bank of St. Tammany as a going concern and should not be considered as an indication of the liquidation value of Heritage Bank of St. Tammany. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above the $10.00 offering price per share.

Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15%, or up to $16.5 million, which would result in a corresponding increase of up to 15% in the maximum of the offering range to up to 1,653,125 shares, to reflect changes in the market and financial conditions or demand for the shares. We will not increase the offering range above this level or decrease the minimum of the offering range without a resolicitation of subscribers. The subscription price of $10.00 per share will remain fixed. See “ – Limitations on Common Stock

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Purchases” as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the offering range to fill unfilled orders in the offering.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $16.5 million, and a corresponding increase in the offering range to more than 1,653,125 shares, or a decrease in the minimum of the valuation range to less than $10.6 million and a corresponding decrease in the offering range to fewer than 1,062,500 shares, then we will promptly return, with interest at a rate of 0.10% per annum, all funds received in the offering and cancel deposit account withdrawal authorizations. After consulting with the OCC, we may terminate the plan of conversion. Alternatively, we may establish a new offering range and commence a resolicitation of subscribers or take other actions as permitted by the OCC in order to complete the offering. In the event that we conduct a resolicitation, we will notify subscribers of their rights to place a new stock order for a specified period of time. If a person does not respond, we will cancel his or her stock order and return his or her subscription funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. Any resolicitation following the conclusion of the subscription and community offerings would not exceed 45 days unless further extended with the approval, to the extent approval is required, of the OCC, for periods of up to 90 days.

An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and our pro forma earnings and stockholders’ equity on a per share basis while increasing pro forma earnings and stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber’s ownership interest and our pro forma earnings and stockholders’ equity on a per share basis, while decreasing pro forma earnings and stockholders’ equity on an aggregate basis. For a presentation of the effects of these changes, see “Pro Forma Data.”

Copies of the independent valuation appraisal report of RP Financial, LC. and the detailed memorandum setting forth the method and assumptions used in the appraisal report are available for inspection at our office and as specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

In accordance with the plan of conversion, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the minimum, maximum and overall purchase limitations set forth in the plan of conversion and as described below under “ – Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each depositor with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) on December 31, 2015 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of 5,000 shares ($50,000) of our common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the number of shares offered multiplied by a fraction of which the numerator is the Qualifying Deposit of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposits of all Eligible Account Holders, subject to the overall purchase limitations. See “ – Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter,

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unallocated shares will be allocated to each Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of shares of our common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she had an ownership interest on December 31, 2015. In the event of oversubscription, failure to list an account, or including incomplete or incorrect information, could result in fewer shares being allocated than if all information had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also our directors or senior officers or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent of such portion of their subscription rights attributable to their increased deposits during the year preceding December 31, 2015.

Priority 2: Tax-Qualified Plans. Our tax-qualified employee benefit plans, specifically our employee stock ownership plan which we are establishing in connection with the conversion, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering. Our employee stock ownership plan intends to purchase up to 8% of the total number of shares of common stock sold in the stock offering. Alternatively, subject to market conditions and receipt of regulatory approval, the employee stock ownership plan may instead elect to purchase shares of common stock in the open market following the completion of the offering in order to fill all or a portion of the employee stock ownership plan’s intended subscription.

Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-qualified employee benefit plans, each depositor with a Qualifying Deposit on March 31, 2017 who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of 5,000 shares ($50,000) of common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the number of shares offered multiplied by a fraction of which the numerator is the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the aggregate Qualifying Deposits of all Supplemental Eligible Account Holders, subject to the overall purchase limitations. See “ – Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she had an ownership interest at March 31, 2017. In the event of oversubscription, failure to list an account, or including incomplete or incorrect information, could result in fewer shares being allocated than if all information had been disclosed.

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Priority 4: Other Members. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee benefit plans, and Supplemental Eligible Account Holders, each depositor on the voting record date of May 4, 2017 who is not an Eligible Account Holder or Supplemental Eligible Account Holder (“Other Members”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of 5,000 shares ($50,000) of common stock or 0.10% of the total number of shares of common stock issued in the offering, subject to the overall purchase limitations. See “ – Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, available shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Other Member whose subscription remains unfilled in the proportion that the amount of his or her subscription bears to the total amount of subscriptions of all Other Members whose subscriptions remain unfilled.

To ensure proper allocation of common stock, each Other Member must list on the stock order form all deposit accounts in which he or she had an ownership interest at May 4, 2017. In the event of oversubscription, failure to list an account, or including incomplete or incorrect information, could result in fewer shares being allocated than if all accounts had been disclosed.

Expiration Date. The Subscription Offering will expire at 2:00 p.m., Central Time, on June 14, 2017, unless extended by us for up to 45 days or such additional periods of up to 90 days with the approval of the OCC, if necessary. Subscription rights will expire whether or not each person eligible to subscribe in the subscription offering can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights that have not been exercised prior to the expiration date will become void.

We will not execute orders in the stock offering until we have received orders to purchase at least the minimum number of shares of common stock. If we have not received orders to purchase at least 1,062,500 within 45 days after the June 14, 2017, and the OCC has not consented to an extension, the stock offering will be terminated and all funds delivered to purchase shares of common stock in the offering will be returned promptly to the subscribers with interest at a rate of 0.10% per annum, and all deposit account withdrawal authorizations will be cancelled. If an extension beyond July 31, 2017 is granted by the OCC, we will resolicit subscribers as described under “ – Procedure for Purchasing Shares – Expiration Date.”

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of the Eligible Account Holders, our tax-qualified employee benefit plans, Supplemental Eligible Account Holders and Other Members, we may offer shares pursuant to the plan of conversion to the public in a community offering, with a preference given to natural persons and trusts of natural persons residing in St. Tammany Parish, Louisiana (the “Community”).

Subscribers in the community offering may purchase up to 5,000 shares ($50,000) of common stock, subject to the overall purchase limitations. See “ – Limitations on Common Stock Purchases.” The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

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If we do not have sufficient shares of common stock available to fill the orders of natural persons and trusts of natural persons residing in the Community, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares, or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among such persons whose orders remain unsatisfied on an equal number of shares basis per order. If, instead, we do not have sufficient shares of common stock available to fill the orders of other members of the public, we will allocate the available shares among those persons in the manner described above for persons residing in the Community. In connection with the allocation process, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

The term “residing” or “resident” as used in this prospectus means any person who occupies a dwelling within the Community, has a present intent to remain within the Community for a period of time and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community, together with an indication that this presence within the Community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to decide whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date. The community offering may begin at the same time as, during or after the subscription offering. We will not execute orders in the stock offering until we have received orders to purchase at least the minimum number of shares of common stock. The community offering is expected to conclude at 2:00 p.m., Central Time on June 14, 2017, but must terminate no more than 45 days following the expiration of the subscription offering, unless extended with regulatory approval. We may decide to extend the community offering for any reason and are not required to give purchasers notice of any such extension unless such period extends beyond July 31, 2017. If an extension beyond July 31, 2017 is granted by the required regulatory agencies, we will resolicit persons whose orders we accept in the community offering, giving them an opportunity to confirm, change or cancel their orders. If a person does not respond, we will cancel his or her stock order and return funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. These extensions may not go beyond June 20, 2019, which is two years after the special meeting of members.

Syndicated Community Offering

Our board of directors may decide to offer for sale shares of common stock not subscribed for in the subscription and community offerings in a syndicated community offering in a manner that will achieve a widespread distribution of our shares of common stock to the general public.  If a syndicated community offering is held, FIG Partners, LLC will serve as sole book running manager and will assist us in selling our common stock on a best efforts basis.  In such capacity, FIG Partners, LLC may form a syndicate of other broker-dealers who are FINRA member firms.  Neither FIG Partners, LLC nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering.

In the syndicated community offering, any person may purchase up to 5,000 shares ($50,000) of common stock, subject to the overall purchase limitations. See “ – Limitations on Common Stock Purchases.”  We retain the right to accept or reject in whole or in part any orders in the syndicated community offering.  Unless the OCC permits otherwise, accepted orders for our common stock in the syndicated community offering will first be filled up to a maximum of 2% of the shares sold in the offering. Thereafter any remaining shares will be allocated on an equal number of shares per order basis

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until all shares have been allocated.  Unless the syndicated community offering begins during the subscription offering or the community offering, the syndicated community offering will begin as soon as possible after the expiration of the subscription and community offerings. The syndicated community offering must terminate no more than 45 days following the expiration of the subscription offering.

The syndicated community offering will be conducted in accordance with certain Securities and Exchange Commission rules applicable to best efforts “min/max” offerings. Orders in the syndicated community offering will be submitted in substantially the same manner as utilized in the subscription and community offerings. Payments in the syndicated offering, however, must be made in immediately available funds (bank checks, money orders, Heritage Bank of St. Tammany deposit account withdrawal authorizations or wire transfers). Personal checks will not be accepted. If the closing of the stock offering does not occur, either as a result of not confirming receipt of at least $10.6 million in gross proceeds (the minimum of the offering range) or the inability to satisfy other closing conditions to the offering, the funds will be promptly returned with interest at a rate of 0.10% per annum.

The closing of the syndicated community offering, which will be simultaneous with the closing of the subscription and community offerings, is subject to conditions set forth in an agency agreement among Heritage Bank of St. Tammany and Heritage NOLA Bancorp on one hand, and FIG Partners, LLC on the other hand.

Expiration Date. The syndicated community offering may begin concurrently with, during or after the subscription offering, and may terminate at the same time as the subscription offering, but must terminate no more than 45 days following the expiration of the subscription offering, unless extended with regulatory approval. The syndicated community offering is expected to conclude at 2:00 p.m., Central Time, on June 14, 2017, but must terminate no more than 45 days following the expiration of the subscription offering, unless extended with regulatory approval. We may decide to extend the syndicated community offering for any reason and are not required to give purchasers notice of any such extension unless such period extends beyond July 31, 2017. If an extension beyond July 31, 2017 is granted by the required regulatory agencies, we will resolicit persons whose orders we accept in the syndicated community offering, giving them an opportunity to confirm, change or cancel their orders. If a person does not respond, we will cancel his or her stock order and return funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. These extensions may not go beyond June 20, 2019, which is two years after the special meeting of members.

If for any reason we cannot conduct a syndicated community offering of shares of common stock, or in the event that we are unable to find purchasers from the general public to reach the minimum of the offering range, we will try to make other arrangements for the sale of unsubscribed shares, including an underwritten public offering, if possible. The OCC and FINRA must approve any such arrangements.

Limitations on Common Stock Purchases

The plan of conversion includes the following limitations on the number of shares of common stock that may be purchased in the offering:

•	No person or entity, together with any associate or group of persons acting in concert, may purchase more than 20,000 shares ($200,000) of common stock in all categories of the offering combined, except that our tax-qualified employee benefit plans may purchase in the aggregate up to 10% of the shares of common stock sold in the offering (including shares issued in the event of an increase in the offering range of up to 15%);

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•	The maximum number of shares of common stock that may be purchased in all categories of the offering by our senior officers and directors and their associates, in the aggregate, may not exceed 34% of the shares sold in the offering; and

•	The minimum purchase by each person purchasing shares in the offering is 25 shares, to the extent those shares are available.

Depending upon market or financial conditions, with the receipt of any required approvals of the OCC, we may increase the individual or aggregate purchase limitations to an amount not to exceed 5.0% of the common stock sold in the offering. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount of common stock and who indicated a desire on their stock order form to be resolicited, will be, and, in our sole discretion some other large subscribers may be, given the opportunity to increase their subscriptions up to the then-applicable limit. The effect of this type of resolicitation will be to increase the number of shares of common stock owned by subscribers who choose to increase their subscriptions. In the event that a purchase limitation is increased to 5.0% of the stock sold in the offering, such limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5.0% of the shares of common stock sold in the offering do not exceed in the aggregate 10.0% of the total shares of the common stock sold in the offering. Any such requests to purchase additional shares of common stock in the event that a purchase limitation is so increased will be determined by our board of directors in its sole discretion.

In the event of an increase in the offering range of up to 15% of the total number of shares of common stock offered in the offering, shares will be allocated in the following order of priority in accordance with the plan of conversion:

(i)	to fill our tax-qualified employee benefit plans’ subscriptions for up to 10% of the number of shares of common stock sold in the offering;

(ii)	in the event that there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member levels, to fill unfulfilled subscriptions of these subscribers according to their respective priorities; and

(iii)	to fill unfulfilled subscriptions in the community offering, with preference given to natural persons and trusts of natural persons residing in St. Tammany Parish, Louisiana.

The term “associate” of a person means:

(1)	any corporation or organization, other than Heritage Bank of St. Tammany, Heritage NOLA Bancorp or a majority-owned subsidiary of these entities, of which the person is a senior officer, partner or 10% or greater beneficial stockholder;

(2)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a fiduciary capacity, excluding any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a fiduciary capacity; and

(3)	any blood or marriage relative of the person, who either resides with the person or who is a director or officer of Heritage Bank of St. Tammany or Heritage NOLA Bancorp.

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The term “acting in concert” means:

(1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(2)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated. Persons having the same address or exercising subscription rights through qualifying accounts registered to the same address generally will be assumed to be associates of, and acting in concert with, each other. We have the right to determine, in our sole discretion, whether purchasers are associates or acting in concert.

Our directors are not treated as associates of each other solely because of their membership on the board of directors. Shares of common stock purchased in the offering will be freely transferable except for shares purchased by our senior officers and directors and except as described below. Any purchases made by any associate of Heritage Bank of St. Tammany or Heritage NOLA Bancorp for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under the guidelines of FINRA, members of FINRA and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of shares of our common stock at the time of conversion and thereafter, see “ – Restrictions on Transfer of Subscription Rights and Shares,” “ – Other Restrictions” and “Restrictions on Acquisition of Heritage NOLA Bancorp.”

Marketing and Distribution; Compensation

Offering materials have been initially distributed to certain persons by mail, with additional copies made available through our Stock Information Center.

To assist in the marketing of our shares of common stock, we have retained FIG Partners, LLC, which is a broker-dealer registered with FINRA. In its role as financial advisor, FIG Partners, LLC will:

•	provide advice on the financial and securities market implications of the plan of conversion;

•	assist in structuring our stock offering, including developing a market strategy for the stock offering;

•	review all offering documents, including the prospectus, stock order forms and related offering materials (we are responsible for the preparation and filing of such documents);

•	assist us in analyzing proposals from outside vendors retained in connection with the stock offering, as needed;

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•	assist us in preparing for and scheduling meetings with potential investors and broker-dealers, as necessary; and

•	provide general advice and assistance as may be reasonably necessary to promote the successful completion of the stock offering.

For these services, FIG Partners, LLC has received a non-refundable management fee of $25,000, and will receive a success fee of $275,000 for the shares of common stock sold in the subscription and direct community offerings. The $25,000 management fee will be credited against the $275,000 success fee.

The plan of conversion provides that, if necessary, all shares of common stock not purchased in the subscription offering and direct community offering may be offered for sale to the general public in a syndicated community offering to be managed by FIG Partners, LLC. In such capacity, FIG Partners, LLC may form a syndicate of other broker-dealers. Neither FIG Partners, LLC nor any registered broker-dealer will have any obligation to take or purchase any shares of common stock in the syndicated community offering. FIG Partners, LLC will not purchase any shares of the common stock in any syndicated community offering; however, FIG Partners, LLC has agreed to use its best efforts in the sale of shares in any syndicated community offering. If there is a syndicated community offering, FIG Partners, LLC will receive a transaction fee not to exceed 6.00% of the aggregate dollar amount of the common stock sold in the syndicated community offering. The success fee described above will be credited against such transaction fee. Of this amount, FIG Partners, LLC will pass on to selected broker-dealers, who assist in the syndicated community offering, an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment.  If all shares of common stock were sold in a syndicated community offering (except for shares purchased by our directors, officers, employees and their family members and our employee stock ownership plan), the maximum selling agent commissions would be approximately $529,000, $632,000, $736,000 and $855,000 at the minimum, midpoint, maximum, and adjusted maximum levels of the offering, respectively.

We will indemnify FIG Partners, LLC against liabilities and expenses (including legal fees) related to or arising out of FIG Partners, LLC’s engagement as our financial advisor and performance of services as our financial advisor.

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of Heritage Bank of St. Tammany may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of FIG Partners, LLC. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

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We have also engaged FIG Partners, LLC to act as our records agent in connection with the stock offering. In its role as records agent, FIG Partners, LLC will, among other things:

•	consolidate deposit accounts, develop a central file and calculate eligible votes;

•	design and prepare proxy forms and stock order forms;

•	organize and supervise the Stock Information Center;

•	tabulate proxies and ballots;

•	act as or support the inspector of election at the special meeting of members; and

•	provide necessary subscription services to distribute, collect and tabulate stock orders in the subscription and community offerings.

FIG Partners, LLC will receive fees of $35,000 for these services. Of the fees for serving as records agent, $5,000 has been paid as of the date of this prospectus. In the event of any material changes in the regulations or the plan of conversion, or delays requiring duplicate or replacement processing due to changes to record dates, FIG Partners, LLC may be entitled to an additional fee not to exceed $10,000.

FIG Partners, LLC also will be reimbursed for its reasonable expenses in an amount not to exceed $20,000 and for its attorneys’ fees and expense not to exceed $75,000 for its role as our financial advisor and records agent. The expense cap, including legal fees, may be increased an additional $30,000, including in the event of any material delay of the offering which would require an update of the financial information in tabular form to reflect a period later than set forth in the original filing of the prospectus.

Prospectus Delivery

To ensure that each purchaser in the subscription and community offerings receives a prospectus at least 48 hours before the expiration of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, we may not mail a prospectus any later than five days prior to the expiration date or hand deliver a prospectus any later than two days prior to that date. We are not obligated to deliver a prospectus or stock order form by means other than U.S. Mail. Execution of a stock order form will confirm receipt of delivery of a prospectus in accordance with Rule 15c2-8. Stock order forms will be distributed only if preceded or accompanied by a prospectus.

In the syndicated community offering, a prospectus and stock order form in electronic format may be made available on Internet sites or through other online services maintained by FIG Partners, LLC or one or more other members of the syndicate, or by their respective affiliates. In those cases, prospective investors may view offering terms online and, depending upon the syndicate member, prospective investors may be allowed to place orders online. The members of the syndicate may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made on the same basis as other allocations.

Other than the prospectus in electronic format, the information on the Internet sites referenced in the preceding paragraph and any information contained in any other Internet site maintained by any member of the syndicate is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or by FIG Partners, LLC or any

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other member of the syndicate in its capacity as selling agent or syndicate member and should not be relied upon by investors.

Procedure for Purchasing Shares

Expiration Date. The offering will expire at 2:00 p.m., Central Time, on June 14, 2017, unless we extend it for up to 45 days. This extension may be approved by us, in our sole discretion, without further approval or additional notice to subscribers in the offering. Any extension of the subscription and/or community offering beyond July 31, 2017 would require the OCC’s approval. If the offering is extended past July 31, 2017, we will resolicit subscribers. You will have the opportunity to confirm, change or cancel your order within a specified period of time. If you do not respond during that period, your stock order will be cancelled and your deposit account withdrawal authorizations will be cancelled or your funds submitted will be returned promptly with interest at 0.10% per annum from the date your stock order was processed. No single extension will exceed 90 days. Aggregate extensions may not go beyond June 20, 2019, which is two years after the special meeting of members. We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at 0.10% per annum from the date of processing as described above.

We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion.

Use of Stock Order Forms. In order to purchase shares of common stock, you must complete and sign an original stock order form and remit full payment. We will not be required to accept incomplete stock order forms, unsigned stock order forms, or orders submitted on photocopied or facsimiled stock order forms. All stock order forms must be received, not postmarked, prior to 2:00 p.m., Central Time, on June 14, 2017. We are not required to accept stock order forms that are not received by that time, are executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed stock order forms. We have the right to permit the correction of incomplete or improperly executed stock order forms or waive immaterial irregularities. We do not represent, however, that we will do so. You may submit your stock order form and payment by mail using the stock order reply envelope provided, by overnight delivery to our Stock Information Center at the indicated address on the stock order form or by hand-delivery to Heritage Bank of St. Tammany’s main office, located at 205 North Columbia Street, Covington, Louisiana. Please do not mail stock order forms to Heritage Bank of St. Tammany. Once tendered, a stock order form cannot be modified or revoked without our consent or unless the offering is terminated or is extended beyond July 31, 2017, or the number of shares of common stock to be sold is increased to more than 1,653,125 shares or decreased to fewer than 1,062,500 shares. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering.

If you are ordering shares in the subscription offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final, subject to the authority of the OCC.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Heritage Bank of St. Tammany or the federal government, and that you received a copy of this prospectus. However, signing the order form

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will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Payment for Shares. Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. Payment for shares may be made by:

•	personal check, bank check or money order, payable to Heritage NOLA Bancorp, Inc.; or

•	authorization of withdrawal of available funds (without any early withdrawal penalty) from your deposit account(s) with Heritage Bank of St. Tammany.

Appropriate means for designating withdrawals from deposit accounts at Heritage Bank of St. Tammany are provided in the order forms. The funds designated must be available in the account(s) at the time the stock order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contract rate until the offering is completed, at which time the designated withdrawal will be made. Interest will remain in the account. Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate will be canceled at the time of withdrawal without penalty, and the remaining balance will earn interest at the then current statement savings rate subsequent to the withdrawal.

In the case of payments made by personal check, these funds must be available in the account(s). Checks and money orders will be immediately cashed and placed in a segregated account at Heritage Bank of St. Tammany and will earn interest at a rate of 0.10% per annum from the date payment is processed until the offering is completed, at which time, a subscriber will be issued a check for interest earned.

Regulations prohibit Heritage Bank of St. Tammany from knowingly lending funds or extending credit to any person to purchase shares of common stock in the offering. You may not pay by wire transfer. You may not submit cash or use a check drawn on a Heritage Bank of St. Tammany line of credit. We will not accept third-party checks (a check written by someone other than you) payable to you and endorsed over to Heritage NOLA Bancorp. You may not designate on your stock order form a direct withdrawal from a Heritage Bank of St. Tammany retirement account. See “ – Using Retirement Account Funds” for information on using such funds. Additionally, the stock order form does not permit a subscriber to designate withdrawal from Heritage Bank of St. Tammany accounts with check-writing privileges; instead, please submit a check.  If, however, you designate on the stock order form that we directly withdraw the funds from an account with check writing privileges, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account. Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by the expiration date, in which event purchasers may be given the opportunity to increase, decrease or rescind their orders for a specified period of time.

We have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe at any time prior to 48 hours before the completion of the offering. This payment may be made by wire transfer.

Our employee stock ownership plan will not be required to pay for any shares purchased in the offering until completion of the stock offering, provided there is a loan commitment from either an

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unrelated financial institution or Heritage NOLA Bancorp to lend to the employee stock ownership plan the necessary amount to fund the purchase at the time of the expiration of the subscription offering. In addition, if our 401(k) Plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering.

Using Retirement Account Funds. If you are interested in using your individual retirement account funds to purchase shares of common stock, you must do so through a self-directed individual retirement account such as a brokerage firm individual retirement account. By regulation, Heritage Bank of St. Tammany’s individual retirement accounts are not self-directed, so they cannot be invested in shares of our common stock. Therefore, if you wish to use your funds that are currently in a Heritage Bank of St. Tammany individual retirement account, you may not designate on the stock order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will have to be transferred to a brokerage account. It may take several weeks to transfer your Heritage Bank of St. Tammany individual retirement account to an independent trustee, so please allow yourself sufficient time to take this action. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Depositors interested in using funds in an individual retirement account or any other retirement account to purchase shares of common stock should contact our Stock Information Center as soon as possible, preferably at least two weeks prior to the June 14, 2017 end of the offering period, because processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

Delivery of Shares of Common Stock Purchased in the Offering. All shares of Heritage NOLA Bancorp common stock sold will be issued in book entry form and held electronically on the books of our transfer agent. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the offering will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order form as soon as practicable following consummation of the conversion. Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers may not be able to sell the shares of common stock which they ordered, even though the common stock will have begun trading. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Restrictions on Transfer of Subscription Rights and Shares

OCC regulations prohibit any person with subscription rights, specifically the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering. On the stock order form, you may not add the names of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do. You may add only those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility.

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We intend to pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Other Restrictions

Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of FINRA, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any stock order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country or in a state of the United States with respect to which any of the following apply: (a) a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in the state; (b) the issuance of subscription rights or the offer or sale of shares of common stock to such persons would require us, under the securities laws of the state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify our securities for sale in the state; or (c) registration or qualification would be impracticable for reasons of cost or otherwise.

How You Can Obtain Additional Information – Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have questions regarding the conversion or offering, please call our Stock Information Center. The toll-free telephone number is (866) 806-1790. The Stock Information Center is open for telephone calls Monday through Friday, between 10:00 a.m. and 4:00 p.m., Central Time. The Stock Information Center will be closed on bank holidays.

Liquidation Rights

In the unlikely event of a complete liquidation of Heritage Bank of St. Tammany prior to the conversion, all claims of creditors of Heritage Bank of St. Tammany, including those of depositors of Heritage Bank of St. Tammany (to the extent of their deposit balances), would be paid first. Then, if there were any assets of Heritage Bank of St. Tammany remaining, members of Heritage Bank of St. Tammany would receive those remaining assets, pro rata, based upon the deposit balances in their deposit account in Heritage Bank of St. Tammany immediately prior to liquidation. In the unlikely event that Heritage Bank of St. Tammany were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution of the “liquidation account” to certain depositors, with any assets remaining thereafter distributed to Heritage NOLA Bancorp as the sole holder of Heritage Bank of St. Tammany capital stock. Pursuant to the rules and regulations of the OCC, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in these types of transactions, the liquidation account would be assumed by the surviving institution.

The plan of conversion provides for the establishment, upon the completion of the conversion, of a “liquidation account” for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the total equity of Heritage Bank of St. Tammany as of the date of its latest balance sheet contained in this prospectus.

The purpose of the liquidation account is to provide Eligible Account Holders and Supplemental Eligible Account Holders who maintain their deposit accounts with Heritage Bank of St. Tammany after the conversion with a liquidation interest in the unlikely event of the complete liquidation of Heritage

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Bank of St. Tammany after the conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder that continues to maintain his or her deposit account at Heritage Bank of St. Tammany, would be entitled, on a complete liquidation of Heritage Bank of St. Tammany after the conversion, to an interest in the liquidation account prior to any payment to the stockholders of Heritage NOLA Bancorp. Each Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in Heritage Bank of St. Tammany on December 31, 2015. Each Eligible Account Holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account on December 31, 2015 bears to the balance of all such deposit accounts in Heritage Bank of St. Tammany on such date. Each Supplemental Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in Heritage Bank of St. Tammany on March 31, 2017. Each Supplemental Eligible Account Holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account on March 31, 2017 bears to the balance of all such deposit accounts in Heritage Bank of St. Tammany on such date.

If, however, on any December 31 annual closing date commencing on or after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on December 31, 2015 or March 31, 2017, respectively, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to Heritage NOLA Bancorp, as the sole stockholder of Heritage Bank of St. Tammany.

Material Income Tax Consequences

Consummation of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to federal and state income taxation that the conversion will not be a taxable transaction to Heritage Bank of St. Tammany, Heritage NOLA Bancorp, Eligible Account Holders, Supplemental Eligible Account Holders and Other Members. Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that Heritage Bank of St. Tammany or Heritage NOLA Bancorp would prevail in a judicial proceeding.

Heritage Bank of St. Tammany and Heritage NOLA Bancorp have received an opinion of counsel, Luse Gorman, PC, regarding all of the material federal income tax consequences of the conversion, which includes the following:

1.	The conversion of Heritage Bank of St. Tammany to a federally chartered stock savings association will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code.

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2.	Heritage Bank of St. Tammany will not recognize any gain or loss upon the receipt of money from Heritage NOLA Bancorp in exchange for shares of common stock of Heritage Bank of St. Tammany.

3.	The basis and holding period of the assets received by Heritage Bank of St. Tammany, in stock form, from Heritage Bank of St. Tammany, in mutual form, will be the same as the basis and holding period in such assets immediately before the conversion.

4.	No gain or loss will be recognized by account holders of Heritage Bank of St. Tammany, including Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, upon the issuance to them of withdrawable deposit accounts in Heritage Bank of St. Tammany, in stock form, in the same dollar amount and under the same terms as held at Heritage Bank of St. Tammany, in mutual form. In addition, Eligible Account Holders and Supplemental Eligible Account Holders will not recognize gain or loss upon receipt of an interest in a liquidation account in Heritage Bank of St. Tammany in exchange for their ownership interests in Heritage Bank of St. Tammany.

5.	The basis of the account holders deposit accounts in Heritage Bank of St. Tammany, in stock form, will be the same as the basis of their deposit accounts in Heritage Bank of St. Tammany, in mutual form. The basis of the Eligible Account Holders and, Supplemental Eligible Account Holders interests in the liquidation account will be zero, which is the cost of such interest to such persons.

6.	It is more likely than not that the nontransferable subscription rights have no value, based on the fact that these rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the common stock at a price equal to its estimated fair market value, which will be the same price as the subscription price for the shares of common stock in the offering. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of Heritage NOLA Bancorp common stock, provided that the amount to be paid for Heritage NOLA Bancorp common stock is equal to the fair market value of Heritage NOLA Bancorp common stock.

7.	It is more likely than not that the basis of the shares of Heritage NOLA Bancorp common stock purchased in the offering will be the purchase price. The holding period of the Heritage NOLA Bancorp common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date on which the right to acquire such stock was exercised.

8.	No gain or loss will be recognized by Heritage NOLA Bancorp on the receipt of money in exchange for shares of Heritage NOLA Bancorp common stock sold in the offering.

In the view of RP Financial, LC. (which is acting as independent appraiser of the value of the shares of Heritage NOLA Bancorp common stock in connection with the conversion), the subscription rights do not have any value for the reasons set forth above. RP Financial, LC.’s view is not binding on the Internal Revenue Service. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise the subscription rights in an amount equal to

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their value, and Heritage NOLA Bancorp could recognize gain on a distribution. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

The Internal Revenue Service will not issue private letter rulings with respect to the issue of whether nontransferable rights have value. Unlike private letter rulings, an opinion of counsel or the view of an independent appraiser is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached therein. Depending on the conclusion or conclusions with which the Internal Revenue Service disagrees, the Internal Revenue Service may take the position that the transaction is taxable to any one or more of Heritage Bank of St. Tammany, the members of Heritage Bank of St. Tammany, Heritage NOLA Bancorp, Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise their subscription rights. In the event of a disagreement, there can be no assurance that Heritage NOLA Bancorp or Heritage Bank of St. Tammany would prevail in a judicial or administrative proceeding.

The federal tax opinion has been filed with the Securities and Exchange Commission as an exhibit to Heritage NOLA Bancorp’s registration statement. An opinion regarding the Louisiana state income tax consequences consistent with the federal tax opinion has been issued by Hannis T. Bourgeois, LLP, tax advisors to Heritage Bank of St. Tammany and Heritage NOLA Bancorp.

Restrictions on Purchase or Transfer of Our Shares after Conversion

The shares being acquired by the directors, executive officers and their associates are being acquired for investment purposes, and not with a view towards resale. All shares of common stock purchased in the offering by a director or an executive officer of Heritage NOLA Bancorp or Heritage Bank of St. Tammany generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of the director or executive officer. Each statement of ownership or certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split or otherwise with respect to the restricted stock will be similarly restricted. The directors and executive officers of Heritage NOLA Bancorp also will be restricted by the insider trading rules promulgated pursuant to the Securities Exchange Act of 1934, as amended.

Purchases of shares of our common stock by any of our directors, executive officers and their associates, during the three-year period following the closing of the conversion, may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the OCC. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock, to purchases of our common stock to fund stock options by one or more stock-based benefit plans or to any of our tax-qualified employee stock benefit plans or nontax-qualified employee stock benefit plans, including any stock-based benefit plans.

Federal conversion regulations prohibit Heritage NOLA Bancorp from repurchasing its shares of common stock during the first year following the conversion unless compelling business reasons exist for such repurchases, or to fund management recognition plans that have been ratified by stockholders (with OCC approval) or tax-qualified employee stock benefit plans.

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RESTRICTIONS ON ACQUISITION OF HERITAGE NOLA BANCORP

Although the board of directors of Heritage NOLA Bancorp is not aware of any effort that might be made to obtain control of Heritage NOLA Bancorp after the conversion, the board of directors believes that it is appropriate to include certain provisions as part of Heritage NOLA Bancorp’s articles of incorporation and bylaws to protect the interests of Heritage NOLA Bancorp and its stockholders from takeovers which our board of directors might conclude are not in the best interests of Heritage Bank of St. Tammany, Heritage NOLA Bancorp or Heritage NOLA Bancorp’s stockholders.

The following discussion is a general summary of the material provisions of Heritage NOLA Bancorp’s articles of incorporation and bylaws, Heritage Bank of St. Tammany’s federal stock charter, Maryland corporation law and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in Heritage NOLA Bancorp’s articles of incorporation and bylaws and Heritage Bank of St. Tammany’s federal stock charter and bylaws, reference should be made in each case to the document in question, each of which is part of Heritage Bank of St. Tammany’s application for conversion filed with the OCC, and except for Heritage Bank of St. Tammany’s federal stock charter and bylaws, Heritage NOLA Bancorp’s registration statement filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information.”

Heritage NOLA Bancorp’s Articles of Incorporation and Bylaws

Heritage NOLA Bancorp articles of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of stockholders that might discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of Heritage NOLA Bancorp more difficult.

Directors. The board of directors will be divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Thus, it would take at least two annual elections to replace a majority of our directors. The bylaws establish qualifications for board members, including:

•	a prohibition on service as a director by a person who is a director, officer or a 10% shareholder of a competitor of Heritage Bank of St. Tammany;

•	a prohibition on service as a director by a person (i) who has been convicted of a crime involving dishonesty or breach of trust that is punishable by imprisonment for a term exceeding one year under state or federal law, (ii) who is currently charged in an information, indictment or other complaint with the commission of or participation in such a crime, or (iii) against whom a financial or securities regulatory agency has, within the past ten years, issued a cease and desist, consent or other formal order, other than a civil money penalty, which order is subject to public disclosure by such agency;

•	a prohibition on service as a director by a person who is party to any agreement or understanding that (i) provides such person with material benefits that are contingent upon Heritage NOLA Bancorp entering into a merger or similar transaction in which Heritage NOLA Bancorp is not the surviving entity, (ii) materially limits such person’s voting discretion with respect to Heritage NOLA Bancorp’s strategic direction, or (iii) materially impairs such person’s ability to discharge his or her fiduciary duties with respect to the fundamental strategic direction of Heritage NOLA Bancorp;

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•	a requirement that any person proposed to serve as director (other than the initial directors and other than directors who are also officers of Heritage NOLA Bancorp or Heritage Bank of St. Tammany) have maintained his or her principal residence within ten miles of an office of Heritage NOLA Bancorp or Heritage Bank of St. Tammany for a period of at least one year immediately before his or her nomination or appointment to the Board of Directors;

•	a prohibition on service as a director by a person who has lost more than one election for service as a director of Heritage NOLA Bancorp; and

•	a prohibition on service by nominees or representatives (as defined in applicable Federal Reserve Board regulations) of another person who would not be eligible for service or of an entity the partners or controlling persons of which would not be eligible for service.

Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders. Such notice and information requirements are applicable to all stockholder business proposals and nominations, and are in addition to any requirements under the federal securities laws.

Evaluation of Offers. The articles of incorporation of Heritage NOLA Bancorp provide that its board of directors, when evaluating a transaction that would or may involve a change in control of Heritage NOLA Bancorp (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of Heritage NOLA Bancorp and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

•	the economic effect, both immediate and long-term, upon Heritage NOLA Bancorp’s stockholders, including stockholders, if any, who do not participate in the transaction;

•	the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, Heritage NOLA Bancorp and its subsidiaries and on the communities in which Heritage NOLA Bancorp and its subsidiaries operate or are located;

•	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of Heritage NOLA Bancorp;

•	whether a more favorable price could be obtained for Heritage NOLA Bancorp’s stock or other securities in the future;

•	the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of Heritage NOLA Bancorp and its subsidiaries;

•	the future value of the stock or any other securities of Heritage NOLA Bancorp or the other entity to be involved in the proposed transaction;

•	any antitrust or other legal and regulatory issues that are raised by the proposal;

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•	the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•	the ability of Heritage NOLA Bancorp to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

Restrictions on Calling Special Meetings. The bylaws provide that special meetings of stockholders can be called by only the Chairperson or Vice Chairperson of the board of directors, a majority of the total number of directors that Heritage NOLA Bancorp would have if there were no vacancies on the board of directors, or the Secretary upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting. The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights. The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit. The 10% limit shall not apply if, before the stockholder acquires shares in excess of the 10% limit, the acquisition is approved by a majority of the directors who are not affiliated with the holder and who were members of the board of directors prior to the time of the acquisition (or who were chosen to fill any vacancy of an otherwise unaffiliated director by a majority of the unaffiliated directors).

Restrictions on Removing Directors from Office. The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of a majority of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors (after giving effect to the limitation on voting rights discussed above in “ – Limitation of Voting Rights”), voting together as a single class.

Shareholder Nominations and Proposals. The bylaws provide that any shareholder desiring to make a nomination for the election of directors or a proposal for new business at an annual meeting of shareholders must submit written notice to Heritage NOLA Bancorp at least 90 days prior and not earlier than 120 days prior to the anniversary date of the proxy statement relating to the previous year’s annual meeting. However, if less than 90 days’ prior public disclosure of the date of the meeting is given to shareholders and the date of the annual meeting is advanced by more than 30 days, or delayed by more than 30 days, from the anniversary date of the preceding year’s annual meeting then shareholders must submit written notice to Heritage NOLA Bancorp no later than 10 days following the day on which public disclosure of the date of the meeting is first made in a press release, in a document filed with the Securities and Exchange Commission or on a website maintained by Heritage NOLA Bancorp.

Authorized but Unissued Shares. After the conversion, Heritage NOLA Bancorp will have authorized but unissued shares of common and preferred stock. See “Description of Capital Stock of Heritage NOLA Bancorp.” The articles of incorporation authorize 1,000,000 shares of serial preferred

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stock. Heritage NOLA Bancorp is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such shares. In addition, the articles of incorporation provide that a majority of the total number of directors that Heritage NOLA Bancorp would have if there were no vacancies on the board of directors may, without action by the stockholders, amend the articles of incorporation to increase or decrease the aggregate number of shares of stock of any class or series that Heritage NOLA Bancorp has the authority to issue. In the event of a proposed merger, tender offer or other attempt to gain control of Heritage NOLA Bancorp that the board of directors does not approve, it would be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of Heritage NOLA Bancorp. The board of directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws. Except as provided under “ – Authorized but Unissued Shares,” above, regarding the amendment of the articles of incorporation by the board of directors to increase or decrease the number of shares authorized for issuance, or as otherwise allowed by law, any amendment to the articles of incorporation must be approved by our board of directors and also by two-thirds of the outstanding shares of our voting stock (or a majority of the outstanding shares of our voting stock if the amendment is approved by two-thirds of our board of directors); provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

(i)	The limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)	The division of the board of directors into three staggered classes;

(iii)	The ability of the board of directors to fill vacancies on the board;

(iv)	The requirement that at least a majority of the voting power of the stockholders must vote to remove directors, and can only remove directors for cause;

(v)	The ability of the board of directors to amend and repeal the bylaws and the required stockholder vote to amend or repeal the bylaws;

(vi)	The ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire Heritage NOLA Bancorp;

(vii)	The authority of the board of directors to provide for the issuance of preferred stock;

(viii)	The validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(ix)	The number of stockholders constituting a quorum or required for stockholder consent;

(x)	The provision regarding stockholder proposals and nominations;

(xi)	The indemnification of current and former directors and officers, as well as employees and other agents, by Heritage NOLA Bancorp;

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(xii)	The limitation of liability of officers and directors to Heritage NOLA Bancorp for money damages; and

(xiii)	The provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation set forth in (i) through (xii) of this list and the provisions related to amendment of the articles of incorporation.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of the total number of directors that Heritage NOLA Bancorp would have if there were no vacancies on the board of directors or by the stockholders by the affirmative vote of at least 80% of the votes entitled to be cast in the election of directors (after giving effect to the limitation on voting rights discussed above in “ – Limitation of Voting Rights”).

Maryland Corporate Law

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of a corporation’s voting stock after the date on which the corporation had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of the corporation at any time after the date on which the corporation had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Heritage Bank of St. Tammany Charter

The charter of Heritage Bank of St. Tammany provides that for a period of five years from the closing of the conversion and offering, no person (including a group acting in concert) other than Heritage NOLA Bancorp may offer directly or indirectly to acquire the beneficial ownership of more than 10% of any class of equity security of Heritage Bank of St. Tammany. This provision does not apply to any tax-qualified employee benefit plan of Heritage Bank of St. Tammany or Heritage NOLA Bancorp, or to an underwriter or member of an underwriting or selling group involving the public sale or resale of securities

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of Heritage Bank of St. Tammany or any of its subsidiaries, so long as after the sale or resale, no underwriter or member of the selling group is a beneficial owner, directly or indirectly, of more than 10% of any class of equity securities of Heritage Bank of St. Tammany. In addition, during this five-year period, all shares owned over the 10% limit may not be voted on any matter submitted to shareholders for a vote.

Conversion Regulations

OCC regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without the prior written approval of the OCC, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The OCC has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to a savings association or its holding company, or an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire control of a savings and loan holding company unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, Federal Reserve Board regulations provide that no company may acquire control of a savings and loan holding company without the prior approval of the Federal Reserve Board.

Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors, or a determination by the Federal Reserve Board that the acquirer has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution.

Acquisition of more than 10% of any class of a savings and loan holding company’s voting stock, if the acquirer is also subject to any one of eight “control factors,” constitutes a rebuttable determination of control under Federal Reserve Board regulations. Such control factors include the acquirer being one of the two largest stockholders. The determination of control may be rebutted by submission to the Federal Reserve Board, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies that acquire beneficial ownership exceeding 10% or more of any class of a savings and loan holding company’s stock who do not intend to participate in or seek to exercise control over a savings and loan holding company’s management or policies may qualify for a safe harbor by filing with the Federal Reserve Board a certification form that states, among other things, that the holder is not in

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control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the Federal Reserve Board, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group “acting in concert” exists, including presumed action in concert among members of an “immediate family.”

The Federal Reserve Board may prohibit an acquisition of control if it finds, among other things, that:

•	the acquisition would result in a monopoly or substantially lessen competition;

•	the financial condition of the acquiring person might jeopardize the financial stability of the institution;

•	the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person; or

•	the acquisition would have an adverse effect on the FDIC’s Deposit Insurance Fund.

In addition, a savings and loan holding company must obtain the approval of the Federal Reserve Board prior to acquiring voting control of more than 5% of any class of voting stock of another savings association or another savings association holding company.

DESCRIPTION OF CAPITAL STOCK OF HERITAGE NOLA BANCORP

General

Heritage NOLA Bancorp is authorized to issue 9,000,000 shares of common stock, par value of $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. Heritage NOLA Bancorp currently expects to issue in the offering up to 1,437,500 of common stock. Heritage NOLA Bancorp will not issue shares of preferred stock in the stock offering. Each share of Heritage NOLA Bancorp common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock in accordance with the plan of conversion all of the shares of common stock will be duly authorized, fully paid and nonassessable.

The shares of common stock of Heritage NOLA Bancorp will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC or any other government agency.

Common Stock

Dividends. Heritage NOLA Bancorp can pay dividends on its common stock if, after giving effect to such distribution, (i) it would be able to pay its indebtedness as the indebtedness comes due in the usual course of business and (ii) its total assets exceed the sum of its liabilities and the amount needed, if Heritage NOLA Bancorp were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of any holders of capital stock who have a preference in the event of dissolution. The holders of common stock of Heritage NOLA Bancorp will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If Heritage NOLA Bancorp issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

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Voting Rights. Upon consummation of the conversion, the holders of common stock of Heritage NOLA Bancorp will have exclusive voting rights in Heritage NOLA Bancorp. They will elect Heritage NOLA Bancorp’s board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10% of the then-outstanding shares of Heritage NOLA Bancorp’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If Heritage NOLA Bancorp issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Amendments to the articles of incorporation generally require a two-thirds vote, and certain amendments require an 80% stockholder vote.

As a federal stock savings association, corporate powers and control of Heritage Bank of St. Tammany will be vested in its board of directors, who elect the officers of Heritage Bank of St. Tammany and who fill any vacancies on the board of directors. Voting rights of Heritage Bank of St. Tammany will be vested exclusively in the owners of the shares of capital stock of Heritage Bank of St. Tammany, which will be Heritage NOLA Bancorp, and voted at the direction of Heritage NOLA Bancorp’s board of directors. Consequently, the holders of the common stock of Heritage NOLA Bancorp will not have direct control of Heritage Bank of St. Tammany.

Liquidation. In the event of any liquidation, dissolution or winding up of Heritage Bank of St. Tammany, Heritage NOLA Bancorp, as the holder of 100% of Heritage Bank of St. Tammany’s capital stock, would be entitled to receive all assets of Heritage Bank of St. Tammany available for distribution, after payment or provision for payment of all debts and liabilities of Heritage Bank of St. Tammany, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the event of liquidation, dissolution or winding up of Heritage NOLA Bancorp, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Heritage NOLA Bancorp available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of Heritage NOLA Bancorp will not be entitled to preemptive rights with respect to any shares that may be issued, unless such preemptive rights are approved by the board of directors. The common stock is not subject to redemption.

Preferred Stock

None of the shares of Heritage NOLA Bancorp’s authorized preferred stock will be issued as part of the offering or the conversion. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

TRANSFER AGENT

The transfer agent and registrar for Heritage NOLA Bancorp’s common stock will be American Stock Transfer & Trust Company, LLC.

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EXPERTS

The financial statements of Heritage Bank of St. Tammany as of December 31, 2016 and 2015, and for the years then ended, have been included herein in reliance upon the report of Hannis T. Bourgeois, LLP, independent registered public accounting firm, which is included herein and upon the authority of said firm as experts in accounting and auditing.

RP Financial, LC. has consented to the publication herein of the summary of its report to Heritage NOLA Bancorp setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the conversion and offering and its letter with respect to subscription rights.

LEGAL MATTERS

Luse Gorman, PC, Washington, D.C., counsel to Heritage NOLA Bancorp and Heritage Bank of St. Tammany, has issued to Heritage NOLA Bancorp its opinion regarding the legality of the common stock and the federal income tax consequences of the conversion. Hannis T. Bourgeois, LLP has provided an opinion to us regarding the Louisiana state income tax consequences of the conversion. Certain legal matters will be passed upon for FIG Partners, LLC by Vedder Price P.C., Chicago, Illinois.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Heritage NOLA Bancorp has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The Securities and Exchange Commission telephone number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including Heritage NOLA Bancorp. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

Heritage Bank of St. Tammany has filed with the OCC an application with respect to the conversion. This prospectus omits certain information contained in the application filed by Heritage Bank of St. Tammany. Heritage Bank of St. Tammany’s application may be examined at the Southern District Office of the OCC located at 500 North Akard Street, Suite 1600, Dallas, Texas 75201. A copy of the plan of conversion is available for your review at Heritage Bank of St. Tammany’s offices.

In connection with the offering, Heritage NOLA Bancorp will register its common stock under Section 12(g) of the Securities Exchange Act of 1934 and, upon such registration, Heritage NOLA Bancorp and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion, Heritage NOLA Bancorp has undertaken that it will not terminate such registration for a period of at least three years following the offering.

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* * *

Separate financial statements for Heritage NOLA Bancorp have not been included in this prospectus because Heritage NOLA Bancorp has not engaged in any significant activities, has no significant assets, and has no contingent liabilities, revenue or expenses.

All financial statement schedules have been omitted as the required information either is not applicable or is included in the financial statements or related notes.

F-1

2322 Tremont Drive • Baton Rouge, LA 70809

178 Del Orleans Avenue, Suite C • Denham Springs, LA 70726

Phone: 225.928.4770 • Fax: 225.926.0945

650 Poydras Street, Suite 1200 • New Orleans, LA 70130

Phone: 504.274.0200 • Fax: 504.274.0201

www.htbcpa.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee of the Board of Directors

Heritage Bank of St. Tammany

Covington, Louisiana

We have audited the accompanying balance sheets of Heritage Bank of St. Tammany, as of December 31, 2016 and 2015, and the related statements of income, comprehensive income, changes in equity, and cash flows for each of the years in the two-year period ended on December 31, 2016. Heritage Bank of St. Tammany’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Heritage Bank of St. Tammany as of December 31, 2016 and 2015, and the results of its operations and its cash flows for each of years in the two-year period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

Respectfully submitted,

New Orleans, Louisiana

March 8, 2017

F-2

HERITAGE BANK OF ST. TAMMANY

BALANCE SHEETS

DECEMBER 31, 2016 AND 2015

(Dollars in thousands)

	2016	2015
ASSETS
Cash and Due from Banks	$530	$468
Interest Earning Deposits in Banks	7,484	7,604
Federal Funds Sold	—	500
Total Cash and Cash Equivalents	8,014	8,572

Securities Available for Sale, at Fair Value	7,175	6,896
Securities Held to Maturity	832	1,114
Federal Home Loan Bank Stock	495	460
Other Investments	178	—
Loans Receivable, Net	74,659	71,966
Premises and Equipment	3,716	3,892
Bank Owned Life Insurance	2,001	1,949
Foreclosed Real Estate	93	756
Mortgage Servicing Rights	325	282
Accrued Interest Receivable	318	319
Prepaid Expenses and Other Assets	209	256
Total Assets	$98,015	$96,462

LIABILITIES AND EQUITY
Interest Bearing Deposits	$69,901	$71,264
Noninterest Bearing Deposits	4,350	2,315
Total Deposits	74,251	73,579

Borrowed Funds	13,274	12,656
Advances from Borrowers for Taxes and Insurance	275	254
Accrued Expenses and Other Liabilities	755	647
Total Liabilities	88,555	87,136

Commitments and contingencies (Note B)

Retained Earnings	9,429	9,271
Accumulated Other Comprehensive Income	31	55
Total Equity	9,460	9,326
Total Liabilities and Equity	$98,015	$96,462

The accompanying notes are an integral part of these financial statements.

F-3

HERITAGE BANK OF ST TAMMANY

STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Dollars in thousands)

	2016	2015
Interest Income:
First Mortgage Loans	$3,808	$3,352
Securities	143	194
Second Mortgages	31	25
Share Loans	10	10
Other Interest Earning Assets	93	77
Total Interest Income	4,085	3,658

Interest Expense:
Deposits	833	835
Borrowed Funds	160	89
Total Interest Expense	993	924

Net Interest Income	3,092	2,734

Provision for Loan Losses	180	20

Net Interest Income after Provision for Loan Losses	2,912	2,714

Noninterest Income:
Gain on Sale of Loans Originated for Sale	111	85
Loan Servicing Income	200	163
Gain (Loss) on Sale of Foreclosed Real Estate	(50)	68
Other Income	90	87
	351	403
Noninterest Expense:
Salaries and Employee Benefits	1,592	1,488
Data Processing	197	186
Occupancy and Equipment - Other	182	181
Occupancy and Equipment - Depreciation	184	193
FDIC Insurance and Examination Fees	132	129
Director Compensation	80	79
Expense on Foreclosed Real Estate, Net	32	42
Advertising	90	114
Write-down of Foreclosed Real Estate	90	55
Other	416	374
	2,995	2,841

Income Before Income Tax Expense (Benefit)	268	276
Income Tax Expense (Benefit)	110	(1)
Net Income	$158	$277

The accompanying notes are an integral part of these financial statements.

F-4

HERITAGE BANK OF ST TAMMANY

STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Dollars in thousands)

	2016	2015

Net Income	$158	$277

Other Comprehensive Income (Loss):
Unrealized Gains (Loss) on Investment Securities	(35)	(59)
Income Tax Effect	11	20
	(24)	(39)
Comprehensive Income	$134	$238

The accompanying notes are an integral part of these financial statements.

F-5

HERITAGE BANK OF ST TAMMANY

STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Dollars in thousands)

		Accumulated
		Other
	Retained	Comprehensive	Total
	Earnings	Income (Loss)	Equity

Balance at January 1, 2015	$8,994	$94	$9,088

Net Income	277	—	277

Other Comprehensive Income	—	(39)	(39)

Balance December 31, 2015	9,271	55	9,326

Net Income	158	—	158

Other Comprehensive Loss	—	(24)	(24)

Balance December 31, 2016	$9,429	$31	$9,460

The accompanying notes are an integral part of these financial statements.

F-6

HERITAGE BANK OF ST. TAMMANY

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Dollars in thousands)

	2016	2015

Cash Flows From Operating Activities:
Net Income	$158	$277
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Provision for Loan Losses	180	20
Writedowns of Foreclosed Real Estate	90	55
Provision for Depreciation	184	193
Deferred Income Tax Expense (Benefit)	47	(80)
Change in Mortgage Servicing Rights	(43)	(20)
(Accretion) Amortization of:
Premiums and Discounts on Securities	44	41
Deferred Loan Origination Fees	37	31
Gain on Sale of Loans Originated for Sale	(111)	(85)
Gain on Sale of Foreclosed Real Estate	50	(68)
(Increase) Decrease in Accrued Interest Receivable	1	(38)
(Increase) Decrease in Bank Owned Life Insurance	(52)	(55)
(Increase) Decrease in Prepaid Expenses and Other Assets	11	58
Increase (Decrease) in Accrued Expenses and Other Liabilities	108	167
Net Cash Provided by Operating Activities	704	496

Cash Flows From Investing Activities:
Purchases of Securities Available For Sale	(2,069)	(1,375)
Principal Collected on Securities Available for Sale	1,724	4,546
Principal Collected on Securities Held to Maturity	269	356
Purchase of Federal Home Loan Bank Stock	(35)	(168)
Purchase of Other Investments	(178)	—
Principal Collected on Loans	14,762	12,099
Loans Originated	(20,876)	(23,963)
Loans Purchased	(3,437)	(5,689)

(CONTINUED)

F-7

	2016	2015

Proceeds from Sales of Loans	6,752	5,037
Purchases of Premises and Equipment	(8)	(2)
Proceeds from Sales of Foreclosed Real Estate	523	558
Net Cash Used in Investing Activities	(2,573)	(8,601)

Cash Flows From Financing Activities:
Net Increase (Decrease) in Deposits	672	928
(Decrease) Increase in Advances from Borrowers for Taxes and Insurance	21	(26)
Funds Borrowed	8,400	10,250
Repayments of Borrowed Funds	(7,782)	(3,861)
Net Cash Provided by Financing Activities	1,311	7,291

Net Decrease in Cash and Cash Equivalents	(558)	(814)

Cash and Cash Equivalents - Beginning of Year	8,572	9,386

Cash and Cash Equivalents - End of Year	$8,014	$8,572

Supplemental Disclosure:
Cash Payments for:
Interest Paid on Deposits and Borrowed Funds	$992	$918

Income Taxes	$25	$—

Non-Cash Investing Activities:
Foreclosed Real Estate Acquired in Settlement of Loans	$—	$717

The accompanying notes are an integral part of these financial statements.

F-8

HERITAGE BANK OF ST. TAMMANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

Note A - Summary of Significant Accounting Policies -

Nature of Operations

Heritage Bank of St. Tammany (the Bank) provides various financial services through its two branches in Slidell and Covington, Louisiana. The primary lending products are single-family residential loans and construction loans. The primary deposit products are demand and savings accounts, and certificates of deposit.

Significant Group Concentrations of Credit Risk

Most of the Bank's activities are with customers located within St. Tammany Parish, Louisiana. The types of securities that the Bank invests in are included in Note C. The types of lending that the Bank engages in are included in Note D. The Bank does not have any significant concentrations to any one industry or customer. Real estate loans related to residential properties represented 85% and 78% of the total loan portfolio at December 31, 2016 and 2015, respectively.

Fair Value of Financial Instruments

Fair values of financial instruments are estimated using relevant market information and other assumptions. Fair value estimates involve uncertainties and matters of significant judgment. Changes in assumptions or in market conditions could significantly affect the estimate.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash and cash equivalents, are defined as all highly liquid debt instruments, excluding securities, with original maturities at purchase of three months or less.

Securities

Securities are classified in three categories at the time of purchase and accounted for as follows:

Securities that the Bank has the positive intent and ability to hold to maturity are classified as held to maturity and reported at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the interest method.

Securities that are bought and held by the Bank primarily for the purpose of selling them in the near future are classified as trading securities and reported at fair value. Unrealized gains and losses are included in earnings. The Bank had no securities classified as trading as of December 31, 2016 and 2015.

Securities classified as available for sale are those securities that the Bank intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors including changes in market interest rates, liquidity needs, changes in yields or alternative investments, and for other reasons. They are reported at fair value. Amortization of premiums and accretion of discounts are recognized in interest income using the interest method. Unrealized gains and

F-9

HERITAGE BANK OF ST. TAMMANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

losses, net of income tax, are excluded from earnings and reported as a separate component of equity until realized. Gains and losses on the sale of securities available for sale are determined using the specific identification method.

Declines in the fair value of individual held to maturity and available for sale securities below their cost that are other-than-temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses.

On a quarterly basis (and more frequently when economic or market conditions warrant), management evaluates the investment securities portfolio on an individual security basis for other-than- temporary impairment (OTTI). If a security is in a loss position, management will determine if OTTI exists and will consider the following. First, if it is probable that the issuer of the security will be unable to pay all amounts due according to the contractual terms of the debt security, OTTI will be recognized. Second, if management intends to sell the security and does not expect to recover the loss before the anticipated sale date, OTTI will be recognized. In both instances, OTTI will be recognized for the affected security equal to the difference between the fair value and amortized cost through a charge to earnings. Third, if a security does not meet either of the criteria above and is both in a loss position for greater than one year and at a current loss of 10% or more, management will evaluate its ability and intent to retain its investment for a period of time sufficient to allow for any anticipated recovery in fair value.

Federal Home Loan Bank of Dallas (FHLB) Stock

FHLB stock is redeemable at par value at the discretion of the FHLB and is used to collateralize FHLB advances. The stock is carried at cost which approximates fair value. The Bank is a member of the FHLB System which requires the Bank to purchase and maintain stock in the FHLB. The requirement is generally 0.04% of total assets at the most recent December 31 plus 4.10% of outstanding FHLB advances. The Bank was in compliance with these requirements at December 31, 2016 and 2015.

Loans Receivable

The Bank grants land, residential, commercial real estate, and consumer loans to customers. A substantial portion of the loan portfolio is represented by real estate loans primarily in St. Tammany Parish. The ability of the Bank's debtors to honor their contracts is dependent upon the real estate and general economic conditions in this area.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred loan fees or costs on originated loans.

For loans amortized at cost, interest income is accrued based on the unpaid principal balance. Loan origination fees, net of direct loan origination costs, are deferred and amortized as a level yield adjustment over the respective term of the loan.

The accrual of interest on the loans is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection. Loans are typically charged off not later than 180 days past due. Past due status is based on contractual terms of the loan. In all cases, loans are placed

F-10

HERITAGE BANK OF ST. TAMMANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash basis or cost recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or fair value, as determined by aggregate outstanding commitments from investors or current investor yield requirements. Mortgage loans held for sale are generally sold with the servicing rights being retained by the bank. As of December 31, 2016 and 2015 the bank did not hold any loans available for sale.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of allocated and general components. The allocated component relates to loans that are classified as impaired. For those loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical charge-off experience. Other adjustments may be made to the allowance for pools of loans after an assessment of internal and external influence on credit quality that are not fully reflected in the historical loss or risk rating data.

A loan is considered impaired when, based upon current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls are considered on a case by case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Mortgage Servicing Rights

Mortgage servicing rights are recognized separately when rights are acquired through the sale or servicing of financial assets. Under authorization guidance of FASB ASC 860-50, servicing rights resulting from the sale of loans originated by the Bank are initially measured at fair value at the date

F-11

HERITAGE BANK OF ST. TAMMANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

of transfer. The Bank subsequently measures each class of servicing asset using the amortization method. Under the amortization method, servicing rights are amortized in proportion to and over the period of estimated net servicing income. The amortized assets are assessed for impairment or increased obligation based on fair value at each reporting date. Servicing fee income is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal or a fixed amount per loan and are recorded as income when earned. The amortization of mortgage servicing rights is netted against loan servicing fee income.

Foreclosed Real Estate

Foreclosed real estate properties acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less estimated costs to sell at the date of foreclosure. Loan losses arising from the acquisition of these properties are charged against the allowance for loan losses. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less estimated costs to sell. Costs relating to development and improvement of property are capitalized, whereas costs relating to holding property are expensed.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed by the straight-line method (book purposes) or accelerated methods (tax purposes) over the estimated useful lives of the assets. Land is carried at cost. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal and the resulting gains or losses are included in current operations.

Income Taxes

Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Bank determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation process, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with the taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management's judgment. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

F-12

HERITAGE BANK OF ST. TAMMANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

The income tax accounting guidance related to accounting for uncertainty in income taxes sets out a consistent framework to determine the appropriate level of tax reserves to maintain for uncertain tax positions. As of December 31, 2016 and 2015, management is not aware of any uncertain tax positions that would have a material effect on the Bank's financial statements.

Advertising Costs

Advertising costs are expensed as incurred.

Compensated Absences

Employees of the Bank are entitled to paid vacation, paid sick days and personal days off, depending on length of service and other factors. It is impractical to estimate the amount of compensation for future absences, and, accordingly, no liability has been recorded in the accompanying financial statements. The Bank’s policy is to recognize the costs of compensated absences when actually paid to employees.

Estimates

The use of estimates in the preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, valuation of foreclosed real estate, and the valuation allowance for deferred tax assets. In connection with the determination of the allowance for loan losses and valuation of foreclosed real estate, management obtains independent appraisals for significant properties. With regard to the valuation allowance for deferred tax assets, management has developed a tax-planning strategy.

In the ordinary course of business, the Bank enters into off-balance-sheet financial instruments consisting of commitments to extend credit, including unfunded commitments under lines of credit. Such financial instruments are recorded in the financial statements when they are funded.

Recent Accounting Pronouncements

Emerging Growth Company Status

The Bank qualifies as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as the Bank is an emerging growth company, it may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies. An emerging growth company may elect to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies, but must make such election when the company is first required to file a registration statement. The Bank has elected to use the extended transition period described above and intends to maintain its emerging growth company status as allowed under the JOBS Act.

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments - Overall (Subtopic 825- 10), Recognition and Measurement of Financial Assets and Financial Liabilities. The provisions of the update require equity investments to be measured at fair value with changes in fair value recognized in net income. However, an entity may choose to measure equity investments that do not have readily determinable fair values at cost minus impairment. The update also simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment. It also eliminates the requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities, and eliminates the requirement for public business entities to disclose the methods and significant assumptions used to estimate the fair value for financial instruments measured at amortized cost on the balance sheet. ASU No. 2016-01 requires public business entities to use the exit price notion when measuring the fair value of financial

F-13

HERITAGE BANK OF ST. TAMMANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

instruments for disclosure purposes. It also requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments. The update requires separate presentation of financial assets and financial liabilities by category and form on the balance sheet or the accompanying notes to the financial statements. In addition, the update clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2018, including interim periods. The adoption of this ASU is not expected to have a material impact on the Bank’s financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), Conforming Amendments Related to Leases. This ASU amends the codification regarding leases in order to increase transparency and comparability. The ASU requires companies to recognize lease assets and liabilities on the statement of condition and disclose key information about leasing arrangements. A lessee would recognize a liability to make lease payments and a right-of-use asset representing its right to use the leased asset for the lease term. For an emerging growth company, this ASU is effective for annual periods beginning after December 15, 2019. The adoption of this ASU is not expected to have a material effect on the Bank’s financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The amendments introduce an impairment model that is based on expected credit losses (“ECL”), rather than incurred losses, to estimate credit losses on certain types of financial instruments (ex. loans and held to maturity securities), including certain off-balance sheet financial instruments (ex. commitments to extend credit and standby letters of credit that are not unconditionally cancellable). The ECL should consider historical information, current information, and reasonable and supportable forecasts, including estimates of prepayments, over the contractual term. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. Financial instruments with similar risk characteristics may be grouped together when estimating the ECL. The ASU also amends the current available for sale security impairment model for debt securities whereby credit losses relating to available for sale debt securities should be recorded through an allowance for credit losses. For an emerging growth company, this ASU is effective for fiscal years beginning after December 31, 2020. The amendments will be applied through a modified retrospective approach, resulting in a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. The Bank is currently planning for the implementation of this accounting standard. It is too early to assess the impact this guidance will have on the Bank’s financial statements.

Reclassifications

Certain reclassifications have been made to the 2015 financial information in order to conform to the 2016 financial statement presentation. Such reclassifications had no effect on previously reported net income.

F-14

HERITAGE BANK OF ST. TAMMANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

Subsequent Events

In preparing the financial statements, the Bank has evaluated events and transactions for potential recognition or disclosure through March 8, 2017, the date the financial statements were available to be issued.

Note B – Commitments and Contingencies -

The Bank is a party to financial instruments with off-balance-sheet risk to meet the financing needs of its customers. These financial instruments are commitments to extend credit. The instruments contain various elements of credit and interest rate risk in excess of the amount recognized in the balance sheets. The Bank's exposure to credit loss, if the other party to the financial instrument for commitments to extend credit does not perform, is the contractual amount of those instruments. The Bank uses the same credit policies in making commitments that it does for on-balance-sheet financial instruments. The Bank had loan commitments at December 31, 2016 of $955,000 at an average fixed rate of 3.885%. The Bank had loan commitments at December 31, 2015 of $520,000 at an average rate of 4.788%. At December 31, 2016 and 2015, the Bank had unfunded commitments under home equity lines of credit of $1,837,000 and $1,278,000 at an effective variable rate of 4.283% and 4.281%, respectively.

The Bank maintained cash accounts at various financial institutions during 2016 and 2015. The Federal Deposit Insurance Corporation (FDIC) provides insurance coverage under defined limits. At various times in 2016 and 2015, the Bank had funds on deposit at these institutions which were in excess of the insured amount. Deposits at the FHLB are not subject to insurance coverage.

Commitments to extend credit are agreements to lend to a customer if there is no violation of any contract conditions. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Management evaluates each customer's credit request separately and determines and obtains the amount of collateral needed when credit is extended. Collateral includes primarily real estate.

The Bank was a participant in the FHLB's Mortgage Partnership Finance (MPF) program. Under the MPF program (discontinued July 31, 2008, for new loans but continues for existing loans previously sold to FHLB), the Bank is assigned the primary responsibility for managing the credit risk on loans sold to the FHLB. For managing this credit risk, the Bank receives a monthly credit enhancement fee from the FHLB. If realized losses, as defined, are incurred on any loan sold to the FHLB, such loss would be absorbed through a credit enhancement (recourse obligation) provided by the Bank. This recourse obligation to the FHLB amounted to $-0- and $30,000 at December 31, 2016 and 2015, respectively. There have been no realized losses on any MPF related loans in 2016 and 2015. On December 30, 2016, the Bank re-purchased the remaining loans in the MPF program.

The Bank has established a federal funds line of credit agreement with First National Bankers Bank (FNBB) that renews annually on June 30. In 2016 the line was renewed at $3,000,000 until 2017. The interest rate would be set by FNBB on the day any borrowing occurs. There were no borrowings under this agreement in either 2016 or 2015.

F-15

HERITAGE BANK OF ST. TAMMANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

Note C - Investment Securities -

The amortized costs and estimated fair values of securities at December 31 were as follows:

	December 31, 2016
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
(Dollars in thousands)	Cost	Gains	(Losses)	Value
Available for Sale:
Mortgage-Backed Securities	$7,126	$87	$(38)	$7,175

Held to Maturity:
Mortgage-Backed Securities	$832	$1	$(9)	$824

	December 31, 2015
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
(Dollars in thousands)	Cost	Gains	(Losses)	Value
Available for Sale:
Mortgage-Backed Securities	$6,812	$126	$(42)	$6,896

Held to Maturity:
Mortgage-Backed Securities	$1,114	$2	$(14)	$1,102

There were no securities sold in 2016 and 2015.

All mortgage-backed securities held on December 31, 2016 and 2015 were government-sponsored mortgage-backed securities.

The amortized cost and fair value of investment securities at December 31, 2016, by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. The scheduled contractual maturities of securities available for sale and held to maturity at December 31, 2016, were as follows:

F-16

HERITAGE BANK OF ST. TAMMANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

	Amortized	Fair
(Dollars in thousands)	Cost	Value
Available for Sale:
Less than One Year	$5	$5
After One Year Through Five Years	10	10
After Five Years Through Ten Years	1,647	1,655
After Ten Years	5,464	5,505
	$7,126	$7,175

Held to Maturity:
After Ten Years	$832	$824

The following table reflects gross unrealized losses, fair values, and length of time in a continued unrealized loss position for all securities with fair values below amortized cost at December 31, 2016 and 2015:

	2016
	Less Than 12 Months		12 Months or Longer		Total
(Dollars in thousands)	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Available for Sale:
Mortgage-Backed Securities	$2,300	$15	$1,231	$23	$3,531	$38

Held to Maturity:
Mortgage-Backed Securities	$587	$2	$218	$7	$805	$9

	2015
	Less Than 12 Months		12 Months or Longer		Total
(Dollars in thousands)	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Available for Sale:
Mortgage-Backed Securities	$2,784	$24	$800	$18	$3,584	$42

Held to Maturity:
Mortgage-Backed Securities	$202	$2	$307	$12	$509	$14

F-17

HERITAGE BANK OF ST. TAMMANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

Management evaluates securities for OTTI as described in Note A. No declines at December 31, 2016 and 2015, were deemed to be other-than-temporary. The unrealized losses on the securities available for sale generally result from changes in market interest rates and not credit quality. The Bank does not intend to sell any such investments before recovery of their amortized cost bases, which may be at maturity.

Note D - Loans Receivable -

Loans receivable at December 31 are summarized as follows:

	2016	2015
	(Dollars in thousands)
Real Estate:
Secured by one-to four family residential properties
Owner-occupied	$46,353	$43,034
Non-owner-occupied	11,237	11,873
Home Equity Lines of Credit	2,246	2,091
Commercial (Nonresidential) Properties	7,234	8,024
Land	2,907	2,667
Construction	3,475	4,250
Multi-family	2,629	2,352
Commercial Business	295	-
Consumer Loans	285	297

Total Loans	76,661	74,588
Less: Net Deferred Loan Fees	(459)	(496)
Loans in Process	(851)	(1,534)
Allowance for Loan Losses	(692)	(592)
	$74,659	$71,966

Discounts on loans purchased amounted to $352,000 and $417,000 as December 31, 2016 and 2015, respectively.

At December 31, 2016, the Bank did have not any loans where formal foreclosure procedures had been initiated.

Under its current lending status with the FHLB (Note J), the Bank may be required to deliver qualifying loans and securities to the FHLB in order to collateralize any outstanding and future advances. The Bank did not deliver any available for sale securities to the FHLB at December 31, 2016 and 2015. The Bank delivered to the FHLB certain loans with unpaid principal balances of $-0- and $4,547,000 at December 31, 2016 and 2015, respectively.

Loans - Real Estate and Consumer

Commercial real estate loans are secured by the subject property and are underwritten based upon standards set forth in policies approved by the Bank's Board of Directors (Board). Such standards

F-18

HERITAGE BANK OF ST. TAMMANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

include, among other factors, loan to value limits, cash flow coverage, and general creditworthiness of the obligors.

Residential real estate loans are underwritten in accordance with policies approved by the Board, including repayment capacity and source, value of the underlying property, credit history and stability.

Construction loans to borrowers are to finance the construction of owner occupied and leased properties. These loans are categorized as construction loans during the construction period, later converting to commercial or residential real estate loans after the construction is complete and amortization of the loan begins. Construction loan funds are disbursed periodically based on the percentage of construction completed. Management carefully monitors these loans with on-site inspections.

The Bank also makes loans on occasion for the purchase of land for future development for either commercial or residential use by the borrower.

Consumer loans are extended for deposit account collateralized loans.

The tables below provide an allocation and rollforward of the allowance for loan losses by loan type as of and for the years ended December 31, 2016 and 2015. The allocation of a portion of the allowance to one category does not preclude its availability to absorb losses in other categories.

F-19

HERITAGE BANK OF ST. TAMMANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

Allowance for Credit Losses and Recorded Investment in Loans Receivable

For the Year Ended December 31, 2016

(Dollars in thousands)

	Real Estate
	Commercial	Land	One-to-Four Family	Construction	Multi-Family	Consumer	Commercial Business	Total

Allowance for Credit Losses:
Beginning Balance	$48	$85	$447	$9	$3	$-	$-	$592
Charge-offs	-	(10)	(108)	-	-	-	-	(118)
Recoveries	-	-	38	-	-	-	-	38
Provision	(5)	26	151	(1)	-	-	9	180
Ending Balance	$43	$101	$528	$8	$3	$-	$9	$692

Ending Balance:
Individually Evaluated for Impairment	$-	$2	$36	$-	$-	$-	$-	$38

Ending Balance:
Collectively Evaluated for Impairment	$43	$99	$492	$8	$3	$-	$9	$654

Loans Receivable:
Ending Balance	$7,234	$2,907	$59,836	$3,475	$2,629	$285	$295	$76,661

Ending Balance:
Individually Evaluated for Impairment	$-	$17	$501	$-	$-	$-	$-	$518

Ending Balance:
Collectively Evaluated for Impairment	$7,234	$2,890	$59,335	$3,475	$2,629	$285	$295	$76,143

(CONTINUED)

F-20

HERITAGE BANK OF ST. TAMMANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

Allowance for Credit Losses and Recorded Investment in Loans Receivable

For the Year Ended December 31, 2015

(Dollars in thousands)

	Real Estate
	Commercial	Land	One-to-Four Family	Construction	Multi-Family	Consumer	Commercial Business	Total

Allowance for Credit Losses:
Beginning Balance	$111	$102	$431	$5	$1	$-	$-	$650
Charge-offs	-	(21)	(58)	-	-	-	-	(79)
Recoveries	-	-	1	-	-	-	-	1
Provision	(63)	4	73	4	2	-	-	20
Ending Balance	$48	$85	$447	$9	$3	$-	$-	$592

Ending Balance:
Individually Evaluated for Impairment	$-	$26	$168	$-	$-	$-	$-	$194

Ending Balance:
Collectively Evaluated for Impairment	$48	$59	$279	$9	$3	$-	$-	$398

Loans Receivable:
Ending Balance	$8,024	$2,667	$56,998	$4,250	$2,352	$297	$-	$74,588

Ending Balance:
Individually Evaluated for Impairment	$-	$253	$979	$-	$-	$-	$-	$1,232

Ending Balance:
Collectively Evaluated for Impairment	$8,024	$2,414	$56,019	$4,250	$2,352	$297	$-	$73,356

Credit quality indicators as of December 31, 2016 and 2015:

Pass - A pass asset is properly approved, documented, collateralized, and performing. It does not reflect an abnormal amount of risk.

Special mention - A special mention asset has potential weaknesses that deserve management's close attention. If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects for the asset or in the Bank's credit position at some future date. Special mention assets are not adversely classified and do not expose the Bank to sufficient risk to warrant adverse classification.

Substandard - An asset classified as substandard has a well-defined weakness or weaknesses. A substandard asset is inadequately protected by the current net worth or paying capacity of the obligor

F-21

HERITAGE BANK OF ST. TAMMANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

or pledged collateral, if any. It is characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.

Doubtful - Assets classified as doubtful have all the weaknesses inherent in those classified as substandard. In addition, these weaknesses make collection or liquidation in full highly questionable and improbable on the basis of currently existing facts, conditions, and values.

Loss - Assets classified as loss are considered uncollectible or of such little value that the continuance of the loan or other asset on the books of the Bank is not warranted. Some recovery of funds could be possible in the future, but the amount and probability of this recovery are not determinable thus providing little justification for the assets to remain on the books.

The following tables represent the Bank's credit exposure by credit quality indicator as of Decem- ber 31, 2016 and 2015:

Credit Risk Profile by Internally Assigned Grade

as of December 31, 2016

(Dollars in thousands)

	Real Estate
	Commercial	Land	One-to-Four Family	Construction	Multi-Family	Consumer	Commercial Business	Total
Pass	$7,050	$2,852	$59,183	$3,475	$2,629	$285	$295	$75,769
Special Mention	-	-	-	-	-	-	-	-
Substandard	184	55	653	-	-	-	-	892
Doubtful	-	-	-	-	-	-	-	-
Loss	-	-	-	-	-	-	-	-
	$7,234	$2,907	$59,836	$3,475	$2,629	$285	$295	$76,661

Credit Risk Profile by Internally Assigned Grade

as of December 31, 2015

(Dollars in thousands)

	Real Estate
	Commercial	Land	One-to-Four Family	Construction	Multi-Family	Consumer	Commercial Business	Total
Pass	$7,827	$2,416	$56,043	$4,250	$2,352	$297	$-	$73,185
Special Mention	-	-	-	-	-	-	-	-
Substandard	197	251	955	-	-	-	-	1,403
Doubtful	-	-	-	-	-	-	-	-
Loss	-	-	-	-	-	-	-	-
	$8,024	$2,667	$56,998	$4,250	$2,352	$297	$-	$74,588

The following tables are an aging analysis of loans as of December 31, 2016 and 2015:

F-22

HERITAGE BANK OF ST. TAMMANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

Aged Analysis of Past Due Loans Receivable

as of December 31, 2016

(Dollars in thousands)

							Recorded
							Investment
							Over 90
		Greater					Days Past
	30-89	Than				Total	Due and
	Days	90 Days	Total	Nonaccrual		Loans	Still
	Past Due	Past Due	Past Due	Status	Current	Receivable	Accruing

Real Estate:
Commercial	$141	$-	$141	$-	$7,093	$7,234	$-
Land	20	-	20	17	2,870	2,907	-
Residential	1,588	-	1,588	501	57,747	59,836	-
Construction	-	-	-	-	3,475	3,475	-
Multi-family	-	-	-	-	2,629	2,629	-
Consumer	5		5	-	280	285	-
Commercial
Business	-	-	-	-	295	295	-
	$1,754	$-	$1,754	$518	$74,389	$76,661	$-

Aged Analysis of Past Due Loans Receivable

as of December 31, 2015

(Dollars in thousands)

							Recorded
							Investment
							Over 90
		Greater					Days Past
	30-89	Than				Total	Due and
	Days	90 Days	Total	Nonaccrual		Loans	Still
	Past Due	Past Due	Past Due	Status	Current	Receivable	Accruing

Real Estate:
Commercial	$201	$-	$201	$-	$7,823	$8,024	$-
Land	35	-	35	253	2,379	2,667	-
Residential	1,236	-	1,236	979	54,783	56,998	-
Construction	-	-	-	-	4,250	4,250	-
Multi-family	-	-	-	-	2,352	2,352	-
Consumer	-	-	-	-	297	297	-
Commercial
Business	-	-	-	-	-	-	-
	$1,472	$-	$1,472	$1,232	$71,884	$74,588	$-

The following tables below present impaired loans disaggregated by class as of and for the years ended December 31, 2016 and 2015:

F-23

HERITAGE BANK OF ST. TAMMANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

Impaired Loans as of and

for the Year Ended December 31, 2016

(Dollars in thousands)

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized

With an allowance recorded:

Real Estate:
Commercial	$-	$-	$-	$-	$-
Land	17	20	2	18	-
Residential	501	686	36	538	-
Construction	-	-	-	-	-
Multi-family	-	-	-	-	-
Consumer	-	-	-	-	-
Commercial	-	-	-	-	-
Business	-	-	-	-	-
	$518	$706	$38	$556	$-

With no allowance recorded:

Real Estate:
Commercial	$-	$-	$-	$-	$-
Land	-	-	-	-	-
Residential	-	-	-	-	-
Construction	-	-	-	-	-
Multi-family	-	-	-	-	-
Consumer	-	-	-	-	-
Commercial	-	-	-	-	-
Business	-	-	-	-	-
	$-	$-	$-	$-	$-

Total Impaired Loans:

Real Estate:
Commercial	$-	$-	$-	$-	$-
Land	17	20	2	18	-
Residential	501	686	36	538	-
Construction	-	-	-	-	-
Multi-family	-	-	-	-	-
Consumer	-	-	-	-	-
Commercial	-	-	-	-	-
Business	-	-	-	-	-
	$518	$706	$38	$556	$-

(CONTINUED)

F-24

HERITAGE BANK OF ST. TAMMANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

Impaired Loans as of and

for the Year Ended December 31, 2015

(Dollars in thousands)

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized

With an allowance recorded:

Real Estate:
Commercial	$-	$-	$-	$-	$-
Land	253	296	26	232	-
Residential	979	1,263	168	1,034	-
Construction	-	-	-	-	-
Multi-family	-	-	-	-	-
Consumer	-	-	-	-	-
Commercial	-	-	-	-	-
Business	-	-	-	-	-
	$1,232	$1,559	$194	$1,266	$-

With no allowance recorded:

Real Estate:
Commercial	$-	$-	$-	$-	$-
Land	-	-	-	-	-
Residential	-	-	-	-	-
Construction	-	-	-	-	-
Multi-family	-	-	-	-	-
Consumer	-	-	-	-	-
Commercial	-	-	-	-	-
Business	-	-	-	-	-
	$-	$-	$-	$-	$-

Total Impaired Loans:

Real Estate:
Commercial	$-	$-	$-	$-	$-
Land	253	296	26	232	-
Residential	979	1,263	168	1,034	-
Construction	-	-	-	-	-
Multi-family	-	-	-	-	-
Consumer	-	-	-	-	-
Commercial	-	-	-	-	-
Business	-	-	-	-	-
	$1,232	$1,559	$194	$1,266	$-

F-25

HERITAGE BANK OF ST. TAMMANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

The tables below present modifications disaggregated by class for the years ended December 31, 2016 and 2015:

None of the 2016 troubled debt restructurings defaulted subsequent to the modification.

Modifications as of December 31, 2016:
(Dollars in thousands)		Pre-Modification	Post-Modification
	Number	Outstanding	Outstanding
	of	Recorded	Recorded
	Contracts	Investment	Investment
Troubled Debt Restructuring

Residential - Modified Amortization	4	$441	$290

None of the 2015 troubled debt restructurings defaulted subsequent to the modification.

Modifications as of December 31, 2015:
(Dollars in thousands)		Pre-Modification	Post-Modification
	Number	Outstanding	Outstanding
	of	Recorded	Recorded
	Contracts	Investment	Investment
Troubled Debt Restructuring

Land - Interest Rate	2	$554	$181
Residential - Modified Amortization	4	458	294
	6	$1,012	$475

The Bank's troubled debt restructurings are generally due to a modification of terms allowing the customer to make interest-only payments for an amount of time, an extension of the loan term, and/or a reduction in interest rate to obtain a lower payment for the customer. The Bank is not committed to lend additional funds to debtors whose loans have been modified.

Note E - Accrued Interest Receivable -

Accrued interest receivable at December 31 is summarized as follows:

(Dollars in thousands)	2016	2015
Securities Available for Sale	$13	$5
Securities Held to Maturity	4	12
Interest Bearing Deposits	6	8
Loans Receivable	295	294

	$318	$319

F-26

HERITAGE BANK OF ST. TAMMANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

Note F - Servicing -

In 2016 and 2015, the Bank recognized a gain of $111,000 and $85,000, respectively, on loans sold to the Federal Home Loan Mortgage Corporation under their seller/servicer program; gross proceeds were $6,752,000 and $5,037,000, respectively.

Mortgage loans serviced for others are not included in the accompanying balance sheets. The risks inherent in mortgage servicing assets relate primarily to changes in prepayments that result from shifts in mortgage interest rates. The unpaid principal balances of mortgage loans serviced for others were $41,908,000 and $39,386,000 at December 31, 2016 and 2015, respectively. In connection with the foregoing mortgage loans serviced, custodial escrow balances (net) in the amount of $1,640,000 and $433,000 at December 31, 2016 and 2015, respectively, were maintained in non-interest bearing accounts.

(Dollars in thousands)	2016	2015
Beginning Balance	$282	$262
Additions	77	65
Amortization	(34)	(45)

Ending Balance	$325	$282

Note G - Premises and Equipment -

Major classes of premises and equipment at December 31 are summarized as follows:

	Estimated
(Dollars in thousands)	Life	2016	2015
Land	-	$351	$351
Buildings	25 - 39 Years	5,288	5,288
Furniture and Fixtures	3 - 10 Years	666	658
		6,305	6,297
Less Accumulated Depreciation		2,589	2,405
		$3,716	$3,892

The provision for depreciation charged to operating expenses was $184,000 and $193,000 for the years ended December 31, 2016 and 2015, respectively.

Note H - Leases –

The Bank leases a portion of its Covington and Slidell buildings to third parties under operating leases. These leases contain renewal options. Rental income under these leases amounted to $50,000 and $52,000 in 2016 and 2015, respectively. At December 31, 2016, the remaining future minimum receipts under these leases are as follows:

F-27

HERITAGE BANK OF ST. TAMMANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

(Dollars in thousands)
2017	$70
2018	56
2019	11
$137

Note I - Deposits -

The aggregate amount of certificates of deposit with a minimum denomination of greater than $250,000 or more was approximately $4,262,000 and $3,392,000 at December 31, 2016 and 2015, respectively. Generally, deposits in excess of $250,000 are not federally insured.

At December 31, 2016, the scheduled maturities of certificates of deposit were as follows:

(Dollars in thousands)
3 Months or Less	$7,460
3 Months through 12 Months	16,226
1 Year through 3 years	15,509
Over 3 Years	11,814
$51,009

The interest expense associated with each major classification of interest-bearing deposits is as follows:

(Dollars in thousands)	2016	2015

NOW Accounts	$7	$6
Savings Accounts	40	57
Certificates of Deposit	786	772
	$833	$835

Note J - Borrowed Funds -

Borrowed funds at December 31, 2016 and 2015 in the amounts of $13,274,000 and $12,656,000, consisted of advances from the FHLB. These advances were at fixed interest rates at December 31, 2016, ranging from 0.750% to 2.136%. At December 31, 2016, the scheduled maturities of the advances were as follows:

(Dollars in thousands)
2017	$7,050
2018	1,950
2019	980
2020	1,577
Thereafter	1,717
$13,274

At December 31, 2016, the Bank had the capacity to borrow an additional $26,793,000 from the FHLB.

Note K - Income Taxes -

The provision for income tax for the years ended December 31 is summarized as follows:

F-28

HERITAGE BANK OF ST. TAMMANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

(Dollars in thousands)	2016	2015

Current Tax Provisions	$63	$79
Deferred Tax Expense	47	(80)
Provision (Benefit)	$110	$(1)

The provision for income taxes differs from that computed by applying the federal statutory rate to income before income tax expense primarily due to tax-exempt interest income and certain non-deductible expenses.

The provision for federal income taxes differs from that computed by applying federal statutory rates to income before federal income tax expense, as indicated in the following analysis:

(Dollars in thousands)	2016		2015
	Amount	%	Amount	%
Federal Statutory Income Tax at 34%	$91	34%	$94	34%
Tax Exempt Income	(18)	(7)	(19)	(7)
Other-Net	37	14	(76)	(28)
	$110	41%	$(1)	-1%

At December 31, the net deferred tax asset included in prepaid expenses and other assets in the balance sheet consisted of the following:

(Dollars in thousands)	2016	2015

Deferred Tax Assets:
Allowance for Loan Losses	$235	$201
Net Operating Loss (NOL) carryforward	-	102
Deferred Loan Fees and Costs, net	36	27
Nondeductible Writedowns on Foreclosed Real Estate	6	13
Other	177	163
	454	506
Deferred Tax Liabilities:
Tax over Book Depreciation	276	284
Dividends on FHLB Stock	39	37
Mortgage Servicing Rights	110	96
Net Unrealized Gains on Securities	16	29
Other	-	18
	441	464
Valuation Allowance	-	-
Net Deferred Tax Asset	$13	$42

F-29

HERITAGE BANK OF ST. TAMMANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

The Bank's tax filings for the years ended December 31, 2013 through the current date are open to audit under statutes of limitations by the Internal Revenue Service. Management believes that its tax positions would be sustained if audited. There were no penalties or interest incurred in 2016 or 2015 related to the Bank's tax positions but, if incurred, they would be classified in the statement of income as other expense.

Note L – Employee Benefit Plans -

The Bank has established a 401(k) plan that covers substantially all employees. Contributions to the plan by the Bank are discretionary. In general, any such contribution by the Bank is allocated to each participant in proportion to their compensation for the plan year while a participant. The Bank contributed $42,000 and $38,000 to the plan in 2016 and 2015.

The Bank has established a deferred compensation agreement with certain directors, past directors and officers. The expense incurred for these agreements for the years ended December 31, 2016 and 2015 amounted to approximately $77,000 and $90,000, respectively. The accrued liability for these agreements at December 31, 2016 and 2015 amounted to approximately $632,000 and $555,000, respectively.

The Bank has entered into an arrangement to provide for the cost of split-dollar life insurance policies on the lives of the certain of the Bank's current and former members of the Board of Directors.

Note M - Related Party Transaction -

Certain officers and directors were deposit and loan customers of the Bank in the ordinary course of business. Deposits and loans of these officers and directors at December 31 were as follows:

(Dollars in thousands)	2016	2015

Deposits	$1,965	$760

Loans
Beginning Loan Balance	$1,689	$293
New Loans	90	1,453
Repayments	(404)	(57)
Ending Loan Balance	$1,375	$1,689

Note N - Legal Contingencies -

Various legal claims arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the Bank's financial statements.

Note O - Regulatory Matters -

The Bank is subject to various regulatory capital requirements administered by its primary federal regulator, the Office of the Comptroller of the Currency (OCC). Failure to meet minimum regulatory capital requirements can initiate certain mandatory, and possible additional discretionary actions by regulators that if undertaken, could have a direct material effect on the Bank’s financial statements. Under the capital adequacy guidelines and the regulatory framework for prompt corrective action, the

F-30

HERITAGE BANK OF ST. TAMMANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

Bank must meet specific capital guidelines involving quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios as of January 1, 2015, of Total capital, Tier 1 capital, Common Equity Tier 1 capital to risk-weighted assets (as defined in the regulations), and Leverage capital, which is Tier 1 capital to adjusted average total assets (as defined). Management believes, as of December 31, 2016 and 2015, that the Bank met all the capital adequacy requirements to which it is subject.

As of December 31, 2016 and 2015, the most recent notifications from the OCC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To remain categorized as well capitalized, the Bank will have minimum Total capital, Common Equity Tier 1 capital, Tier 1 capital and Leveraged capital ratios as disclosed in the table below. There are no conditions or events since the most recent notification that management believes have changed the Bank’s prompt corrective action category.

The Bank’s actual and required capital amounts and ratios are as follows:

					To be Well
					Capitalized Under
			For Capital		Prompt Corrective
	Actual		Adequacy Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio %	Amount	Ratio
	(dollars in thousands)
December 31, 2016:

Total Capital to Risk Weighted Assets	$10,096	18.59%	$4,344	8.00%	$5,430	10.00%
Tier 1 Capital to Risk Weighted Assets	$9,418	17.35%	$3,258	6.00%	$4,344	8.00%
Common Equity Tier 1 to Risk Weighted Assets	$9,418	17.35%	$2,443	4.50%	$3,529	6.50%
Tier 1 Leverage Capital to Adjusted Total Assets	$9,418	9.79%	$3,849	4.00%	$4,811	5.00%

F-31

HERITAGE BANK OF ST. TAMMANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

					To be Well
					Capitalized Under
			For Capital		Prompt Corrective
	Actual		Adequacy Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio %	Amount	Ratio
	(dollars in thousands)

December 31, 2015:

Total Capital to Risk Weighted Assets	$9,821	18.16%	$4,326	8.00%	$5,407	10.00%
Tier 1 Capital to Risk Weighted Assets	$9,229	17.07%	$3,244	6.00%	$4,326	8.00%
Common Equity Tier 1 to Risk Weighted Assets	$9,229	17.07%	$2,433	4.50%	$3,515	6.50%
Tier 1 Leverage Capital to Adjusted Total Assets	$9,229	9.82%	$3,759	4.00%	$4,699	5.00%

A reconciliation of the Bank’s capital determined under GAAP to Total Capital, Tier 1 Capital, Common Equity Tier 1 Capital and Tier 1 Leverage Capital for December 31, 2016 and 2015 is as follows. The specific reserves included in the Allowance for Loan Losses were not significant as of December 31, 2016 or 2015.

(dollars in thousands)	2016	2015
Equity Capital	$9,460	$9,326
Disallowed Mortgage Servicing Rights	(5)	(25)
Deferred Tax Asset, Net	(6)	(17)
Unrealized Losses on Securities, Net	(31)	(55)

Tangible, Tier 1 Capital and Common Equity Tier 1	9,418	9,229
Allowance for Loan Losses	678	592
Total Capital	$10,096	$9,821

Note P - Accumulated Other Comprehensive Income (Loss) -

The following is a summary of the changes in the balances of each component of accumulated other comprehensive income (loss) for the years ended December 31, 2016 and 2015:

(Dollars in thousands)	2016	2015
Unrealized Gains (Losses) on Securities Available for Sale:
Balance at Beginning of Year	$55	$94

Other Comprehensive Income (Loss)
Before Reclassifications - Net of Tax	(24)	(39)
Reclassification Adjustments for (Gains) Losses
Realized - Net of Tax	-	-
Other Comprehensive Income (Loss)	(24)	(39)
Balance at End of Year	$31	$55

Note Q - Fair Value of Financial Statements -

Fair Value Disclosures

The Bank groups its financial assets and liabilities measured at fair value in three levels. Fair value should be based on the assumptions market participants would use when pricing the asset or liability and establishes a fair value hierarchy that prioritizes the inputs used to develop those assumptions and measure fair value. The hierarchy requires companies to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

F-32

HERITAGE BANK OF ST. TAMMANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

•	Level 1 - Includes the most reliable sources, and includes quoted prices in active markets for identical assets or liabilities.

•	Level 2 - Includes observable inputs. Observable inputs include inputs other than quoted prices that are observable for the asset or liability (for example, interest rates and yield curves at commonly quoted intervals, volatilities, prepayment speeds, loss severities, credit risks, and default rates) as well as inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

•	Level 3 - Includes unobservable inputs and should be used only when observable inputs are unavailable.

Recurring Basis

Fair values of investment securities available for sale and held to maturity were primarily measured using information from a third-party pricing service. This pricing service provides information by utilizing evaluated pricing models supported with market data information. Standard inputs include benchmark yields, reported trades, broker/dealer quotes, issuer spreads, benchmark securities, bids, offers, and reference data from market research publications.

The following tables present the balance of assets and liabilities measured on a recurring basis as of December 31, 2016 and 2015. The Bank did not record any liabilities at fair value for which measurement of the fair value was made on a recurring basis.

(Dollars in thousands)		Quoted Prices
		in Active	Significant
		Markets for	Other	Significant
		Identical	Observable	Unobservable
		Assets	Inputs	Inputs
Description	Fair Value	(Level 1)	(Level 2)	(Level 3)

December 31, 2016

Mortgage-Backed Securities	$7,175	$-	$7,175	$-

December 31, 2015
Mortgage-Backed Securities	$6,896	$-	$6,896	$-

Nonrecurring Basis

The Company has segregated all financial assets and liabilities that are measured at fair value on a nonrecurring basis into the most appropriate level within the fair value hierarchy based on the inputs used to determine the fair value at the measurement date in the table below. The Company did not record any liabilities at fair value for which measurement of the fair value was made on a non-recurring basis.

The fair value of the impaired loans is measured at the fair value of the collateral for collateral-dependent loans. Impaired loans are Level 2 assets measured using appraisals from external parties

F-33

HERITAGE BANK OF ST. TAMMANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

of the collateral less any prior liens. Repossessed assets are initially recorded at fair value less estimated costs to sell. The fair value of repossessed assets is based on property appraisals and an analysis of similar properties available. As such, the Bank records repossessed assets as Level 2.

(Dollars in thousands)		Quoted Prices
		in Active	Significant
		Markets for	Other	Significant
		Identical	Observable	Unobservable
		Assets	Inputs	Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)

December 31, 2016

Assets
Impaired Loans	$480	$-	$480	$-
Repossessed Assets	93	-	93	-
Total	$573	$-	$573	$-

(Dollars in thousands)		Quoted Prices
		in Active	Significant
		Markets for	Other	Significant
		Identical	Observable	Unobservable
		Assets	Inputs	Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)

December 31, 2015

Assets
Impaired Loans	$1,038	$-	$1,038	$-
Repossessed Assets	756	-	756	-
Total	$1,794	$-	$1,794	$-

Fair values of financial instruments - In cases where quoted market prices of financial instruments are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. The fair values of certain financial instruments and all non-financial instruments are not required to be disclosed. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company. The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

Cash, due from banks, federal funds sold and interest-earning deposits with banks - The carrying amount is a reasonable estimate of fair value.

Securities - Fair value is based on quoted market price, if available. If a quoted market price is not

F-34

HERITAGE BANK OF ST. TAMMANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

available, fair value is estimated using quoted market prices for similar securities.

Loans Receivable - Fair value is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Cash Value of Life Insurance - The carrying amount approximates its fair value.

Deposits - The fair value of demand, savings, NOW and money market accounts is the amount payable on demand at the reporting date. The fair value of fixed-maturity time deposits is estimated using the rates currently offered for deposits of similar remaining maturities.

Borrowings - The carrying amounts of federal funds purchased, borrowings under repurchase agreements, and other short-term borrowings maturing within ninety days approximate their fair values. Fair values of other borrowings are estimated using discounted cash flow analyses based on current incremental borrowing rates for similar types of borrowing arrangements.

Commitments to extend credit and standby letters of credit - The fair values of commitments to extend credit and standby letters of credit do not differ significantly from the commitment amount and are therefore omitted from this disclosure.

The carrying amounts and estimated fair values of the Company’s financial instruments at December 31, are as follows:

(Dollars in thousands)			Quoted Prices
			in Active	Significant
			Markets for	Other	Significant
			Identical	Observable	Unobservable
	Carrying	Fair	Assets	Inputs	Inputs
December 31, 2016	Amount	Value	(Level 1)	(Level 2)	(Level 3)

Financial Assets:
Cash, Short-Term Investments and Federal Funds Sold	$8,014	$8,014	$8,014	$-	$-
Securities-Available for Sale	7,175	7,175	-	7,175	-
Securities-Held to Maturity	832	824	-	824	-
Other Equity Securities	673	673	-	-	673
Cash Value of Life Insurance	2,001	2,001	-	2,001	-
Loans-Net	74,659	74,866	-	-	74,866
	$93,354	$93,553	$8,014	$10,000	$75,539

Financial Liabilities:
Deposits	$74,251	$75,732	$-	$-	$75,732
Borrowed Funds	13,274	13,209	-	13,209	-
	$87,525	$88,941	$-	$13,209	$75,732

F-35

HERITAGE BANK OF ST. TAMMANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

(Dollars in thousands)			Quoted Prices
			in Active	Significant
			Markets for	Other	Significant
			Identical	Observable	Unobservable
	Carrying	Fair	Assets	Inputs	Inputs
December 31, 2015	Amount	Value	(Level 1)	(Level 2)	(Level 3)

Financial Assets:
Cash, Short-Term Investments and Federal Funds Sold	$8,572	$8,572	$8,572	$-	$-
Securities-Available for Sale	6,896	6,896	-	6,896	-
Securities-Held to Maturity	1,114	1,102	-	1,102	-
Other Equity Securities	460	460	-	-	460
Cash Value of Life Insurance	1,949	1,949	-	1,949	-
Loans-Net	71,966	73,799	-	-	73,799
	$90,957	$92,778	$8,572	$9,947	$74,259

Financial Liabilities:
Deposits	$73,579	$75,006	$-	$-	$75,006
Borrowed Funds	12,656	12,511	-	12,511	-
	$86,235	$87,517	$-	$12,511	$75,006

Note R – Plan of Conversion and Change in Corporate Form –

On March 7, 2017, the Board of Directors of the Bank adopted a plan of conversion (Plan). The Plan is subject to the approval of the Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System and must be approved by the affirmative vote of at least a majority of the total votes eligible to be cast by the voting members of the Bank at a special meeting. The Plan sets forth that the Bank proposes to convert into a stock savings bank structure with the establishment of a stock holding company (Heritage NOLA Bancorp, Inc.), as parent of the Bank. The Bank will convert to the stock form of ownership, followed by the issuance of all of the Bank’s outstanding stock to Heritage NOLA Bancorp, Inc. Pursuant to the Plan, the total offering value and number of shares of common stock to be offered and sold will be determined based upon an independent appraiser’s valuation. The stock will be priced at $10.00 per share. In addition, the Bank’s Board of Directors will adopt an employee stock ownership plan (ESOP) which will subscribe for up to 8% of the common stock sold in the offering. Heritage NOLA Bancorp, Inc. is organized as a corporation under the laws of the State of Louisiana and will own all of the outstanding common stock of the Bank upon completion of the conversion.

The costs of issuing the common stock will be deferred and deducted from the sales proceeds of the offering. If the conversion is unsuccessful, all deferred costs will be charged to operations. Deferred conversion costs totaled approximately $185,000 at February 28, 2017. The Bank had incurred no deferred conversion costs as of December 31, 2016.

At the completion of the conversion to stock form, the Bank will establish a liquidation account in the amount of retained earnings contained in the final prospectus. The liquidation account will be

F-36

HERITAGE BANK OF ST. TAMMANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

maintained for the benefits of eligible account holders who maintain deposit accounts in the Bank after conversion.

The conversion will be accounted for as a change in corporate form with the historic basis of the Bank’s assets, liabilities and equity unchanged as a result.

F-37

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Heritage NOLA Bancorp or Heritage Bank of St. Tammany. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Heritage NOLA Bancorp or Heritage Bank of St. Tammany since any of the dates as of which information is furnished herein or since the date hereof.

Up to 1,437,500 shares

(Subject to Increase to up to 1,653,125 shares)

(Proposed Holding Company for

Heritage Bank of St. Tammany)

COMMON STOCK

par value $0.01 per share

PROSPECTUS

FIG Partners, LLC

May 15, 2017

These securities are not deposits or accounts and are not federally insured or guaranteed.

Until June 14, 2017, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.